                                                 RULE NO. 424(b)(5)
                                                 REGISTRATION NOS. 333-32775-01
                                                                   333-32775-02
                                                                   333-32775-03
                                                                   333-32775-04
                                                                   333-32775-07
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 23, 1997)
                                $1,585,000,000

                                     LOGO

                         THE MONEY STORE TRUST 1997-D
                                --------------
  The Money Store Asset Backed Certificates, Series 1997-D (the "Certificates"), will represent fractional undivided ownership interests in a trust fund, designated as The Money Store Trust 1997-D (the "Trust"). The primary assets of the Trust will be four
                                                 (cover continued on next page)
                                --------------
SEE "RISK FACTORS" ON PAGE S-51 HEREIN AND PAGE 21 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.
                                --------------

THE  CERTIFICATES REPRESENT INTERESTS  IN THE TRUST  ONLY AND, EXCEPT FOR  THE
 MBIA POLICIES DESCRIBED  HEREIN WHICH APPLY ONLY  TO THE POOL I  AND POOL IV
  CERTIFICATES, DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE MONEY STORE INC., MBIA INSURANCE CORPORATION OR ANY OF THEIR RESPECTIVE
   AFFILIATES OR SUBSIDIARIES. EXCEPT FOR  THE FHA LOANS, THE LOANS ARE NOT
    INSURED OR GUARANTEED BY ANY  GOVERNMENTAL AGENCY, AND NO GOVERNMENTAL
     AGENCY HAS PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION NOR ANY STATE  SECURITIES COMMISSION
     PASSED UPON THE  ACCURACY OR ADEQUACY  OF THIS PROSPECTUS  SUPPLEMENT
      OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
       IS A CRIMINAL OFFENSE.

                      INITIAL CLASS
                       CERTIFICATE  PASS-THROUGH
                         BALANCE      RATE (1)
                      ------------- ------------
POOL I CERTIFICATES
-------------------
Class AF-1
 Certificates........ $122,000,000     6.815%
Class AF-2
 Certificates........ $ 88,000,000     6.415%
Class AF-3
 Certificates........ $249,000,000     6.345%
Class AF-4
 Certificates........ $ 68,000,000     6.440%
Class AF-5
 Certificates........ $ 37,000,000     6.555%
Class AF-6
 Certificates........ $ 76,000,000        (3)
Class AF-7
 Certificates........ $ 85,000,000     6.485%
POOL II CERTIFICATES
--------------------
Class AV-1
 Certificates........ $466,750,000        (2)
Class AV-2
 Certificates........ $ 76,000,000     6.490%
Class MV-1
 Certificates........ $ 37,375,000        (3)

                       INITIAL CLASS
                        CERTIFICATE  PASS-THROUGH
                          BALANCE      RATE (1)
                       ------------- ------------
Class MV-2
 Certificates.......    $37,375,000        (3)
Class BV
Certificates........    $32,500,000        (3)
POOL III CERTIFICATES
---------------------
Class AH-1
Certificates........    $84,571,000     6.520%
Class AH-2
Certificates........    $28,024,000     6.365%
Class AH-3
Certificates........    $19,947,000     6.570%
Class AH-4
Certificates........    $20,457,000     6.950%
Class MH-1
Certificates........    $13,500,000     6.940%
Class MH-2
Certificates........    $15,000,000     7.280%
Class BH
Certificates........    $18,501,000     7.575%
POOL IV CERTIFICATES
--------------------
Class AMF
Certificates........    $10,000,000     6.790%

-------
  (1) Interest will accrue at the applicable Pass-Through Rate from (i) December 1, 1997 for the Class AF-1 through Class AF-5, Class AF-7,
      Class AV-2, Pool III and Pool IV Certificates, (ii) December 15, 1997
      for the Class AV-1 Certificates and (iii) the Closing Date for the Class AF-6, Class MV-1, Class MV-2 and Class BV Certificates.
  (2) The Pass-Through Rate for the Class AV-1 Certificates will adjust based on one-month LIBOR, as described herein. See "Description of the Certificates--The Distribution Amounts.
  (3) The Pass-Through Rate for the Class AF-6 Certificates will be determined pursuant to the Auction Procedures described in Annex III to the Prospectus Supplement and the Pass-Through Rate for the Class MV-1,
      Class MV-2 and Class BV Certificates will be determined pursuant to the Auction Procedures described in Appendix I to the Prospectus.
  The Offered Certificates will be purchased by the underwriters indicated below (the "Underwriters") from the Representative, on behalf of the Originators, and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Aggregate proceeds to the Originators from the sale of the Offered Certificates are expected to be approximately $1,580,900,000, plus accrued interest, before deducting expenses payable by the Originators estimated to be approximately $300,000. See "Underwriting" herein.
  The Offered Certificates are offered by the Underwriters, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company in the United States or Cedel Bank, societe anonyme ("Cedel Bank") or the Euroclear System ("Euroclear") in Europe on or about December 31, 1997.
                                --------------
                              Pool I Certificates
MORGAN STANLEY DEAN WITTER                   PRUDENTIAL SECURITIES INCORPORATED
                               (Joint Book Lead)
                      FIRST CHICAGO CAPITAL MARKETS, INC.
                                --------------
                             Pool II Certificates
MERRILL LYNCH & CO.
                                                           SALOMON SMITH BARNEY
                                --------------
                             Pool III Certificates
                                LEHMAN BROTHERS
                                --------------
                             Pool IV Certificates
                     NOMURA SECURITIES INTERNATIONAL, INC.
December 29, 1997

(cover continued from previous page)

separate cross-supported sub-trusts, each consisting of a pool ("Pool I," "Pool II," "Pool III" and "Pool IV," respectively, and collectively, the "Pools") of loans (the "Loans") having the characteristics described herein. Pool I will consist of one- to four-family ("single family"), and certain five- and six-family, residential first and junior mortgage loans having original terms to stated maturity of up to 40 years with fixed rates. Pool II will consist of single family, residential first and junior mortgage loans having original terms to stated maturity of up to 30 years with adjustable rates. The Loans in Pool I and Pool II are collectively referred to herein as the "Home Equity Loans." Pool III will consist primarily of fixed rate, single family residential first, second and more junior home improvement mortgage loans (the "Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under Title I of the National Housing Act of 1934 ("Title I"). The FHA Loans will have original terms to stated maturity of up to 20 years and the other Home Improvement Loans (the "Conventional Home Improvement Loans") will have original terms to stated maturity of up to 25 years. Pool IV will consist of fixed and adjustable rate five or more unit residential or mixed-use residential and commercial first mortgage loans (the "Multifamily Loans") having original terms to stated maturity of up to 30 years. The Trust will also include funds on deposit in a separate trust account (the "Pre-Funding Account") to be established with the Trustee (as defined herein). All of the Loans were originated or purchased by certain wholly-owned subsidiaries (the "Originators") of The Money Store Inc. (the "Representative"). The Money Store Inc. will act as the servicer (in such capacity, the "Servicer") of the Loans and the administrator (in such capacity, the "Claims Administrator") of the FHA Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

        Certificate guaranty insurance policies (the "MBIA Policies") with respect to the Pool I and Pool IV Certificates, as defined herein, will be issued by:

                                 MBIA INSURANCE CORPORATION

        Full and complete payment to The Bank of New York, as Trustee for the holders of the Pool I and Pool IV Certificates, of Insured Payments and Guaranteed Supplemental Payments (each as defined herein), consisting primarily of interest due to such holders in respect of the Certificates on each Remittance Date and principal at the times described herein, is unconditionally and irrevocably guaranteed pursuant to the terms of the MBIA Policies. See "The MBIA Policies and MBIA" herein for a more complete description of the MBIA Policies. MBIA DOES NOT INSURE ANY AMOUNTS DUE TO HOLDERS OF POOL II OR POOL III CERTIFICATES.

        Additional loans (collectively, the "Subsequent Loans") may be purchased by the Trust from the Originators from time to time on or before the close of business on March 30, 1998 from funds on deposit in the Pre-Funding Account. Any Subsequent Loan acquired by the Trust will be assigned to the appropriate sub-trust based upon the characteristics of such Subsequent Loan. See "The Loan Pools--General." On the Closing Date (as defined herein), an aggregate cash amount not to exceed approximately $131,000,000, in the case of Pool I, approximately $40,000,000, in the case of Pool II, approximately $38,000,000, in the case of Pool III, and approximately $2,000,000, in the case of Pool IV will be deposited into the Pre-Funding Account. See "The Agreement--Pre-Funding Account" herein.

        The Certificates will consist of the Classes of regular certificates set forth on the front cover (collectively, the "Offered Certificates"), one Class of interest only subordinate certificates (the "Class X Certificates") and one or more Classes of residual certificates (collectively, the "Class R Certificates," and together with the Offered Certificates and the Class X Certificates, the "Certificates"). Only the Offered Certificates are offered hereby. The Pool I Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool I. The Pool II Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool II. The Pool III Certificates generally will represent the right to receive payments distributable on or with respect to the Home Improvement Loans in Pool III. The Pool IV Certificates generally will represent the right to receive payments distributable on or with respect to the Multifamily Loans in Pool IV. HOWEVER, DUE TO THE CROSS-SUPPORT PROVISIONS DESCRIBED HEREIN, THE HOLDERS OF EACH CLASS OF CERTIFICATES MAY

RECEIVE CASH AS CREDIT SUPPORT FROM ANY LOAN IN ANY POOL. See "Description of the Certificates--Cross-Support Provisions and Spread Amount" herein.

        Distributions of principal and interest to the holders of the Certificates (the "Certificateholders" or "Holders") will be made on the 15th day of each month or, if the 15th day is not a Business Day, the first Business Day thereafter, commencing in January 1998 (each such day, a "Remittance Date"). On each Remittance Date, the owners of each Class of Certificates as of the preceding Record Date (as defined herein) will be entitled to receive interest on the outstanding principal balances of the respective Class at the rates or in the manner set forth on the front cover, and distributions with respect to principal as described herein. Additionally, any Pre-Funded Amount (as defined herein) remaining in the Pre-Funding Account at the close of business on March 30, 1998 will be distributed as a principal prepayment on March 31, 1998 (together with accrued interest at the applicable Pass-Through Rates on the amount of such prepayment) to the Certificates then entitled to receive distributions of principal. The interest due such Certificates on the April 1998 Remittance Date will be adjusted to take account of such distribution.

        By purchasing a Class AF-6, Class MV-1, Class MV-2 or Class BV Certificate (the "Auction Rate Certificates"), whether in an Auction or otherwise, each prospective purchaser will be deemed to have agreed to participate in Auctions on the terms described herein and in the attached Prospectus and, in the case of the Class MV-1, Class MV-2 and Class BV Certificates, so long as the beneficial ownership of the Auction Rate Certificates is maintained in book-entry form to sell, to transfer or otherwise dispose of the Auction Rate Certificates only pursuant to a Bid or a Sell Order in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the owner of the Auction Rate Certificates so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer.

        There is currently no secondary market for the Certificates. The Underwriters intend to make a secondary market for the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will offer sufficient liquidity of investment or continue.

        As described herein, one or more real estate mortgage investment conduit ("REMIC") elections will be made in connection with certain assets of the Trust for federal income tax purposes. As described more fully herein, all of the Classes of Certificates (other than the Class R Certificates) will be designated as "regular interests" in a REMIC and each Class of Class R Certificates will represent the "residual interest" in the related REMIC. See "Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Considerations" herein.

        The Classes of Offered Certificates offered by this Prospectus Supplement each constitute a separate class of the series of Certificates being offered by the Representative and the Originators pursuant to the Prospectus dated December 23, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                                             (end of cover page)

        UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

        THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               SUMMARY OF TERMS

        This following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used but not defined in this Summary of Terms have the meanings assigned to such terms elsewhere in this Prospectus Supplement.

 Securities Offered..............................The Money Store Asset Backed
                                                  Certificates, Series 1997-D,
                                                  consisting of the Offered
                                                  Certificates set forth on the
                                                  cover, the Class X
                                                  Certificates and the Class R
                                                  Certificates (collectively,
                                                  the "Certificates"), which are
                                                  more particularly identified
                                                  below under "--Transaction
                                                  Structure."

                                                 Each Class of Offered
                                                  Certificates will be issued in
                                                  the initial Class Principal
                                                  Balance set forth for such
                                                  Class on the cover page
                                                  hereof. Each Class of Offered
                                                  Certificates (other than the
                                                  Class AF-6, Class AV-1, Class
                                                  MV-1, Class MV-2 and Class BV
                                                  Certificates) will bear
                                                  interest for each Remittance
                                                  Date at the per annum rate set
                                                  forth for such Class on the
                                                  cover page hereof.

                                                 For the first Remittance Date,
                                                  the Class AV-1 Certificates
                                                  will bear interest at the per
                                                  annum rate of 6.06094%. For
                                                  each Remittance Date
                                                  thereafter, the Class AV-1
                                                  Certificates will bear
                                                  interest at a per annum rate
                                                  equal to LIBOR (as defined
                                                  herein) plus before the
                                                  Optional Servicer Termination
                                                  Date (as defined under "--
                                                  Optional Termination by the
                                                  Servicer") 0.10%, and after
                                                  the Optional Servicer
                                                  Termination Date if
                                                  termination has not occurred,
                                                  0.20%, subject in each case to
                                                  the Net Funds Cap (as defined
                                                  herein) but in no event
                                                  exceeding 14% per annum.

                                                 For the first Remittance Date,
                                                  the Class AF-6 Certificates
                                                  will bear interest at a per
                                                  annum rate equal to LIBOR as
                                                  determined on December 29,
                                                  1997. For each Remittance Date
                                                  thereafter, the Class AF-6
                                                  Certificates will bear
                                                  interest based upon the
                                                  Auction Procedures described
                                                  in Annex III to this
                                                  Prospectus Supplement, but in
                                                  no event exceeding 14.0% per
                                                  annum.

                                                 For the first Remittance Date,
                                                 the Class MV-1, Class MV-2 and
                                                 Class BV Certificates will bear
                                                 interest at a per annum rate
                                                 equal to LIBOR plus 0.09%,
                                                 0.14% and 0.54%, respectively.
                                                 For each Remittance Date
                                                 thereafter, the Class MV-1,
                                                 Class MV-2 and Class BV
                                                 Certificates will bear interest
                                                 based upon the Auction
                                                 Procedures described in
                                                 Appendix I to the Prospectus
                                                 (as modified pursuant to Annex
                                                 III hereto), subject to
                                                 the Net Funds Cap, but in no
                                                 event exceeding 14% per annum.

                                                The per annum rate of interest
                                                 at which a Class of
                                                 Certificates bears interest is
                                                 referred to herein as the
                                                 "Pass-Through Rate" for such
                                                 Class.

                                                The statistical information
                                                 presented in this Prospectus
                                                 Supplement concerning the Pool
                                                 I, Pool II, Pool III and Pool
                                                 IV Loans (each as defined
                                                 herein) is based on preliminary
                                                 Pools expected to be delivered
                                                 to the Trustee and Co-Trustee
                                                 on the Closing Date. The
                                                 Representative expects that
                                                 loans (including the Subsequent
                                                 Loans) that were not contained
                                                 in the preliminary Pools will
                                                 be added to the final Pools.
                                                 While the statistical
                                                 distribution of the
                                                 characteristics of the final
                                                 Pools of Loans will vary
                                                 somewhat from the statistical
                                                 distribution of such
                                                 characteristics for the
                                                 preliminary Pools of Loans
                                                 presented in this Prospectus
                                                 Supplement, the Representative
                                                 does not believe that the
                                                 characteristics of the final
                                                 Pools will differ materially.

                                                References in this Prospectus
                                                 Supplement to the
                                                 characteristics of the Loans as
                                                 of the Cut-off Date are deemed
                                                 to include the characteristics,
                                                 as of the date of their
                                                 origination, of those Loans
                                                 originated after the Cut-off
                                                 Date and up to the Closing
                                                 Date.

Transaction Structure...........................The primary assets of the Trust will be four separate cross-
                                                 supported sub-trusts consisting
                                                 of the Pool I, Pool II, Pool
                                                 III and Pool IV Loans. The
                                                 Trust will issue the following
                                                 Classes of Certificates:

    Pool I Certificates.........................Class AF-1, Class AF-2, Class
                                                 AF-3, Class AF-4, Class AF-5,
                                                 Class AF-6 and Class AF-7
                                                 Certificates.

    Pool II Certificates........................Class AV-1, Class AV-2, Class
                                                 MV-1, Class MV-2 and Class BV
                                                 Certificates.

    Pool III Certificates.......................Class AH-1, Class AH-2, Class
                                                 AH-3, Class AH-4, Class MH-1,
                                                 Class MH-2 and Class BH
                                                 Certificates.

    Pool IV Certificates........................Class AMF Certificates.

    Regular Certificates........................All Classes of Certificates
                                                 except the Residual
                                                 Certificates.

    Residual Certificates.......................Class R Certificates.

    Interest Only Certificates..................Class X Certificates.

 Other Designations..............................As used herein, certain Classes of Certificates have been
                                                  assigned the following
                                                  additional designations:

    Adjustable Rate Certificates.................Class AV-1 Certificates.

    Auction Rate Certificates....................Class AF-6, Class MV-1, Class
                                                  MV-2 and Class BV
                                                  Certificates.

    Pool I Class A Certificates..................All Pool I Certificates

    Pool II Class A Certificates.................Class AV-1 and Class AV-2
                                                  Certificates.

    Pool III Class A Certificates................Class AH-1, Class AH-2, Class
                                                  AH-3 and Class AH-4
                                                  Certificates.

    Pool IV Class A Certificates.................Class AMF Certificates.

    Pool Class A Certificates....................Pool I Class A Certificates or
                                                  Pool II Class A Certificates
                                                  or Pool III Class A
                                                  Certificates or Pool IV Class
                                                  A Certificates.

    Pool II Class M Certificates.................Class MV-1 and Class MV-2
                                                  Certificates.

    Pool III Class M Certificates................Class MH-1 and Class MH-2
                                                  Certificates.

    Pool Class M Certificates....................Pool II Class M Certificates or
                                                  Pool III Class M Certificates.

    Pool II Class B Certificates.................Class BV Certificates.

    Pool III Class B Certificates................Class BH Certificates.

    Pool Class B Certificates....................Pool II Class B Certificates or
                                                  Pool III Class B Certificates.

 Cut-Off Date....................................November 30, 1997.

 Closing Date....................................December 31, 1997.

 Issuer..........................................The Money Store Trust 1997-D
                                                  (the "Trust").

 Representative, Servicer and Claims
   Administrator                                 The Money Store Inc., a New
                                                 Jersey corporation (in its
                                                 capacity as sponsor of the
                                                 Trust, the "Representative," in
                                                 its capacity as the servicer of
                                                 the Loans, the "Servicer," and
                                                 in its capacity as the
                                                 administrator of the insurance
                                                 claims to the FHA (the
                                                 "Claims") with respect to the
                                                 FHA Loans, the "Claims
                                                 Administrator"). In the
                                                 Agreement (as defined herein),
                                                 the Claims Administrator will
                                                 appoint its subsidiary, TMS
                                                 Mortgage Inc., a New Jersey
                                                 corporation, to assist in
                                                 performing the functions of the
                                                 Claims Administrator. The
                                                 principal offices of The Money
                                                 Store Inc. are located at 2840
                                                 Morris Avenue, Union, New
                                                 Jersey 07083 (telephone number
                                                 (908) 686-2000) and 3301 C
                                                 Street, Suite 100-M,
                                                 Sacramento, California 95816
                                                 (telephone number (916)
                                                 446-5000). See "The
                                                 Representative and the
                                                 Originators" herein and in the
                                                 Prospectus.

 Trustee ........................................The Bank of New York, a New
                                                  York banking corporation, in
                                                  its capacity as trustee. See
                                                  "The Agreement--The Trustee"
                                                  herein.

 Co-Trustee .....................................First Union Trust Company,
                                                  National Association, a
                                                  national banking association
                                                  headquartered in Wilmington,
                                                  Delaware will be the Co-
                                                  Trustee with respect to the
                                                  Home Improvement Loans. See
                                                  "The Agreement--The Co-
                                                  Trustee" herein.

 Custodian ......................................First Union National Bank, a
                                                  national banking association,
                                                  headquartered in Charlotte,
                                                  North Carolina, will be the
                                                  Custodian with respect to the
                                                  Home Improvement Loans. In
                                                  such capacity, it will retain
                                                  the files relating to the Home
                                                  Improvement Loans. Such files
                                                  will be held at the
                                                  Custodian's offices in
                                                  Ijamsville, Maryland. See "The
                                                  Agreement--The Custodian"
                                                  herein.

 Remarketing Agent...............................Morgan Stanley & Co. Inc. will act as remarketing agent (in
                                                  such capacity, the
                                                  "Remarketing Agent") with
                                                  respect to the Class AF-6
                                                  Certificates. See "The
                                                  Agreement--The Remarketing
                                                  Agent" herein.

 Auction Agent...................................Bankers Trust Company, a New
                                                  York banking corporation, will
                                                  act as auction agent (in such
                                                  capacity, the "Auction Agent")
                                                  with respect to the Class MV-
                                                  1, Class MV-2 and Class BV
                                                  Certificates. See "The
                                                  Agreement--The Auction Agent"
                                                  herein.

 Originators of the Loans........................Each Loan will have been originated and underwritten,
                                                  or purchased and re-
                                                  underwritten, by certain
                                                  wholly-owned subsidiaries of
                                                  the Representative (the
                                                  "Originators"). Additionally,
                                                  each Subsequent Loan to be
                                                  included in the Trust will
                                                  have been originated and
                                                  underwritten, or purchased and
                                                  re-underwritten, by an
                                                  Originator.

 Description of the Certificates.................The Certificates will be issued pursuant to a Pooling and
                                                  Servicing Agreement (the
                                                  "Agreement"), dated as of the
                                                  Cut-Off Date, among the
                                                  Representative, the

                                                  Originators and The Bank of
                                                  New York, as trustee (the
                                                  "Trustee").

                                                 The Certificates will represent
                                                  fractional undivided ownership
                                                  interests in the Trust, the
                                                  assets of which will consist
                                                  primarily of four separate
                                                  cross-supported sub-trusts,
                                                  each consisting of a pool
                                                  ("Pool I," "Pool II," "Pool
                                                  III" and "Pool IV,"
                                                  respectively) of Loans having
                                                  the characteristics described
                                                  herein.

                                                 Pool I and Pool II will consist
                                                  of one- to four-family
                                                  ("single family") and, in the
                                                  case of Pool I, certain five-
                                                  and six-family, residential
                                                  first and junior mortgage
                                                  loans expected to have
                                                  aggregate principal balances
                                                  as of the Cut-Off Date of not
                                                  less than approximately
                                                  $594,000,000 and $610,000,000,
                                                  respectively, and original
                                                  terms to stated maturity of up
                                                  to 40 and 30 years,
                                                  respectively. As described
                                                  herein, each of the Loans in
                                                  Pool I (the "Pool I Home
                                                  Equity Loans" or the "Pool I
                                                  Loans," which terms include
                                                  any Subsequent Loans acquired
                                                  by Pool I, unless the context
                                                  requires otherwise) will bear
                                                  interest at a fixed rate and
                                                  each of the Loans in Pool II
                                                  (the "Pool II Home Equity
                                                  Loans" or the "Pool II Loans,"
                                                  which terms include any
                                                  Subsequent Loans acquired by
                                                  Pool II, unless the context
                                                  requires otherwise) will bear
                                                  interest at an adjustable rate
                                                  as described below. See "The
                                                  Loan Pools--Home Equity Loans"
                                                  herein.

                                                 Pool III will consist primarily
                                                  of fixed rate, single family
                                                  residential first, second and
                                                  more junior home improvement
                                                  loans (the "Home Improvement
                                                  Loans" or the "Pool III
                                                  Loans," which terms include
                                                  any Subsequent Loans acquired
                                                  by Pool III, unless the
                                                  context requires otherwise)
                                                  expected to have an aggregate
                                                  principal balance as of the
                                                  Cut-Off Date of not less than
                                                  approximately $162,000,000 and
                                                  original terms to stated
                                                  maturity of up to 25 years or,
                                                  in the case of the FHA Loans,
                                                  20 years. Certain of the Pool
                                                  III Loans are insured by the
                                                  FHA under Title I. See
                                                  "Lending Programs--The Home
                                                  Improvement Lending Program"
                                                  herein.

                                                 Pool IV will consist of fixed
                                                  and adjustable rate five or
                                                  more unit residential or
                                                  mixed-use residential and
                                                  commercial first mortgage
                                                  loans (the "Multifamily Loans"
                                                  or the "Pool IV Loans," which
                                                  terms include any Subsequent
                                                  Loans acquired by Pool IV,
                                                  unless the context requires
                                                  otherwise) expected to have an
                                                  aggregate principal balance as
                                                  of the Cut-Off Date of not
                                                  less than approximately
                                                  $8,000,000 and original
                                                  terms to stated maturity of up
                                                  to 30 years. See "The Loan
                                                  Pools--Multifamily Loans"
                                                  herein.

                                                 Collectively, the Home Equity
                                                  Loans, the Home Improvement
                                                  Loans and the Multifamily
                                                  Loans are at times referred to
                                                  herein as the "Loans."

                                                 The Pool I Certificates
                                                  generally will be entitled to
                                                  receive payments distributable
                                                  on or with respect to the Pool
                                                  I Home Equity Loans. The Pool
                                                  II Certificates generally will
                                                  be entitled to receive
                                                  payments distributable on or
                                                  with respect to the Pool II
                                                  Home Equity Loans. The Pool
                                                  III Certificates generally
                                                  will be entitled to receive
                                                  payments distributable on or
                                                  with respect to the Pool III
                                                  Home Improvement Loans. The
                                                  Pool IV Certificates generally
                                                  will be entitled to receive
                                                  payments distributable on or
                                                  with respect to the Pool IV
                                                  Multifamily Loans. HOWEVER,
                                                  DUE TO THE CROSS-SUPPORT
                                                  PROVISIONS DESCRIBED HEREIN,
                                                  THE HOLDERS OF EACH CLASS OF
                                                  CERTIFICATES MAY RECEIVE CASH
                                                  AS CREDIT SUPPORT FROM ANY
                                                  LOAN IN ANY POOL. See
                                                  "Description of the
                                                  Certificates--Cross-Support
                                                  Provisions and Spread Amount"
                                                  herein. Also, amounts, if any,
                                                  on deposit in the Spread
                                                  Account described herein will
                                                  be available to cover
                                                  shortfalls in amounts due
                                                  holders of Pool I and Pool IV
                                                  Certificates.

                                                 The holders of the Pool I
                                                  Certificates are also referred
                                                  to herein as the "Pool I
                                                  Certificateholders." The
                                                  holders of the Pool II
                                                  Certificates are also referred
                                                  to herein as the "Pool II
                                                  Certificateholders." The
                                                  holders of the Pool III
                                                  Certificates are also referred
                                                  to herein as the "Pool III
                                                  Certificateholders." The
                                                  holders of the Pool IV
                                                  Certificates are also referred
                                                  to herein as the "Pool IV
                                                  Certificateholders." Each
                                                  holder of a Certificate is
                                                  referred to herein as a
                                                  "Certificateholder."

                                                 The projected last Remittance
                                                  Dates for each Class of
                                                  Offered Certificates is as set
                                                  forth herein under "Maturity,
                                                  Prepayment and Yield
                                                  Considerations." It is
                                                  expected that the actual last
                                                  Remittance Date for each Class
                                                  of Offered Certificates will
                                                  occur significantly earlier
                                                  than its projected last
                                                  Remittance Date. See
                                                  "Maturity, Prepayment and
                                                  Yield Considerations" herein.

                                                 The Offered Certificates (other
                                                  than the Auction Rate
                                                  Certificates) are issuable in
                                                  book-entry form in minimum
                                                  denominations of $1,000
                                                  original principal amount and
                                                  integral multiples of $1,000
                                                  in excess thereof and the
                                                  Auction Rate Certificates are
                                                  issuable in
                                                  book-entry form in minimum
                                                  denominations of $25,000
                                                  original principal amount and
                                                  integral multiples of $25,000
                                                  in excess thereof.

 Pre-Funding Account.............................On the Closing Date, an
                                                  aggregate cash amount (the
                                                  "Pre-Funded Amount") will be
                                                  deposited into the Pre-Funding
                                                  Account in an amount not to
                                                  exceed approximately
                                                  $131,000,000, in the case of
                                                  Pool I, approximately
                                                  $40,000,000, in the case of
                                                  Pool II, approximately
                                                  $38,000,000 in the case of
                                                  Pool III and approximately
                                                  $2,000,000, in the case of
                                                  Pool IV. Amounts allocated to
                                                  Pool I, Pool II, Pool III and
                                                  Pool IV, as the case may be,
                                                  may be used only (i) to
                                                  acquire Subsequent Loans for
                                                  the related Pool and (ii) to
                                                  make accelerated payments of
                                                  principal on the Certificates
                                                  of the related Pool. During
                                                  the period (the "Funding
                                                  Period") from the Closing Date
                                                  until the earliest of (i) the
                                                  date on which the amount on
                                                  deposit in the Pre-Funding
                                                  Account is less than $200,000,
                                                  (ii) the date on which an
                                                  Event of Default occurs under
                                                  the Agreement or (iii) the
                                                  close of business on March 30,
                                                  1998, amounts will, from time
                                                  to time, be withdrawn from the
                                                  Pre-Funding Account to
                                                  purchase Subsequent Loans in
                                                  accordance with the Agreement.
                                                  Any Pre-Funded Amount
                                                  remaining at the end of the
                                                  Funding Period will be
                                                  distributed as a principal
                                                  prepayment on the next
                                                  Remittance Date to the
                                                  Certificates of the related
                                                  Pool as set forth herein.
                                                  However, any Pre-Funded Amount
                                                  remaining at the close of
                                                  business on March 30, 1998
                                                  will be distributed as a
                                                  principal prepayment on March
                                                  31, 1998 (the "Special
                                                  Remittance Date") to holders
                                                  of the Certificates.

 Capitalized Interest Account....................On the Closing Date, the
                                                  Representative also will make
                                                  a cash deposit in an account
                                                  (the "Capitalized Interest
                                                  Account") in the name of the
                                                  Trustee on behalf of the
                                                  Trust. The amount deposited in
                                                  the Capitalized Interest
                                                  Account will be used by the
                                                  Trustee on the Remittance
                                                  Dates occurring during the
                                                  Funding Period to fund the
                                                  excess, if any, of (i) the
                                                  amount of interest accrued for
                                                  each such Remittance Date at
                                                  the weighted average Pass-
                                                  Through Rates of the
                                                  Certificates on the portion of
                                                  the Certificates having
                                                  principal balances exceeding
                                                  the principal balances of the
                                                  Loans over (ii) the amount of
                                                  any earnings on funds in the
                                                  Pre-Funding Account that are
                                                  available to pay interest on
                                                  the Certificates on each such
                                                  Remittance Date. Additionally,
                                                  if a principal prepayment is
                                                  made on the Special Remittance
                                                  Date to any Class of
                                                  Certificates, such
                                                  Certificates also will receive
                                                  on such date, from the
                                                  Capitalized Interest Account,
                                                  accrued interest at the
                                                  applicable Pass-Through Rates
                                                  on the amount of such
                                                  principal prepayment. Any
                                                  amounts remaining in the
                                                  Capitalized Interest Account
                                                  on the Special Remittance Date
                                                  and not used for such purposes
                                                  are required to be paid
                                                  directly to the holders of the
                                                  Class R Certificates on such
                                                  Special Remittance Date.

 Remittance and Record Dates.....................Distributions on the
                                                  Certificates will be made by
                                                  or on behalf of the Trustee on
                                                  the 15th day of each month, or
                                                  if such day is not a Business
                                                  Day, on the first Business Day
                                                  thereafter, commencing January
                                                  15, 1998 (each, a "Remittance
                                                  Date"), to each person in
                                                  whose name a Certificate is
                                                  registered on the last day of
                                                  the preceding calendar month
                                                  (the "Record Date"), except
                                                  that the final distribution on
                                                  each Class of Certificates
                                                  will be made only upon
                                                  presentation and surrender of
                                                  such Certificates at the
                                                  office or agency designated
                                                  for that purpose. Any Pre-
                                                  Funded Amount remaining at the
                                                  close of business on March 30,
                                                  1998 (together with interest
                                                  thereon) will be distributed
                                                  by or on behalf of the Trustee
                                                  on the Special Remittance Date
                                                  to the Classes of Certificates
                                                  of the related Pool then
                                                  entitled to receive payments
                                                  of principal in the order and
                                                  percentages as described
                                                  herein. Such distribution will
                                                  be made to each person in
                                                  whose name a Certificate of
                                                  any such Class is registered
                                                  on February 28, 1998.

 Distributions...................................As more fully described herein, distributions with respect to
                                                 each Class of Offered
                                                 Certificates will be payable,
                                                 after payment of certain fees,
                                                 generally from (i) receipts on
                                                 the Loans of the applicable
                                                 Pool (subject to certain
                                                 adjustments as a result of the
                                                 cross support provisions
                                                 described herein), (ii) Monthly
                                                 Advances (as defined under
                                                 "-Monthly Advances") and
                                                 payments of Compensating
                                                 Interest (as defined under
                                                 "--Compensating Interest") by
                                                 the Servicer, (iii) with
                                                 respect to the Pool I and Pool
                                                 IV Certificates, amounts
                                                 transferred from the Spread
                                                 Account, if any, and payments
                                                 under the related MBIA Policy,
                                                 (iv) with respect to the Pool
                                                 III Certificates, any FHA
                                                 Payments, as defined below
                                                 under "--Obligations of the
                                                 Claims Administrator") and (v)
                                                 for the Remittance Dates
                                                 occurring during the Funding
                                                 Period, any amounts transferred
                                                 to the Certificate Account (as
                                                 defined under "The
                                                 Agreement--Payments on the
                                                 Loans" herein) from the
                                                 Pre-Funding Account or the
                                                 Capitalized Interest Account
                                                 (with respect to each Pool of
                                                 Certificates, the "Pool
                                                 Available Amount").

                                                 The "Due Period" with respect
                                                 to any Remittance Date is the
                                                 calendar month preceding the
                                                 month of such Remittance Date.

 Current Interest................................On each Remittance Date, to the extent of the applicable Pool
                                                 Available Amount, the holders
                                                 of each Class of Offered
                                                 Certificates will receive 30
                                                 days' interest (or in the case
                                                 of the Adjustable Rate
                                                 Certificates and Auction Rate
                                                 Certificates, the actual number
                                                 of days since the last
                                                 Remittance Date (or, in the
                                                 case of the first Remittance
                                                 Date, from December 15, 1997
                                                 with respect to the Adjustable
                                                 Rate Certificates and from the
                                                 Closing Date, with respect to
                                                 the Auction Rate Certificates)
                                                 up to but not including the
                                                 upcoming Remittance Date) at
                                                 the related Pass-Through Rate
                                                 on the respective Class
                                                 Principal Balance outstanding
                                                 immediately prior to such
                                                 Remittance Date; provided,
                                                 however, that for purposes of
                                                 the foregoing, the Pass-Through
                                                 Rate for the Class AF-6
                                                 Certificates shall not exceed
                                                 the related Net Funds Cap. If
                                                 for any Remittance Date the
                                                 amount of interest accrued on
                                                 the Class AF-6 Certificates
                                                 calculated at its actual
                                                 Pass-Through Rate exceeds the
                                                 amount of interest accrued at
                                                 the applicable Net Funds Cap
                                                 (the "Class AF-6 Supplemental
                                                 Interest Amount"), such excess
                                                 will be paid from the related
                                                 MBIA Policy; provided, however,
                                                 that if MBIA is not in default
                                                 with regard to payment under
                                                 the MBIA Policy relating to
                                                 Pool I, such amount may be
                                                 funded, in whole or in part,
                                                 from the Class X Accelerated
                                                 Distribution Amount.

                                                 Interest with respect to the
                                                 Offered Certificates will
                                                 accrue on the basis of a
                                                 360-day year consisting of
                                                 twelve 30-day months (or, in
                                                 the case of the Adjustable Rate
                                                 Certificates and Auction Rate
                                                 Certificates, on the basis of a
                                                 360-day year consisting of the
                                                 actual number of days elapsed
                                                 since interest was last paid or
                                                 in the case of the first
                                                 Remittance Date, from December
                                                 15, 1997 for the Adjustable
                                                 Rate Certificates and from the
                                                 Closing Date for the Auction
                                                 Rate Certificates). See
                                                 "Description of the
                                                 Certificates" herein.

                                                 The amount of interest each
                                                 Class of Certificates is
                                                 entitled to receive on each
                                                 Remittance Date at the related
                                                 Pass-Through Rate (which, for
                                                 the Class AF-6 Certificates
                                                 will be limited to the
                                                 applicable Net Funds Cap) is
                                                 referred to as the "Current
                                                 Interest Requirement" for such
                                                 Class.

                                                 Notwithstanding the foregoing,
                                                 if a principal prepayment is
                                                 made to one or more Classes of
                                                 Certificates on the

                                                 Special Remittance Date, each
                                                 such Class also will receive on
                                                 such date accrued interest at
                                                 the applicable Pass-Through
                                                 Rate on the amount of such
                                                 prepayment. Further, the
                                                 Current Interest Requirement
                                                 for each such Class for the
                                                 April 1998 Remittance Date will
                                                 be based on the related
                                                 Principal Balance on March 31,
                                                 1998, after giving effect to
                                                 such principal prepayment.

                                                 Interest will first be
                                                 allocated to the applicable
                                                 Pool Class A Certificates, pro
                                                 rata in accordance with the
                                                 Current Interest Requirements,
                                                 then in the case of Pool II and
                                                 Pool III Certificates, to the
                                                 applicable Pool Class M
                                                 Certificates in ascending
                                                 numerical order and then to the
                                                 applicable Pool Class B
                                                 Certificates.

                                                 If on a particular
                                                 Remittance Date, the Pool
                                                 Available Amount for a Pool of
                                                 Certificates is less than the
                                                 aggregate Current Interest
                                                 Requirement for the related
                                                 Pool Class A Certificates, the
                                                 amount of the shortfall for
                                                 each such Class of Pool Class A
                                                 Certificates, together with
                                                 interest thereon at the
                                                 applicable Pass-Through Rates
                                                 to the extent permitted by law
                                                 (each, a "Class Interest
                                                 Shortfall Carryforward Amount")
                                                 will be carried forward and
                                                 distributed as described below.
                                                 In the case of Pool I and Pool
                                                 IV Certificates, the Class
                                                 Interest Shortfall Carryforward
                                                 Amount will be paid by MBIA
                                                 under the MBIA Policies and
                                                 there should be no carry
                                                 forward thereof. With respect
                                                 to the Class AF-6 Certificates,
                                                 the related MBIA Policy also
                                                 will cover interest accrued up
                                                 to the actual Pass-Through
                                                 Rate, regardless of the Net
                                                 Funds Cap.

                                                 Similarly, if the Pool
                                                 Available Amount for any Class
                                                 of Pool Class M Certificates or
                                                 Class of Pool Class B
                                                 Certificates after making the
                                                 distributions of the Current
                                                 Interest Requirements to all
                                                 classes which are prior in
                                                 right of distribution as
                                                 described in the second
                                                 preceding paragraph, is less
                                                 than the Current Interest
                                                 Requirement for such Class the
                                                 remaining Pool Available Amount
                                                 will be distributed with
                                                 respect thereto and a Class
                                                 Interest Shortfall Carryforward
                                                 Amount will be created for such
                                                 Class.

                                                 Class Interest Shortfall
                                                 Carryforward Amounts for
                                                 Classes of Pool II Certificates
                                                 do not include any
                                                 Certificateholders' Interest
                                                 Carryover (as defined below).

                                                 If on any Remittance Date the
                                                 Pass-Through Rate for a Class
                                                 of Adjustable Rate Certificates
                                                 or Auction Rate Certificates
                                                 (other than the Class AF-6
                                                 Certificates) is
                                                 based upon the Net Funds Cap,
                                                 the excess of (i) the amount of
                                                 interest such Class of
                                                 Certificates would be entitled
                                                 to receive on such Remittance
                                                 Date had interest been
                                                 calculated based on LIBOR plus
                                                 the applicable margin or the
                                                 auction rate, as the case may
                                                 be (but in no event exceeding
                                                 the applicable maximum rate set
                                                 forth above), over (ii) the
                                                 amount of interest such Class
                                                 will receive on such Remittance
                                                 Date at the applicable Net
                                                 Funds Cap, together with the
                                                 unpaid portion of any such
                                                 excess from prior Remittance
                                                 Dates (and interest accrued
                                                 thereon at the then applicable
                                                 Pass-Through Rate, without
                                                 giving effect to the Net Funds
                                                 Cap, but in no event exceeding
                                                 the applicable maximum rate set
                                                 forth above) is referred to
                                                 herein as the
                                                 "Certificateholders' Interest
                                                 Carryover." Any
                                                 Certificateholders' Interest
                                                 Carryover will be paid on
                                                 future Remittance Dates as set
                                                 forth herein under "The
                                                 Agreement--Flow of Funds." No
                                                 Certificateholders' Interest
                                                 Carryover will be paid to a
                                                 Class of Certificates after its
                                                 Class Principal Balance is
                                                 reduced to zero. The ratings of
                                                 the Pool II Certificates do not
                                                 address the likelihood of the
                                                 payment of the amount of any
                                                 Certificateholders' Interest
                                                 Carryover.

                                                 As to any Remittance Date, the
                                                 "Net Funds Cap" for the Class
                                                 AF-6 Certificates will be a
                                                 percentage equal to the
                                                 difference between (A) the
                                                 weighted average Pool I
                                                 Mortgage Interest Rate and (B)
                                                 the sum of (i) the percentages
                                                 used in determining the
                                                 Servicing Fee, the Contingency
                                                 Fee, the premium due MBIA and
                                                 the fee due the Trustee and
                                                 (ii) the percentage used in
                                                 determining the fee due the
                                                 Remarketing Agent.

                                                 As to any Remittance Date, the
                                                 "Net Funds Cap" for the Pool II
                                                 Certificates (other than the
                                                 Class AV-2 Certificates) will
                                                 be a percentage equal to the
                                                 difference between (A) the
                                                 weighted average Pool II
                                                 Mortgage Interest Rate and (B)
                                                 the sum of (i) the percentages
                                                 used in determining the
                                                 Servicing Fee, the Contingency
                                                 Fee and the fee due the Trustee
                                                 and (ii) with respect to the
                                                 Auction Rate Certificates, the
                                                 percentage used in determining
                                                 the fee due the Auction Agent
                                                 and the Broker-Dealer (as
                                                 defined in the Auction
                                                 Procedures described herein and
                                                 in Appendix I to the
                                                 Prospectus).

                                                 For any Remittance Date until
                                                 the Class Principal Balance of
                                                 the Class AF-6 Certificates is
                                                 reduced to zero, the "Class X
                                                 Accelerated Distribution
                                                 Amount" will equal the lesser
                                                 of (i) the excess, if any, of
                                                 (A) the amount of interest
                                                 received on or with respect to
                                                 the Pool I Loans during the
                                                 related Due Period over

                                                 (B) the sum of the aggregate
                                                 Current Interest Requirement
                                                 for the Pool I Certificates and
                                                 the portion of the Servicing
                                                 Fee, the Contingency Fee, fees
                                                 due the Trustee, the premium
                                                 due MBIA and the Remarketing
                                                 Agent Fee allocable to the Pool
                                                 I Loans and (ii) the Class AF-6
                                                 Supplemental Interest Amount.

 Class A Principal Distribution Amounts..........Holders of the applicable Pool
                                                 Class A Certificates will be
                                                 entitled to receive on each
                                                 Remittance Date as payments of
                                                 principal, in the order of
                                                 priority set forth below, in
                                                 the aggregate, the lesser of
                                                 (i) the remaining applicable
                                                 Pool Available Amount in the
                                                 Certificate Account on such
                                                 Remittance Date after payment
                                                 of the Current Interest
                                                 Requirements on all Classes of
                                                 Offered Certificates in the
                                                 applicable Pool (and payment of
                                                 the Class AF-6 Supplemental
                                                 Interest Amount, if any) and
                                                 (ii) (A) with respect to Pool
                                                 I, Pool II and Pool IV, the
                                                 applicable Senior Percentage of
                                                 the applicable Pool Principal
                                                 Distribution Amount (with
                                                 respect to each such Pool of
                                                 Certificates, the "Class A
                                                 Formula Principal Distribution
                                                 Amount") or (B) with respect to
                                                 Pool III, the Pool III Class A
                                                 Principal Distribution Amount.

                                                 The "Senior Percentage" for
                                                 any Remittance Date (a) for the
                                                 Pool I and Pool IV Class A
                                                 Certificates is 100% and (b)
                                                 for the Pool II Class A
                                                 Certificates (i) prior to the
                                                 Pool II Class B Cross-over Date
                                                 (as defined under "-- Pool II
                                                 Class B Pool Principal
                                                 Distribution Amount"),
                                                 respectively, and for any
                                                 Remittance Date on or after the
                                                 Pool II Class B Cross-over Date
                                                 on which the Trigger Event with
                                                 respect to such Pool is in
                                                 effect (as described under
                                                 "Description of the
                                                 Certificates--Distributions on
                                                 the Certificates--Pool II Class
                                                 B Pool Principal Distribution
                                                 Amounts"), will be 100%, or
                                                 (ii) on or after the Pool II
                                                 Class B Cross-over Date on
                                                 which the Trigger Event with
                                                 respect to the applicable Pool
                                                 is not in effect, the "Senior
                                                 Percentage" will equal a
                                                 fraction, expressed as a
                                                 percentage, the numerator of
                                                 which is the sum of the Class
                                                 Principal Balances of the Pool
                                                 II Class A and Class M
                                                 Certificates as of the
                                                 immediately preceding
                                                 Remittance Date and the
                                                 denominator of which is the sum
                                                 of the Class Principal Balances
                                                 of the Pool II Class A, Class M
                                                 and Class B Certificates as of
                                                 the immediately preceding
                                                 Remittance Date.

                                                 For any Remittance Date, the
                                                 "Pool Principal Distribution
                                                 Amount" is equal to the excess
                                                 of (X) the sum, without
                                                 duplication, of (i) each
                                                 payment of
                                                 principal received by the
                                                 Servicer or any Subservicer
                                                 (exclusive of Curtailments,
                                                 Principal Prepayments and
                                                 amounts described in clause
                                                 (iii) hereof) during the
                                                 related Due Period with respect
                                                 to the Loans of the related
                                                 Pool, (ii) all Curtailments and
                                                 all Principal Prepayments
                                                 received by the Servicer or any
                                                 Subservicer during the related
                                                 Due Period with respect to the
                                                 Loans of the related Pool,
                                                 (iii) the principal portion of
                                                 all Insurance Proceeds,
                                                 Released Mortgaged Property
                                                 Proceeds and Net Liquidation
                                                 Proceeds received by the
                                                 Servicer or any Subservicer
                                                 during the related Due Period
                                                 with respect to the Loans of
                                                 the related Pool (and, with
                                                 respect to the Pool III Loans,
                                                 any FHA Payments received by
                                                 the Claims Administrator with
                                                 respect to principal on a Pool
                                                 III Loan during the related Due
                                                 Period), (iv) that portion of
                                                 the purchase price for any Loan
                                                 of the related Pool repurchased
                                                 by The Money Store Inc. which
                                                 represents principal and any
                                                 Substitution Adjustments, in
                                                 either case to the extent
                                                 received by the Trustee as of
                                                 the related Determination Date,
                                                 (v) any proceeds representing
                                                 principal received by the
                                                 Trustee in connection with the
                                                 liquidation of a Pool or
                                                 termination of the Trust, (vi)
                                                 with respect to Pool I or Pool
                                                 IV, the amount of any
                                                 Subordination Deficit (as
                                                 defined under "Description of
                                                 the Certificates--Cross Support
                                                 Provisions and Spread Amount"
                                                 herein) for such Remittance
                                                 Date, (vii) any moneys released
                                                 from the Pre-Funding Account on
                                                 the Remittance Dates during the
                                                 Funding Period as a prepayment
                                                 of the Certificates of the
                                                 related Pool, (viii) with
                                                 respect to Pool I or Pool IV,
                                                 the amount of any Subordination
                                                 Increase Amount (as defined
                                                 under "Description of the
                                                 Certificates--Cross-Support
                                                 Provisions and Spread Amount"
                                                 herein) with respect to the
                                                 applicable Pool for such
                                                 Remittance Date, and (ix) with
                                                 respect to Pool III, the Pool
                                                 Accelerated Principal
                                                 Distribution Amount (as defined
                                                 under "Description of the
                                                 Certificates--Class A Principal
                                                 Distribution Amounts") for such
                                                 Remittance Date over (Y) the
                                                 amount of any Subordination
                                                 Reduction Amount (as defined
                                                 under "Description of the
                                                 Certificates-Distributions on
                                                 the Certificates--Class A
                                                 Principal Distribution
                                                 Amounts") with respect to the
                                                 applicable Pool for such
                                                 Remittance Date.

                                                 The "Class A Pool Principal
                                                 Distribution Amount" with
                                                 respect to the Pool I, Pool II
                                                 or Pool IV Certificates for any
                                                 Remittance Date is intended to
                                                 be equal to the Class A Formula
                                                 Principal Distribution Amount
                                                 for such Pool of Certificates.
                                                 If the Class A Formula
                                                 Principal Distribution Amount
                                                 exceeds the applicable

                                                 Pool Available Amount in the
                                                 Certificate Account on such
                                                 Remittance Date (after payment
                                                 of all Current Interest
                                                 Requirements for the
                                                 Certificates in such Pool and
                                                 payments of the Class AF-6
                                                 Supplemental Interest Amount,
                                                 if any), then the Class A Pool
                                                 Principal Distribution Amount
                                                 for such Pool of Certificates
                                                 shall instead equal such
                                                 remaining Pool Available
                                                 Amount.

                                                 The "Pool III Class A
                                                 Principal Distribution Amount"
                                                 means, for any Remittance Date
                                                 (a) prior to the Stepdown Date,
                                                 (as defined under "Description
                                                 of the Certificates--Class A
                                                 Principal Distribution
                                                 Amounts") and for any
                                                 Remittance Date on or after the
                                                 Stepdown Date on which the
                                                 Trigger Event for such Pool is
                                                 in effect, the lesser of (i)
                                                 100% of the Pool Principal
                                                 Distribution Amount for Pool
                                                 III and (ii) the Class
                                                 Principal Balance of the Pool
                                                 III Class A Certificates and
                                                 (b) on or after the Stepdown
                                                 Date on which the Trigger Event
                                                 for Pool III is not in effect,
                                                 the excess, if any, of (i) the
                                                 Class Principal Balance of the
                                                 Pool III Class A Certificates
                                                 immediately prior to such
                                                 Remittance Date over (ii) the
                                                 lesser of (A) 41.5% of the
                                                 outstanding principal balance
                                                 of the Pool III Loans as of the
                                                 last day of the related Due
                                                 Period and (B) the outstanding
                                                 principal balance of the Pool
                                                 III Loans as of the last day of
                                                 the related Due Period minus
                                                 $1,000,000.

    Pool I ......................................On each Remittance Date, the
                                                 Class A Pool Principal
                                                 Distribution Amount for Pool I
                                                 will be distributed to the
                                                 holders of the Pool I Class A
                                                 Certificates in the following
                                                 order of priority: (i) first,
                                                 to the holders of the Class AF-
                                                 7 Certificates, an amount equal
                                                 to the Class AF-7 Principal
                                                 Distribution Amount (as defined
                                                 below) for such Remittance
                                                 Date, (ii) second, to the
                                                 holders of the Class AF-1 and
                                                 Class AF-2 Certificates,
                                                 sequentially in that order,
                                                 until the Class Principal
                                                 Balance of each such Class (in
                                                 ascending order of numerical
                                                 designation) is reduced to
                                                 zero, (iii) third, to the
                                                 holders of the Class AF-3,
                                                 Class AF-4 and Class AF-5
                                                 Certificates, sequentially in
                                                 that order, until the Class
                                                 Principal Balance of each Class
                                                 (in ascending order of
                                                 numerical designation) is
                                                 reduced to its Targeted Balance
                                                 (as defined herein) for such
                                                 Remittance Date, (iv) fourth,
                                                 to the holders of the Class AF-
                                                 6 Certificates, until the Class
                                                 Principal Balance of such Class
                                                 is reduced to zero, (v) fifth,
                                                 to the holders of the Class AF-
                                                 3, Class AF-4 and Class AF-5
                                                 Certificates, sequentially in
                                                 that order, until the Class
                                                 Principal Balance of each such
                                                 Class (in ascending order of
                                                 numerical designation) is
                                                 reduced to zero and

                                                 (vi) sixth, to the holders of
                                                 the Class AF-7 Certificates,
                                                 until the Class Principal
                                                 Balance of such Class is
                                                 reduced to zero, and the
                                                 Certificateholders of each such
                                                 Class have received an amount
                                                 equal to the amount described
                                                 in clause (iv) of the
                                                 definition of Distribution
                                                 Amount (as defined herein) that
                                                 is recovered from such
                                                 Certificateholders.

                                                 The "Class AF-7 Principal
                                                 Distribution Amount" for any
                                                 Remittance Date will be the
                                                 product of (i) the applicable
                                                 Class AF-7 Principal Percentage
                                                 for such Remittance Date and
                                                 (ii) the Class AF-7 Pro Rata
                                                 Principal Distribution Amount
                                                 for such Remittance Date. In no
                                                 event will the Class AF-7
                                                 Principal Distribution Amount
                                                 on any Remittance Date be
                                                 greater than the Class A Pool
                                                 Principal Distribution Amount
                                                 for Pool I for such Remittance
                                                 Date or the Class Principal
                                                 Balance of the Class AF-7
                                                 Certificates.

                                                 The "Class AF-7 Principal
                                                 Percentage" for each Remittance
                                                 Date shall be as follows:

                                                                      Class AF-7
                                                                       Principal
                                           Remittance Dates           Percentage

                                           January 1998 - December 2000     0%
                                           January 2001 - December 2002     45%
                                           January 2003 - December 2003     80%
                                           January 2004 - December 2004     100%
                                           January 2005 -  and thereafter   300%

                                                 The "Class AF-7 Pro Rata
                                                 Principal Distribution Amount"
                                                 for each Remittance Date will
                                                 be an amount equal to the
                                                 product of (x) a fraction, the
                                                 numerator of which is the Class
                                                 Principal Balance of the Class
                                                 AF-7 Certificates immediately
                                                 prior to such Remittance Date
                                                 and the denominator of which is
                                                 the aggregate Class Principal
                                                 Balance of the Pool I
                                                 Certificates immediately prior
                                                 to such Remittance Date and (y)
                                                 the Pool Principal Distribution
                                                 Amount for Pool I for such
                                                 Remittance Date.

                                                 Notwithstanding the foregoing
                                                 and only through the Remittance
                                                 Date in October 1998, for
                                                 purposes of making the
                                                 foregoing distributions, the
                                                 Class A Pool Principal
                                                 Distribution Amount for Pool I
                                                 shall not include the lesser of
                                                 (a) the Total Monthly Excess
                                                 Cashflow for Pool I less any
                                                 Pool I Subordination Deficit
                                                 and (b) an amount equal to 30
                                                 days' interest at a rate of
                                                 2.50% per annum on a notional
                                                 amount equal to
                                                 the Class Principal Balance of
                                                 the Class AF-7 Certificates
                                                 prior to the distributions
                                                 being made on the specified
                                                 Remittance Date (the "Pool I
                                                 Strip Amount"). The Pool I
                                                 Strip Amount will be paid to
                                                 the Holders of the Class X
                                                 Certificates.

    Pool II .....................................On each Remittance Date, the
                                                 Class A Pool Principal
                                                 Distribution Amount for Pool II
                                                 will be distributed to the
                                                 holders of the Pool II Class A
                                                 Certificates in the following
                                                 order or priority: (i) first,
                                                 to the holders of the Class AV-
                                                 2 Certificates, an amount equal
                                                 to the Class AV-2 Principal
                                                 Distribution Amount (as defined
                                                 below) for such Remittance Date
                                                 (ii) second, to the holders of
                                                 the Class AV-1 Certificates,
                                                 until the Class Principal
                                                 Balance of such Class is
                                                 reduced to zero and (iii)
                                                 third, to the holders of the
                                                 Class AV-2 Certificates, until
                                                 the Class Principal Balance of
                                                 such Class is reduced to zero;
                                                 provided, however, that on any
                                                 Remittance Date on which the
                                                 Class Principal Balances of the
                                                 Pool II Class M and Class B
                                                 Certificates have been reduced
                                                 to zero, any amounts payable to
                                                 the Pool II Class A
                                                 Certificates on such Remittance
                                                 Date shall be distributed pro
                                                 rata and not sequentially.

                                                 The "Class AV-2 Principal
                                                 Distribution Amount" for any
                                                 Remittance Date prior to and
                                                 including the Remittance Date
                                                 in June 2001 will be zero, and
                                                 thereafter will equal the
                                                 lesser of the Class A Pool
                                                 Principal Distribution Amount
                                                 for Pool II and the Class
                                                 Principal Balance of the Class
                                                 AV-2 Certificates.

    Pool III ....................................On each Remittance Date, the
                                                 Class A Pool Principal
                                                 Distribution Amount for Pool
                                                 III will be distributed to the
                                                 holders of the Pool III Class A
                                                 Certificates in the order of
                                                 their numerical designations,
                                                 commencing with the Class AH-1
                                                 Certificates, until the Class
                                                 Principal Balance of each such
                                                 Class is reduced to zero;
                                                 provided, however that on any
                                                 Remittance Date on which the
                                                 Class Principal Balances of the
                                                 Pool III Class M and Class B
                                                 Certificates have been reduced
                                                 to zero, any amounts payable to
                                                 the Pool III Class A
                                                 Certificates on such Remittance
                                                 Date shall be distributed pro
                                                 rata and not sequentially.

    Pool IV .....................................On each Remittance Date, the
                                                 Class A Pool Principal
                                                 Distribution Amount for Pool IV
                                                 will be distributed to the
                                                 holders of the Class AMF
                                                 Certificates until the Class
                                                 Principal Balance of such
                                                 Certificates is reduced to zero
                                                 and such Certificateholders
                                                 have received an amount equal
                                                 to the amount described in
                                                 clause (iv) of
                                                 the definition of Distribution
                                                 Amount that is recovered from
                                                 such Certificateholders.

 Pool II Class M Pool Principal Distribution
  Amounts....................................... On each Remittance Date on and after the Class Principal
                                                 Balances of the Pool II Class A
                                                 Certificates have been reduced
                                                 to zero, the Holders of the
                                                 Pool II Class M Certificates
                                                 will be entitled to receive, as
                                                 payments of principal, the
                                                 lesser of (i) the remaining
                                                 applicable Pool Available
                                                 Amount in the Certificate
                                                 Account on such Remittance Date
                                                 after payment of the Current
                                                 Interest Requirements on all
                                                 Classes of Offered Certificates
                                                 in such Pool and the applicable
                                                 Class A Pool Principal
                                                 Distribution Amount, if any, on
                                                 such Remittance Date and (ii)
                                                 the Senior Percentage of the
                                                 Pool II Pool Principal
                                                 Distribution Amount (the "Class
                                                 M Formula Principal
                                                 Distribution Amount"). Such
                                                 Class M Pool Principal
                                                 Distribution Amount shall be
                                                 allocated between the Pool II
                                                 Class M Certificates in the
                                                 order of their numerical
                                                 designations, commencing with
                                                 the Class MV-1 Certificates,
                                                 until the Class Principal
                                                 Balance of the respective
                                                 Classes of Class M Certificates
                                                 are reduced to zero.

                                                 The "Class M Pool Principal
                                                 Distribution Amount" with
                                                 respect to the Pool II
                                                 Certificates for any Remittance
                                                 Date is intended to be equal to
                                                 the Class M Formula Principal
                                                 Distribution Amount for such
                                                 Pool of Certificates. If the
                                                 Class M Formula Principal
                                                 Distribution Amount exceeds the
                                                 applicable remaining Pool
                                                 Available Amount in the
                                                 Certificate Account on such
                                                 Remittance Date then the Class
                                                 M Pool Principal Distribution
                                                 Amount shall instead equal such
                                                 remaining Pool Available
                                                 Amount.

                                                 On each Remittance Date on or
                                                 after the Class B Cross-over
                                                 Date on which the applicable
                                                 Trigger Event is not in effect,
                                                 payments of principal will be
                                                 made to the Pool II Class B
                                                 Certificateholders, even if the
                                                 related Class M
                                                 Certificateholders are not yet
                                                 entitled to receive payments of
                                                 principal because the Class
                                                 Principal Balances of the Pool
                                                 II Class A Certificates have
                                                 not been reduced to zero.

  Pool III Class MH-1 and Class MH-2 Principal
    Distribution Amounts.........................On each Remittance Date, the
                                                 Holders of the Class MH-1
                                                 Certificates will be entitled
                                                 to receive an amount (the
                                                 "Class MH-1 Principal
                                                 Distribution Amount") equal to
                                                 (a) prior to the Stepdown Date,
                                                 and for any Remittance Date on
                                                 or after the Stepdown Date on
                                                 which the applicable Trigger
                                                 Event is in effect and the

                                                 Pool III Class A Certificates
                                                 are still outstanding, zero and
                                                 (b) on any other Remittance
                                                 Date, the excess, if any, of
                                                 (i) the sum of (A) the Class
                                                 Principal Balance of the Pool
                                                 III Class A Certificates after
                                                 giving effect to the payment of
                                                 the Pool III Class A Principal
                                                 Distribution Amount on such
                                                 Remittance Date and (B) the
                                                 Class Principal Balance of the
                                                 Class MH-1 Certificates
                                                 immediately prior to such
                                                 Remittance Date over (ii) the
                                                 lesser of (A) 55% of the
                                                 outstanding principal balance
                                                 of the Pool III Loans as of the
                                                 last day of the related Due
                                                 Period and (B) the outstanding
                                                 principal balance of the Pool
                                                 III Loans as of the last day of
                                                 the related Due Period minus
                                                                        -----
                                                 $1,000,000.

                                                 On each Remittance Date, the
                                                 Holders of the Class MH-2
                                                 Certificates will be entitled
                                                 to receive an amount (the
                                                 "Class MH-2 Principal
                                                 Distribution Amount") equal to
                                                 (a) prior to the Stepdown Date,
                                                 and for any Remittance Date on
                                                 or after the Stepdown Date on
                                                 which the applicable Trigger
                                                 Event is in effect and the Pool
                                                 III Class A Certificates or the
                                                 Class MH-1 Certificates are
                                                 still outstanding, zero and (b)
                                                 on any other Remittance Date,
                                                 the excess, if any, of (i) the
                                                 sum of (A) the Class Principal
                                                 Balance of the Pool III Class A
                                                 Certificates after giving
                                                 effect to the payment of the
                                                 Pool III Class A Principal
                                                 Distribution Amount on such
                                                 Remittance Date, (B) the Class
                                                 Principal Balance of the Class
                                                 MH-1 Certificates after giving
                                                 effect to the payment of the
                                                 Class MH-1 Principal
                                                 Distribution Amount on such
                                                 Remittance Date and (C) the
                                                 Class Principal Balance of the
                                                 Class MH-2 Certificates
                                                 immediately prior to such
                                                 Remittance Date over (ii) the
                                                 lesser of (A) 70% of the
                                                 outstanding principal balance
                                                 of the Pool III Loans as of the
                                                 last day of the related Due
                                                 Period and (B) the outstanding
                                                 principal balance of the Pool
                                                 III Loans as of the last day of
                                                 the related Due Period minus
                                                                        -----
                                                 $1,000,000.

 Pool II Class B Pool Principal
   Distribution Amount...........................Prior to the Class B Cross-over
                                                 Date, there will be no
                                                 distributions of principal on
                                                 the Pool II Class B
                                                 Certificates. The "Class B
                                                 Cross-over Date" will be the
                                                 earlier of (A) the Remittance
                                                 Date on which the Class MV-2
                                                 Class Principal Balance is
                                                 reduced to zero, and (B) the
                                                 first Remittance Date on or
                                                 after the Remittance Date in
                                                 January 2001 on which the
                                                 fraction, expressed as a
                                                 percentage, the numerator of
                                                 which is the sum of the Pool II
                                                 Class A and Pool II Class M
                                                 Class Principal Balances as of
                                                 the immediately preceding
                                                 Remittance Date and the
                                                 denominator of which is the
                                                 aggregate outstanding principal
                                                 balance of the Pool II Loans as
                                                 of
                                                 the end of the second preceding
                                                 Due Period, is less than or
                                                 equal to 85.0%.

                                                 On each Remittance Date on
                                                 or after the Class B Cross-over
                                                 Date and prior to the
                                                 Remittance Date on which the
                                                 Pool II Class A and Pool II
                                                 Class M Class Principal
                                                 Balances have been reduced to
                                                 zero, holders of the Class BV
                                                 Certificates will be entitled
                                                 to distributions of principal
                                                 only if the Trigger Event with
                                                 respect to Pool II (as
                                                 described under "Description of
                                                 the Certificates--Distributions
                                                 on the Certificates--Pool II
                                                 Class B Pool Principal
                                                 Distribution Amount" herein) is
                                                 not in effect on such
                                                 Remittance Date.

                                                 On each Remittance Date on
                                                 or after the Class B Cross-over
                                                 Date, if the applicable Trigger
                                                 Event is not in effect on such
                                                 Remittance Date, the Holders of
                                                 the Class BV Certificates will
                                                 be entitled to receive, as
                                                 payments of principal, the
                                                 lesser of (i) the remaining
                                                 applicable Pool Available
                                                 Amount on such Remittance Date
                                                 after payments of the Current
                                                 Interest Requirements on all
                                                 Classes of Offered Certificates
                                                 in Pool II and the Pool II
                                                 Class A and Pool II Class M
                                                 Pool Principal Distribution
                                                 Amounts, if any, on such
                                                 Remittance Date and (ii) the
                                                 Class B Percentage (as
                                                 described under "Description of
                                                 the Certificates--Distributions
                                                 on the Certificates--Pool II
                                                 Class B Pool Principal
                                                 Distribution Amount" herein) of
                                                 the Pool II Pool Principal
                                                 Distribution Amount (the "Class
                                                 B Formula Principal
                                                 Distribution Amount"), until
                                                 the Class Principal Balance of
                                                 the Class BV Certificates is
                                                 reduced to zero.

                                                 The "Class B Pool Principal
                                                 Distribution Amount" with
                                                 respect to the Pool II
                                                 Certificates for any Remittance
                                                 Date is intended to be equal to
                                                 the Class B Formula Principal
                                                 Distribution Amount for such
                                                 Pool of Certificates. If the
                                                 Class B Formula Principal
                                                 Distribution Amount exceeds the
                                                 applicable remaining Pool
                                                 Available Amount in the
                                                 Certificate Account on such
                                                 Remittance Date then the Class
                                                 B Pool Principal Distribution
                                                 Amount shall instead equal such
                                                 remaining Pool Available
                                                 Amount.


 Pool III Class BH Principal
  Distribution Amount............................On each Remittance Date, the
                                                 Holders of the Class BH
                                                 Certificates will be entitled
                                                 to receive an amount (the
                                                 "Class BH Principal
                                                 Distribution Amount") equal to
                                                 (a) prior to the Stepdown Date,
                                                 and for any Remittance Date on
                                                 or after the Stepdown Date on
                                                 which the applicable Trigger
                                                 Event is in effect and the Pool
                                                 III

                                                 Class A Certificates, the Class
                                                 MH-1 Certificates or the Class
                                                 MH-2 Certificates are still
                                                 outstanding, zero and (b) on
                                                 any other Remittance Date, the
                                                 excess, if any, of (i) the sum
                                                 of (A) the Class Principal
                                                 Balance of the Pool III Class A
                                                 Certificates after giving
                                                 effect to the payment of the
                                                 Pool III Class A Principal
                                                 Distribution Amount on such
                                                 Remittance Date, (B) the Class
                                                 Principal Balance of the Class
                                                 MH-1 Certificates after giving
                                                 effect to the payment of the
                                                 Class MH-1 Principal
                                                 Distribution Amount on such
                                                 Remittance Date, (C) the Class
                                                 Principal Balance of the Class
                                                 MH-2 Certificates after giving
                                                 effect to the payment of the
                                                 Class MH-2 Principal
                                                 Distribution Amount on such
                                                 Remittance Date and (D) the
                                                 Class Principal Balance of the
                                                 Class BH Certificates
                                                 immediately prior to such
                                                 Remittance Date over (ii) the
                                                 lesser of 88.5% of the
                                                 outstanding principal balance
                                                 of the Pool III Loans as of the
                                                 last day of the related Due
                                                 Period and (B) the outstanding
                                                 principal balance of the Pool
                                                 III Loans as of the last day of
                                                 the related Due Period minus
                                                 $1,000,000.

Remaining Pool II and Pool III
   Pool Available Amounts........................On each Remittance Date, after payments of amounts as set
                                                 forth above with respect to
                                                 Pool II and Pool III, the
                                                 remaining Pool II and Pool III
                                                 Pool Available Amounts shall be
                                                 paid to the following Classes,
                                                 in the following order of
                                                 priority:

                                                 (i) the aggregate Class A Class
                                                 Interest Shortfall Carryforward
                                                 Amounts will be paid
                                                 concurrently to the Holders of
                                                 the applicable Class or Classes
                                                 of Class A Certificates, pro
                                                 rata for each such Pool of
                                                 Class A Certificates in
                                                 accordance with their
                                                 respective entitlements to
                                                 Class A Interest Shortfall
                                                 Carryforward Amounts, and any
                                                 Class A Interest Shortfall
                                                 Carryforward Amounts not paid
                                                 shall be carried forward to the
                                                 next Remittance Date;

                                                 (ii) in the case of Pool II
                                                 only, the Pool II Accelerated
                                                 Principal Distribution Amount
                                                 (as defined under "Description
                                                 of the Certificates--
                                                 Distributions on the
                                                 Certificates--Remaining Pool II
                                                 and Pool III Pool Available
                                                 Amounts") will be paid to the
                                                 Holders of the Pool II Class A,
                                                 Class M and Class B
                                                 Certificates in the same order
                                                 and priority as payments of the
                                                 Pool II Principal Distribution
                                                 Amount described above.

                                                 (iii) the lesser of the
                                                 remaining Pool II or Pool III
                                                 Pool Available Amount and the
                                                 applicable Pool Available
                                                 Maximum Subordination Amount
                                                 (as defined under

                                                 "Description of the
                                                 Certificates--Distributions on
                                                 the Certificates--Remaining
                                                 Pool II and Pool III Pool
                                                 Available Amounts") will be
                                                 paid in reduction of the
                                                 related Class Interest
                                                 Shortfall Carryforward Amounts
                                                 and then the Applied Realized
                                                 Loss Amounts, first to the
                                                 Class MV-1 and Class MH-1
                                                 Certificates, respectively,
                                                 second to the Class MV-2 and
                                                 Class MH-2 Certificates,
                                                 respectively, and then to the
                                                 Class BV and Class BH
                                                 Certificates, respectively. Any
                                                 Class Interest Shortfall
                                                 Carryforward Amounts or Applied
                                                 Realized Loss Amounts not paid
                                                 shall be carried forward to the
                                                 next Remittance Date subject to
                                                 the applicable Pool Available
                                                 Maximum Subordination Amount.

                                                 (iv) the Pool II Strip Amount
                                                 will be paid to the Holders of
                                                 the Class X Certificates.

                                                 (v) any remaining amounts,
                                                 subject to the cross support
                                                 provisions described under "--
                                                 Credit Enhancement" will be
                                                 paid to the Class X and/or
                                                 Class R Certificates.

                                                 When the applicable Pool
                                                 Available Maximum Subordination
                                                 Amount has been reduced to
                                                 zero, (i) no further Class M or
                                                 Class B Class Interest
                                                 Shortfall Carryforward Amounts
                                                 or Class M or Class B Applied
                                                 Realized Loss Amounts with
                                                 respect to the same Pool shall
                                                 be carried forward to
                                                 succeeding Remittance Dates and
                                                 (ii) interest shall cease to
                                                 accrue on such remaining Class
                                                 M or Class B Class Interest
                                                 Shortfall Carryforward Amounts.

Credit Enhancement

    Pool I and Pool IV...........................The credit enhancement provided for the benefit of the Pool I
                                                 and Pool IV Certificates
                                                 consists of (i) the Spread
                                                 Amount (as defined below), the
                                                 Spread Account and cross-
                                                 support features, which utilize
                                                 the internal cash flows of all
                                                 the Pools as described herein
                                                 and (ii) the MBIA Policies.

    Pool II and Pool III.........................The credit enhancement provided for the benefit of the Pool II
                                                 and Pool III Certificates
                                                 consists of (i) the Spread
                                                 Amount, and cross-support
                                                 features, which utilize the
                                                 internal cash flows of all the
                                                 Pools as described herein, (ii)
                                                 certain subordination features
                                                 and (iii) in the case of the
                                                 Pool III Certificates, the
                                                 benefit of the FHA Insurance
                                                 described herein.

 Spread Amount and Realized Losses ............. Certain provisions of the Trust are intended to provide for
                                                 limited acceleration of the
                                                 respective Pool of Certificates
                                                 relative to the amortization of
                                                 the related Loans, generally in
                                                 the early months of the
                                                 transaction. This limited
                                                 accelerated amortization is
                                                 achieved by applying certain
                                                 excess interest collected on
                                                 the Loans to the payment of
                                                 principal on the Certificates
                                                 for the related Pool. This
                                                 acceleration feature is
                                                 intended to create, with
                                                 respect to each Pool of Loans,
                                                 an amount (the "Spread
                                                 Amount"), resulting from, and
                                                 equal to, the excess of the
                                                 aggregate principal balances of
                                                 the Loans of the related Pool
                                                 (plus any amounts allocated to
                                                 such Pool on deposit in the
                                                 Spread Account referred to
                                                 below and the Pre-Funding
                                                 Account) over the principal
                                                 balances of the Certificates of
                                                 the related Pool. The Agreement
                                                 provides that, subject to
                                                 certain floors, caps and
                                                 triggers, the required level of
                                                 the Spread Amount with respect
                                                 to each Pool of Loans (i.e.,
                                                 the "Specified Subordinated
                                                 Amount" as defined under
                                                 "Description of the
                                                 Certificates--Distributions on
                                                 the Certificates--Class A
                                                 Principal Distribution
                                                 Amounts") may increase or
                                                 decrease over time. An increase
                                                 would result in a temporary
                                                 period of accelerated
                                                 amortization of the
                                                 Certificates of the related
                                                 Pool to increase the actual
                                                 level of the Spread Amount to
                                                 its required level; a decrease
                                                 would result in a temporary
                                                 period of decelerated
                                                 amortization to reduce the
                                                 actual level of the Spread
                                                 Amount to its required level.
                                                 The Agreement also provides
                                                 that such excess interest,
                                                 together with certain other
                                                 excess amounts, generated by
                                                 one Pool of Loans may be used
                                                 to fund losses in the other
                                                 Pools of Loans, subject to
                                                 certain prior requirements for
                                                 application of such excess
                                                 amounts. See "Description of
                                                 the Certificates-Cross-Support
                                                 Provisions and Spread Amount"
                                                 herein.

                                                 If a Loan becomes a Liquidated
                                                 Loan during a Due Period, the
                                                 Net Liquidation Proceeds
                                                 relating thereto and allocated
                                                 to principal may be less than
                                                 the then outstanding principal
                                                 balance of such Loan. The
                                                 amount of such insufficiency is
                                                 a "Realized Loss."

                                                 To the extent that Realized
                                                 Losses in a Pool are
                                                 experienced, such Realized
                                                 Losses will reduce the
                                                 aggregate outstanding balance
                                                 of the related Loans (i.e., a
                                                 reduction in the collateral
                                                 balance will occur). Since the
                                                 Spread Amount with respect to a
                                                 Pool is the excess, if any, of
                                                 the related aggregate principal
                                                 balances of the Loans plus the
                                                 related amounts on deposit in
                                                 the Pre-Funding Account over
                                                 the aggregate Class Principal
                                                 Balances of the related
                                                 Certificates,

                                                 Realized Losses will in the
                                                 first instance reduce the
                                                 related Spread Amount.

                                                 If on any Remittance Date after
                                                 taking into account all
                                                 Realized Losses experienced
                                                 during the prior Due Period on
                                                 Pool II and Pool III Loans and
                                                 after taking into account the
                                                 distribution of principal
                                                 (including the Pool II and Pool
                                                 III Accelerated Principal
                                                 Distribution Amounts) with
                                                 respect to the related
                                                 Certificates on such Remittance
                                                 Date, the aggregate Class
                                                 Principal Balance of the Pool
                                                 II or Pool III Certificates
                                                 exceeds the aggregate balance
                                                 of the related Loans as of the
                                                 end of the related Due Period
                                                 (i.e., if the level of
                                                 overcollateralization is
                                                 negative), then if cross
                                                 support is not available from
                                                 other Pools, the Class
                                                 Principal Balances of the
                                                 related Class B and Class M
                                                 Certificates will be reduced
                                                 (in effect, "written down") in
                                                 the order described below such
                                                 that the level of the
                                                 applicable Spread Amount is
                                                 zero, rather than negative.
                                                 Such a negative level is an
                                                 "Applied Realized Loss Amount
                                                 ," which will be applied as a
                                                 reduction of the Class
                                                 Principal Balance of the
                                                 related Class B and Class M
                                                 Certificates in reverse order
                                                 of seniority, i.e., first
                                                 against the Class B Class
                                                 Principal Balance, then against
                                                 the Class Principal Balances of
                                                 the Class M Certificates in
                                                 reverse numerical order,
                                                 commencing with the Class MV-2
                                                 and Class MH-2 Certificates,
                                                 respectively, in each case
                                                 until the respective Class
                                                 Principal Balance is reduced to
                                                 zero. The Agreement does not
                                                 permit the "write down" of the
                                                 Class Principal Balance of any
                                                 Class A Certificate.

                                                 Once the Class Principal
                                                 Balance of a Class of Class M
                                                 or Class B Certificates has
                                                 been "written down," the amount
                                                 of such write down will no
                                                 longer bear interest, nor will
                                                 such amount thereafter be
                                                 "reinstated" or "written up,"
                                                 although the amount of such
                                                 write down may, on future
                                                 Remittance Dates, be paid to
                                                 Holders of the Class M and
                                                 Class B Certificates which
                                                 experienced the write down, in
                                                 direct order of seniority
                                                 (i.e., first, the Class M
                                                 Certificates, commencing with
                                                 the Class MV-1 and Class MH-1
                                                 Certificates, respectively, and
                                                 then the Class B Certificates).

Subordination of Pool II and Pool III
  Class M and Class B Certificates...............The rights of the Holders of
                                                 Class M Certificates and Class
                                                 B Certificates to receive
                                                 distributions with respect to
                                                 the Loans will be subordinated
                                                 to such rights of the related
                                                 Class A Certificateholders.
                                                 This subordination
                                                 is intended to enhance the
                                                 likelihood of regular receipt
                                                 by the holders of the related
                                                 Pool Class A Certificates of
                                                 the full amount of their
                                                 monthly payments of interest
                                                 and principal and to afford
                                                 such holders protection against
                                                 losses on Liquidated Loans. The
                                                 protection afforded to the
                                                 Holders of the related Pool
                                                 Class A Certificates by means
                                                 of the subordination feature
                                                 will be accomplished by the
                                                 preferential right of the
                                                 Holders of the Pool Class A
                                                 Certificates (i) to receive,
                                                 prior to any distribution being
                                                 made on a Remittance Date in
                                                 respect of principal or
                                                 interest on the related Class M
                                                 Certificates and Class B
                                                 Certificates, the applicable
                                                 Current Interest Requirement
                                                 due them on each Remittance
                                                 Date out of the respective Pool
                                                 Available Amount on deposit on
                                                 such date in the Certificate
                                                 Account and (ii) to receive,
                                                 prior to any distribution being
                                                 made on a Remittance Date in
                                                 respect of principal on the
                                                 related Class M Certificates
                                                 and Class B Certificates, the
                                                 applicable Class A Pool
                                                 Principal Distribution Amount
                                                 due them on each Remittance
                                                 Date out of the respective Pool
                                                 Available Amount on deposit on
                                                 such date in the Certificate
                                                 Account.

                                                In addition, the rights of
                                                 the Holders of the Class MV-2
                                                 and Class MH-2 Certificates and
                                                 the related Class B
                                                 Certificates to receive
                                                 distributions with respect to
                                                 the related Loans will be
                                                 subordinate to such rights of
                                                 the Holders of the Class MV-1
                                                 and Class MH-1 Certificates,
                                                 respectively. This
                                                 subordination is intended to
                                                 enhance the likelihood of
                                                 regular receipt by the Holders
                                                 of the Class MV-1 and Class
                                                 MH-1 Certificates of the full
                                                 amount of their monthly
                                                 payments of interest and
                                                 principal and to afford such
                                                 holders protection against
                                                 losses on Liquidated Loans. The
                                                 protection afforded to the
                                                 Holders of the Class MV-1 and
                                                 Class MH-1 Certificates by
                                                 means of the subordination
                                                 feature will be accomplished by
                                                 the preferential right of the
                                                 Holders of the Class MV-1 and
                                                 Class MH-1 Certificates (i) to
                                                 receive, prior to any
                                                 distribution being made on a
                                                 Remittance Date in respect of
                                                 principal or interest on the
                                                 Class MV-2 and Class MH-2
                                                 Certificates, respectively, and
                                                 the related Class B
                                                 Certificates, the applicable
                                                 Current Interest Requirement
                                                 due them on each Remittance
                                                 Date out of the respective Pool
                                                 Available Amount on deposit on
                                                 such date in the Certificate
                                                 Account and (ii) to receive,
                                                 prior to any distribution being
                                                 made on a Remittance Date in
                                                 respect of principal on the
                                                 Class MV-2 and Class MH-2
                                                 Certificates, respectively, and
                                                 the related Class B
                                                 Certificates, the applicable
                                                 Class M Pool Principal
                                                 Distribution Amount due them on
                                                 each

                                                 Remittance Date out of the
                                                 respective Pool Available
                                                 Amount on deposit on such date
                                                 in the Certificate Account.

                                                In addition, the rights of
                                                 the Holders of the Class B
                                                 Certificates to receive
                                                 distributions with respect to
                                                 the related Loans will be
                                                 subordinate to such rights of
                                                 the Holders of the Class MV-2
                                                 and Class MH-2 Certificates, as
                                                 applicable. This subordination
                                                 is intended to enhance the
                                                 likelihood of regular receipt
                                                 by the Holders of the Class
                                                 MV-2 and Class MH-2
                                                 Certificates of the full amount
                                                 of their monthly payments of
                                                 principal and interest and to
                                                 afford such holders protection
                                                 against losses on Liquidated
                                                 Loans. The protection afforded
                                                 to the Holders of the Class
                                                 MV-2 and Class MH-2
                                                 Certificates by means of the
                                                 subordination feature will be
                                                 accomplished by the
                                                 preferential right of the
                                                 Holders of the Class MV-2 and
                                                 Class MH-2 Certificates (i) to
                                                 receive, prior to any
                                                 distribution being made on a
                                                 Remittance Date in respect of
                                                 interest or principal on the
                                                 related Class B Certificates,
                                                 the applicable Current Interest
                                                 Requirement due them on each
                                                 Remittance Date out of the
                                                 respective Pool Available
                                                 Amount on deposit on such date
                                                 in the Certificate Account and
                                                 (ii) to receive, prior to any
                                                 distribution being made on a
                                                 Remittance Date in respect of
                                                 principal on the related Class
                                                 B Certificates, the applicable
                                                 Class M Pool Principal
                                                 Distribution Amount due them on
                                                 each Remittance Date out of the
                                                 respective Pool Available
                                                 Amount on deposit on such date
                                                 in the Certificate Account.

 Cross Support Features.........................After distribution of amounts otherwise provided herein from
                                                 funds available for a P ool of
                                                 Certificates from the Total
                                                 Monthly Excess Cashflow
                                                 applicable to that Pool, any
                                                 remaining Total Monthly Excess
                                                 Cashflow with respect to Pool I
                                                 and Pool IV will first be
                                                 allocated to the other such
                                                 Pool to reduce any Subordinated
                                                 Deficiency Amount until the
                                                 respective Specified
                                                 Subordination Amount is reached
                                                 and then any remaining Total
                                                 Monthly Excess Cashflow from
                                                 any Pool will be allocated to
                                                 the Certificates then entitled
                                                 to receive principal in the
                                                 other Pools to cover Realized
                                                 Losses in the current period,
                                                 pro rata, based on the amount
                                                 so required by each such other
                                                 Pool. See "Description of the
                                                 Certificates-Cross Support
                                                 Provisions and Spread Amount".

 Spread Account.................................The Agreement may provide for an initial cash deposit into an
                                                 account (the "Spread Account")
                                                 to be maintained with the
                                                 Trustee. The Agreement will
                                                 provide that following the
                                                 Funding Period the required
                                                 level of the Spread Amount with
                                                 respect to each Pool of Loans
                                                 may be increased. In such
                                                 event, cash up to the amount of
                                                 such increase may be deposited
                                                 into the Spread Account.
                                                 Amounts, if any, on deposit in
                                                 the Spread Account will be
                                                 available to fund any Insured
                                                 Payments but not Guaranteed
                                                 Supplemental Payments (each as
                                                 defined below) otherwise
                                                 required to be made on a
                                                 Remittance Date with respect to
                                                 the Pool I and Pool IV
                                                 Certificates, without
                                                 distinction as to the Pool,
                                                 and, in certain circumstances,
                                                 to make accelerated payments of
                                                 principal on the Pool I and
                                                 Pool IV Certificates.
                                                 Additionally, if the level of
                                                 delinquencies for the Pool I
                                                 and Pool IV Loans exceeds
                                                 certain specified levels,
                                                 excess interest received on the
                                                 Pool I and Pool IV Loans will
                                                 be deposited into the Spread
                                                 Account. The Agreement also
                                                 will provide that certain
                                                 excess interest otherwise
                                                 payable to the holders of the
                                                 Class X Certificates and Class
                                                 R Certificates with respect to
                                                 the Loans may, instead, be
                                                 deposited into the Spread
                                                 Account.

 MBIA Policies..................................MBIA Insurance Corporation, a
                                                 New York stock insurance
                                                 corporation ("MBIA"), will
                                                 provide separate insurance
                                                 policies (collectively, the
                                                 "MBIA Policies") relating to
                                                 the Pool I and Pool IV
                                                 Certificates. Subject to the
                                                 requirements of the MBIA
                                                 Policies described under "The
                                                 MBIA Policies and MBIA," MBIA
                                                 unconditionally and irrevocably
                                                 guarantees that the full amount
                                                 of each Insured Payment
                                                 (defined herein) and, with
                                                 respect to the Class AF-6
                                                 Certificates, the full amount
                                                 of each Guaranteed Supplemental
                                                 Payment (as defined herein),
                                                 will be received by the
                                                 Insurance Paying Agent (the
                                                 "Insurance Paying Agent"),
                                                 which initially will be The
                                                 Bank of New York, for
                                                 distribution by the Trustee.
                                                 MBIA's obligations under the
                                                 MBIA Policies will be
                                                 discharged to the extent funds
                                                 equal to the amount required to
                                                 be paid thereunder are received
                                                 by the Insurance Paying Agent,
                                                 whether or not such funds are
                                                 properly applied by the Trustee
                                                 or the Insurance Paying Agent.
                                                 The MBIA Policies are
                                                 noncancellable for any reason.

                                                 "Insured Payment" means (i) as
                                                 of any Remittance Date, any
                                                 Deficiency Amount and (ii) any
                                                 Preference Amount (each, as
                                                 defined under "The MBIA
                                                 Policies and MBIA").

                                                 "Guaranteed Supplemental
                                                 Payment" means, for any
                                                 Remittance Date until the Class
                                                 Principal Balance of the Class
                                                 AF-6 Certificates is reduced to
                                                 zero, the Class

                                                AF-6 Supplemental Interest
                                                 Amount, if any, for such
                                                 Remittance Date; provided,
                                                 however, if MBIA is not in
                                                 default with regard to payment
                                                 under the MBIA Policies, the
                                                 amount of the Guaranteed
                                                 Supplemental Payment required
                                                 to be paid by MBIA shall be
                                                 reduced by the Class X
                                                 Accelerated Distribution
                                                 Amount.

                                                As stated above, amounts, if
                                                 any, in the Spread Account will
                                                 be used to fund Insured
                                                 Payments but not Guaranteed
                                                 Supplemental Payments, prior to
                                                 draws being made on the MBIA
                                                 Policies.

                                                The MBIA Policies do not (i)
                                                 cover any amounts due to
                                                 holders of the Pool II or Pool
                                                 III Certificates, (ii) cover
                                                 The Money Store Inc.'s
                                                 obligation under the Agreement
                                                 to repurchase or substitute for
                                                 Loans with respect to which
                                                 there has been a breach of
                                                 representation, (iii) guarantee
                                                 any specified rate of
                                                 prepayments, or (iv) provide
                                                 funds to redeem the
                                                 Certificates on any specified
                                                 date.

                                                Subject to the terms of the
                                                 Agreement, MBIA will be
                                                 subrogated to the rights of the
                                                 Holders of the Pool I and Pool
                                                 IV Certificates to the extent
                                                 of any Insured Payments or
                                                 Guaranteed Supplemental
                                                 Payments made under the
                                                 applicable MBIA Policy and not
                                                 otherwise reimbursed, but its
                                                 right to reimbursement will be
                                                 subject to the prior rights of
                                                 the holders of the Pool I and
                                                 Pool IV Certificates to amounts
                                                 to which such holders are
                                                 entitled under the Agreement.

 FHA Insurance..................................Subject to the then remaining
                                                 Reserve Amount (as defined
                                                 below) of the Co-Trustee, each
                                                 FHA Loan will be insured by the
                                                 FHA in an amount currently
                                                 equal to 90% of the sum of the
                                                 following: (i) the unpaid
                                                 principal and uncollected
                                                 interest earned to the date of
                                                 default, calculated on the
                                                 actuarial method even if the
                                                 Note (as defined herein)
                                                 relating to such FHA Loan
                                                 provides for simple interest,
                                                 reduced by certain amounts
                                                 received by the Claims
                                                 Administrator in connection
                                                 with enforcing a lien on the
                                                 related Mortgaged Property
                                                 prior to the lien of the
                                                 related FHA Loan; (ii) the
                                                 unpaid amount of interest on
                                                 the unpaid principal from the
                                                 date of default to the date of
                                                 the initial submission of the
                                                 related Claim to the FHA for
                                                 payment plus 15 calendar days,
                                                 but not for any period greater
                                                 than nine months from the date
                                                 of default, calculated at 7%
                                                 per annum; and (iii) the amount
                                                 of certain uncollected court
                                                 costs, attorney's fees, and
                                                 expenses for recording the
                                                 assignment of the related
                                                 Mortgage to the United States.
                                                 See "The Trusts--FHA

                                                Loans" in the Prospectus and
                                                 "Risk Factors--Limitations on
                                                 FHA Insurance" and "Lending
                                                 Programs--The Home Improvement
                                                 Lending Program--FHA Loans"
                                                 herein.

The Co-Trustee's Reserve Amount.................Each of the FHA Loans will be insured by the FHA, to the
                                                 extent described herein, under
                                                 each Originator's FHA contract
                                                 of insurance. In connection
                                                 with the transfer of the FHA
                                                 Loans from the Originators to
                                                 the Co-Tru stee, the
                                                 Originators also will file with
                                                 the FHA all documents necessary
                                                 to effect the transfer of the
                                                 FHA insurance reserves applic
                                                 able to the FHA Loans to the
                                                 Co-Trustee's FHA contract of
                                                 insurance.

                                                Based upon information provided
                                                 by the FHA, The Money Store
                                                 Inc. believes that upon the
                                                 transfer referred to above and
                                                 after the Funding Period, the
                                                 FHA insurance available to the
                                                 Co-Trustee will be equal to at
                                                 least (A) 10% of the principal
                                                 balance of the FHA Loans as of
                                                 the Cut-Off Date or Subsequent
                                                 Cut-Off Date, as the case may
                                                 be; or (B) 10% of the principal
                                                 balance of all Title I loans
                                                 originated or purchased and
                                                 currently reported for FHA
                                                 insurance by the Co-Trustee,
                                                 less amounts for annual
                                                 reductions as described below
                                                 and for insurance claims
                                                 previously paid to the
                                                 Co-Trustee by the FHA,
                                                 including payments in respect
                                                 of loans other than the FHA
                                                 Loans, and increased by an
                                                 amount equal to 10% of the
                                                 lesser of the original
                                                 principal balance or the
                                                 purchase price paid for Title I
                                                 loans subsequently originated
                                                 or purchased of record by the
                                                 Co-Trustee (in the case of
                                                 clause (A) or (B), the "Reserve
                                                 Amount "). See "The Trusts--FHA
                                                 Insurance" in the Prospectus
                                                 and "Risk Factors--Limitations
                                                 on FHA Insurance" herein.

                                                FHA Claims paid to the Co-
                                                 Trustee by the FHA with respect
                                                 to Title I loans other than the
                                                 FHA Loans may affect the total
                                                 amount of the Reserve Amount.

                                                Since the adequacy of the Co-
                                                 Trustee's Reserve Amount is
                                                 dependent upon future events,
                                                 including the reductions for
                                                 the payment of claims, no
                                                 assurance can be given that the
                                                 Reserve Amount is or will be
                                                 adequate to cover 90% of all
                                                 potential losses on the FHA
                                                 Loans. See "Risk Factors--
                                                 Limitations on FHA Insurance"
                                                 herein.

Obligations of the Claims Administrator.........If any FHA Loan becomes a 90 Day
                                                 Delinquent FHA Loan (as defined
                                                 below), and if sufficient
                                                 coverage is available in the
                                                 Reserve Amount to make an FHA
                                                 Payment with respect to such
                                                 FHA Loan, the Claims

                                                 Administrator may, in its sole
                                                 discretion, during any
                                                 subsequent Due Period,
                                                 determine to file a Claim with
                                                 the FHA with respect to such 90
                                                 Day Delinquent FHA Loan. If the
                                                 Claims Administrator determines
                                                 to file such a Claim, the
                                                 Claims Administrator will so
                                                 notify the Co-Trustee and the
                                                 Custodian no later than the
                                                 Determination Date following
                                                 such determination and shall
                                                 request delivery of the related
                                                 loan file (the "Trustee's Loan
                                                 File"). Upon receipt of such
                                                 certification and request, the
                                                 Custodian shall, no later than
                                                 the related Remittance Date,
                                                 release to the Claims
                                                 Administrator the related
                                                 Trustee's Loan File and the
                                                 Co-Trustee and the Custodian
                                                 shall execute and deliver such
                                                 instruments necessary to enable
                                                 the Claims Administrator to
                                                 file a Claim with the FHA on
                                                 behalf of the Co-Trustee.
                                                 Within 120 days of its receipt
                                                 of the related Trustee's Loan
                                                 File, the Claims Administrator
                                                 shall, in its sole discretion,
                                                 either file a Claim with the
                                                 FHA for an FHA Payment with
                                                 respect to such 90 Day
                                                 Delinquent FHA Loan or, if the
                                                 Claims Administrator determines
                                                 not to file such a Claim,
                                                 return to the Co-Trustee the
                                                 related Trustee's Loan File.

                                                With respect to any 90 Day
                                                 Delinquent FHA Loan transferred
                                                 to the Claims Administrator as
                                                 described above, the Claims
                                                 Administrator shall deposit
                                                 (or, if the Claims
                                                 Administrator is not also the
                                                 Servicer, the Claims
                                                 Administrator shall instruct
                                                 the Servicer to deposit) in the
                                                 Principal and Interest Account
                                                 within 24 hours of receipt or
                                                 determination thereof the
                                                 following amounts (such amounts
                                                 to be net of certain amounts
                                                 that would be reimbursable to
                                                 the Servicer under the
                                                 Agreement with respect to
                                                 amounts in the Principal and
                                                 Interest Account): (i) any FHA
                                                 Payments; (ii) the amount, if
                                                 any, by which the FHA Payment
                                                 was reduced in accordance with
                                                 FHA Regulations due to the
                                                 Claims Administrator enforcing
                                                 a lien on the related Mortgaged
                                                 Property prior to the lien of
                                                 the related 90 Day Delinquent
                                                 FHA Loan; and (iii) any
                                                 principal and interest payments
                                                 received with respect to a 90
                                                 Day Delinquent FHA Loan after
                                                 the Due Period in which the FHA
                                                 Loan is transferred to the
                                                 Claims Administrator and before
                                                 either the related FHA Payment
                                                 is paid or the related
                                                 Trustee's Loan File is returned
                                                 to the Co-Trustee, as the case
                                                 may be (the amounts referred to
                                                 in (ii) and (iii) above are
                                                 referred to herein as "Related
                                                 Payments").

                                                If an FHA Loan becomes a 90 Day
                                                 Delinquent FHA Loan when there
                                                 is insufficient coverage in the
                                                 Reserve Amount or if the Claims
                                                 Administrator
                                                 determines not to file a Claim
                                                 with the FHA with respect to
                                                 such 90 Day Delinquent FHA
                                                 Loan, the Co-Trustee will not
                                                 transfer such FHA Loan to the
                                                 Claims Administrator, no Claim
                                                 will be made to the FHA and the
                                                 Servicer may take other action,
                                                 including the commencement of
                                                 foreclosure proceedings on the
                                                 related Mortgaged Property, if
                                                 any. The Servicer will continue
                                                 to make Monthly Advances with
                                                 respect to interest on 90 Day
                                                 Delinquent FHA Loans as
                                                 described under "Monthly
                                                 Advances" herein.

                                                The Certificateholders will not
                                                 have any direct right to
                                                 receive the FHA Payments fr om
                                                 the FHA. See "Risk Factors--
                                                 Dependence on Claims
                                                 Administrator, Representative
                                                 and Servicer for Making FHA
                                                 Claims and Paying the FHA
                                                 Payments" herein.

                                                A "90 Day Delinquent FHA Loan"
                                                 is a Loan with respect to which
                                                 four consecutive Monthly
                                                 Payments have not been received
                                                 by the Servicer as of the last
                                                 day of the related Due Period
                                                 unless, on or prior to the last
                                                 day of the Due Period in which
                                                 the fourth Monthly Payment is
                                                 due, the Servicer has received
                                                 from the related Obligor an
                                                 amount at least equal to one
                                                 unpaid Monthly Payment.

                                                An "FHA Payment" is any amount
                                                 paid by the FHA pursuant to a
                                                 Claim with respect to a 90 Day
                                                 Delinquent FHA Loan.

 FHA Premium Account............................The Trustee will establish with itself a separate account (an
                                                 "FHA Premium Account") to
                                                 reimburse the Claims
                                                 Administrator for the payment
                                                 to the FHA of the annual
                                                 insurance premium (the "FHA
                                                 Insurance Premium") on each FHA
                                                 Loan in the Trust. The FHA
                                                 Insurance Premium is an annual
                                                 premium equal to 0.5% of the
                                                 original principal balance of
                                                 each FHA Loan. If the related
                                                 Obligor pays the FHA Insurance
                                                 Premium in addition to the
                                                 monthly payment, any payment of
                                                 the FHA Insurance Premium
                                                 received during a Due Period
                                                 will be deposited in the FHA
                                                 Premium Account on the related
                                                 Remittance Date by the Trustee
                                                 from the related Certificate
                                                 Account. In certain states, the
                                                 Servicer is prohibited from
                                                 directly collecting the FHA
                                                 Insurance Premium from the
                                                 Obligor. With respect to FHA
                                                 Loans secured by Mortgaged
                                                 Properties located in such
                                                 states, the Servicer will cause
                                                 to be deposited in the FHA
                                                 Premium Account a specified
                                                 percentage of each scheduled
                                                 interest payment. Since an
                                                 Obligor pays interest on the
                                                 declining principal balance of
                                                 the related FHA Loan and the
                                                 FHA Insurance Premium is based
                                                 upon the original principal
                                                 balance of the FHA Loan, the
                                                 amount of interest allocated to
                                                 the FHA Premium Account may be
                                                 more or less than the amount of
                                                 the related FHA Insurance
                                                 Premium. The Servicer has
                                                 agreed to satisfy any resulting
                                                 shortfall from its own funds.

The Pools

General.........................................Unless otherwise noted, all statistical percentages in this
                                                 Prospectus Supplement
                                                 concerning the Loans are
                                                 measured by the aggregate
                                                 principal balances of the
                                                 related Pool of Loans described
                                                 herein at the close of business
                                                 on the Cut-Off Date and all
                                                 dollar amounts are based on the
                                                 principal balances of such
                                                 Loans at the close of business
                                                 on the Cut-Off Date. The Loans
                                                 that will comprise Pool I and
                                                 Pool II as of the Closing Date
                                                 are referred to herein as the
                                                 "Initial Pool I Home Equity
                                                 Loans" and the "Initial Pool II
                                                 Home Equity Loans,"
                                                 respectively, and collectively,
                                                 as the "Initial Home Equity
                                                 Loans." The Loans that will
                                                 comprise Pool III as of the
                                                 Closing Date are referred to
                                                 herein as the "Initial Home
                                                 Improvement Loans." The Loans
                                                 that will comprise Pool IV as
                                                 of the Closing Date are
                                                 referred to herein as the
                                                 "Initial Multifamily Loans"
                                                 and, together with the Initial
                                                 Home Equity Loans and the
                                                 Initial Home Improvement Loans,
                                                 the "Initial Loans."

Pool I and Pool II..............................The Pool I and Pool II Home
                                                 Equity Loans will consist of
                                                 mortgages, deeds of trust or
                                                 other security instruments (the
                                                 "Home Equity Mortgages" or
                                                 "Mortgages"), and the related
                                                 promissory notes (the "Home
                                                 Equity Mortgage Notes" or
                                                 "Notes") secured by one- to
                                                 four-family residences (and in
                                                 the case of Pool I, certain
                                                 five- and six-family
                                                 residences) units in planned
                                                 unit developments ("PUDs") and
                                                 units in condominium
                                                 developments (the "Home Equity
                                                 Mortgaged Properties" or
                                                 "Mortgaged Properties").

                                                As stated above, the Agreement
                                                 will provide that Subsequent
                                                 Home Equity Loans may be
                                                 purchased by the Trust from the
                                                 Originators from time to time
                                                 on or before the close of
                                                 business on March 30, 1998 from
                                                 funds on deposit in the
                                                 Pre-Funding Account allocated
                                                 to Pools I and II. Prior to the
                                                 Closing Date, each Subsequent
                                                 Home Equity Loan will have been
                                                 originated and underwritten, or
                                                 purchased and re-underwritten,
                                                 by one of the Originators,
                                                 substantially in accordance
                                                 with the Originators'
                                                 underwriting criteria described
                                                 in the Prospectus under the
                                                 caption "The Single Family Loan
                                                 Lending Program--Underwriting

                                                 Criteria." The purchase price
                                                 for each Subsequent Home Equity
                                                 Loan will be no greater than
                                                 its unpaid principal balance as
                                                 of the last day of the month
                                                 preceding the month in which it
                                                 is purchased by the Trust (each
                                                 such date, a "Subsequent
                                                 Cut-Off Date"). The Agreement
                                                 will provide that the Pool I
                                                 and Pool II Home Equity Loans,
                                                 following the conveyance of any
                                                 Subsequent Home Equity Loans to
                                                 the appropriate Pool, must, in
                                                 the aggregate, conform to
                                                 certain specified
                                                 characteristics. See "The
                                                 Agreement--Representations and
                                                 Warranties" in the Prospectus.

                                                No more than approximately 18%,
                                                 15%, 12%, 12%, 12%, 10%, 10%
                                                 and 10% of the Pool I Home
                                                 Equity Loans will be secured by
                                                 Home Equity Mortgaged
                                                 Properties located in New York,
                                                 California, Pennsylvania,
                                                 Illinois, Michigan, Florida,
                                                 Georgia and Ohio, respectively.
                                                 No more than approximately 25%,
                                                 20%, 12%, 12%, 10% and 10% of
                                                 the Pool II Home Equity Loans
                                                 will be secured by Home Equity
                                                 Mortgaged Properties located in
                                                 Michigan, Illinois, California,
                                                 Ohio, Washington and New York,
                                                 respectively. No more than
                                                 approximately 7% of the Pool I
                                                 Home Equity Loans and 7% of the
                                                 Pool II Home Equity Loans will
                                                 be secured by Home Equity
                                                 Mortgaged Properties located in
                                                 any other state. Based on
                                                 representations made by the
                                                 obligor on a Home Equity
                                                 Mortgage Note (the "Home Equity
                                                 Mortgagor" or the "Mortgagor"),
                                                 no less than approximately 92%
                                                 of the Home Equity Loans in
                                                 Pool I and 92% of the Home
                                                 Equity Loans in Pool II will be
                                                 secured by one- to four-family
                                                 residences, no more than
                                                 approximately 6% and 6% of the
                                                 Pool I and Pool II Home Equity
                                                 Loans, respectively, will be
                                                 secured by vacation homes,
                                                 secondary residences, or
                                                 investment properties, no more
                                                 than approximately 4% and 4% of
                                                 the Pool I and Pool II Home
                                                 Equity Loans, respectively,
                                                 will be secured by individual
                                                 units in low rise condominiums,
                                                 no more than approximately 10%
                                                 and 12% of the Pool I and Pool
                                                 II Home Equity Loans,
                                                 respectively, will be secured
                                                 by two-, three- or four-family
                                                 houses, no more than
                                                 approximately 2% of the Pool I
                                                 Home Equity Loans will be
                                                 secured by five- or six-family
                                                 houses (which may be mixed use
                                                 buildings) and no more than
                                                 approximately 1% and 1% of the
                                                 Pool I and Pool II Home Equity
                                                 Loans, respectively, will be
                                                 secured by individual units of
                                                 other types including high rise
                                                 condominiums. No Home Equity
                                                 Loan will be secured by a
                                                 mobile home or a cooperative
                                                 residence.

                                                No less than approximately 70%
                                                 of the Pool I Home Equity Loans
                                                 and no less than approximately
                                                 90% of the Pool II Home Equity
                                                 Loans will constitute first
                                                 mortgage liens on the related
                                                 Home Equity Mortgaged Property
                                                 and the remainder of the Pool I
                                                 and Pool II Home Equity Loans
                                                 will constitute second or more
                                                 junior mortgage liens on the
                                                 related Home Equity Mortgaged
                                                 Property.

                                                The "Combined Loan-to-Value
                                                 Ratio" of a Home Equity Loan is
                                                 the ratio, expressed as a
                                                 percentage, determined by
                                                 dividing (x) the sum of the
                                                 original principal balance of
                                                 the Home Equity Loan (less the
                                                 amount, if any, of the premium
                                                 for credit life insurance) plus
                                                 the then-current principal
                                                 balance of the related first
                                                 lien, if any, by (y) the value
                                                 of the Home Equity Mortgaged
                                                 Property, based upon the
                                                 appraisal or valuation made at
                                                 the time of origination of the
                                                 Home Equity Loan.

                                                Based upon the original
                                                 principal balances of the Home
                                                 Equity Loans, no more than ap
                                                 proximately 55% and 50% of the
                                                 Pool I and Pool II Home Equity
                                                 Loans, respectively, will have
                                                 a Combined Loan-to-Value Ratio
                                                 exceeding 80%. No Pool I or
                                                 Pool II Home Equity Loan will
                                                 have a Combined Loan-to-Value
                                                 Ratio exceeding 100%. The
                                                 weighted average Combined Loan-
                                                 to-Value Ratio, based upon
                                                 appraisals or valuations made
                                                 at the times of origination of
                                                 the Pool I and Pool II Home
                                                 Equity Loans, will be no more
                                                 than approximately 79% and 80%,
                                                 respectiv ely. The Home Equity
                                                 Loans are not insured or
                                                 guaranteed by any governmental
                                                 entity.

                                                The Home Equity Loans, other
                                                 than Balloon Home Equity Loans
                                                 discussed below, will provide
                                                 for a schedule of payments
                                                 which will be, if timely paid,
                                                 sufficient to amortize fully
                                                 the principal balance of the
                                                 Home Equity Loan on or before
                                                 its maturity date. The Home
                                                 Equity Loans will be either (i)
                                                 "simple interest" loans, which
                                                 means that payments are applied
                                                 as they are received first to
                                                 accrued interest, then to
                                                 principal or (ii) "actuarial"
                                                 loans, which means that
                                                 payments received either
                                                 earlier or later (other than
                                                 delinquent) than the scheduled
                                                 due dates of such Home Equity
                                                 Loans will not affect the
                                                 amortization schedule or the
                                                 relative application of such
                                                 payments to principal and
                                                 interest. The Pool I Home
                                                 Equity Loans will bear interest
                                                 at fixed rates (each, a "Pool I
                                                 Mortgage Interest Rate") which,
                                                 as of the Cut-Off Date, ranged
                                                 from approximately 7.325% to
                                                 approximately 18% per annum.

                                                The Pool II Home Equity Loans
                                                 will bear interest at
                                                 adjustable rates (each, a "Pool
                                                 II Mortgage Interest Rate")
                                                 which, as of the Cut-Off Date,
                                                 ranged from approximately 5% to
                                                 approximately 17% per annum,
                                                 and which will adjust on the
                                                 date set forth in the related
                                                 Mortgage Note. For each Pool II
                                                 Home Equity Loan, the related
                                                 Pool II Mortgage Interest Rate
                                                 will change initially after the
                                                 period set forth in the related
                                                 Mortgage Note and periodically
                                                 thereafter. Each date on which
                                                 a Pool II Mortgage Interest
                                                 Rate changes is referred to as
                                                 the "Change Date" for the
                                                 related Pool II Home Equity
                                                 Loan. No more than
                                                 approximately 50% of the Pool
                                                 II Home Equity Loans will have
                                                 their first Change Date
                                                 occurring approximately 24
                                                 months after origination, no
                                                 more than approximately 5% of
                                                 the Pool II Home Equity Loans
                                                 will have their first Change
                                                 Date occurring approximately 36
                                                 months after origination and no
                                                 more than approximately 30% of
                                                 the Pool II Home Equity Loans
                                                 will have their first Change
                                                 Date occurring approximately 48
                                                 months after origination. The
                                                 remainder of the Pool II Home
                                                 Equity Loans will have their
                                                 first Change Date occurring no
                                                 later than 12 months after
                                                 origination.

                                                The Pool II Mortgage Interest
                                                 Rate relating to at least 90%
                                                 of the Pool II Home Equity
                                                 Loans will adjust on each
                                                 applicable Change Date to equal
                                                 the sum of (i) the applicable
                                                 London Interbank Offered Rate
                                                 for U.S. dollar deposits (the
                                                 "LIBOR Index") and (ii) the
                                                 number of basis points set
                                                 forth in the related Mortgage
                                                 Note (the "Gross Margin"),
                                                 subject to rounding and to the
                                                 effects of the Periodic Rate
                                                 Cap, the applicable Lifetime
                                                 Cap and the applicable Lifetime
                                                 Floor. The Pool II Mortgage
                                                 Interest Rate relating to the
                                                 remainder of the Pool II Home
                                                 Equity Loans will adjust on
                                                 each Change Date to equal the
                                                 sum of (i) the applicable
                                                 One-Year Constant Maturity
                                                 Treasury Index ("CMT" or the
                                                 "Treasury Index") as published
                                                 by the Federal Reserve Board in
                                                 the applicable Federal Reserve
                                                 Board Statistical Release No.
                                                 H.15, and (ii) the related
                                                 Gross Margin, subject to
                                                 rounding and to the effects of
                                                 the Periodic Rate Cap, the
                                                 applicable Lifetime Cap and the
                                                 applicable Lifetime Floor. The
                                                 "Lifetime Cap" is the maximum
                                                 rate of interest on any
                                                 adjustable rate loan. The
                                                 "Lifetime Floor" is the minimum
                                                 rate of interest on any
                                                 adjustable rate loan.

                                                The Gross Margins for the Pool
                                                 II Home Equity Loans will range
                                                 from approximately 2% to 12%.
                                                 The weighted average Gross
                                                 Margin of the Pool II Home

                                                 Equity Loans will be no less
                                                 than approximately 6%. The
                                                 "Periodic Rate Cap" limits
                                                 changes in the Pool II Mortgage
                                                 Interest Rate for each Pool II
                                                 Home Equity Loan on each Change
                                                 Date to the Periodic Rate Cap
                                                 as set forth in the related
                                                 Mortgage Note. The Lifetime
                                                 Caps of the Pool II Home Equity
                                                 Loans will range from
                                                 approximately 6% to 32%. The
                                                 weighted average Lifetime Cap
                                                 of the Pool II Home Equity
                                                 Loans will be no less than
                                                 approximately 16%. The Lifetime
                                                 Floors of the Pool II Home
                                                 Equity Loans will range from
                                                 approximately 0% to 18%. The
                                                 weighted average Lifetime Floor
                                                 of the Pool II Home Equity
                                                 Loans will be no less than
                                                 approximately 10%.

                                                The weighted average Pool I
                                                 Mortgage Interest Rate of the
                                                 Initial Pool I Home Equity
                                                 Loans will be no less than
                                                 approximately 11.5%. The
                                                 weighted average current Pool
                                                 II Mortgage Interest Rate of
                                                 the Initial Pool II Home Equity
                                                 Loans will be no less than
                                                 approximately 10%. The lowest
                                                 principal balances of any
                                                 Initial Pool I and Initial Pool
                                                 II Home Equity Loan as of the
                                                 Cut-Off Date will be
                                                 approximately $1,000 and
                                                 $1,000, respectively, and the
                                                 highest will be approximately
                                                 $500,000 and $800,000,
                                                 respectively. As of the Cut-Off
                                                 Date, the average principal
                                                 balances of the Initial Pool I
                                                 and Initial Pool II Home Equity
                                                 Loans will be no less than
                                                 approximately $40,000 and
                                                 $85,000, respectively. Initial
                                                 Home Equity Loans not
                                                 originated by an Originator or
                                                 having original principal
                                                 balances less than or equal to
                                                 $15,000 may not be covered by
                                                 title insurance policies. As of
                                                 the Cut-Off Date, the weighted
                                                 average remaining terms to
                                                 stated maturity of the Initial
                                                 Pool I and Initial Pool II Home
                                                 Equity Loans will be no more
                                                 than approximately 257 months
                                                 and 359 months, respectively.
                                                 The weighted average terms to
                                                 stated maturity of the Initial
                                                 Pool I and Initial Pool II Home
                                                 Equity Loans at origination
                                                 will be no more than
                                                 approximately 261 months and
                                                 360 months, respectively.

                                                No more than approximately 15%
                                                 of the Pool I Home Equity Loans
                                                 will provide for a st ated
                                                 maturity of less than the
                                                 period of time of the
                                                 corresponding amortization
                                                 schedule ("Balloon Loans"). As
                                                 a result, upon the ma turity of
                                                 a Balloon Loan, the Home Equity
                                                 Mortgagor will be required to
                                                 make a final payment which will
                                                 be substantially larger than
                                                 such Home Equity Mortgagor's
                                                 previous monthly payments. No
                                                 more than approximately 2% of
                                                 the Pool II Home Equity Loan
                                                 will be Balloon Loans. See
                                                 "Risk Factors--Nature of the
                                                 Security" in th e Prospectus.

Pool III........................................The Home Improvement Loans in
                                                 Pool III will consist of fixed
                                                 rate home improvement mortgages
                                                 (the "Home Improvement
                                                 Mortgages") and the related
                                                 promissory notes, retail
                                                 installment contracts or
                                                 obligations, or sales
                                                 agreements (the "Home
                                                 Improvement Mortgage Notes" or
                                                 "Notes") secured, except as set
                                                 forth below, by one- to four-
                                                 family residences, units in
                                                 planned unit developments
                                                 ("PUDs") or units in
                                                 condominium developments (the
                                                 "Home Improvement Mortgaged
                                                 Properties" or "Mortgaged
                                                 Properties").

                                                As stated above, the Agreement
                                                 will provide that Subsequent
                                                 Home Improvement Loans may be
                                                 purchased by the Trust from the
                                                 Originators from time to time
                                                 on or before the close of
                                                 business on March 30, 1998 from
                                                 funds on deposit in the
                                                 Pre-Funding Account allocated
                                                 to Pool III. Each Subsequent
                                                 Home Improvement Loan
                                                 (including Dealer Loans, as
                                                 defined herein under "Lending
                                                 Programs--The Home Improvement
                                                 Lending
                                                 Program--Dealer/Contractor
                                                 Origination") will have been
                                                 originated and underwritten, or
                                                 purchased and re-underwritten,
                                                 by one of the Originators,
                                                 substantially in accordance
                                                 with the Originators'
                                                 underwriting criteria described
                                                 herein under the caption
                                                 "Lending Programs--The Home
                                                 Improvement Lending
                                                 Program--FHA Loans--Title I
                                                 Underwriting Requirements," in
                                                 connection with Subsequent Home
                                                 Improvement Loans that are FHA
                                                 Loans, and "Lending
                                                 Programs--The Home Improvement
                                                 Lending Program--Conventional
                                                 Home Improvement
                                                 Loans--Underwriting Criteria,"
                                                 in connection with Subsequent
                                                 Home Improvement Loans that are
                                                 Conventional Home Improvement
                                                 Loans. The purchase price for
                                                 each Subsequent Home
                                                 Improvement Loan will be no
                                                 greater than its unpaid
                                                 principal balance as of the
                                                 related Subsequent Cut-Off
                                                 Date. The Agreement will
                                                 provide that the Home
                                                 Improvement Loans, following
                                                 the conveyance of any
                                                 Subsequent Home Improvement
                                                 Loans to Pool III, must, in the
                                                 aggregate, conform to certain
                                                 specified characteristics. See
                                                 "The Agreement--Representations
                                                 and Warranties" in the
                                                 Prospectus.

                                                Between approximately 10% and
                                                 20% of the Initial Home
                                                 Improvement Loans will be FHA
                                                 Loans and the remainder will be
                                                 Conventional Home Improvement
                                                 Loans. The Home Improvement
                                                 Loans will have been originated
                                                 and underwritten, or purchased
                                                 and re-underwritten, by one of
                                                 the Originators substantially
                                                 in accordance with the
                                                 Originators' underwriting
                                                 criteria
                                                 described herein under the
                                                 caption "Lending Programs--The
                                                 Home Improvement Lending
                                                 Program--FHA Loans--Title I
                                                 Underwriting Requirements," in
                                                 connection with FHA Loans, and
                                                 "Lending Programs--The Home
                                                 Improvement Lending Program--
                                                 Conventional Home Improvement
                                                 Loans--Underwriting Criteria,"
                                                 in connection with Conventional
                                                 Home Improvement Loans.

                                                No more than approximately 40%,
                                                 15%, 12%, 12%, 12%, 10%, 10%
                                                 and 7% of the Home Improvement
                                                 Loans will be secured by Home
                                                 Improvement Mortgaged
                                                 Properties located in
                                                 California, Illinois, Florida,
                                                 Nevada, New Jersey, Texas, New
                                                 York, and Georgia,
                                                 respectively. No more than
                                                 approximately 7% of the Home
                                                 Improvement Loans will be
                                                 secured by Home Improvement
                                                 Mortgaged Properties located in
                                                 any other state. Based on
                                                 representations made by the
                                                 mortgagor on a Home Improvement
                                                 Mortgage Note (the "Home
                                                 Improvement Mortgagor" or
                                                 "Obligor"), no less than
                                                 approximately 95% of the Home
                                                 Improvement Loans will be
                                                 secured by one- to four-family
                                                 residences, no more than
                                                 approximately 2% of the Home
                                                 Improvement Loans will be
                                                 secured by vacation homes,
                                                 secondary residences, or
                                                 investment properties, no more
                                                 than approximately 2% of the
                                                 Home Improvement Loans will be
                                                 secured by individual units in
                                                 low rise condominiums, no more
                                                 than approximately 3% of the
                                                 Home Improvement Loans will be
                                                 secured by two-, three- or
                                                 four-family houses, no more
                                                 than approximately 3% of the
                                                 Home Improvement Loans will be
                                                 secured by Multifamily
                                                 Mortgaged Properties and no
                                                 more than approximately 2% of
                                                 the Home Improvement Loans will
                                                 be secured by individual units
                                                 of other types including high
                                                 rise condominiums and mixed-use
                                                 buildings. No more than
                                                 approximately 2% of the Home
                                                 Improvement Loans will be
                                                 secured by a manufactured home
                                                 or a cooperative residence.

                                                No less than approximately 5% of
                                                 the Home Improvement Loans will
                                                 be secured by first mortgage
                                                 liens on the related Home
                                                 Improvement Mortgaged Property,
                                                 no less than approximately 75%
                                                 of the Home Improvement Loans
                                                 will be secured by second
                                                 mortgage liens on the related
                                                 Home Improvement Mortgaged
                                                 Property and the remainder of
                                                 the Home Improvement Loans will
                                                 be secured by more junior
                                                 mortgage liens on the related
                                                 Home Improvement Mortgaged
                                                 Property.

                                                The FHA Loans are insured by the
                                                 FHA to the extent described
                                                 herein. The Conventional Home
                                                 Improvement Loans are not
                                                 insured by any governmental
                                                 entity.

                                                The Initial Home Improvement
                                                 Loans will provide for a
                                                 schedule of payments which
                                                 will be, if timely paid,
                                                 sufficient to amortize fully
                                                 the principal balance of the
                                                 Home Improvement Loan on or
                                                 before its maturity date. The
                                                 Home Improvement Loans will be
                                                 "simple interest" loans.
                                                 However, with respect to FHA
                                                 Loans secured by Mortgaged
                                                 Properties loc ated in states
                                                 where the Servicer collects the
                                                 FHA Insurance Premium directly
                                                 from the related Obligor,
                                                 payments are applied to the FHA
                                                 Insurance Premium prior to
                                                 accrued interest. The Home
                                                 Improvement Loans will bear
                                                 interest at fixed rates (each,
                                                 a "Pool III Home Improvement
                                                 Interest Rate").

                                                The Home Improvement Loans will
                                                 bear interest at fixed Pool III
                                                 Home Improvement Interest Rates
                                                 which range from approximately
                                                 8.095% to approximately 17% per
                                                 annum. The weighted average
                                                 Pool III Home Improvement
                                                 Interest Rate of the Initial
                                                 Home Improvement Loans will be
                                                 no less than approximately
                                                 12.75%. The lowest principal
                                                 balances of any Initial Home
                                                 Improvement Loan as of the
                                                 Cut-Off Date will be
                                                 approximately $1,000, and the
                                                 highest will be approximately
                                                 $120,000. As of the Cut-Off
                                                 Date, the average principal
                                                 balance of the Initial Home
                                                 Improvement Loans will be no
                                                 less than approximately
                                                 $15,000. As of the Cut-Off
                                                 Date, the weighted average
                                                 remaining term to stated
                                                 maturity of the Initial Home
                                                 Improvement Loans will be no
                                                 more than approximately 222
                                                 months. The weighted average
                                                 term to stated maturity of the
                                                 Initial Home Improvement Loans
                                                 at origination will be no more
                                                 than approximately 223 months.
                                                 Each Home Improvement Loan that
                                                 is a first lien is covered by a
                                                 title insurance policy.

Pool IV.........................................The Multifamily Loans in Pool IV
                                                 will consist of mortgages,
                                                 deeds of trust or other
                                                 security instruments (the
                                                 "Multifamily Mortgages"), and
                                                 the related promissory notes
                                                 (the "Multifamily Mortgage
                                                 Notes" or "Notes") secured by
                                                 five or more unit residential
                                                 or mixed-use residential and
                                                 commercial properties (the
                                                 "Multifamily Mortgaged
                                                 Properties" or "Mortgaged
                                                 Properties").

                                                As stated above, the Agreement
                                                 will provide that Subsequent
                                                 Multifamily Loans may be
                                                 purchased by the Trust from the
                                                 Originators from time to time
                                                 on or before the close of
                                                 business on March 30, 1998 from
                                                 funds on deposit in the
                                                 Pre-Funding Account allocated
                                                 to Pool IV. Each Subsequent
                                                 Multifamily Loan will have been
                                                 originated and underwritten, or
                                                 purchased and re-underwritten,
                                                 by one of the Originators,
                                                 substantially in accordance
                                                 with the Originators'
                                                 underwriting criteria described
                                                 under "Lending Programs--The
                                                 Multifamily Lending Program"
                                                 herein. The purchase price for
                                                 each Subsequent Multifamily
                                                 Loan will be no greater than
                                                 its unpaid principal balance as
                                                 of the related Subsequent
                                                 Cut-Off Date. The Agreement
                                                 will provide that the
                                                 Multifamily Loans, following
                                                 the conveyance of any
                                                 Subsequent Multifamily Loans to
                                                 Pool IV, must, in the
                                                 aggregate, conform to certain
                                                 specified characteristics. See
                                                 "The Agreement--Representations
                                                 and Warranties" in the
                                                 Prospectus.

                                                The Initial Multifamily Loans
                                                 were originated and
                                                 underwritten, or purchased and
                                                 re-underwritten, by one of the
                                                 Originators, substantially in
                                                 accordance with the
                                                 Originators' underwriting
                                                 criteria described under
                                                 "Lending Programs--The
                                                 Multifamily Lending Program"
                                                 herein.

                                                No more than approximately 60%,
                                                 30%, 25%, 20%, 15% and 10% of
                                                 the Multifamily Loans will be
                                                 secured by Multifamily
                                                 Mortgaged Properties located in
                                                 Texas, California, New York,
                                                 Massachusetts, Illinois and
                                                 Florida, resp ectively. No more
                                                 than approximately 10% of the
                                                 Multifamily Loans will be
                                                 secured by Multifamily
                                                 Mortgaged Properties located in
                                                 any other state. Based on
                                                 representations made by the
                                                 obligor on a Multifamily
                                                 Mortgage Note (the "Multifamily
                                                 Mortgagor" or "Obligor"), all
                                                 of the Multifamily Loans will
                                                 be secured by five or mo re
                                                 unit residential or mixed-use
                                                 residential and commercial
                                                 properties.

                                                All of the Multifamily Loans
                                                 will constitute first mortgage
                                                 liens on the related
                                                 Multifamily Mortgaged Property.

                                                No Multifamily Loan will have a
                                                 Combined Loan-to-Value Ratio
                                                 (based upon appraisals or
                                                 valuations made at origination
                                                 of the Pool IV Multifamily
                                                 Loans) exceeding 100%. The
                                                 weighted average Combined Loan-
                                                 to-Value Ratio, will be no more
                                                 than
                                                 approximately 70%. The
                                                 Multifamily Loans will not be
                                                 insured or guaranteed by any
                                                 governmental entity.

                                                Substantially all of the
                                                 Multifamily Loans will provide
                                                 for a schedule of payments
                                                 which will be, if timely paid,
                                                 sufficient to amortize fully
                                                 the principal balance of the
                                                 Multifamily Loan on or before
                                                 its maturity da te. The
                                                 Multifamily Loans will be
                                                 "simple interest" loans. The
                                                 Multifamily Loans will bear
                                                 interest at fixed or adjustable
                                                 rates (e ach, a "Multifamily
                                                 Mortgage Interest Rate").

                                                Approximately 80% of the
                                                 Initial Multifamily Loans will
                                                 bear interest at fixed rates
                                                 and approximately 20% of the
                                                 Initial Multifamily Loans will
                                                 bear interest at adjustable
                                                 rates. The Initial Multifamily
                                                 Loans will bear interest at
                                                 rates ranging, as of the
                                                 Cut-Off Date, from
                                                 approximately 9% to
                                                 approximately 13% per annum.
                                                 The adjustable interest rates
                                                 will adjust on the date set
                                                 forth in the related Mortgage
                                                 Note. For each Multifamily Loan
                                                 bearing an adjustable rate, the
                                                 related Multifamily Mortgage
                                                 Interest Rate will change
                                                 initially after the period set
                                                 forth in the related Mortgage
                                                 Note and periodically
                                                 thereafter. Each date on which
                                                 a Multifamily Mortgage Interest
                                                 Rate changes is referred to as
                                                 the "Change Date" for the
                                                 related Multifamily Mortgage
                                                 Loan. No more than
                                                 approximately 1% of the Initial
                                                 Multifamily Mortgage Loans will
                                                 have their first Change Date
                                                 occurring approximately 48
                                                 months after origination. No
                                                 more than approximately 19% of
                                                 the Initial Multifamily Loans
                                                 will have their first Change
                                                 Date occurring no later than 12
                                                 months after origination.

                                                The Multifamily Mortgage
                                                 Interest Rate relating to the
                                                 Multifamily Loans bearing
                                                 adjustable rates will adjust on
                                                 each applicable Change Date to
                                                 equal to sum of (i) the LIBOR
                                                 Index and (ii) the related
                                                 Gross Margin, subject to
                                                 rounding and to the effects of
                                                 the Periodic Rate Cap, the
                                                 applicable Lifetime Cap and
                                                 Lifetime Floor. Substantially
                                                 all of the Initial Multifamily
                                                 Loans bearing adjustable rates
                                                 currently bear interest at a
                                                 rate equal to the Lifetime
                                                 Floor.

                                                The Gross Margin for the
                                                 Multifamily Loans bearing
                                                 adjustable rates will range
                                                 from approximately 4% to 8%.
                                                 The weighted average Gross
                                                 Margin of the Multifamily Loans
                                                 bearing adjustable rates will
                                                 be no less than approximately
                                                 5%. The Lifetime Caps of the
                                                 Multifamily Loans bearing
                                                 adjustable rates will range
                                                 from approximately 15% to 18%.
                                                 The weighted
                                                 average Lifetime Cap of the
                                                 Multifamily Loans bearing
                                                 adjustable rates will be no
                                                 less than approximately 16%.
                                                 The Lifetime Floors of the
                                                 Multifamily Loans bearing
                                                 adjustable rates will range
                                                 from approximately 9% to 12%.
                                                 The weighted average Lifetime
                                                 Floor of the Multifamily Loans
                                                 bearing adjustable rates will
                                                 be no less than approximately
                                                 10%.

                                                 The weighted average
                                                 Multifamily Mortgage Interest
                                                 Rate of the Initial Multifamily
                                                 Loans will be no less than
                                                 approximately 11%. The lowest
                                                 principal balance of any
                                                 Initial Multifamily Loan as of
                                                 the Cut-Off Date will be
                                                 approximately $55,000, and the
                                                 highest will be approximately
                                                 $1,800,000. As of the Cut-Off
                                                 Date, the average principal
                                                 balance of the Initial
                                                 Multifamily Loans will be no
                                                 less than approximately
                                                 $260,000. All Initial
                                                 Multifamily Loans will be
                                                 covered by title insurance
                                                 policies. As of the Cut-Off
                                                 Date, the weighted a verage
                                                 remaining term to stated
                                                 maturity of the Initial
                                                 Multifamily Loans will be no
                                                 more than approximately 357
                                                 months. The weighte d average
                                                 term to stated maturity of the
                                                 Initial Multifamily Loans at
                                                 origination will be no more
                                                 than approximately 358 months.

                                                Each Multifamily Loan contains
                                                 provisions requiring the
                                                 related Mortgagor to pay a
                                                 penalty in connection with
                                                 certain prepayments made within
                                                 three or five years, depending
                                                 on the terms of such
                                                 Multifamily Loan, of its
                                                 origination.

Servicing of the Loans .........................The Servicer will serve as master servicer for the Loans
                                                 in accordance with the Agree-
                                                 ment. The Servicer may act
                                                 through subservicers, including
                                                 the Originators or other
                                                 affiliates of the Servicer.

Monthly Advances ...............................The Servicer is required to remit to the Trustee no later
                                                 than the day of each month
                                                 which is at least three
                                                 Business Days prior to the
                                                 Remittance Date and is in no
                                                 case earlier than the seventh
                                                 Business Day of such month (the
                                                 "Determination Date") the
                                                 amount (a "Monthly Advance"),
                                                 if any, by which, for each Pool
                                                 (a) the sum of (x) 30 days'
                                                 interest (or, with respect to
                                                 the Adjustable Rate
                                                 Certificates and the Auction
                                                 Rate Certificates, the actual
                                                 number of days since the last
                                                 Remittance Date (or, in the
                                                 case of the first Remittance
                                                 Date, from December 15, 1997
                                                 with respect to the Adjustable
                                                 Rate Certificates and from the
                                                 Closing Date with respect to
                                                 the Auction Rate Certificates)
                                                 up to but not including the
                                                 upcoming Remittance Date) at
                                                 the weighted average Adjusted
                                                 Mortgage Loan Remittance

                                                 Rates of such Pool on the
                                                 aggregate outstanding Class
                                                 Principal Balances of each
                                                 Class of Certificates in such
                                                 Pool immediately prior to the
                                                 related Remittance Date and (y)
                                                 the Excess Spread (as defined
                                                 herein under "Description of
                                                 the Certificates--Cross-Support
                                                 Provisions and Spread Amount"),
                                                 if any, for the related
                                                 Remittance Date relating to the
                                                 Loans of the related Pool
                                                 exceeds (b) the amount received
                                                 by the Servicer in respect of
                                                 interest on the Loans of the
                                                 related Pool as of the related
                                                 Record Date (and with respect
                                                 to the Remittance Dates during
                                                 the Funding Period, the sum of
                                                 (i) all funds to be transferred
                                                 to the applicable Certificate
                                                 Account from the Capitalized
                                                 Interest Account for such
                                                 Remittance Date and (ii)
                                                 certain investment earnings on
                                                 amounts in the Pre-Funding
                                                 Account for the applicable
                                                 Remittance Date). Such advances
                                                 by the Servicer are
                                                 reimbursable in the first
                                                 instance from late collections
                                                 of interest including amounts
                                                 received in connection with the
                                                 liquidation of defaulted Loans
                                                 ("Liquidation Proceeds"),
                                                 amounts paid by any insurer
                                                 pursuant to any insurance
                                                 policy covering a Loan,
                                                 Mortgaged Property or REO
                                                 Property ("Insurance
                                                 Proceeds"), FHA Payments and
                                                 proceeds received by the
                                                 Servicer in connection with
                                                 condemnation, eminent domain or
                                                 a release of lien ("Released
                                                 Mortgaged Property Proceeds")
                                                 collected with respect to the
                                                 related Loan as to which the
                                                 advances were made, and any
                                                 other amount that otherwise
                                                 would be distributed on the
                                                 Class X and Class R
                                                 Certificates. Notwithstanding
                                                 the foregoing, the Servicer
                                                 will not be required to make an
                                                 advance if it determines, in
                                                 its good faith judgment, that
                                                 such advance will not be
                                                 recoverable from the foregoing
                                                 sources. Monthly Advances will
                                                 not cover any
                                                 Certificateholders' Interest
                                                 Carryover.

                                                The "Adjusted Mortgage Loan
                                                 Remittance Rate," for a Class
                                                 of Certificates will equal the
                                                 sum of the Pass-Through Rate
                                                 for such Class and a rate used
                                                 to determine certain expenses
                                                 of the Trust. Certain of the
                                                 Loans in each Pool may bear
                                                 interest at a rate below the
                                                 Adjusted Mortgage Loan
                                                 Remittance Rate for the related
                                                 Class. Any such Loan will be
                                                 sold to the Trust at a discount
                                                 so as to create, for each such
                                                 Loan, a mortgage interest rate
                                                 that, when applied to the
                                                 purchase price paid by such
                                                 Trust for such Loan, will at
                                                 least equal the related
                                                 Adjusted Mortgage Loan
                                                 Remittance Rate.

Compensating Interest...........................Not later than each
                                                 Determination Date, with
                                                 respect to each Loan to which
                                                 the Servicer received a
                                                 principal
                                                 payment in full in advance of
                                                 the final scheduled due date (a
                                                 "Principal Prepayment") or
                                                 received a principal payment
                                                 that is in excess of five times
                                                 the scheduled monthly payment
                                                 due, but which was not intended
                                                 by the Mortgagor to satisfy the
                                                 Loan in full or to cure a
                                                 delinquency (a "Curtailment")
                                                 during the related Due Period,
                                                 the Servicer is required to
                                                 remit to the Trustee from
                                                 amounts otherwise payable to
                                                 the Servicer as servicing
                                                 compensation (including the
                                                 Contingency Fee), an amount
                                                 ("Compensating Interest") equal
                                                 to any excess of (a) 30 days'
                                                 interest (or, with respect to a
                                                 Pool II Loan, the actual number
                                                 of days since the last
                                                 Remittance Date (or, in the
                                                 case of the first Remittance
                                                 Date, from December 15, 1997)
                                                 up to but not including the
                                                 upcoming Remittance Date) on
                                                 the principal balance of each
                                                 such Loan as of the beginning
                                                 of the related Due Period, at
                                                 the weighted average Adjusted
                                                 Mortgage Loan Remittance Rates
                                                 of the related Pool applicable
                                                 to the Remittance Date on which
                                                 the Compensating Interest will
                                                 be distributed over (b) the
                                                 amount of interest actually
                                                 received on the related Loan
                                                 during such Due Period.

Optional Repurchase.............................The Servicer has the right, but not the obligation, to
                                                 repurchase any Defaulted Mort
                                                 gage Loan for the purchase
                                                 price and in the manner
                                                 described under "The
                                                 Agreement-Representations and
                                                 Warranties". In no event,
                                                 however, may the aggregate
                                                 principal balance of Defaulted
                                                 Mortgage Loans purchased
                                                 pursuant to this provision
                                                 exceed 10% of the sum of the
                                                 Original Pool Principal Balance
                                                 and the original Pre-Funded
                                                 Amount. A "Defaulted Mortgage
                                                 Loan" is any Mortgage Loan as
                                                 to which the related Obligor
                                                 has failed to make unexcused
                                                 payment in full of three or
                                                 more consecutive monthly
                                                 payments.

Servicing and Contingency Fees .................The Servicer is entitled to a servicing fee of 0.25% per
                                                 annum of the principal balance
                                                 of each Loan (the "Servicing
                                                 Fee"), and a contingency fee of
                                                 0.25% per annum of the
                                                 principal balance of each Loan
                                                 (the "Contingency Fee"), each
                                                 calculated and payable monthly
                                                 from the interest portion of
                                                 scheduled monthly payments,
                                                 Liquidation Proceeds and
                                                 certain other Proceeds
                                                 collected.

Rating..........................................It is a condition to the issuance of the Certificates
                                                 that each Class of Offered
                                                 Certificates receive the
                                                 following ratings from Standard
                                                 & Poor's Ratings Services, a
                                                 division of The McGraw-Hill
                                                 Companies, Inc. ("S&P"),
                                                 Moody's Investors Service, Inc.
                                                 ("Moody's") and/or Fitch IBCA
                                                 Inc. ("Fitch"):

                                                RATING

                              Class        S&P          MOODY'S       FITCH
                                           ---          -------       -----
                              AF-1         AAA          Aaa         --
                              AF-2         AAA          Aaa         --
                              AF-3         AAA          Aaa         --
                              AF-4         AAA          Aaa         --
                              AF-5         AAA          Aaa         --
                              AF-6         AAA          Aaa         --
                              AF-7         AAA          Aaa         --
                              AV-1         AAA          Aaa         --
                              AV-2         AAA          Aaa         --
                              MV-1         AA           Aa2         --
                              MV-2         A            A2          --
                              BV           BBB          Baa2        --
                              AH-1         AAA          --          AAA
                              AH-2         AAA          --          AAA
                              AH-3         AAA          --          AAA
                              AH-4         AAA          --          AAA
                              MH-1         AA           --          AA+
                              MH-2         A            --          A
                              BH           BBB          --          BBB
                              AMF          AAA          Aaa         --


                                                 The ratings assigned by S&P and
                                                  Moody's to the Pool I and Pool
                                                  IV Certificates are based, in
                                                  large part, on the
                                                  creditworthiness of MBIA and
                                                  the MBIA Policies.

                                                 A security rating is not a
                                                  recommendation to buy, sell or
                                                  hold securities and may be
                                                  subject to revision or
                                                  withdrawal at any time. No
                                                  person is obligated to
                                                  maintain the rating on any
                                                  Class of Certificates. The rat
                                                  ings of the Pool II
                                                  Certificates by S&P and
                                                  Moody's do not address the
                                                  likelihood of the payment of
                                                  the amount of any
                                                  Certificatehold ers' Interest
                                                  Carryover. In general, the
                                                  ratings address credit risk
                                                  and do not address the
                                                  likelihood or rate of
                                                  principal prepayments. See
                                                  "Rating of the Offered
                                                  Certificates" herein.

Optional Termination by the Servicer.............On any Remittance Date from and after the Remittance Date on
                                                  which the aggregate principal
                                                  balances of the Loans are less
                                                  than 10% of the sum of (i) the
                                                  aggregate principal balances
                                                  of the Initial Home Equity
                                                  Loans, the Initial Home
                                                  Improvement Loans and the
                                                  Initial Multifamily Loans
                                                  (collectively, the "Initial
                                                  Loans") as of the Cut-Off Date
                                                  (the "Original Pool Principal
                                                  Balance") and (ii) the
                                                  original Pre-Funded Amount
                                                  (such date, the "Optional
                                                  Servicer Termination Date"),
                                                  the Servicer may, at its
                                                  option, and in the absence of
                                                  the
                                                 exercise thereof by the
                                                 Servicer, MBIA may, at its
                                                 option, purchase, on the next
                                                 succeeding Remittance Date, all
                                                 of the Loans and any related
                                                 Mortgaged Property title to
                                                 which has been acquired in
                                                 foreclosure or by deed in lieu
                                                 of foreclosure (an "REO
                                                 Property") at a price set forth
                                                 in the Agreement (the
                                                 "Termination Price") at least
                                                 equal to the sum of (x) 100% of
                                                 the Principal Balances of the
                                                 Loans, including those
                                                 evidenced by REO Properties,
                                                 and including the portion of
                                                 the principal balance of each
                                                 90 Day Delinquent FHA Loan for
                                                 which the Certificateholders
                                                 have not received payment and
                                                 for which a Claim was submitted
                                                 to the FHA, and (y) 30 days'
                                                 interest (or, with respect to
                                                 the Adjustable Rate
                                                 Certificates and the Auction
                                                 Rate Certificates, the actual
                                                 number of days from the last
                                                 Remittance Date to but not
                                                 including the upcoming
                                                 Remittance Date) thereon at the
                                                 then applicable weighted
                                                 average Pass-Through Rates of
                                                 the Certificates plus an amount
                                                 equal to the interest portion
                                                 of any unreimbursed Insured
                                                 Payments and Guaranteed
                                                 Supplemental Payments made by
                                                 MBIA with respect to the
                                                 applicable Pool of Loans. See
                                                 "The Agreement" herein and in
                                                 the Prospectus.

Optional Termination by
   MBIA..........................................On and after the date on which the Pool Available Maximum
                                                  Subordination Amounts for all
                                                  Pools are zero, on any
                                                  Remittance Date on which Pool
                                                  I and/or Pool IV Loans with
                                                  aggregate principal balances
                                                  as of the Cut-Off Date equal
                                                  to or exceeding 25% or more of
                                                  the sum of (i) the Original
                                                  Pool Principal Balance and
                                                  (ii) the original Pre-Funded
                                                  Amount, if any, with respect
                                                  to Pool I and Pool IV have
                                                  become Liquidated Loans, MBIA
                                                  may purchase all of the Loans
                                                  and any related REO Properties
                                                  in respect thereof at a price
                                                  equal to the sum of the
                                                  Termination Prices for all
                                                  Pools and the outstanding and
                                                  unpaid fees and expenses of
                                                  the Trustee and the Servicer.
                                                  See "The Agreement" herein and
                                                  in the Prospectus.

REMIC Election and Tax Status ..................For Federal income tax purposes, one or more elections will be
                                                 made to treat certain assets of
                                                 the Trust as real estate
                                                 mortgage investment conduits
                                                 ("REMICs"). Each Class of
                                                 Certificates (other than the
                                                 Class AF-6 and Class R
                                                 Certificates) will constitute
                                                 "regular interests" in a REMIC
                                                 and each Class of Class R
                                                 Certificates will constitute
                                                 the sole "residual interest" in
                                                 the related REMIC. For federal
                                                 income tax purposes, the Class
                                                 AF-6 Certificateholders will be
                                                 treated as owning (i) a regular
                                                 interest in a REMIC with terms
                                                 identical to the Class AF-6
                                                 Certificates except having
                                                 a Pass-Through Rate equal to
                                                 the Class AF-6 Pass-Through
                                                 Rate, but subject to the
                                                 applicable Net Funds Cap, and
                                                 (ii) rights under the MBIA
                                                 Policy relating to the Class
                                                 AF-6 Supplemental Interest
                                                 Amount. See "Federal Income Tax
                                                 Considerations" herein and
                                                 "Federal Income Tax
                                                 Consequences" in the
                                                 Prospectus.

 ERISA Considerations...........................As described under "ERISA
                                                 Considerations" herein, the
                                                 Pool Class A Certificates may
                                                 be purchased by a pension or
                                                 other employee benefit plan
                                                 subject to the Employee
                                                 Retirement Income Security Act
                                                 of 1974, as amended ("ERISA"),
                                                 or by individual retirement
                                                 accounts or Keogh plans
                                                 covering only a sole proprietor
                                                 or partner which are not
                                                 subject to ERISA but are
                                                 subject to Section 4975 of the
                                                 Code ("Plans"), pursuant to
                                                 certain exemptions from
                                                 potential prohibited
                                                 transaction rules of ERISA
                                                 which prohibit a broad range of
                                                 transactions involving Plan
                                                 assets and persons having
                                                 certain specified relationships
                                                 to a Plan and related excise
                                                 tax provisions of Section 4975
                                                 of the Code. Such exemptions
                                                 are Prohibited Transaction
                                                 Exemption ("PTE") 90-32 and PTE
                                                 90-24 with respect to the Pool
                                                 I Class A Certificates, PTE 90-
                                                 29 and PTE 89-89 with respect
                                                 to the Pool II Class A
                                                 Certificates, PTE 91-14 with
                                                 respect to the Pool III Class A
                                                 Certificates and PTE 92-32 with
                                                 respect to the Pool IV Class A
                                                 Certificates (collectively, the
                                                 "Exemption"), which provide an
                                                 exemption for the purchase,
                                                 holding or subsequent transfer
                                                 of certain asset-backed
                                                 certificates by Plans. As the
                                                 Class M and Class B
                                                 Certificates are subordinated
                                                 and, therefore, not eligible
                                                 for exemptive relief under the
                                                 Exemption they may not be
                                                 purchased directly or
                                                 indirectly, for or on behalf of
                                                 a Plan or any entity whose
                                                 underlying assets include plan
                                                 assets; provided that certain
                                                 insurance company general
                                                 accounts may purchase Class M
                                                 and Class B Certificates
                                                 pursuant to PTCE 95-60. See
                                                 "ERISA Considerations" herein
                                                 and in the Prospectus.

Legal Investment Considerations.................No Class of Offered Certificates
                                                 will constitute "mortgage
                                                 related securities" under the
                                                 Secondary Mortgage Market
                                                 Enhancement Act of 1984
                                                 ("SMMEA"). Each investor should
                                                 consult its own legal advisers
                                                 in determining whether and the
                                                 extent to which a Class of
                                                 Offered Certificates
                                                 constitutes a legal investment
                                                 for such investor. See "Legal
                                                 Invest ment Considerations"
                                                 herein.

Registration of the Certificates................The Offered Certificates will be represented by global
                                                 certificates registered in the
                                                 name of Cede & Co. ("Cede"), as
                                                 the nominee of The Depository
                                                 Trust

                                                    Company ("DTC") in the
                                                    United States, or Cedel
                                                    Bank, sociJtJ anonyme
                                                    ("Cedel Bank") or the
                                                    Euroclear System
                                                    ("Euroclear") in Europe. No
                                                    Certificateholder will be
                                                    entitled to receive
                                                    definitive certificates
                                                    ("Definitive Certificates")
                                                    representing such person's
                                                    interest, except in the
                                                    event that Definitive
                                                    Certificates are issued
                                                    under the limited
                                                    circumstances described
                                                    herein. All references
                                                    herein to
                                                    "Certificateholders" or
                                                    "Holders" will reflect the
                                                    rights of the beneficial
                                                    owners of Certificates, as
                                                    such rights may be exercised
                                                    through DTC and Participants
                                                    except as otherwise
                                                    specified herein. See "Risk
                                                    Factors--Book-Entry
                                                    Registration" in the
                                                    Prospectus and "Description
                                                    of the Certificates--Book-
                                                    Entry Certificates" herein.

                                         RISK FACTORS

        Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors.

RECENT DEVELOPMENTS

        On December 3, 1997 in connection with the offering by the Representative of certain Subordinated Notes, Moody's confirmed its ratings of Ba1 for the Representative's outstanding senior notes and Ba2 for the Representative's $1.72 Mandatory Convertible Preferred Stock (the "Preferred Shares"), but changed its outlook from stable to negative. Moody's stated that continued increases in effective leverage and delinquencies will put additional downward pressure on its ratings. As of the date of this Prospectus Supplement, neither Moody's nor any other rating agency has downgraded the ratings of the Representative's securities, although no assurance can be given that any such downgrading will not occur in the future.

        In addition, on December 15, 1997, S&P placed its ratings of the Representative's outstanding senior notes, subordinated notes and the Preferred Shares on CreditWatch with negative implications. While citing industry issues and specific concerns with certain of the Representative's product lines, S&P did state that the placement on CreditWatch with negative implications implies that the ratings could remain the same or be lowered pending a detailed review with the Representative during the first quarter of 1998.

TRUST ASSETS ARE THE ONLY SOURCE OF CREDIT ENHANCEMENT FOR POOL II AND POOL III CERTIFICATES.

        The subordination provisions described below and the overcollateralization provisions of the Trust are the sole sources of protection for the Pool II and Pool III Certificates against losses on Loans and other shortfalls in available funds. If losses or other shortfalls exceed the protection afforded by such mechanisms, Holders of the Pool II and Pool III Certificates will bear such losses and shortfalls as described herein. See "Description of the Certificates--Cross-Support and Spread Amount." The assets of the Trust are the sole source of funds for distributions on the Pool II and Pool III Certificates. In certain instances available funds with respect to another Pool of Certificates may be used to cover current Applied Realized Loss Amounts (as defined herein) in Pool II or Pool III.

        The holders of the Pool II and Pool III Certificates do not have the benefit of the MBIA Policies. However, the Agreement affords MBIA certain rights that may affect all Certificateholders, regardless of Pool. In particular, MBIA has the right to control the removal and replacement of the Servicer and the Claims Administrator upon the occurrence of certain events described in the Agreement. Additionally, under certain circumstances, MBIA may purchase all of the Mortgage Loans and effect an early termination of the Trust. See "The Agreement - Termination; Purchase of Loans" herein.

SUBORDINATION--LIMITED PROTECTION AFFORDED TO POOL II AND POOL III CLASS A AND CLASS M CERTIFICATES.

        The rights of the Holders of the Class M Certificates to receive distributions with respect to the Loans will be subordinate to the rights of the holders of the Class A Certificates in the same Pool to receive such distributions, the rights of Holders of the Class MV-2 and Class MH-2 Certificates to receive distributions with respect to the applicable Pool of Loans will be subordinate to the rights of the Holders of the related Class A Certificates and the Class MV-1 and Class MH-1 Certificates, respectively, to receive such distributions and the rights of the Holders of the Class BV and Class BH Certificates to receive distributions with respect to the applicable Pool of Loans will be subordinate to the rights of the Holders of the related Class A Certificates and Class M Certificates to receive such distributions. The subordination of the Class B Certificates relative to the related Class A Certificates (and of the more junior Classes of Class M Certificates to the less junior Classes thereof) is intended to enhance the likelihood of regular receipt by the Holders of the Class A Certificates (and such less junior Classes of Class M Certificates) of the full amount of the monthly distributions allocable to them, and to afford such Holders protection against losses.

DEPENDENCE ON CLAIMS ADMINISTRATOR, REPRESENTATIVE, AND SERVICER FOR MAKING FHA CLAIMS AND PAYING THE FHA PAYMENTS

        The Trustee, the Co-Trustee and the Certificateholders are dependent on the Claims Administrator to (1) assure that the FHA Loans will be insured by the FHA, (2) make Claims on 90 Day Delinquent FHA Loans and (3) remit all FHA Payments received from the FHA to the Trustee in accordance with the terms of the Agreement. See "The Agreement--Obligations of The Claims Administrator" herein.

LIMITATIONS ON FHA INSURANCE

        The FHA Loans are covered by FHA insurance to the extent described herein. The Agreement provides that if an FHA Loan becomes a 90 Day Delinquent FHA Loan and if sufficient coverage is available in the related Reserve Amount, the Claims Administrator may, in its sole option, file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If such a Claim is submitted and assuming the Representative, the Originators and the Claims Administrator comply with the provisions described herein, the FHA will pay with respect to such 90 Day Delinquent FHA Loan the amount set forth under "The Home Improvement Lending Program--FHA Loans--Insurance Claims Procedures for Title I Loans" herein regardless of whether, in the case of FHA Loans, the related Mortgaged Property has available equity over and above all liens on such property.

        The availability of FHA insurance following a default on an FHA Loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the FHA Loan and limits on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA insurance by the Co-Trustee. Although the Claims Administrator is an FHA-approved lender and believes, and represents and warrants in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Claims Administrator is not required to obtain, and has not obtained, approval from the FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA insurance claims, and there can be no assurance that the FHA's enforcement of its regulations will not change in the future. In addition, any Claim paid by the FHA will cover only 90% of the sum of the unpaid principal (determined on the actuarial basis) on the FHA Loan, a portion of the unpaid interest and certain other liquidation costs.

        Prior to the transfer of the FHA Loans to the Co-Trustee, the FHA Loans will be insured by the FHA, to the extent described herein, under the related Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originators to the Co-Trustee, the Originators also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the Co-Trustee's FHA contract of insurance.

        Based upon information provided by the FHA, The Money Store Inc. believes that upon the transfer referred to above and after the Funding Period, the FHA insurance available to the Co-Trustee will be equal to at least (A) 10% of the principal balance of the FHA Loans as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be; or (B) 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the Co-Trustee, less amounts for insurance claims previously paid to the Co-Trustee by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the Co-Trustee.

        FHA Claims paid to the Co-Trustee by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount.

        Since the adequacy of the Co-Trustee's Reserve Amount is dependent upon future events, including the annual reductions in the Reserve Amount and the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans.

        In connection with the FHA Loans, pursuant to FHA underwriting criteria in effect at the time substantially all the FHA Loans were originated, there was no requirement that the Mortgaged Property have any available equity over and above the total of all liens on such property, including the Title I loan. However, loans originated between November 18, 1991 and August 15, 1994 that exceeded $15,000 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan, and non-owner occupied property loans originated after November 18, 1991 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan. See "The Trusts--FHA Loans" in the Prospectus and "Lending Programs--The Home Improvement Lending Program--FHA Loans--The Title I Loan Program-General" herein.

MULTIFAMILY LOANS

        Multifamily lending may be viewed as exposing the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of such properties, to fund capital improvements and to service any mortgage loan and any other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

        Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may be reflected in changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. The Money Store Inc. is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

        The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

        Many of the foregoing conditions may not have been present or significant on the Closing Date, and certain of those conditions may change.

NET FUNDS CAP AND CERTIFICATEHOLDERS' INTEREST CARRYOVER

        The Pass-Through Rate for the Adjustable Rate Certificates is based generally on LIBOR and the Pass-Through Rate for the Auction Rate Certificates will be determined pursuant to the Auction Procedures described in Appendix I to the Prospectus, as modified pursuant to Annex III herein (or in the case of the Class AF-6 Certificates, Annex III hereto). Although the Mortgage Interest Rates on the Pool II Loans (which rates will be used in determining the Net Funds Cap for such Pool) are also subject to adjustment, the Mortgage Interest Rates with respect to most of the Pool II Loans adjust less frequently than the Pass-Through Rates on the Adjustable Rate Certificates and the Auction Rate Certificates and adjust by reference to either the London Interbank Offered Rate ("LIBOR"), which will be calculated differently for the Pool II Loans and the Adjustable Rate Certificates, or the Treasury Index, which may not necessarily correspond to changes in one-month LIBOR. Also, the Mortgage Interest Rates on the Pool I Loans (which rates will be used in determining the Net Funds Cap for the Class AF-6 Certificates) are fixed.

        If in respect of any Remittance Date there does not exist a positive spread between (a) the Net Funds Cap applicable to the Adjustable Rate Certificates and the Auction Rate Certificates (other than the Class AF-6 Certificates) and (b) the interest accrued on each such Class at LIBOR plus the applicable margin (in the case of the Adjustable Rate Certificates) or the Auction Rate determined for such Remittance Date (in the case of the Auction Rate Certificates), but in no event exceeding 14% per annum, the Pass-Through Rate for such Class on such Remittance Date will be based upon the applicable Net Funds Cap. Any Certificateholders' Interest Carryover arising as a result of the applicable Pass-Through Rate being based upon the Net Funds Cap, together with interest thereon at the then applicable Pass-Through Rate (without giving effect to the Net Funds Cap but in no event exceeding 14% per annum) will be paid on the following Remittance Date or on any succeeding Remittance Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such Remittance Date. Further, such payments will be made to the Certificateholders of record of such Class for such Remittance Date, regardless of whether they owned Certificates when the related Certificateholders' Interest Carryover was created. The Class AF-6 Certificates will be entitled to receive the Class AF-6 Supplemental Interest Amount. See "Description of the Certificates-Distributions on the Certificates." The ratings of the Certificates do not address the likelihood of the payment of any Certificateholders' Interest Carryover.

                                       LENDING PROGRAMS

        Prospective Certificateholders should consider, in addition to the information described under "The Single Family Loan Lending Program" in the Prospectus, the following with respect to the Home Improvement Loans, the Multifamily Loans and a new lending program applicable to Home Equity and Home Improvement Loans.

THE HOME IMPROVEMENT LENDING PROGRAM

FHA LOANS

        The Title I Loan Program-General

        The National Housing Act of 1934 (the "NHA Act"), in Sections 1 and 2(a) thereof, authorized the creation of the FHA and the Title I credit insurance program (the "Title I Loan Program"). Several types of loans may be made under the Title I Loan Program, including, among others, property improvement loans (the "Title I Property Improvement Loans") which may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily and nonresidential structures. See "The Trusts--FHA Loans" in the Prospectus for a general description of the Title I Loan Program.

        Requirements for Title I Property Improvement Loans

        The following is a description of the requirements for Title I Property Improvement Loans currently in effect.

        A Title I Property Improvement Loan cannot be used to purchase property. The loan proceeds may only be used to finance property improvements which substantially protect or improve the basic livability or utility of the property to be improved. The loan amount may include the cost of the proposed improvements and (i) an origination fee not to exceed 5% of the loan amount on any new property improvement loan; (ii) fees for architectural and engineering services; (iii) building permit costs; (iv) credit report costs; (v) title examination costs; (vi) fees for determining whether the property is in a special flood hazard area; (vii) recording fees, recording taxes, filing fees and documentary stamp taxes; (viii) a fee for inspection of the property by the lender or its agent, not to exceed $75, but only where the total principal obligation is $7,500 or more; and (ix) for loans originated prior to June 3, 1996, appraisal fees in conjunction with a loan or combination of loans on the same property with a total principal balance in excess of $15,000.

        One borrower may have multiple loans on multiple properties. In addition, a borrower may obtain more than one loan to improve one property as long as the total balance does not exceed the maximum permitted for the particular type of loan involved.

        The following maximum dollar limits applied to Title I property improvement loans when the FHA Loans were originated:


               Type of Property                           Loan Limit
               ----------------                           ----------
               Single Family                $25,000 per property (non-manufactured home)
                                            $17,500 per property (manufactured home)

               Multifamily                  $60,000 per property or an average of $12,000 per unit

               Nonresidential               $25,000 per property

               Unsecured                    $7,500 per property


        Title I loans bear fixed rates of interest and are fully amortizing with equal installment payments (except for the first or last payments, which may not exceed 150% of the regular installment payment). Weekly, biweekly, semi-monthly or monthly payments are permitted at the lender's option. Where the borrower has an irregular flow of income, the loan may be repaid in quarterly or semi-annual installments which correspond with the borrower's flow of income. The loan maturity may not be less than six months nor greater than 20 years plus 32 days. The interest rate is established by each lender. For applications taken after June 3, 1996, lenders may not charge any prepayment penalty.

        The lender is entitled to recover the following fees and charges from the borrower, but these costs may not be financed: (i) discount points paid by the borrower to the lender; (ii) a fee for the services of a qualified closing agent; (iii) Title I loan insurance charges assessed by the lender; (iv) title insurance costs; (v) a handling charge to refinance an existing Title I loan, not to exceed 1% of the new loan amount; and (vi) with respect to loans for which the credit application was received prior to July 5, 1995, an origination fee.

        An eligible borrower of a secured Title I loan must have at least a one-half interest in one of the following: (i) fee simple title to the related mortgaged property; (ii) a lease on the mortgaged property which runs at least six months longer than the loan term; or (iii) a recorded land installment contract on the mortgaged property.

        There are two different types of FHA Loans: (1) direct loans ("Direct Loans") and (2) dealer or dealer-contractor loans ("Dealer Loans"). On a Direct Loan, the proceeds of the loan are disbursed directly to the borrower, and there is no participation in the loan application process by a dealer-contractor. On a Dealer Loan, the dealer-contractor participates in the financing in some fashion, such as presenting the loan application to the lending institution, receiving the check or money order (although made payable to the borrower) or accompanying the borrower to the institution for the purpose of receiving payment. On Dealer Loans, before it may disburse funds, the lender must have in its possession a properly signed and dated completion certificate, a copy of the dealer-contractor's contract or sales agreement, and a borrower's authorization certificate, if the loan proceeds are to be disbursed to the dealer-contractor.

        Title I Underwriting Requirements

        Specified loan underwriting requirements must be satisfied prior to loan approval and disbursement of funds. For secured Title I loans the lender must verify that the borrower has at least a one-half interest in the mortgaged property. Additionally, the Originator requires that all owners in fee simple have signed the lien instrument. A copy of the cost estimate on a direct loan or a contract signed by the contractor and borrower must be reviewed with the nature of the work to be done specifically described in the contract. In addition, the loan file must contain the promissory note, lien instrument and other documents required by regulation.

        The borrower's current paying habits and previous credit history must be ascertained by obtaining a consumer credit report and by other credit investigation. Written verification of income and employment is also required. This may include any one of the following: (i) recent payroll stubs (year-to-date plus current); (ii) verification of employment forms; (iii) signed tax returns (self-employed); or (iv) financial statements (self-employed).

        Generally, any Title I loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I loan in excess of $5,000 was required to be secured by such a recorded lien. In order to facilitate the financing of small home improvement projects, the FHA does not require loans of $7,500 or less, in the case of Title I loans originated after August 1994, and $5,000 or less, in the case of Title I loans originated prior to August 1994, to be secured by the property being improved. Notwithstanding the preceding sentence, such loans must be secured by a recorded lien on the improved property, if, including such loan, the total amount of all Title I loans obtained by the borrower on one property exceeds $7,500, or $5,000, as the case may be.

        Effective November 18, 1991, for any secured Title I loan or combination of loans on the same property with a total unpaid principal balance in excess of $15,000, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount, except for certain loans originated by a governmental institution.

        Effective August 15, 1994, for secured Title I loans the requirement that the borrower have equity in the property was eliminated for owner-occupied properties if the structure being improved has been completed and occupied at least six months prior to the date of the related application. For non-owner occupied properties, or owner occupied properties not meeting this requirement, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount and all existing liens on such property.

        Effective June 3, 1996, for secured Title I loans, the requirement that the borrower have equity in the property was eliminated for both owner-occupied and non owner-occupied properties.

        Insurance Claims Procedures for Title I Loans

        The FHA has specific requirements for servicing of loans in default and filing of claims. The FHA requires the lender to make a reasonable effort to contact the borrower and have a face-to-face meeting or conduct a telephone interview prior to accelerating the maturity of the note and filing an insurance claim.

        If the lender's efforts to have the loan brought current are unsuccessful, the lender is required to notify credit reporting agencies, file a claim with the FHA for insurance and assign the loan to the United States government, unless the lender chooses to proceed against the mortgaged property under its Title I security instrument. If the lender chooses so to proceed, it may not, without the approval of FHA, also file an insurance claim. However, if the lender holds an obligation secured by the mortgaged property which is senior to the Title I loan, it may both proceed against the mortgaged property under the senior lien instrument and file an insurance claim for the Title I loan. When a lender files an insurance claim with the FHA, the FHA reviews the claim, the submitted loan documents relating to the loan and the lender's servicing practices in order to verify compliance with FHA Title I requirements. Based upon this review, the loan is either accepted or rejected for insurance claims.

        Subject to the then remaining reserve amount, the amount of the insurance claim payment, when made, is equal to 90% of the sum of the following amounts:

               (1) The unpaid amount of the loan obligation (net of unpaid principal and the uncollected interest earned to the date of default calculated according to the actuarial method).

               (2) The unpaid amount of interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, calculated at the rate of 7% per annum. (However, interest will not be paid for any period greater than nine months from the date of default.)

               (3) The amount of uncollected court costs including fees paid for issuing, serving and filing a summons.

               (4) The amount of attorneys' fees on an hourly or other basis for time actually expended and billed, not to exceed $500.

               (5) The amount of expenses for recording the assignment of the loan to the United States.

        Because Certificateholders do not hold a contract of insurance, the FHA will not recognize the Certificateholders as owners of the FHA Loans, or any portion thereof, who are entitled to submit Claims to the FHA.
Certificateholders will have no direct right to receive insurance payments from the FHA.

DEALER/CONTRACTOR ORIGINATION

        The Originators originate loans through and purchase contracts from home improvement contractors located in various states throughout the United States. An Originator employs account executives who contact home improvement contractors and explain the merits and features of the Originator's available financing plans. Account executives review contractor needs and discuss the Originator's prevailing home improvement loan rates, terms, credit standards and policies. If a contractor desires to utilize the Originator's financing programs, it must make application to the Originator for contractor approval. The Originator has a contractor approval process pursuant to which the financial condition, business experience, and qualifications of the contractor are reviewed prior to its approval to sell or refer loans to the Originator. An approved contractor's qualifications are reviewed annually in order to determine whether such approval will be continued. The annual re-approval process includes the updating of financial and business reference information. Contractors are also monitored as to default levels, delinquency trends and customer complaint resolution.

        All contractor loans are written on an Originator's approved documents and are either executed by the borrower in the presence (i) of the Originator's employees or designated agents or (ii) of the contractor. All contracts which are purchased are written on forms provided or approved by the Originator. Each loan or contract is individually approved in accordance with the Originator's guidelines. The contractor submits the customer credit application and construction contract to the appropriate Originator office where the customer's credit worthiness is determined. Credit analysis includes a review of the customer's previous credit experience, paying habits, length and likelihood of continued employment, ability to repay the debt, and other factors. The credit analysis also includes the determination of the ratio of a customer's long-term debt payments in relation to their gross monthly income.

        The Originators require that all secured home improvement loans and contracts be secured by a recorded lien on the property to be improved. Liens may be in first, second or more junior position. Certain other criteria for FHA insured loans and contracts are described under the caption "--FHA Loans." If an Originator determines that the application meets the Originator's underwriting guidelines (and FHA regulations where applicable) and the credit is approved, the Originator originates the loan or purchases the contract. Unless a customer has specifically requested staged funding of a contract, contracts are not purchased until the customer has verified satisfactory completion of the home improvement project. Where staged funding is used, the Originator requests a completion certificate from the customer within 60 days of funding.

        Property values are generally determined by a drive-by "as-is" appraisal with the cost of the improvement added to the appraisal to reflect the "after improvement" value of the property. Title insurance is required on some FHA Loans where the mortgage is in first position.

CONVENTIONAL HOME IMPROVEMENT LOANS - UNDERWRITING CRITERIA

        Conventional Home Improvement Loans are underwritten in the same manner as the FHA Loans except that the loan proceeds may be used for projects that do not qualify for FHA Loans, the amount of the loan may exceed applicable FHA limits and the loan maturity may be for up to 25 years from origination. However, the maximum amount of an unsecured Conventional Home Improvement Loan is $12,500.

        Conventional Home Improvement Loans and contracts are not insured by the FHA.

        The original principal amount of a Conventional Home Improvement Loan generally may not exceed $50,000 for the Originator's secured no equity program, a program in which no appraisal is required and no Loan-to-Value ratio is calculated, and generally may not exceed $75,000 for the Originator's other secured contractor programs.

THE MULTIFAMILY LENDING PROGRAM

        The Originators originate Multifamily Loans in several states. Typically, Multifamily Loans are 25 to 30 year term fully amortizing loans consisting of 5 or more units (some of which may be non-residential units) for non-purchase money loans. All of the Multifamily Loans are first liens with a minimum loan amount of $50,000 and a maximum loan amount of $1,000,000, a maximum Loan-to-Value ratio of approximately 65% and minimum debt service coverage of approximately 1.25 to 1, although these guidelines can be varied with the approval of senior management. All Multifamily Loans are underwritten centrally in Sacramento, California. Appraisals, field inspections and environmental inspections (performed by outside and certified inspectors) are required for each Multifamily Loan. Title insurance is obtained for all Multifamily Loans. Substantially all of the mixed used properties securing Multifamily Loans will be properties with no less than approximately 90%, measured by square footage, number of units and projected rent, being allocated to residential units.

90-DAY DEFERRED PROGRAM

        With respect to Home Equity and Home Improvement Loans, a borrower is offered the opportunity to defer two scheduled payments of principal and interest on his loan. The interest that accrues for that period is accounted for separately and is collected either from monthly payments made which are in excess of the borrower's scheduled monthly payment or when the loan is paid in full. Payment of principal during the period is similarly deferred. No principal reduction occurs until the first payment is made. The term to maturity and other loan terms are no different than those for loan products without this feature and are not changed due to the deferral.


                            THE REPRESENTATIVE AND THE ORIGINATORS

        The Money Store Inc. will act as the Servicer of the Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

        The Money Store Inc. is a New Jersey corporation and the parent company of the Originators and their affiliates. The Money Store Inc. is headquartered in Sacramento, California and Union, New Jersey.

        The Money Store Inc. is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store Inc. and its subsidiaries primarily consist of home equity loans, loans (the "SBA Loans") guaranteed in part by the United States Small Business Administration (the "SBA") and government guaranteed student loans ("Student Loans"). The Money Store Inc. began providing financing for new and used vehicles (the "Auto Loans") in early 1995.

        Since 1967, The Money Store Inc. and its subsidiaries have been active in the development of the residential home equity lending industry in the United States. The Money Store Inc. and its subsidiaries began to originate SBA Loans and, based upon statistics compiled by the SBA, the Representative believes that during each of the last 15 SBA fiscal years it originated a greater principal amount of SBA Loans than any other originator of such loans in the United States. In 1984, The Money Store Inc. and its subsidiaries entered into the government guaranteed student loan origination market.

        For the year ended December 31, 1996 and the nine months ended September 30, 1997, The Money Store Inc. and its subsidiaries originated or purchased approximately $5.7 billion and $5.5 billion of loans, respectively. Of those loans, approximately 73% and 74%, respectively, by principal amount were home equity loans, approximately 11% and 9%, respectively, by principal amount were SBA Loans, approximately 8% and 8%, respectively, by principal amount were Student Loans and approximately 8% and 9%, respectively, by principal amount were Auto Loans. The business strategy of The Money Store Inc. has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

        At September 30, 1997, The Money Store Inc. and its subsidiaries operated out of 213 branch locations in 50 states, the District of Columbia and the Commonwealth of Puerto Rico.

        The following table shows the originations and portfolio balances of The Money Store Inc. and its subsidiaries for the periods indicated:

                    ORIGINATIONS AND SERVICED LOAN PORTFOLIO BY LOAN TYPE
                                    (Dollars in thousands)

                                                 Year Ended December 31,


                   ------------------------------------------------------------------------------------
                               1994                                     1995
                           Originations                             Originations
                   -----------------------------             ---------------------------
                                  Number of    Serviced Loan                Number of   Serviced Loan
                       Amount      Loans        Portfolio        Amount        Loans      Portfolio
Home Equity Loans..  $2,013,027     38,644       $3,725,918    $2,885,044     67,828      $5,751,677
% of Total.........    72.4%                        63.2%        75.5%                      66.7%
SBA Loans..........   420,416        1,143        1,605,645     440,728       1,461       1,907,050
% of Total.........    15.1%                        27.2%        11.5%                      22.1%
Student Loans......   345,965       136,354        566,906      369,129      139,946       845,501
% of Total.........    12.5%                        9.6%          9.7%                       9.8%
Auto Loans.........                                             128,070       13,141       117,239
% of Total.........                                              3.3%_                       1.4%
                     ------------- --------                     -------                     -----

        Total......  $2,779,408     176,141      $5,898,469    $3,822,971    222,376      $8,621,467
                     ==========     =======      ==========    ==========    ========     ==========



                             Year Ended December 31, 1996          Nine months Ended September 30, 1997
                             ----------------------------          ------------------------------------

                               Originations                               Originations
                       -----------------------------             ------------------------------
                                          Number      Serviced Loan                     Number       Serviced Loan
                            Amount       of Loans       Portfolio       Amount         of Loans        Portfolio
                            ------       --------     --------------    ------         --------      --------------
Home Equity Loans         $4,150,992      104,519      $8,230,776     $4,035,632        107,934       $10,423,203
% of Total...........       72.9%                         67.5%          74.0%                           68.3%
SBA Loans............      635,498         1,769        2,282,384       513,774          1,206         2,562,022
% of Total...........       11.2%                         18.7%          9.4%                            16.8%
Student Loans........      458,459        168,837       1,203,739       421,421         114,407        1,489,390
% of Total...........        8.0%                         9.9%           7.7%                            9.8%
Auto Loans...........      448,105        45,124         475,533        482,545         47,499          775,556
% of Total...........        7.9%                         3.9%            8.9%                            5.1 %
                            ------                       ------         ------                          -------

                          $5,693,054      320,249      $12,192,432    $5,453,372        271,046       $15,250,171
                          ==========      =======      ===========    ==========        =======       ===========

        Although the Originators have no maximum dollar amount for home equity loans, the actual maximum amount that the Originators will lend is determined by the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the home's appraised value. For home equity loans originated in 1994, 1995, 1996 and the first nine months of 1997, the average loan size was approximately $52,000, $43,000, $40,000 and $37,307, respectively.

        In July 1993, the Originators introduced a revised program of originating home equity loans (the "Equity Advantage Loans") with Combined Loan-to-Value Ratios exceeding 80%. Equity Advantage Loans are secured by first or second liens, generally possess lower debt-to-income ratios and bear a higher rate of interest than home equity loans with lower Combined Loan-to-Value Ratios.

        The following table illustrates The Money Store Inc.'s delinquency and charge-off experience with respect to home equity loans in its servicing portfolio:

                        HOME EQUITY LOAN DELINQUENCIES AND CHARGE-OFFS
                                    (DOLLARS IN THOUSANDS)


                                                AS OF AND FOR THE YEARS        AS OF AND FOR THE NINE MONTHS
                                                  ENDED DECEMBER 31,                ENDED SEPTEMBER 30, 1997
                                                -----------------------        -----------------------------
                                             1994         1995        1996
                                             ----         ----        ----
30-59 days past due...............          1.77%     1.76%         1.31%                 1.61%
60-89 days past due...............          0.42%     0.68%         0.81%                 0.94%
90+ days past due.................          1.86%     2.42%         3.83%                 4.23%
Loans charged-off, net............         $19,942   $24,205      $37,039               $41,036
Loans charged-off, net, as a percentage
  of the home equity serviced loan
  portfolio (1)....................          0.54%     0.42%         0.45%                 0.53%

-------------------------

(1) The percentage of Home Equity Loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of Home Equity Loans contained in the Serviced Loan Portfolio. The percentage reported for the nine months ended September 30, 1997 has been annualized.

        While the above delinquency and charge-off experience represents the Servicer's recent experience, there can be no assurance that the future delinquency and charge-off experience on the Home Equity Loans included in the Trust will be similar. The Servicer can neither quantify the impact of any recent property value declines on the Home Equity Loans nor predict whether, to what extent or how long such declines may continue. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those heretofore experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. See "Description of the Certificates--The Distribution Amounts" herein for a discussion of the effect to Certificateholders of delinquencies in payments on The Home Equity Loans.

        The Money Store Inc. does not separately report the delinquency and charge-off experience of its Home Improvement Loans and Multifamily Loans and there can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Home Improvement Loans and the Multifamily Loans will be similar to that reflected in the table above.

LEGAL PROCEEDINGS

        Because the nature of the business of The Money Store Inc. involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, The Money Store Inc. is subject to claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, The Money Store Inc. believes that the aggregate amount of such liabilities will not result in monetary damage which would have a material adverse effect on the financial condition of The Money Store Inc.

                                        THE LOAN POOLS

GENERAL

        Certain data with respect to the Initial Loans expected to be included in the Trust is set forth below. References in this Prospectus Supplement to the characteristics of the Loans as of the Cut-Off Date are deemed to include the characteristics, as of the date of their origination, of those Loans originated after the Cut-Off Date and up to the Closing Date. A Current Report on Form 8-K containing a detailed description (the "Detailed Description") of the Initial Loans will be available to purchasers of the Offered Certificates upon request and will be filed with the Securities and Exchange Commission within 15 days after issuance of the Offered Certificates. The Detailed Description will specify the principal balance of the Loans of each Pool as of the Cut-Off Date, the initial principal balance of each Class of the Certificates and will also include the following information regarding such Loans of each Pool (in each case, presented by (i) principal balance of the applicable Pool as of the Cut-Off Date; (ii) percentage of the applicable Pool by principal balance and
(iii) number of Initial Loans for the applicable Pool): geographical distribution of the Mortgaged Properties, Combined Loan-to-Value Ratios (except with respect to the Initial Pool III Home Improvement Loans), interest rates, original principal balances, number of months since origination, months remaining to stated maturity, Gross Margins with respect to the Initial Pool II Home Equity Loans, Lifetime Caps with respect to the Initial Pool II Home Equity Loans, Lifetime Floors with respect to the Initial Pool II Home Equity Loans and the months to next Change Date with respect to the Initial Pool II Home Equity Loans.

        The statistical information presented in this Prospectus Supplement concerning the Loans is based on preliminary Pools expected to be delivered to the Trustee and the Co-Trustee on the Closing Date. The Representative expects that loans (including the Subsequent Loans) that were not contained in the preliminary Pools will be added to the final Pools. While the statistical distribution of the characteristics for the final Pools of Loans will vary somewhat from the statistical distribution of such characteristics for the preliminary Pools of Loans presented in this Prospectus Supplement, the Representative does not believe that the characteristics of the final Pools will differ materially.

        The Agreement will provide that Subsequent Loans may be purchased by the Trust from the Originators from time to time on or before the close of business on March 30, 1998 from funds on deposit in the Pre-Funding Account. Any Subsequent Pool I or Pool II Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described in the Prospectus under the caption "The Home Equity Lending Program--Underwriting Criteria." Any Subsequent Pool III Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program--FHA Loans--Title I Underwriting Requirements," in the case of FHA Loans, or "Lending Programs--The Home Improvement Lending Program--Conventional Improvement Loans--Underwriting Criteria," in the case of Conventional Home Improvement Loans. Any Subsequent Pool IV Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described herein under the caption "Lending Program--The Multifamily Lending Program." The purchase price for each Subsequent Loan will be no greater than its unpaid principal balance as of the related Subsequent Cut-Off Date. The Agreement will provide that each Pool of Loans, following the conveyance of any Subsequent Loans to the appropriate Pool, must, in the aggregate, conform to certain specified characteristics. See "The Agreement-- Representations and Warranties" in the Prospectus.

HOME EQUITY LOANS

        The Home Equity Loans consist of mortgages, deeds of trust or other security instruments (the "Home Equity Mortgages" or "Mortgages"), and the related promissory notes (the "Home Equity Mortgage Notes" or "Notes") secured by one- to four-family residences (and, in the case of Pool I, certain five- and six- family residences), units in planned unit developments and units in condominium developments (the "Home Equity Mortgaged Properties" or "Mortgaged Properties"). The aggregate principal balance of the Initial Pool I Home Equity Loans as of the Cut-Off Date will be not less than approximately $594,000,000, and the aggregate principal balance of the Initial Pool II Home Equity Loans as of the Cut-Off Date will be not less than approximately $610,000,000. The Home Equity Loans will be originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the underwriting criteria described in the Prospectus under the heading "The Home Equity Lending Program--Underwriting Criteria." However, with respect to up to 0.50% of the Pool I Home Equity Loans, based upon their original principal balances, the Originators may not have independently verified the income of the related Obligors. Certain of the Pool I and Pool II Home Equity Loans may contain provisions requiring the related Mortgagor to pay a penalty in connection with certain prepayments. Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Initial Home Equity Loans described herein on the Cut-Off Date, and the statistics are given as of the Cut-Off Date.

        Each Pool II Home Equity Loan (including Subsequent Pool II Home Equity Loans) will bear interest at an adjustable rate (each, a "Pool II Mortgage Interest Rate") which will adjust on the date set forth in the related Mortgage Note. For each Pool II Home Equity Loan, the related Pool II Mortgage Interest Rate will change initially after the period set forth in the related Mortgage Note and periodically thereafter. Each date on which a Pool II Mortgage Interest Rate changes is referred to as the "Change Date" for the related Pool II Home Equity Loan. No more than approximately 50% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 24 months after origination, no more than approximately 5% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 36 months after origination and no more than approximately 30% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 48 months after origination. The remainder of the Pool II Home Equity Loans will have their first Change Date occurring no later than 12 months after origination. The Pool II Mortgage Interest Rate relating to at least 90% of the Pool II Home Equity Loans will adjust on each applicable Change Date to equal the sum of (i) the applicable London Interbank Offered Rate for U.S. dollar deposits (the "LIBOR Index") and
(ii) the number of basis points set forth in the related Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The Pool II Mortgage Interest Rate relating to the remainder of the Pool II Home Equity Loans will adjust on each Change Date to equal the sum of (i) the applicable One-Year Constant Maturity Treasury Index ("CMT" or the "Treasury Index") as published by the Federal Reserve Board in the applicable Federal Reserve Board Statistical Release No. H.15, and (ii) the related Gross Margin, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

        The Gross Margins for the Pool II Home Equity Loans will range from approximately 2% to 12%. The weighted average Gross Margin of the Pool II Home Equity Loans will be no less than approximately 6%. The "Periodic Rate Cap" limits changes in the Pool II Mortgage Interest Rate for each Pool II Home Equity Loan on each Change Date to the Periodic Rate Cap as set forth in the related Mortgage Note. The Lifetime Caps of the Pool II Home Equity Loans will range from approximately 6% to 32%. The weighted average Lifetime Cap of the Pool II Home Equity Loans will be no less than approximately 16%. The Lifetime Floors of the Pool II Home Equity Loans will range from approximately 0% to 18%. The weighted average Lifetime Floor of the Pool II Home Equity Loans will be no less than approximately 10%. The Pool II Home Equity Loans do not provide for negative amortization.

        No less than approximately 70% of the Pool I Home Equity Loans and no less than approximately 90% of the Pool II Home Equity Loans will be secured by first mortgage liens and the remainder of the Pool I Home Equity Loans will be secured by junior mortgage liens. Based on representations made by the Obligors, no less than approximately 92% of the Home Equity Loans in Pool I and 92% of the Home Equity Loans in Pool II will be secured by one-to four-family residences, no more than approximately 6% and 6% of the Pool I and Pool II Home Equity Loans, respectively, are secured by vacation homes, secondary residences, or investment properties, no more than approximately 4% and 4% of the Pool I and Pool II Home Equity Loans, respectively, will be secured by individual units in low-rise condominiums, no more than approximately 10% and 12% of the Pool I and Pool II Home Equity Loans, respectively, will be secured by two-, three- or four-family houses, no more than approximately 2% of the Pool I Home Equity Loans will be secured by five- or six-family houses (which may be mixed-use buildings) and no more than approximately 1% and 1% of the Pool I and Pool II Home Equity Loans, respectively, will be secured by individual units of other types including high-rise condominiums. No Home Equity Loan will be secured by a mobile home or a cooperative residence.

        No more than approximately 18%, 15%, 12%, 12%, 12%, 10%, 10% and 10% of the Pool I Home Equity Loans are secured by Mortgaged Properties located in New York, California, Pennsylvania, Illinois, Michigan, Florida, Georgia and Ohio, respectively. No more than approximately 20%, 25%, 12%, 12%, 10% and 10% of the Pool II Home Equity Loans will be secured by Mortgaged Properties located in Illinois, Michigan, California, Ohio, Washington and New York, respectively. No more than approximately 7% of the Pool I Home Equity Loans and 7% of the Pool II Home Equity Loans will be secured by Mortgaged Properties located in any other state.

        Improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country.

        Based upon the original principal balances of the Home Equity Loans, no more than approximately 55% and 50% of the Pool I and Pool II Home Equity Loans, respectively, will have a Combined Loan-to-Value Ratio exceeding 80%. No Pool I or Pool II Home Equity Loan will have a Combined Loan-to-Value Ratio exceeding 100%. The weighted average Combined Loan-to-Value Ratios of the Pool I and Pool II Home Equity Loans will be no more than approximately 79% and 80%, respectively. The Home Equity Loans will not be insured or guaranteed by any governmental entity.

        The Initial Pool I Home Equity Loans will bear interest at fixed rates which, as of the Cut-Off Date, range from approximately 7.325% to 18% per annum. The Initial Pool II Home Equity Loans will bear interest at adjustable rates which, as of the Cut-Off Date, ranged from 5% to 17% per annum. The weighted average Pool I Mortgage Interest Rate on the Initial Pool I Home Equity Loans will be no less than approximately 11.5% per annum. The weighted average current Pool II Mortgage Interest Rate on the Initial Pool II Home Equity Loans will be no less than approximately 10% per annum. The lowest principal balances of any Initial Pool I and Initial Pool II Home Equity Loans will be approximately $1,000 and $1,000, respectively, and the highest will be no less than approximately $500,000 and $800,000, respectively. As of the Cut-Off Date, the average principal balances of the Initial Pool I and Initial Pool II Home Equity Loans will be no less than approximately $40,000 and $85,000, respectively. Home Equity Loans not originated by an Originator or Home Equity Loans having original principal balances less than or equal to $15,000 may not be covered by title insurance policies. The weighted average remaining terms to stated maturity of the Initial Pool I and Initial Pool II Home Equity Loans will be no more than approximately 257 months and 359 months, respectively. The weighted average terms to stated maturity of the Initial Pool I and Initial Pool II Home Equity Loans at origination will be no more than approximately 261 months and 360 months, respectively. No more than approximately 15% of the Pool I Home Equity Loans will be Balloon Loans. No more than approximately 2% of the Pool II Home Equity Loans will be Balloon Loans.

HOME IMPROVEMENT LOANS

        The Home Improvement Loans consist of fixed-rate, residential home improvement mortgages, deeds of trust or other security instruments (the "Home Improvement Mortgages" or "Mortgages"), and the related promissory notes, retail installment contracts or obligations, or sales agreements (the "Home Improvement Mortgage Notes" or "Notes") secured, except as set forth below, by one- to four-family residences, units in planned unit developments and units in condominium developments (the "Home Improvement Mortgaged Properties" or "Mortgaged Properties"). Between approximately 10% and 20% of the Initial Home Improvement Loans will be

FHA Loans and the remainder will be Conventional Home Improvement Loans. The Initial Home Improvement Loans will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program-Title I Underwriting Requirements," in the case of FHA Loans, or "Lending Programs--The Home Improvement Lending Programs--Conventional Home Improvement Loans-- Underwriting Criteria," in the case of Conventional Home Improvement Loans. Certain of the Conventional Home Improvement Loans may contain provisions requiring the related Mortgagor to pay a penalty in connection with certain prepayments. Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Initial Home Improvement Loans described herein on the Cut-Off Date and the statistics are given as of the Cut-Off Date.

        No less than approximately 5% of the Home Improvement Loans will be secured by first mortgage liens, no less than approximately 75% of the Home Improvement Loans will be secured by second mortgage liens and the remainder of the Home Improvement Loans will be secured by more junior mortgage liens. Based on representations made by the Obligors, no less than approximately 95% of the Home Improvement Loans will be secured by one-to four-family residences, no more than approximately 2% of the Home Improvement Loans are secured by vacation homes, secondary residences, or investment properties, no more than approximately 2% of the Home Improvement Loans will be secured by individual units in low-rise condominiums, no more than approximately 3% of the Home Improvement Loans will be secured by two-, three- or four-family houses, no more than approximately 3% of the Home Improvement Loans will be secured by Multifamily Mortgaged Properties and no more than approximately 2% of the Home Improvement Loans will be secured by individual units of other types including high-rise condominiums and mixed-use buildings. No more than approximately 2% of the Home Improvement Loans will be secured by a manufactured home or a cooperative residence.

        No more than approximately 40%, 15%, 12%, 12%, 12%, 10%, 10% and 7% of the Home Improvement Loans are secured by Mortgaged Properties located in California, Illinois, Florida, Nevada, New Jersey, Texas, New York and Georgia, respectively. No more than approximately 7% of the Home Improvement Loans will be secured by Mortgaged Properties located in any other state.

        The FHA Loans are insured by the FHA to the extent described herein. The Conventional Home Improvement Loans are not insured or guaranteed by any governmental entity.

        The Initial Home Improvement Loans will bear interest at fixed rates which range from approximately 8.095% to 17% per annum. The weighted average Mortgage Interest Rate on the Initial Home Improvement Loans will be no less than approximately 12.75% per annum. The lowest principal balance of any Initial Home Improvement Loans will be approximately $1,000 and the highest will be approximately $120,000. The average principal balance of the Initial Home Improvement Loans will be no less than approximately $15,000. As of the Cut-Off Date, the weighted average remaining terms to stated maturity of the Initial Home Improvement Loans will be no more than be approximately 222 months. The weighted average term to stated maturity of the Initial Home Improvement Loans at origination will be no more than approximately 223 months. None of the Home Improvement Loans will be Balloon Loans.

MULTIFAMILY LOANS

        The Multifamily Loans consist of home improvement mortgages, deeds of trust or other security instruments (the "Multifamily Mortgages" or "Mortgages"), and the related promissory notes (the "Multifamily Mortgage Notes" or "Notes") secured by five or more unit residential or mixed-use residential and commercial properties (the "Multifamily Mortgaged Properties" or "Mortgaged Properties"). The Multifamily Loans will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the underwriting criteria described herein under the heading "Lending Programs--The Multifamily Lending Program."

        No more than approximately 60%, 30%, 25%, 20%, 15% and 10% of the Multifamily Loans will be secured by Mortgaged Properties located in Texas, California, New York, Massachusetts, Illinois and Florida, respectively. No more than approximately 10% of the Initial Multifamily Loans will be secured by Mortgaged Properties located in any other state. All the Multifamily Loans will be secured by first mortgage liens.

        None of the Multifamily Loans (based upon appraisals or valuations made at origination of the Multifamily Loans) will have a Combined Loan-to-Value Ratio exceeding 100%. The weighted average Combined Loan-to-Value Ratios of the Multifamily Loans will be approximately 70%. The Multifamily Loans will not be insured or guaranteed by any governmental entity.

        Approximately 80% of the Initial Multifamily Loans will bear interest at fixed rates and approximately 20% of the Initial Multifamily Loans will bear interest at adjustable rates. The Initial Multifamily Loans will bear interest at rates ranging, as of the Cut-Off Date, from approximately 9% to approximately 13% per annum. The adjustable interest rates will adjust on the date set forth in the related Mortgage Note. For each Multifamily Loan bearing an adjustable rate the related Multifamily Mortgage Interest Rate will change initially after the period set forth in the related Mortgage Note and periodically thereafter. Each date on which a Multifamily Mortgage Interest Rate changes is referred to as the "Change Date" for the related Multifamily Loan. No more than approximately 1% of the Multifamily Loans will have their first Change Date occurring approximately 48 months after origination. No more than approximately 19% of the Multifamily Loans will have their first Change Date occurring no later than 12 months after origination. The Multifamily Mortgage Interest Rate relating to the Multifamily Loans bearing adjustable rates will adjust on each applicable Change Date to equal the sum of (i) the LIBOR Index and (ii) the Gross Margin, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. Substantially all of the Initial Multifamily Loans bearing adjustable rates currently bear interest at a rate equal to the Lifetime Floor.

        The Gross Margins for the Multifamily Loans bearing adjustable rates will range from approximately 4% to 8%. The weighted average Gross Margin of the Multifamily Loans bearing adjustable rates will be no less than approximately 5%. The Lifetime Caps of the Multifamily Loans will range from approximately 15% to 18%. The weighted average Lifetime Cap of the Multifamily Loans will be no less than approximately 16%. The Lifetime Floors of the Multifamily Loans will range from approximately 9% to 12%. The weighted average Lifetime Floor of the Multifamily Loans will be no less than approximately 10%.

        The weighted average Mortgage Interest Rate on the Initial Multifamily Loans will be no less than approximately 11% per annum. The lowest principal balance of any Initial Multifamily Loans will be approximately $55,000 and the highest will be approximately $1,800,000. As of the Cut-Off Date, the average principal balance of the Initial Multifamily Loans will be no less than approximately $260,000. All Initial Multifamily Loans will be covered by title insurance policies. As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Initial Multifamily Loans will be no more than approximately 357 months. The weighted average term to stated maturity of the Initial Multifamily Loans at origination will be no more than approximately 358 months.

PAYMENTS ON THE LOANS

        The Initial Loans, other than Balloon Loans, will generally provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related Initial Loan on or before its maturity date. Interest with respect to the Initial Loans will accrue on either an actuarial interest method or a simple interest method.

        The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments on such Loans received either earlier or later (other than delinquent) than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. With respect to the Pool II Home Equity

Loans, on each Change Date, the Mortgagor's monthly payment will be adjusted prospectively to fully amortize such Pool II Home Equity Loans at the then current Pool II Mortgage Interest Rate over its stated remaining term to maturity.

        The simple interest method provides for the amortization of the amount of each loan over a series of equal monthly payments. However, unlike the monthly payment under the actuarial interest method, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance at the stated interest rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance; provided, however, that with respect to FHA Loans secured by Mortgaged Properties located in states where the Servicer collects the FHA Insurance Premium directly from the related Mortgagor, payments are applied first to the FHA Insurance Premium. Accordingly, if a borrower pays a fixed monthly installment on such a loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on the loan after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly reduced. In addition, a late charge may be imposed with respect to the past due amount.

        The amount of interest payable to the Certificateholders on each Remittance Date will not be affected by interest accruing on the Loans based on the simple interest method. On each Remittance Date, the Certificateholders are entitled to receive 30 days' interest (or, with respect to the Adjustable Rate Certificates and Auction Rate Certificates, the actual number of days from the last Remittance Date (or, in the case of the first Remittance Date, from December 15, 1997 with respect to the Adjustable Rate Certificates and from the Closing Date with respect to the Auction Rate Certificates) to but not including the upcoming Remittance Date) at the applicable Pass-Through Rate on the outstanding principal balances of the applicable Class of Certificates immediately prior to such Remittance Date. The Servicer is required to remit to the Trustee the excess, if any, of the amount of interest the Certificateholders are entitled to receive on each Remittance Date over the interest collected on the Loans during the related Due Period and available to pay interest on the Certificates. See "The Agreement--Monthly Advances and Compensating Interest" herein.

        Similarly, the compensation payable to the Servicer will not be affected by interest accruing on the Loans based on the simple interest method. The Servicer is entitled to receive a fee based on the principal balance of the Loans, not upon the portion of a monthly payment allocable to interest. See "The Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

        If a payment is received on a Loan before its due date, more of such payment will be used on the related Remittance Date to pay principal on the Certificates than if such payment was received on such due date. Conversely, if a payment is received on a Loan after its scheduled due date, less of such payment will be used on the related Remittance Date to pay principal on the Certificates than if such payment was received on its due date. This will not affect the total amount of principal to be received by the Certificateholders over the life of the transaction, but it may affect the weighted average lives of the Certificates.


                        MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

        The effective yield on the Certificates (other than the Adjustable Rate Certificates and Auction Rate Certificates) will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on such Certificates from the first day of each month, the distribution of such interest will not be made until the 15th day (or if such 15th day is not a Business Day, the next succeeding Business Day) of the month following the month of accrual. For the Adjustable Rate Certificates and Auction Rate Certificates, interest will accrue generally from the 15th day of each month until the 14th day of the next month.

        In general, because the Pool I, Pool III and Pool IV Loans will bear fixed interest rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment of such Loans is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Similarly, when the level of interest rates for similar loans significantly rises, the rate of prepayment of such Loans may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

        All of the Pool II Loans bear adjustable rates. However, the Pool II Loans still may be subject to increased principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with Pool II Loans may be inclined to refinance their Pool II Loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the Periodic Rate Cap, Lifetime Cap and Lifetime Floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Pool II Loans may differ from that on the Loans in the other Pools because the amount of the monthly payments on the Pool II Loans are subject to adjustment on each Change Date. If such different experience were to occur, the prepayment experience on the Adjustable Rate Certificates and the Auction Rate Certificates may differ from that on the other Classes of Certificates.

        Generally, junior priority mortgage loans have smaller average principal balances than first priority mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, the Loans included in the Trust that are secured by junior liens may experience a higher rate of prepayment than traditional first priority mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of such junior Loans. The obligation of the Servicer to enforce the "due-on-sale" provisions of the Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Money Store Inc. is unaware of any reliable studies that would project the prepayment risks associated with the Loans based upon current interest rates and economic conditions and the historical prepayment experience of The Money Store Inc.'s portfolios of home equity and home improvement loans.

        Unscheduled payments, delinquencies, repurchases of defective Loans and Defaulted Mortgage Loans, defaults on the Loans and distributions from the Pre-Funding Account will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, MBIA may, at its option, on any Remittance Date on and after the Optional Servicer Termination Date, purchase from the Trust all of the Loans and any related REO Properties at the Termination Prices for all Pools. MBIA may, at its option, similarly purchase all the Loans and REO Properties on any Remittance Date, on or after the Cross-Over Date, on which the aggregate principal balances as of the Cut-Off Date of the Pool I and Pool IV Loans that have been liquidated (each, a "Liquidated Loan") is equal to or exceeds 25% of the sum of (i) the Original Pool I and Pool IV Principal Balance and (ii) the original Pre-Funded Amount relating to Pool I and Pool IV. The Cross-Over Date is defined in the Agreement as the date on which the Pool Available Maximum Subordination Amounts for all of the Pools are reduced to zero. See "The MBIA Policies and MBIA" herein.

        If prepayments of principal are received on the Loans at a rate greater than that assumed by an investor (including distributions from the Pre-Funding Account and receipt of amounts from the Loans in other Pools as a result of the cross support features described herein), the yield will be increased on Offered Certificates purchased by such investor at a price less than par (i.e., the principal balance of an Offered Certificate at the time of its purchase). Similarly, if prepayments of principal are received on the Loans at a rate greater than that assumed by an investor, the yield will be decreased on Offered Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Loans in the related Pool and the liquidations of defaulted Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Offered Certificateholders since
(i) neither the Servicer nor MBIA in the case of Pool I and Pool IV is obligated to advance for delinquent payments of principal and (ii) Insured Payments with respect to principal generally are not required until the occurrence of a Subordination Deficit (as defined herein under "Description of the Certificates--Cross-Support Provisions and Spread Amount"). However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans and foreclosed Mortgaged Properties result in principal payments on the Loans faster than otherwise scheduled. Additionally, the holders of the Pool III Certificates will be entitled to any FHA Payments received by the Claims Administrator.

        As described herein, certain Classes of Certificates in a Pool will be entitled to receive payments of principal prior to other Classes of Certificates in the related Pool. As a result, the Classes of Certificates in a Pool receiving payments of principal first will immediately be affected by the prepayment rate on the Loans in the related Pool. However, the timing of commencement of principal distributions and the weighted average lives of each Class of Offered Certificates will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on any such Class.

        If during the Funding Period the entire original Pre-Funded Amount has not been used to purchase Subsequent Loans, on the Special Remittance Date, certain Classes of Offered Certificates will be prepaid in part from and to the extent of such remaining amounts. Although no assurances can be given, it is anticipated by the Representative that the principal amount of Subsequent Loans sold to the Trust will require the application of substantially all the amounts on deposit in the Pre-Funding Account, and that there should be no material principal prepaid on the Offered Certificates from such amounts.

        The Loans are either (i) "simple interest" or "date-of-payment loans" or
(ii) "actuarial method" loans. If a payment is received on a Loan which is a "simple interest" loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter weighted average life than would have been the case had the payment been made as scheduled.

        In the event that less than 30 days' interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Servicer is obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Servicer is obligated to pay, and are not otherwise covered by Excess Spread (as defined herein under "Description of the Certificates--Cross-Support Provisions and Spread Amount"), Insured Payments or Guaranteed Supplemental Payments, the yield on the Certificates of the related Pool will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by Compensating Interest, but will be covered by Monthly Advances.

        The Pass-Through Rate on the Adjustable Rate Certificates will be adjusted by reference to changes in the level of one-month LIBOR, subject to the effects of the applicable Net Funds Cap. Although the Pool II Mortgage Interest Rates also are subject to adjustment, the Pool II Mortgage Interest Rates with respect to most of the Pool II Loans adjust less frequently than the Pass-Through Rate on the Adjustable Rate Certificates and Auction Rate Certificates and adjust by reference to either the London Interbank Offered Rate, which will be calculated differently for the Pool II Loans and the Adjustable Rate Certificates, or the Treasury Index, which will not necessarily correspond to changes in one-month LIBOR or the Pass-Through Rates determined pursuant to the

Auction Procedures. Changes in one-month LIBOR or changes in the LIBOR Index or the Treasury Index may not correlate to each other or to changes in prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Adjustable Rate Certificates and the Auction Rate Certificates in Pool II.

        Certain of the Pool II Loans were originated with initial Pool II Mortgage Interest Rates that were based on competitive conditions and did not equal the sum of the applicable Index and the related Gross Margin. As a result, the Pool II Mortgage Interest Rates on such Pool II Loans are more likely to adjust on their first, and possibly subsequent, Change Dates, subject to the effects of the Periodic Rate Cap and the Lifetime Cap. Because the Pass-Through Rate on the Adjustable Rate Certificates and the Auction Rate Certificates in Pool II is limited by the Net Funds Cap, on each Remittance Date, limits on changes in the Pool II Mortgage Interest Rates of the Pool II Loans may limit changes in the Pass-Through Rate on the Adjustable Rate Certificates and the Auction Rate Certificates in Pool II.

        The Net Funds Cap for Pool II on a Remittance Date will depend, in part, on the weighted average of the then-current Pool II Mortgage Interest Rates. If the Pool II Loans bearing higher Mortgage Interest Rates were to prepay, the weighted average Mortgage Interest Rate of the Pool II Mortgage Loans, and consequently the Net Funds Cap, would be lower than otherwise would be the case.

        The projected last Remittance Dates for each Class of Offered Certificates is as follows:

                    Projected Last                          Projected Last
Class               Remittance Date      Class             Remittance Date
-----               ---------------      -----             ---------------
AF-1                 July 15, 2006       MV-2               April 15, 2029
AF-2                April 15, 2010       BV                 April 15, 2029
AF-3               November 15, 2021     AH-1               July 15, 2008
AF-4              September 15, 2024     AH-2              October 15, 2010
AF-5               December 15, 2038     AH-3               March 15, 2017
AF-6               December 15, 2038     AH-4               March 15, 2024
AF-7               December 15, 2038     MH-1               March 15, 2024
AV-1               October 15, 2026      MH-2               March 15, 2024
AV-2               October 15, 2026      BH                 March 15, 2024
MV-1                April 15, 2027       AMF                April 15, 2029


        The projected last Remittance Date for the Class AF-5, Class AF-6, Class AF-7, Class MV-2, Class BV, Class AH-4, Class MH-1, Class MH-2, Class BH and Class AMF Certificates is the Remittance Date following the latest date upon which a Loan in the related Pool matures, including Subsequent Loans, plus 12 months. The projected last Remittance Date for each other Class of Offered Certificates other than the Class AV-2 Certificates is the date on which the Class Principal Balance of the respective Class would be reduced to zero, assuming that no prepayments are received on the Loans, that payment of principal of and interest on each of the Loans is timely received, each Class of Offered Certificates receives payments of principal as described herein and the Spread Amount is equal to zero. The projected last Remittance Date for the Class AV-2 Certificates is the date on which the Class Principal Balance of the Class AV-2 Certificates would be reduced to zero, assuming that no prepayments are received on the Loans and that the Class AV-2 Certificates are being paid sequentially to the Class AV-1 Certificates. The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Loans conformed to the foregoing assumptions, and the final Remittance Dates with respect to each Class of Offered Certificates could occur significantly earlier than the last projected Remittance Dates because (i) Excess Spread will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts) and (ii) the Servicer or MBIA may purchase all of the Loans under the limited circumstances described herein. In addition, prepayments are likely to occur on the Loans, which also would shorten the weighted average life of the Offered Certificates.

        "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the priorities established in the Agreement, and by the rate at which principal payments on the Loans in the related Pool are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Principal Prepayments, Curtailments, FHA Payments and liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.

        The following tables have been prepared assuming that each of the Pools are comprised of loan groups having the following characteristics:


POOL I

     Assumed                                     Original       Remaining    Remaining
  Cut-off Date                     Mortgage       Term of        Term of     Term to       Assumed
    Principal                      Interest    Amortization   Amortization   Maturity    Delivery of
     Balance                         Rate       (in months)    (in months)  (in months)      Loans
------------------------------------------------------------------------------------------------------------
 $ 12,604,051.49  10.938%            352           328             155        Balloon        Closing
 $ 38,828,589.57  12.378%            166           141             141         Level         Closing
 $  2,795,242.91  10.618%            236           212             212         Level         Closing
 $ 39,917,220.78  11.087%            355           329             329         Level         Closing
 $ 20,255,965.58  11.472%            360           356             175        Balloon        Closing
 $ 196,366,007.63 11.741%            164           162             162         Level         Closing
 $ 49,374,728.09  11.553%            240           238             238         Level         Closing
 $ 260,498,759.31 10.979%            352           350             350         Level         Closing
 $  4,359,434.64  10.059%            480           479             479         Level         Closing
 $  3,815,725.49  11.472%            360           360             179        Balloon        Feb-98
 $ 36,990,524.04  11.741%            164           164             164         Level         Feb-98
 $  9,300,983.85  11.553%            240           240             240         Level         Feb-98
 $ 49,071,556.40  10.979%            352           352             352         Level         Feb-98
 $    821,210.22  10.059%            480           480             480         Level         Feb-98


Pool II
Assumed               Initial        Original     Remaining    Gross           Initial
Cut-off Date          Mortgage       Term of      Term to      Margin          Periodic
Principal             Interest       Amoritzation Maturity                     Cap
Balance               Rate           (in months)  (i months)
-----------------------------------------------------------------------------------------------------------------------------------
6-month LIBOR
-------------
$     233,970.07      11.127%          360          333           5.221%         1.000%
$   4,379,106.49      10.871%          360          332           4.879%         1.000%
$     689,917.99      10.161%          360          330           4.266%         1.000%
$     925,406.43      10.301%          360          329           4.466%         1.000%
$   4,104,563.87      10.685%          356          325           4.830%         1.053%
$   8,483,734.33      10.946%          360          330           4.908%         1.017%
$   6,605,297.09      10.882%          360          331           4.817%         1.000%
$   1,181,025.85      10.473%          360          354           7.009%         1.222%
$   5,746,750.87       9.757%          360          356           6.387%         1.255%
$  16,947,443.10       9.824%          360          357           6.464%         1.297%
$  31,923,529.74       9.279%          360          358           5.926%         1.303%
$  68,514,749.27       8.843%          360          359           5.426%         1.300%
$  28,451,719.97       8.796%          360          360           5.249%         1.301%
$ 184,384,954.39      10.450%          360          358           6.287%         2.922%
$   6,072,617.09      10.655%          360          357           6.144%         2.848%
$ 148,126,820.46      10.542%          360          359           6.107%         3.000%
$     299,679.74      10.473%          360          360           7.009%         1.122%
$   1,458,210.89       9.757%          360          360           6.387%         1.255%
$   4,300,333.64       9.824%          360          360           6.464%         1.297%
$   8,100,444.88       9.279%          360          360           5.926%         1.303%
$  17,385,294.00       8.843%          360          360           5.426%         1.300%
$   7,219,489.55       8.796%          360          360           5.249%         1.301%
$  46,786,811.24      10.450%          360          360           6.287%         2.922%
$   1,540,897.90      10.655%          360          360           6.144%         2.848%
$  37,586,481.02      10.542%          360          360           6.107%         3.000%

1-YEAR CMT
---------
$     499,174.32      11.200%          360          330           5.315%         2.000%
$      95,638.16      10.566%          360          329           3.570%         2.000%
$   3,395,240.13       9.912%          360          357           6.725%         2.051%
$     152,269.87      11.675%          360          352           7.250%         2.000%
$     861,526.14       9.912%          360          360           6.725%         2.051%
$      38,637.76      11.675%          360          360           7.250%         2.000%

1 Year LIBOR
------------
$     957,671.17       9.516%          360          357           5.596%         1.781%
$     706,175.51       9.645%          360          358           6.468%         2.000%
$     285,545.99      10.743%          360          332           4.816%         2.000%
$     243,004.54       9.516%          360          360           5.596%         1.781%
$     179,188.70       9.645%          360          360           6.468%         2.000%

1 Month LIBOR
-------------
$   1,136,677.84      11.014%          360          331           5.262%         1.910%



Subsequent        Lifetime          Lifetime     Months     Reset      Assumed
Periodic          Cap               Floor        to Reset   Frequency  Delivery of
Cap                                              Date                  Loans
------------------------------------------------------------------------------------------------------------------------------------
6-month LIBOR
-------------
1.000%            14.097%            8.097%        0        6        Closing
1.000%            15.210%            9.351%        1        6        Closing
1.000%            12.934%            6.071%        2        6        Closing
1.000%            13.901%            6.438%        3        6        Closing
1.053%            15.268%            8.635%        4        6        Closing
1.017%            15.351%            9.216%        5        6        Closing
1.000%            15.467%            9.151%        6        6        Closing
1.122%            17.018%           10.324%        1        6        Closing
1.226%            16.132%            9.555%        2        6        Closing
1.249%            16.143%            9.589%        3        6        Closing
1.219%            15.353%            9.245%        4        6        Closing
1.261%            14.845%            8.840%        5        6        Closing
1.301%            14.796%            8.796%        6        6        Closing
1.079%            16.748%           10.367%        22       6        Closing
1.000%            17.137%            9.905%        33       6        Closing
1.000%            16.542%           10.538%        47       6        Closing
1.122%            17.018%           10.324%        1        6        Feb-98
1.226%            16.132%            9.555%        2        6        Feb-98
1.249%            16.143%            9.589%        3        6        Feb-98
1.219%            15.353%            9.245%        4        6        Feb-98
1.261%            14.845%            8.840%        5        6        Feb-98
1.301%            14.796%            8.796%        6        6        Feb-98
1.079%            16.748%           10.367%        22       6        Feb-98
1.000%            17.137%            9.905%        33       6        Feb-98
1.000%            16.542%           10.538%        47       6        Feb-98

1-YEAR CMT
----------
2.000%            15.632%            9.632%        5        12       Closing
2.000%            16.567%           10.567%        11       12       Closing
2.051%             1.996%           16.359%        9        12       Closing
2.000%            18.675%           11.675%        28       12       Closing
1.996%            16.359%            8.920%        9        12       Feb-98
2.000%            18.675%           11.675%        28       12       Feb-98

1 Year LIBOR
------------
2.000%            15.437%            9.218%        5         12      Closing 1.17
2.000%            15.645%            9.645%        10        12      Closing 5.51
2.000%            14.458%            8.458%        11        12      Closing 5.99
2.000%            15.437%            9.218%        5         12      Feb-98 4.54
2.000%            15.645%            9.645%        10        12      Feb-98 8.70

1 Month LIBOR
-------------
2.000%            13.952%            7.120%        1          1      Closing .84


POOL III

    ASSUMED                       Original       Remaining        Remaining
  CUT-OFF DATE     Mortgage       Term of         Term of          Term to                        Assumed
   PRINCIPAL       Interest     Amortization    Amortization      Maturity      Amortization    Delivery of
    BALANCE          Rate       (in months)     (in months)      (in months)       Method          Loans
--------------------------------------------------------------------------------------------------------------
$ 20,900,182.16   12.880%           106             105             105           Level           Closing
$ 44,837,962.77   12.909%           178             177             177           Level           Closing
$ 66,493,601.62   13.364%           240             239             239           Level           Closing
$ 58,768,253.45   12.976%           300             299             299           Level           Closing

POOL IV

ADJUSTABLE RATE LOANS

Assumed           Initial    Original      Remaining      Remaining
Cut-off Date      Mortgage   Term of       Term of        Term to
Principal         Interest   Amortization  Amortization   Maturity      Gross       Periodic  Lifetime    Lifetime
Balance           Rate       (in months)   (in months)    (in months)   Margin      Cap       Cap         Floor
-----------------------------------------------------------------------------------------------------------------------------
$  694,023.46      10.328%       360           359            359       5.242%     1.000       16.328%     10.328%

$  188,902.01       9.250%       360           360            360       4.950%     1.000       15.250%      9.250%

$   66,950.00       9.950%       360           360            360       5.050%     1.000       15.950%      9.950%

$   57,000.00      10.750%       360           360            360       6.250%     1.000       16.750%     10.750%

$  902,330.27      10.328%       362           362            362       5.242%     1.000       16.328%     10.328%

$  245,599.76       9.250%       362           362            362       4.950%     1.000       15.250%      9.250%

$   87,044.62       9.950%       362           362            362       5.050%     1.000       15.950%      9.950%

$   74,108.19      10.750%       362           362            362       6.250%     1.000       16.750%     10.750%

     Months to                                  Assumed
     Reset       Reset          Amortization    Delivery of
     Date        Frequency      Method          Loans
---------------------------------------------------------------------
      4             6             Level           Mar-98

      5             6             Level           Mar-98

      6             6             Level           Mar-98

      48            6             Level           Mar-98

      5             6             Level           Mar-98

      6             6             Level           Mar-98

      7             6             Level           Mar-98

      49            6             Level           Mar-98

Pool IV
Fixed Rate
Loans             Initial   Original      Remaining      Remaining
Assumed           Mortgage  Term of       Term of        Term to
Cut-off Date      Interest  Amortization  Amortization   Maturity      Amortization   Assumed
Principal         Rate      (in months)   (in months)    (in months)   Method         Delivery of
Balance                                                                               Loans
----------------------------------------------------------------------------------------------------------------------
$   46,773.10     12.990%      360           358            177         Balloon         Mar-98

$  319,393.54     11.736%      180           180            180          Level          Mar-98

$   97,387.22     10.990%      240           239            239          Level          Mar-98

$  112,350.00     11.702%      300           300            300          Level          Mar-98

$2,764,775.03     11.426%      360           359            359          Level          Mar-98

$   60,811.75     12.990%      362           362            182         Balloon         Mar-98

$  415,257.51     11.736%      182           182            182          Level          Mar-98

$  126,617.39     10.990%      242           242            242          Level          Mar-98

$  146,071.15     11.702%      302           302            302          Level          Mar-98

$3,594,605.00     11.426%      362           362            362          Level          Mar-98

        The following tables also have been prepared assuming (i) all distributions with respect to the Certificates will be made at the scheduled times as described below under "Description of the Certificates--Distributions on the Certificates," (ii) distributions on the Certificates are received in cash on the 15th day of each month, commencing in January 1998, (iii) prepayments represent payment in full of individual Loans and are received on the last day of each month (commencing in December 1997) and include 30 days' interest thereon at the applicable Mortgage Interest Rate, (iv) the Servicing Fee and Contingency Fee for each Loan will be 0.25% and 0.25% per annum, respectively, of the principal balance thereof, (v) no delinquencies or defaults in payments by Obligors of principal and interest on the Loans are experienced,
(vi) no right of optional termination is exercised except as noted below, (vii) the Offered Certificates are purchased on December 31, 1997, (viii) with respect to the Loans, one-month LIBOR, six-month LIBOR, one-year LIBOR and one-year CMT remain constant at 5.96094%, 5.90625%, 6.00000% and 5.46000 %, respectively,
(ix) with respect to the Pool II Certificates, one-month LIBOR remains constant at 5.96094% and (x) the Specified Subordinated Amount (as defined herein under "Description of the Certificates--Distributions on the Certificates--Class A Principal Distribution Amounts") with respect to each Pool initially is set at the highest level specified by the Agreement and thereafter decreases in accordance with the provisions of the Agreement.

        For each Class of Offered Certificates, the scenarios presented below assume that the Representative exercises its option to establish the Pre-Funding Account and that the Pre-Funded Amount equals its maximum permitted amount. The scenarios also assume that the entire Pre-Funded Amount is used to purchase Subsequent Loans by March 30, 1998 for all Pools other than Pool III and by the Closing Date for Pool III.

        The model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The tables relating to the Pool I and Pool III Certificates are priced at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate ("CPR") that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. With respect to Pool I and Pool III, the "100% Prepayment Assumption" assumes a CPR of 2.4% and 1.7% per annum, respectively, of the then outstanding principal balance of the respective Pool I Home Equity Loans and Pool III Home Improvement Loans in the first month of the life of such Loans and an additional 2.4% and 1.7% per annum, respectively, in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the respective Loans, the 100% Prepayment Assumption with respect to Pool I and Pool III assumes a CPR of 24% and 17%, respectively, per annum each month. With respect to Pool II, the "100% Prepayment Assumption" assumes a CPR of 26% per annum of the then outstanding principal balance of the adjustable rate Pool II Home Equity Loans each month. With respect to Pool IV, the "100% Prepayment Assumption" assumes a CPR of 12% per annum of the then outstanding principal balance of the Multifamily Loans in Pool IV for the life of such Multifamily Loans. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the related Prepayment Assumption, 125% Prepayment Assumption assumes 125% of each of the rates described above; and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool, including the related Loans.

        The Targeted Balance Schedules for the Class AF-3, Class AF-4 and Class AF-5 Certificates have been based on the 100% Prepayment Assumption for Pool I. There is no assurance that the principal balances of the Class AF-3, Class AF-4 or Class AF-5 Certificates will conform on any Remittance Date to the applicable balances specified for such Remittance Date in the Targeted Balance Schedules contained in Annex II, or that distributions of principal will begin or end on the respective Remittance Dates specified therein. Because any excess of the principal available for distribution on any Remittance Date over the amount necessary to reduce the principal balances of the applicable Classes of Certificates to their respective scheduled principal amounts will be distributed to the Class AF-6 Certificates, the ability to so reduce the principal balances of such Classes will not be enhanced by the averaging of high and low principal payments. In addition, even if payments remain as specified in the Targeted Balance Schedules, the principal available for future distributions may be insufficient to reduce the applicable Classes of Certificates to their scheduled principal amounts if prepayments do not occur at a constant level. Moreover, because of the diverse remaining terms to maturity of the Mortgage Loans (which will include recently originated Mortgage Loans), the Certificates specified above may not be reduced to their respective scheduled principal amounts even if prepayments occur at a constant level at the constant rate specified above.

        Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Loans equals any of the specified percentages of the Prepayment Assumption.

                                   CLASS AF-1 CERTIFICATES

PERCENTAGE                      WEIGHTED
OF PREPAYMENT                   AVERAGE             EXPECTED
ASSUMPTION                      LIFE (YEARS)        MATURITY
0%                      2.92                        5/15/04
75%                     0.50                        12/15/98
100% (2)                0.42                        10/15/98
125%                    0.37                        8/15/98
150%                    0.33                        8/15/98


                                   CLASS AF-2 CERTIFICATES

PERCENTAGE            Weighted
OF PREPAYMENT         Average                      Expected
ASSUMPTION            Life (years)                 Maturity
0%                      8.60                        7/15/08
75%                     1.27                        8/15/99
100% (2)                1.01                        4/15/99
125%                    0.85                        1/15/99
150%                    0.74                        11/15/98

                                   CLASS AF-3 CERTIFICATES

PERCENTAGE              Weighted
OF PREPAYMENT           Average                     Expected
ASSUMPTION              Life (years)                Maturity
0%                      15.35                       3/15/20
75%                     2.95                        9/15/02
100% (2)                2.23                        7/15/01
125%                    2.24                        7/15/01
150%                    1.98                        1/15/01



                                   CLASS AF-4 CERTIFICATES

PERCENTAGE              Weighted                                     Earliest
OF PREPAYMENT           Average             Expected                 Retirement
ASSUMPTION              Life (years)        Maturity                 Date (1)
0%                      23.94               6/15/23                  1/15/22
75%                     5.58                8/15/04                  8/15/04
100% (2)                4.08                9/15/02                  9/15/02
125%                    4.23                1/15/03                  1/15/03
150%                    3.59                5/15/02                  5/15/02



                                   CLASS AF-5 CERTIFICATES

PERCENTAGE              Weighted                                     Earliest
OF PREPAYMENT           Average             Expected                 Retirement
ASSUMPTION              Life (years)        Maturity                 Date (1)
0%                      26.15               10/15/24                 1/15/22
75%                     7.94                4/15/07                  4/15/07
100% (2)                5.22                10/15/03                 10/15/03
125%                    6.54                9/15/07                  9/15/07
150%                    5.69                3/15/09                  3/15/09

                                 CLASS AF-6 CERTIFICATES (3)

PERCENTAGE              Weighted                                     Earliest
OF PREPAYMENT           Average             Expected                 Retirement
ASSUMPTION              Life (years)        Maturity                 Date (1)
0%                      28.05               6/15/27                  1/15/22
75%                     12.65               12/15/18                 12/15/18
100% (2)                9.39                5/15/14                  5/15/14
125%                    3.10                4/15/11                  4/15/11
150%                    1.07                3/15/99                  3/15/99



                                   CLASS AF-7 CERTIFICATES

PERCENTAGE              WEIGHTED                                 Earliest
OF PREPAYMENT           AVERAGE               EXPECTED           Retirement
ASSUMPTION              LIFE (YEARS)          MATURITY           Date (1)
0%                      11.08                 1/15/27            1/15/22
75%                     6.85                  9/15/18            9/15/18
100% (2)                6.40                  3/15/14            3/15/14
125%                    6.06                  1/15/11            1/15/11
150%                    5.80                  12/15/08           12/15/08



                                   CLASS AV-1 CERTIFICATES

PERCENTAGE              WEIGHTED                                 Earliest
OF PREPAYMENT           AVERAGE               EXPECTED           Retirement
ASSUMPTION              LIFE (YEARS)          MATURITY           Date (1)
0%                        21.77               9/15/26            8/15/25
75%                       2.66                12/15/06           12/15/06
100% (2)                  1.71                6/15/04            6/15/04
125%                      1.20                12/15/00           12/15/00
150%                      0.96                5/15/00            5/15/00

                                   CLASS AV-2 CERTIFICATES

PERCENTAGE              WEIGHTED
OF PREPAYMENT           AVERAGE               EXPECTED
ASSUMPTION              LIFE (YEARS)          MATURITY
0%                        9.95                 3/15/12
75%                       4.25                 2/15/03
100% (2)                  4.29                 3/15/03
125%                      3.77                 9/15/02
150%                      2.80                 7/15/01



                                  CLASS MV-1 CERTIFICATES(3)

PERCENTAGE                         Weighted                          Earliest
OF PREPAYMENT                      Average              Expected     Retirement
ASSUMPTION                         Life (years)         Maturity     Date (1)

0%                         29.01                        4/15/27      8/15/25
75%                        10.57                        3/15/10      3/15/07
100% (2)                   7.42                         8/15/06      12/15/05
125%                       5.49                         5/15/04      5/15/04
150%                       4.13                         11/15/02     11/15/02



                                  CLASS MV-2 CERTIFICATES(3)

PERCENTAGE                 Weighted                              Earliest
OF PREPAYMENT              Average              Expected         Retirement
ASSUMPTION                 Life (years)         Maturity         Date (1)
0%                         29.61                12/15/27         8/15/25
75%                        15.55                8/15/20          3/15/07
100% (2)                   11.15                11/15/14         12/15/05
125%                       8.36                 12/15/10         4/15/05
150%                       6.44                 4/15/08          11/15/04

                                   CLASS BV CERTIFICATES(3)

PERCENTAGE               WEIGHTED                                 EARLIEST
OF PREPAYMENT            AVERAGE                EXPECTED          RETIREMENT
ASSUMPTION               LIFE (YEARS)           MATURITY          DATE(1)
0%                         27.37                12/15/27          8/15/25
75%                        7.63                 8/15/20           3/15/07
100% (2)                   6.15                 11/15/14          12/15/05
125%                       5.41                 12/15/10          4/15/05
150%                       4.92                 4/15/08           11/15/04



                                   CLASS AH-1 CERTIFICATES

PERCENTAGE                    WEIGHTED
OF PREPAYMENT                 AVERAGE                    EXPECTED
ASSUMPTION                    LIFE (YEARS)               MATURITY
0%                               5.08                     3/15/08
75%                              1.43                     2/15/01
100% (2)                         1.17                     6/15/00
125%                             1.00                     1/15/00
150%                             0.88                     9/15/99



                                   CLASS AH-2 CERTIFICATES

PERCENTAGE                               Weighted
OF PREPAYMENT                            Average                   Expected
ASSUMPTION                               Life (years)              Maturity
0%                                        11.85                     5/15/11
75%                                        3.79                     8/15/02
100% (2)                                   3.00                     8/15/01
125%                                       2.48                     12/15/00
150%                                       2.11                     7/15/00

                                   CLASS AH-3 CERTIFICATES

PERCENTAGE                              WEIGHTED
OF PREPAYMENT ASSUMPTION                AVERAGE                       EXPECTED
                                        LIFE (YEARS)                  MATURITY

0%                                       15.74                         4/15/16
75%                                       6.26                         3/15/06
100% (2)                                  5.00                         8/15/04
125%                                      4.12                         6/15/03
150%                                      3.16                         8/15/02



                                   CLASS AH-4 CERTIFICATES

PERCENTAGE                        WEIGHTED                            EARLIEST
OF PREPAYMENT ASSUMPTION          AVERAGE               EXPECTED      RETIREMENT
                                  LIFE (YEARS)          MATURITY      DATE (1)
     0%                                21.22            10/15/22      2/15/08
     75%                               12.45            12/15/19      3/15/06
     100% (2)                          10.32            6/15/17       12/15/05
     125%                               8.68            5/15/15       10/15/05
     150%                               7.40            2/15/13       8/15/05



                                   CLASS MH-1 CERTIFICATES

PERCENTAGE                       WEIGHTED                           EARLIEST
OF PREPAYMENT ASSUMPTION         AVERAGE             EXPECTED       RETIREMENT
                                 LIFE (YEARS)        MATURITY       DATE (1)
     0%                             18.38             9/15/22        2/15/08
     75%                            9.24              6/15/18        3/15/06
     100% (2)                       7.57              4/15/16        12/15/05
     125%                           6.32              12/15/13       10/15/05
     150%                           5.59              11/15/11       8/15/05

                                   CLASS MH-2 CERTIFICATES

PERCENTAGE                       WEIGHTED                          EARLIEST
OF PREPAYMENT ASSUMPTION         AVERAGE            EXPECTED       RETIREMENT
                                 LIFE (YEARS)       MATURITY       DATE (1)
     0%                            18.37            8/15/22        2/15/08
     75%                           9.23             9/15/17        3/15/06
     100% (2)                      7.55             8/15/15        12/15/05
     125%                          6.30             3/15/13        10/15/05
     150%                          5.47             3/15/11        8/15/05


                                    CLASS BH CERTIFICATES

PERCENTAGE                       WEIGHTED                             EARLIEST
OF PREPAYMENT ASSUMPTION         AVERAGE                EXPECTED      RETIREMENT
                                 LIFE (YEARS)           MATURITY      DATE (1)
      0%                            18.36               6/15/22       2/15/08
      75%                           9.16                11/15/16      3/15/06
      100% (2)                      7.47                6/15/14       12/15/05
      125%                          6.23                1/15/12       10/15/05
      150%                          5.36                3/15/10       8/15/05


                                    CLASS AMF CERTIFICATES

PERCENTAGE                       WEIGHTED                         EARLIEST
OF PREPAYMENT ASSUMPTION         AVERAGE             EXPECTED     RETIREMENT
                                 LIFE (YEARS)        MATURITY     DATE (1)
      0%                          14.38              2/15/26      12/15/21
      75%                         5.33               4/15/27      2/15/06
      100% (2)                    4.28               2/15/26      2/15/06
      125%                        3.54               12/15/23     1/15/06
      150%                        3.01               3/15/21      1/15/06


------------------------

(1) Assuming early termination of the Trust when the aggregate principal balance of the Loans declines to a level equal to 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount.
(2)    Pricing Assumption.
(3) Reflects experience of the Auction Rate Certificates in the aggregate, without taking into account random distributions of principal by lot or distributions of principal in integral multiples of $25,000. Therefore, it is unlikely that any individual holder of an Auction Rate Certificate will realize the Weighted Average Life and Expected Maturity set forth for the Percentage of Prepayment Assumptions listed above.

                               DESCRIPTION OF THE CERTIFICATES

        The Certificates will be issued pursuant to the Agreement, a copy of which will be included as an exhibit to a Current Report on Form 8-K to be filed by the Representative on behalf of the Trust. The following summaries describe material provisions of the Certificates and the Agreement, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Terms used herein and not otherwise defined will have the meanings set forth in the Agreement.

GENERAL

        The Pool I Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool I. The Pool II Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool II. The Pool III Certificates generally will represent the right to receive payments distributable on or with respect to the Home Improvement Loans in Pool III. The Pool IV Certificates generally will represent the right to receive payments distributable on or with respect to the Multifamily Loans in Pool IV. The Trust also will issue the Class X and the Class R Certificates. Only the Offered Certificates are offered hereby.

        However, as a result of the cross-support provisions described herein, the holders of each Class of Certificates may receive cash as credit support from any Loan in any Pool. See "--Cross Support Provisions and Spread Amount." Also, amounts, if any, on deposit in the Spread Account will be available to cover shortfalls in amounts otherwise distributable to Certificateholders in both Pool I and Pool IV.

        The Certificates will not represent obligations of the Representative, the Originators or any of their respective affiliates. The Offered Certificates (other than the Auction Rate Certificates) will be issued in book-entry form in minimum denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof and the Auction Rate Certificates will be issued in minimum denominations of $25,000 and integral multiples of $25,000 in excess thereof, except that one certificate of each Class of Offered Certificates may be issued in a different denomination and, if so issued, will be held in physical form.

        Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

        The assets of the Trust will consist of (a) the Home Equity Loans, Home Improvement Loans and Multifamily Loans that are subject to the Agreement; (b) amounts that from time to time are required by the Agreement to be deposited in the Certificate Account, the Principal and Interest Account, the Expense Account, the Insurance Account, the FHA Premium Account, the Spread Account, the Pre-Funding Account and the Capitalized Interest Account, or to be invested in Permitted Instruments; (c) all rights under any insurance policy covering a Loan or the related Mortgaged Property; (d) property and any proceeds thereof acquired by foreclosure of a Loan, deed in lieu of foreclosure or a comparable conversion; and (e) the MBIA Policies and any proceeds thereof.

DISTRIBUTIONS ON THE CERTIFICATES

        On the 15th day of each month or, if such 15th day is not a Business Day, the first Business Day immediately following, commencing in January 1998 (each such day being a "Remittance Date," provided, however, that in no event shall the Remittance Date occur less than three Business Days following the Determination Date), until the Class Principal Balance of each Class of Certificates has been reduced to zero, the Trustee or Paying Agent will be required to distribute to the persons in whose name a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date"), such Holder's Percentage Interest multiplied by the amount available to be paid to the respective Class of Offered Certificates for such Remittance Date. Any Pre-Funded Amount remaining at the close of business on March 30, 1998 will be distributed by or on behalf of the Trustee on the Special Remittance Date (together with accrued interest) at the applicable Pass-Through Rates on the amount of such prepayment to the Classes of Offered Certificates then entitled to receive payments of principal as described herein. Such distribution will be made to each person in whose name an Offered Certificate of any such Class is registered on February 28, 1998. For so long as the Offered Certificates are in book-entry form with DTC, the only "Holder" of the Offered Certificates will be Cede. See "--Book-Entry Certificates."

        With respect to the Auction Rate Certificates, on each Remittance Date, the Trustee or Paying Agent will be required to distribute to the persons in whose name an Auction Rate Certificate is registered at the close of business on the related Record Date, such Holder's Percentage Interest multiplied by that portion of the Current Interest Requirement (plus, for the Class AF-6 Certificates, the Class X Accelerated Distribution Amount) allocable to the respective Class of Auction Rate Certificates for such Remittance Date. The remainder of the amount being distributed to such Class of Auction Rate Certificates on such Remittance Date will be allocated as principal to the specific Certificates of such Class selected no later than 5 Business Days prior to the related Remittance Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiplies of $25,000 in excess thereof.

        Notwithstanding the foregoing, if on the Special Remittance Date the amount of principal, if any, allocated to the Pool II Auction Rate Certificates is not equal to $25,000 or an integral multiple of $25,000 in excess thereof, the entire amount (if less than $25,000) or the amount exceeding an integral multiple of $25,000 will, instead, be distributed to any remaining Adjustable Rate Certificates.

        The "Class Principal Balance" of a Class of Offered Certificates as of any date of determination is the original principal balance of such Class of Certificates, less (i) the sum of all amounts (including, with respect of Pool I and Pool IV Certificates, the principal portion of any related Insured Payments and, with respect to the Pool III Certificates, FHA Payments) previously distributed by the Trustee as principal on the applicable Class of Certificates, and (ii) any actual loss of principal suffered by the related Certificateholders due, in the case of Pool I and Pool IV Certificates, to the failure of MBIA to perform its obligations under the related MBIA Policy and, in the case of Pool II and Pool III Certificates, the amount, if any, of Applied Realized Loss Amounts previously allocated to such Class. Any such loss with respect to a Loan will be allocated among the Classes of Certificates as described herein.

        A Certificateholder's "Percentage Interest" is that fraction, expressed as a percentage, the numerator of which is the original denomination of such Certificateholder's Certificate and the denominator of which is the original aggregate Class Principal Balance of the respective Class of Certificates.

        A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York, New Jersey, Maryland or Delaware are authorized or obligated by law or executive order to be closed.

        As more fully described herein, distributions with respect to each Class of Offered Certificates will be payable, after payment of certain fees, generally from (i) receipts on the Loans of the applicable Pool, (subject to certain adjustments described herein as a result of the cross support provisions), (ii) advances and payments of Compensating Interest by the Servicer, (iii) with respect to the Pool I and Pool IV Certificates, amounts transferred from the Spread Account, if any, and payments under the related MBIA Policy, (iv) with respect to the Pool III Certificates, any FHA Payments and (v) for the Remittance Dates occurring during the Funding Period, any amounts transferred to the Certificate Account from the Pre-Funding Account or the Capitalized Interest Account (with respect to each Pool of Certificates, the "Pool Available Amount").

        The "Due Period" with respect to any Remittance Date is the calendar month preceding the month of such Remittance Date.

 Current Interest

        On each Remittance Date, to the extent of the applicable Pool Available Amount, the Holders of each Class of Offered Certificates will receive 30 days' interest (or in the case of the Adjustable Rate Certificates and Auction Rate Certificates, the actual number of days since the last Remittance Date (or, in the case of the first Remittance Date, from December 15, 1997 with respect to the Adjustable Rate Certificates and from the Closing Date, with respect to the Auction Rate Certificates) up to but not including the upcoming Remittance Date) at the related Pass-Through Rate on the respective Class Principal Balance outstanding immediately prior to such Remittance Date; provided, however, that for purposes of the foregoing, the Pass-Through Rate for the Class AF-6 Certificates shall not exceed the related Net Funds Cap. If for any Remittance Date the amount of interest accrued on the Class AF-6 Certificates calculated at its actual Pass-Through Rate exceeds the amount of interest accrued at the applicable Net Funds Cap (the "Class AF-6 Supplemental Interest Amount"), such excess will be paid from the related MBIA Policy; provided, however, that if MBIA is not in default with regard to payment under the MBIA Policy relating to Pool I, such amount may be funded, in whole or in part, from the Class X Accelerated Distribution Amount.

        Interest with respect to the Offered Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months (or, in the case of the Adjustable Rate Certificates and Auction Rate Certificates, on the basis of a 360-day year consisting of the actual number of days elapsed since interest was last paid or in the case of the first Remittance Date, from December 15, 1997 for the Adjustable Rate Certificates and from the Closing Date for the Auction Rate Certificates).

        The amount of interest each Class of Certificates is entitled to receive on each Remittance Date at the related Pass-Through Rate (which, for the Class AF-6 Certificates will be limited to the applicable Net Funds Cap) is referred to as the "Current Interest Requirement" for such Class.

        Notwithstanding the foregoing, if a principal prepayment is made to one or more Classes of Certificates on the Special Remittance Date, each such Class also will receive on such date accrued interest at the applicable Pass-Through Rate on the amount of such prepayment. Further, the Current Interest Requirement for each such Class for the April 1998 Remittance Date will be based on the related Principal Balance on March 31, 1998, after giving effect to such principal prepayment.

        Interest will first be allocated to the applicable Class A Certificates, pro rata in accordance with the Current Interest Requirements, then in the case of Pool II and Pool III Certificates, to the applicable Pool Class M Certificates in ascending numerical order and then to the applicable Pool Class B Certificates.

        If on a particular Remittance Date, the Pool Available Amount for a Pool of Certificates is less than the aggregate Current Interest Requirement for the related Pool Class A Certificates, the amount of the shortfall for each such Class of Pool Class A Certificates, together with interest thereon at the applicable Pass-Through Rates to the extent permitted by law (each, a "Class Interest Shortfall Carryforward Amount") will be carried forward and distributed as described below. In the case of Pool I and Pool IV Certificates, the Class Interest Shortfall Carryforward Amount will be paid by MBIA under the MBIA Policies and there should be no carry forward thereof. With respect to the Class AF-6 Certificates, the related MBIA Policy will also cover interest accrued up to the actual Pass-Through Rate, regardless of the Net Funds Cap.

        Similarly, if the Pool Available Amount for any Class of Pool Class M Certificates or Class of Pool Class B Certificates after making the distributions of the Current Interest Requirements to all Classes which are prior in right of distribution as described in the second preceding paragraph, is less than the Current Interest Requirement for such Class the remaining Pool Available Amount will be distributed with respect thereto and a Class Interest Shortfall Carryforward Amount will be created for such Class.

        Any Class Interest Shortfall Carryforward Amounts for Classes of Pool II Certificates do not include any Certificateholders' Interest Carryover (as defined below).

        Each Class of Offered Certificates (other than the Adjustable Rate and Auction Rate Certificates) will bear interest for each Remittance Date at the per annum rate for such Class set forth on the cover page hereof. The Adjustable Rate and Auction Rate Certificates will bear interest at the per annum rate described under "Summary of Terms--Securities Offered" in this Prospectus Supplement.

        LIBOR for each Interest Period after the first Interest Period will be determined on the second LIBOR Determination Date preceding the start of each such Interest Period. See "The Agreement--Calculation of LIBOR."

        If on any Remittance Date the Pass-Through Rate for a Class of Adjustable Rate Certificates or Auction Rate Certificates (other than the Class AF-6 Certificates) is based upon the Net Funds Cap, the excess of (i) the amount of interest such Class of Certificates would be entitled to receive on such Remittance Date had interest been calculated based on LIBOR plus the applicable margin (but in no event exceeding the applicable maximum rate set forth above), over (ii) the amount of interest such Class will receive on such Remittance Date at the Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Funds Cap, but in no event exceeding the applicable maximum rate set forth above) is referred to herein as the "Certificateholders' Interest Carryover." Any Certificateholders' Interest Carryover will be paid on future Remittance Dates as set forth herein under "--Cross-Support Provisions and Spread Amount." No Certificateholders' Interest Carryover will be paid to a Class of Certificates after its Class Principal Balance is reduced to zero. The ratings of the Pool II Certificates do not address the likelihood of the payment of the amount of any Certificateholders' Interest Carryover.

 Class A Principal Distribution Amounts

        Holders of the applicable Pool Class A Certificates will be entitled to receive on each Remittance Date as payments of principal, in the order of priority set forth below, in the aggregate, the lesser of (i) the remaining applicable Pool Available Amount in the Certificate Account on such Remittance Date after payment of the Current Interest Requirements on all Classes of Offered Certificates in the applicable Pool (and payment of the Class AF-6 Supplemental Interest Amount, if any) and (ii) (A) with respect to Pool I, Pool II and Pool IV, the applicable Senior Percentage of the applicable Pool Principal Distribution Amount (with respect to each Pool of Certificates, the "Class A Formula Principal Distribution Amount") or (B) with respect to Pool III, the Pool III Class A Principal Distribution Amount.

        The "Senior Percentage" for any Remittance Date (a) for the Pool I and Pool IV Class A Certificates is 100% and (b) for the Pool II Class A Certificates (i) prior to the Pool II Class B Cross-over Date (as defined herein), and for any Remittance Date on or after the Pool II Class B Cross-over Date on which the Trigger Event with respect to such Pool is in effect (as described under "--Pool II Class B Pool Principal Distribution Amount"), will be 100%, or (ii) on or after the Pool II Class B Cross-over Date on which the Trigger Event with respect to such Pool is not in effect, will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balances of the Pool II Class A and Class M Certificates as of the immediately preceding Remittance Date and the denominator of which is the sum of the Class Principal Balances of the Pool II Class A, Class M and Class B Certificates as of the immediately preceding Remittance Date.

        The "Pool III Class A Principal Distribution Amount" means, for any Remittance Date (a) prior to the Stepdown Date (as defined below) and for any Remittance Date on or after the Stepdown Date on which the Trigger Event for such Pool is in effect, the lesser of (i) 100% of the Pool Principal Distribution amount for Pool III and (ii) the Class A Current Principal Balance and (b) on or after the Stepdown Date on which the Trigger Event is not in effect, the excess, if any, of (i) the Class Principal Balance of the Pool III Class A Certificates immediately prior to such Remittance Date over (ii) the lesser of (A) 41.5% of the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period minus $1,000,000.

        For any Remittance Date, the "Pool Principal Distribution Amount" is equal to the excess of

                      (X) the sum, without duplication, of

               (i) each payment of principal received by the Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Loans of the related Pool,

               (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Loans of the related Pool,

               (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period with respect to the Loans of the related Pool (and, with respect to the Pool III Loans, any FHA Payments received by the Claims Administrator with respect to principal on a Pool III Loan during the related Due Period),

               (iv) that portion of the purchase price for any Loan of the related Pool repurchased by The Money Store Inc. which represents principal and any Substitution Adjustments, in either case to the extent received by the Trustee as of the related Determination Date,

               (v) any proceeds representing principal received by the Trustee in connection with the liquidation of a Pool or termination of the Trust,

               (vi) with respect to Pool I or Pool IV, the amount of any Subordination Deficit (as defined under "--Cross Support Provisions and Spread Amount" herein) for such Remittance Date,

               (vii) any moneys released from the Pre-Funding Account on the January, February or March 1998 Remittance Date as a prepayment of the Certificates of the related Pool,

               (viii) with respect to Pool I or Pool IV, the amount of any Subordination Increase Amount (as defined under"--Cross-Support Provisions and Spread Amount" herein) with respect to the applicable Pool for such Remittance Date, and

               (ix) with respect to Pool III, the Pool III Accelerated Principal Distribution Amount for such Remittance Date, OVER

                      (Y) the amount of any Subordination Reduction Amount with respect to the applicable Pool for such Remittance Date.

        The "Subordination Reduction Amount" for any Remittance Date is equal to the lesser of (i) the amount set forth in clause (X) (i) through (viii) of the definition of Pool Principal Distribution Amount and (ii) the excess, if any, of the then current Spread Amount over the then current Specified Subordinated Amount.

        The "Spread Amount" for any Remittance Date is equal to the excess, if any, of (i) the aggregate principal balances of the Loans in the applicable Pool as of the last day of the immediately preceding Due Period and any amounts on deposit in the Pre-Funding Account or, in the case of Pool I and Pool IV, the Spread Account with respect to such applicable Pool over (ii) the aggregate principal balances of the related Certificates (after taking into account all distributions of principal on such Remittance Date).

        The "Specified Subordinated Amount" means, for any Remittance Date (i) with respect to Pool I and Pool IV such amounts as are required by MBIA and are set forth in the Agreement, (ii) with respect to Pool II, (a) prior to the related Pool Spread Amount Stepdown Date, 2.5% of the Pool II Original Collateral Amount (as defined below) and (b) on and after the related Pool Spread Amount Stepdown Date, the greater of (A) 5.0% of the then current aggregate principal balance of the Pool II Loans as of the last day of the related Due Period and (B) 0.5% of the Pool II Original Collateral Amount; provided that upon the occurrence and during the continuance of (x) a Trigger Event (as defined under "--Pool II Class B Pool Principal Distribution Amount") no stepdown may occur and (y) an S&P Trigger Event (as defined below), the Specified Subordinated Amount for Pool II will equal 5.25% of the Pool II Original Collateral Amount on or prior to January 2001 and 10.50% of the then current aggregate principal balance of the Pool II Loans as of the last day of the related Due Period thereafter, and in any event the Specified Subordinated Amount shall never exceed the then Class Principal Balance of the Pool II Certificates, and (iii) with respect to Pool III, (a) prior to the related Pool Spread Amount Stepdown Date, 5.75% of the Pool III Original Collateral Amount and (b) on and after the related Pool Spread Amount Stepdown Date, the greater of (A) 11.50% of the then current aggregate principal balance of the Pool III Loans as of the last day of the related Due Period and (B) 0.5% of the Pool III Original Collateral Amount; provided that upon the occurrence and during the continuance of a Trigger Event, the Specified Subordinated Amount for Pool III will equal 6.50% of the Pool III Original Collateral Amount and in any event, the Specified Subordinated Amount shall never exceed the then Class Principal Balance of the Pool III Certificates.

        The transfer of the Subsequent Mortgage Loans to the Trust during the Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agencies upon termination of the Funding Period than the rating that was obtained at the time of issuance of the Certificates. In connection therewith the Rating Agencies may require that the required level of the Specified Subordinated Amount for one or more Pools be revised.

        The "Pool Spread Amount Stepdown Date" for either Pool II or Pool III means the later to occur of (i) the Distribution Date occurring in January 2001, and (ii) the first Distribution Date on which the aggregate principal balances of the Loans in the related Loan Pool as of the last day of the related Due Period is less than 50% of the sum of (a) the aggregate principal balances of the Initial Pool II Home Equity Loans or the Initial Home Improvement Loans, as applicable, and (b) the related original Pre-Funded Amount the "Original Collateral Amount". Notwithstanding the foregoing, the Pool II Specified Subordinated Amount will not be reduced if, commencing with the Remittance Date in January 2001, cumulative Realized Losses exceed certain percentages set forth in the Agreement of the Pool II Original Collateral Amount.

        An "S&P Trigger Event" will be in effect on a Remittance Date for Pool II if the Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date exceeds 50% of the Pool II Senior Specified Enhancement Percentage (as defined under "--Pool II Class B Pool Principal Distribution Amount").

        The "Pool III Accelerated Principal Distribution Amount" for any Remittance Date is the lesser of (i) the positive difference, if any, of (x) the Total Monthly Excess Cashflow allocated to Pool III for such Remittance Date minus (y) the Class Interest Shortfall Carryforward Amount for the Pool III
-----
Class A Certificates for such Remittance Date and (ii) the Subordinated Deficiency Amount for Pool III for such Remittance Date, calculated for this purpose without giving effect to payment of the Pool III Accelerated Principal Distribution Amount and prior to taking into account the Applied Realized Loss Amount for Pool III for such Remittance Date.

        The "Stepdown Date" means the earlier to occur of (i) the later to occur of (x) the Remittance Date in January 2001 and (y) the first Remittance Date on which the Pool III Senior Enhancement Percentage (after taking into account distributions of principal on such Remittance Date) is greater than or equal to the Pool III Senior Specified Enhancement Percentage and (ii) the Remittance Date on which the Class Principal Balance of the Pool III Class A Certificates has been reduced to zero.

        "Pool III Senior Enhancement Percentage" for any Remittance Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Pool III Class M Certificates and the Pool III Class B Certificates and (ii) the Spread Amount for Pool III, in each case after giving effect to the distribution of the Pool Principal Distribution Amount for Pool III on such Remittance Date by (y) the aggregate principal balance of the Pool III Loans as of the last day of the related Due Period.

        "Pool III Senior Specified Enhancement Percentage" means 58.50%.

        The "Class A Pool Principal Distribution Amount" with respect to the Pool I, Pool II or Pool IV Certificates for any Remittance Date is intended to be equal to the Class A Formula Principal Distribution Amount for such Pool of Certificates. If the Class A Formula Principal Distribution Amount exceeds the applicable Pool Available Amount in the Certificate Account on such Remittance Date (after payment of all Current Interest Requirements for the Certificates in such Pool and the Class AF-6 Supplemental Interest), then the Class A Pool Principal Distribution Amount for such Pool of Certificates shall instead equal such remaining Pool Available Amount.

 Pool I

        On each Remittance Date, the Class A Pool Principal Distribution Amount for Pool I will be distributed to the holders of the Pool I Class A Certificates in the following order of priority: (i) first, to the holders of the Class AF-7 Certificates, an amount equal to the Class AF-7 Principal Distribution Amount (as defined below) for such Remittance Date, (ii) second, to the holders of the Class AF-1 and Class AF-2 Certificates, sequentially in that order, until the Class Principal Balance of each such Class is reduced to zero, (iii) third, to the holders of the Class AF-3, Class AF-4 and Class AF-5 Certificates, sequentially in that order, until the Class Principal Balance for each such Class is reduced to its Targeted Balance (as defined below) for such Remittance Date, (iv) fourth, to the holders of the Class AF-6 Certificates until the Class Principal Balance of such Class is reduced to zero, (v) fifth, to the holders of the Class AF-3, Class AF-4 and Class AF-5 Certificates, sequentially in that order, until the Class Principal Balance of each such Class is reduced to zero and (vi) sixth, to the holders of the Class AF-7 Certificates until the Class Principal Balance of such Class is reduced to zero and the Certificateholders of each such Class have received an amount equal to the amount described in clause
(iv) of the definition of Distribution Amount (as defined herein) that is recovered from such Certificateholders.

        The "Class AF-7 Principal Distribution Amount" for any Remittance Date will be the product of (i) the applicable Class AF-7 Principal Percentage for such Remittance Date and (ii) the Class AF-7 Pro Rata Principal Distribution Amount for such Remittance Date. In no event will the Class AF-7 Principal Distribution Amount on any Remittance Date be greater than the Pool Principal Distribution Amount for Pool I for such Remittance Date or the Class Principal Balance of the Class AF-7 Certificates.

        The "Class AF-7 Principal Percentage" for each Remittance Date shall be as follows:

                                                     Class AF-7
                                                     Principal
          Remittance Dates                           Percentage

          January 1998 - December 2000                   0%
          January 2001 - December 2002                   45%
          January 2003 - December 2003                   80%
          January 2004 - December 2004                   100%
          January 2005 -  and thereafter                 300%

        The "Class AF-7 Pro Rata Principal Distribution Amount" for each Remittance Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Balance of the Class AF-7 Certificates immediately prior to such Remittance Date and the denominator of which is the aggregate Class Principal Balance of the Pool I Certificates immediately prior to such Remittance Date and (y) the Pool Principal Distribution Amount for Pool I for such Remittance Date.

        "Targeted Balance" for the Class AF-3, Class AF-4 and Class AF-5 Certificates means the predetermined principal balance for each such Class of Certificates for each Remittance Date, as set forth in Annex II hereto.

        Notwithstanding the foregoing and only through the Remittance Date in October 1998, for purposes of making the foregoing distributions, the Class A Pool Principal Distribution Amount for Pool I shall not include the lesser of
(a) the Total Monthly Excess Cashflow for Pool I less any Pool I Subordination Deficit and (b) an amount equal to 30 days' interest at a rate of 2.50% per annum on a notional amount equal to the Class Principal Balance of the

Class AF-7 Certificates prior to the distributions being made on the specified Remittance Date (the "Pool I Strip Amount). The Pool I Strip Amount will be paid to the Holders of the Class X Certificates.

 Pool II

        On each Remittance Date, the Pool II Class A Pool Principal Distribution Amount will be distributed to the holders of the Pool II Class A Certificates in the following order of priority: (i) first, to the holders of the Class AV-2 Certificates, an amount equal to the Class AV-2 Principal Distribution Amount (as defined below) for such Remittance Date, (ii) second, to the holders of the Class AV-1 Certificates until the Class Principal Balance of such Class is reduced to zero and (iii) third, to the holders of the Class AV-2 Certificates, until the Class Principal Balance of such Class is reduced to zero; provided, however, that on any Remittance Date on which the Class Principal Balances of the Pool II Class M and Class B Certificates have been reduced to zero, any amounts payable to the Pool II Class A Certificates on such Remittance Date shall be distributed pro rata and not sequentially.

        The "Class AV-2 Principal Distribution Amount" for any Remittance Date prior to and including the Remittance Date in June 2001 will be zero, and thereafter will equal the lesser of the Class A Pool Principal Distribution Amount for Pool II and the Class Principal Balance of the Class AV-2 Certificates.

 Pool III

        On each Remittance Date, the Class A Pool Principal Distribution Amount for Pool III will be distributed to the holders of the Pool III Class A Certificates in the order of their numerical designations, commencing with the Class AH-1 Certificates, until the Class Principal Balance of each such Class is reduced to zero; provided, however that on any Remittance Date on which the Class Principal Balances of the Pool III Class M and Class B Certificates have been reduced to zero, any amounts payable to the Pool III Class A Certificates on such Remittance Date shall be distributed pro rata and not sequentially.

 Pool IV

        On each Remittance Date, the Class A Pool Principal Distribution Amount for Pool IV will be distributed to the holders of the Class AMF Certificates until the Class Principal Balance of such Certificates is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Distribution Amount that is recovered from such Certificateholders.

 Pool II Class M Pool Principal Distribution Amounts

        On each Remittance Date on and after the Class Principal Balances of the Pool II Class A Certificates have been reduced to zero, the Holders of the Pool II Class M Certificates will be entitled to receive, as payments of principal, the lesser of (i) the remaining applicable Pool Available Amount in the Certificate Account on such Remittance Date after payment of the Current Interest Requirements on all Classes of Offered Certificates in such Pool and the applicable Class A Pool Principal Distribution Amount, if any, on such Remittance Date and (ii) the Senior Percentage of the Pool II Pool Principal Distribution Amount (the "Class M Formula Principal Distribution Amount"). Such Class M Pool Principal Distribution Amount shall be allocated between the Pool II Class M Certificates in the order of their numerical designations, commencing with the Class MV-1 Certificates, until the Class Principal Balance of the respective Classes of Class M Certificates are reduced to zero.

        The "Class M Pool Principal Distribution Amount" with respect to the Pool II Certificates for any Remittance Date is intended to be equal to the Class M Formula Principal Distribution Amount for such Pool of Certificates. If the Class M Formula Principal Distribution Amount exceeds the applicable remaining Pool Available Amount in the Certificate Account on such Remittance Date then the Class M Pool Principal Distribution Amount shall instead equal such remaining Available Amount.

        On each Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is not in effect, payments of principal will be made to the Pool II Class B Certificateholders, even if the related Class M Certificateholders are not yet entitled to receive payments of principal because the Class Principal Balances of the Pool II Class A Certificates have not been reduced to zero.

 Pool III Class MH-1 and MH-2 Pool Principal Distribution Amounts

        On each Remittance Date, the Holders of the Class MH-1 Certificates will be entitled to receive an amount (the "Class MH-1 Principal Distribution Amount") equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the applicable Trigger Event is in effect and the Pool III Class A Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date and (B) the Class Principal Balance of the Class MH-1 Certificates immediately prior to such Remittance Date over (ii) the lesser of
(A) 55.0% of the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding principal balance of the Pool III Loans as of the last day of the related due period minus $1,000,000.

        On each Remittance Date, the Holders of the Class MH-2 Certificates will be entitled to receive an amount (the "Class MH-2 Principal Distribution Amount") equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the applicable Trigger Event is in effect and the Pool III Class A Certificates or the Class MH-1 Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of
(i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date, (B) the Class Principal Balance of the Class MH-1 Certificates after giving effect to the payment of the Class MH-1 Principal Distribution Amount on such Remittance Date and (C) the Class Principal Balance of the Class MH-2 Certificates immediately prior to such Remittance Date over (ii) the lesser of (A) 70.0% of the outstanding principal balance of the Pool II Loans as of the last day of the related Due Period and
(B) the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period minus $1,000,000.

 Pool II Class B Pool Principal Distribution Amount

        Prior to the Class B Cross-over Date for Pool II, there will be no distributions of principal on the Pool II Class B Certificates. The "Class B Cross-over Date" will be the earlier of (A) the Remittance Date on which the Class MV-2 Class Principal Balance, is reduced to zero, and (B) the first Remittance Date on or after the Remittance Date in January 2001 on which the fraction, expressed as a percentage, the numerator of which is the sum of the Pool II Class A and Pool II Class M Class Principal Balances as of the immediately preceding Remittance Date and the denominator of which is the aggregate outstanding principal balance of the Pool II Loans as of the end of the second preceding Due Period, is less than or equal to 85.0%.

        On each Remittance Date on or after the Class B Cross-over Date for Pool II and prior to the Remittance Date on which the related Pool II Class A and Pool II Class M Class Principal Balances have been reduced to zero, holders of the Class BV Certificates will be entitled to distributions of principal only if the Trigger Event is not in effect on such Remittance Date.

        A "Trigger Event" will be in effect on a Remittance Date for Pool II if the Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date exceeds 40% of the Pool II Senior Specified Enhancement Percentage.

        "Pool II Senior Specified Enhancement Percentage" means 38.0%.

        On each Remittance Date on or after the Class B Cross-over Date, if the Trigger Event for Pool II is not in effect on such Remittance Date, the Holders of the Class BV Certificates will be entitled to receive, as payments of principal, the lesser of (i) the remaining applicable Pool Available Amount on such Remittance Date after payments of the Current Interest Requirements on all Classes of Offered Certificates in Pool II and the Pool II Class A and Pool II Class M Pool Principal Distribution Amounts, if any, on such Remittance Date and (ii) the Class B Percentage of the Pool II Pool Principal Distribution Amount (the "Class B Formula Principal Distribution Amount"), until the Principal Balance of the Class BV Certificates is reduced to zero.

        Until such time as the Pool II Class A and Pool II Class M Class Principal Balances have been reduced to zero, the "Class B Percentage" for any Remittance Date will be 100% minus the Senior Percentage for Pool II. The "Class B Percentage" for each Remittance Date, if any, after the Pool II Class A and Pool II Class M Class Principal Balances have been reduced to zero will equal 100%.

        The "Class B Pool Principal Distribution Amount" with respect to the Pool II Certificates for any Remittance Date is intended to be equal to the Class B Formula Principal Distribution Amount for such Pool of Certificates. If the Class B Formula Principal Distribution Amount exceeds the remaining Pool Available Amount for Pool II in the Certificate Account on such Remittance Date then the Class B Pool Principal Distribution Amount for Pool II shall instead equal such remaining Pool Available Amount.

 Pool III Class BH Principal Pool Principal Distribution Amount

        On each Remittance Date, the Holders of the Class BH Certificates will be entitled to receive an amount (the "Class BH Principal Distribution Amount") equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the applicable Trigger Event is in effect and the Pool III Class A Certificates, the Class MH-1 Certificates or the Class MH-2 Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date, (B) the Class Principal Balance of the Class MH-1 Certificates after giving effect to the payment of the Class MH-1 Principal Distribution Amount on such Remittance Date,
(C) the Class Principal Balance of the Class MH-2 Certificates after giving effect to the payment of the Class MH-2 Principal Distribution Amount on such Remittance Date and (D) the Class Principal Balance of the Class BH Certificates immediately prior to such Remittance Date over (ii) the lesser of 88.5% of the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period minus $1,000,000.

        A "Trigger Event" will be in effect on a Remittance Date for Pool III if either (i) the Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date exceeds 50% of the Senior Enhancement Percentage for Pool III; or (ii) both (A) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date exceeds 9% or (y) the Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date exceed $24,000,000; and (B) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio as of such Remittance Date exceeds 15% or (y) the Cumulative Realized Losses as of such Remittance Date exceed $8,000,000.

 Remaining Pool II and Pool III  Pool Available Amounts

        On each Remittance Date, after payments of amounts as set forth above with respect to Pool II and Pool III, the remaining Pool II and Pool III Pool Available Amounts shall be paid to the following Classes, in the following order of priority:

        (i) the aggregate Class A Class Interest Shortfall Carryforward Amounts will be paid concurrently to the Holders of the applicable Class or Classes of Class A Certificates, pro rata for each such Pool Class A Certificates, in accordance with their respective entitlements to Class A Interest Shortfall Carryforward Amounts, and any Class A Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date;

               (ii) in the case of Pool II only, the Accelerated Pool II Principal Distribution Amount will be paid to the Holders of the Pool II Class A, Class M and Class B Certificates in the same order and priority as payments of the Pool Principal Distribution Amount described above. (For any Remittance Date, the "Pool II Accelerated Principal Distribution Amount" equals the lesser of (i) the remaining Pool Available Amount for Pool II in the Certificate Account on such Remittance Date less, only through the Remittance Date in July 1998, an amount equal to 30 days' interest at a rate of 4.0% per annum on a notional amount equal to the Class Principal Balance of the Class MV-1 Certificates prior to the distributions being made on the Remittance Date (the "Pool II Strip Amount") and (ii) the Subordinated Deficiency Amount for such Remittance Date.

               (iii) the lesser of the remaining Pool II or Pool III Pool Available Amount and the applicable Pool Available Maximum Subordination Amount will be paid in reduction of the related Class Interest Shortfall Carryforward Amounts and then the Applied Realized Loss Amounts, first to the Class MV-1 and Class MH-1 Certificates, respectively, second to the Class MV-2 and Class MH-2 Certificates, respectively, and then to the Class BV and Class BH Certificates, respectively. Any Class Interest Shortfall Carryforward Amounts or Applied Realized Loss Amounts not paid shall be carried forward to the next Remittance Date subject to the applicable Pool Available Maximum Subordination Amount.

               (iv) the Pool II Strip Amount will be paid to the Holders of the Class X Certificates.

               (v) any remaining amounts, subject to the cross support provisions described under "--Cross-Support Provisions and Spread Amount" will be paid to the Class X and/or Class R Certificates.

        When the applicable Pool Available Maximum Subordination Amount has been reduced to zero, (i) no further Class M or Class B Class Interest Shortfall Carryforward Amounts or Class M or Class B Applied Realized Loss Amounts with respect to the same Pool shall be carried forward to succeeding Remittance Dates and (ii) interest shall cease to accrue on such remaining Class M or Class B Class Interest Shortfall Carryforward Amounts.

        For so long as any Pool II or Pool III Certificates shall be outstanding, at no time shall the cumulative sum of amounts paid with respect to all related (i) Class M and Class B Class Interest Shortfall Carryforward Amounts and (ii) Class M or Class B Applied Realized Loss Amounts (such amounts with respect to Pool II or Pool III being hereinafter referred to collectively as "Pool Shortfall Amounts") exceed $8,635,000 in the case of Pool II and $7,472,280 in the case of Pool III (each, a "Pool Maximum Subordination Amount"). The "Pool Available Maximum Subordination Amount" at any time shall be the applicable Pool Maximum Subordination Amount less all distributions previously made in respect of the related Pool Shortfall Amounts, irrespective of whether any such distribution is derived from another Pool.

        For each Pool and any Remittance Date, the "Subordinated Deficiency Amount" equals the excess, if any, of (i) the Specified Subordinated Amount for such Remittance Date over (ii) the then current Spread Amount, after giving effect to all payments previously made on such Remittance Date.

MBIA RELATED PROVISIONS FOR POOL I AND POOL IV

        On any Remittance Date, the "Distribution Amount" for Pool I or Pool IV Certificates will equal the sum of (i) the Current Interest Requirement for such Pool, (ii) with respect to Pool I, the Class AF-6 Supplemental Interest Amount,
(iii) the Pool Principal Distribution Amount for such Pool, (iv) the Carryforward Amount for such Pool, and (v) any amount received by the Trustee from the Servicer that constitutes a Monthly Advance with respect to a Loan in such Pool and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction.

        The Carryforward Amount for Pool I or Pool IV with respect to any Remittance Date will equal the sum of (i) the amount, if any, by which (x) the Distribution Amount for such Pool as of the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution to the Holders of the Certificates of such Pool made on such Remittance Date (less the amount of Insured Payments and Guaranteed Supplemental Payments, if any, on such date), and (ii) interest on the amount, if any, described in clause (i) at one-twelfth the applicable Pass-Through Rate for the related Class of Certificates.

        The Carryforward Amounts are primarily intended to measure the amount of money for which MBIA is entitled to reimbursement. As set forth herein, MBIA is subrogated to the rights of the Pool I and Pool IV Certificateholders to receive payments under the Pool I and Pool IV Certificates to the extent of any Insured Payments and Guaranteed Supplemental Payments made under the applicable MBIA Policy. See "The MBIA Policies and MBIA." This right of subrogation, however, is subordinate to the right of the Pool I and Pool IV Certificateholders to receive the entire Distribution Amount on each Remittance Date.

        In the event any amounts referenced in clause (iv) of the definition of Distribution Amount or clause (X) (iv) of the definition of Pool Principal Distribution Amount are covered by Insured Payments or any portion thereof, payment of such amounts will be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not to any Pool I or Pool IV Class A Certificateholder directly unless such Class A Certificateholder has returned principal or interest paid on a related Class A Certificate to such trustee in bankruptcy, in which case such payment will be disbursed to such Class A Certificateholder.

        The definitions of the Pool Principal Distribution Amount for each Pool are determined with regard to actual amounts received on the Loans and without any regard to a schedule for the recovery of principal.

        Pursuant to the MBIA Policies, MBIA has agreed to make Insured Payments and Guaranteed Supplemental Payments on each Remittance Date. See "The MBIA Policies and MBIA."

        The Agreement provides that the Trustee or Paying Agent will (i) receive as attorney-in-fact of each Holder of the Pool I and Pool IV Certificates any Insured Payment and Guaranteed Supplemental Payment from MBIA and (ii) disburse such payment pursuant to the Agreement. The Agreement provides that to the extent MBIA makes Insured Payments or Guaranteed Supplemental Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of the Class A Certificates, MBIA will be subrogated to the rights of such Holders with respect to such Insured Payments or Guaranteed Supplemental Payments, will be deemed, to the extent of the payments so made, to be a registered Holder of Class A Certificates and will receive reimbursement for such Insured Payments or Guaranteed Supplemental Payments as provided in the Agreement, but only from the sources (other than Insured Payments or Guaranteed Supplemental Payments) and in the manner provided in the Agreement.

        Each Holder of a Pool I or Pool IV Certificate is required by the Agreement to notify the Trustee promptly upon the receipt of a court order to the effect that amounts previously received by such Pool I or Pool IV Certificateholder and described in clause (iv) of the definition of Pool Principal Distribution Amount or clause (iv) of the definition of Distribution Amount constitute voidable preferences and to provide a copy of such order with such notice.

        As set forth above, clause (i) of the definition of Pool Principal Distribution Amount includes only payments of principal actually received by the Servicer or any Subservicer. Neither the Servicer nor MBIA is required to advance any delinquent payments of principal. Accordingly, the holders of Pool I and Pool IV Certificates will not receive delinquent payments of principal until such time as the delinquency is cured or, if such delinquency is not cured, following the time such Loan becomes a Liquidated Loan or, with respect to 90 Day Delinquent FHA Loans, following the time the related FHA Payment is received.

        The Trustee will have the right, on behalf of Pool I and Pool IV Certificateholders, to sue MBIA in the event any required Insured Payment or Guaranteed Supplemental Payment is not made in accordance with the terms of the applicable MBIA Policy.

CROSS-SUPPORT PROVISIONS AND SPREAD AMOUNT

        As a result of the cross-support provisions described below, on each Remittance Date the "Excess Spread" for each Pool of Loans (i.e., an amount generally equal to the interest due on the Loans remaining after each Class of Certificates in the related Pool has been allocated its interest for such Remittance Date, including the Class AF-6 Supplemental Interest Amount, and certain expenses of the Trust have been paid) and any Subordination Reduction Amount (collectively, the "Total Monthly Excess Cashflow") will be available to fund certain payments. Such Total Monthly Excess Cashflow, net in the case of Pool I and Pool IV of certain amounts used to reimburse MBIA, will be applied in the following order of priority on such Remittance Date:

               (i) first, in the case of Pool I and Pool IV, to reduce the related Class A Interest Shortfall Carryforward Amounts;

               (ii) second, to make accelerated payments of principal to the Offered Certificates of the related Pool in the order provided for payments of the applicable Pool Principal Distribution Amounts as described above until the Spread Amount of such Pool equals its Specified Subordinated Amount (the "Subordination Increase Amount");

               (iii) third, in the case of Pool II and Pool III to reduce the related Class M and Class B Class Interest Shortfall Carryforward Amounts and then the Class M and Class B Applied Realized Loss Amounts in the order provided under "--Distributions on the Certificates--Remaining Pool II and Pool III Pool Available Amounts;"

               (iv) fourth, in the case of Pool I and Pool IV, to make deposits into the Spread Account, if any, until the amount therein is at its required level;

               (v) fifth, to reimburse the Servicer and/or The Money Store Inc. for certain amounts owing to it with respect to the applicable Pool;

               (vi) sixth, to pay the holders of the Pool II Certificates any Certificateholders' Interest Carryover owing for such Remittance Date and all prior Remittance Dates (but only with respect to collections relating to Pool II Home Equity Loans);

               (vii) seventh, in the case of Pool I and Pool IV, to pay the Certificateholders of the other such Pool (in the order provided for the payment of principal in the case of Pool I) an amount up to the amount of any Subordinated Deficiency Amount until its Specified Subordination Amount is reached;

               (viii) eighth, to provide funds to the Certificates of the other Pools to cover current Realized Losses, pro rata, based on the amount so required by each such other Pool; and

               (ix) ninth, to pay any remainder to the holders of the Class X Certificates and Class R Certificates as specified in the Agreement.

        Applying Excess Spread to payment of principal on the Pool Class A Certificates has the effect of accelerating the amortization of the Pool Class A Certificates relative to the amortization of the Loans. As a result of the foregoing, the holders of each Class of Pool Class A Certificates may receive cash as credit support from any Loan in any Pool.

        The Spread Amount for a Pool constitutes the first level of credit support for the related Certificates. If any Loan becomes a Liquidated Loan, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Loan. The amount of any such insufficiency is an "Unrecovered Portion." The existence of an Unrecovered Portion will reduce the Spread Amount with respect to the related Pool of Loans. However, Certificateholders of the related Pool will be entitled to receive Excess Spread, either from the related Pool of Loans or the other Pools, in an amount equal to the Unrecovered Portion, subject to the limits described above.

Therefore, if sufficient Excess Spread is available (either on the current Remittance Date or on future Remittance Dates), Certificateholders will not realize a loss with respect to an Unrecovered Portion. The Agreement provides that, except in limited circumstances, if the aggregate amount of Excess Spread applied to payments of principal on the Pool I Class A and Pool IV Class A Certificates equals the amount specified therein, the Specified Subordinated Amount for the applicable Pool will be zero.

        If insufficient Excess Spread is available to pay Unrecovered Portions, the related Pool may experience a Subordination Deficit. The Agreement defines a "Subordination Deficit" with respect to a Pool of Loans and Remittance Date to be the amount, if any, by which (x) the Principal Balances of the Certificates of the related Pool, after taking into account all distributions to be made on such Remittance Date (other than in the case of Pool I and Pool IV Certificates amounts payable with respect to principal under the applicable MBIA Policy) exceeds (y) the aggregate principal balances of the related Pool of Loans as of the close of business on the last day of the prior Due Period plus the amount, if any, on deposit in the Pre-Funding Account, and in the case of Pool I and Pool IV the amount, if any, in the Spread Account, on such date and allocated to such Pool of Loans. The Trustee is required to make a claim for an Insured Payment under the related MBIA Policy with respect to any Remittance Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Certificateholders of the related Pool on such Remittance Date. The MBIA Policies are thus similar to the provisions described above insofar as the MBIA Policies guarantee ultimate, rather than current, payment of the amounts of any Unrecovered Portions. Consequently, investors in the Pool I and Pool IV Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Pool of Loans, so long as a Subordination Deficit has not resulted, they may temporarily receive no distributions of principal.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT AND CERTAIN OTHER RISKS

        In general, the protection afforded by the subordination provisions and by the MBIA Policies is protection for credit risk and not for prepayment risk and does not apply to the Certificateholders' Interest Carryover. The subordination provisions may not be adjusted, nor may a claim be made under the MBIA Policies to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

REPORTS TO CERTIFICATEHOLDERS

        On each Remittance Date, the Trustee will be required to forward to each Holder of the Offered Certificates (which will be Cede, as registered Holder of each Class of Offered Certificates and the nominee of DTC, unless and until Definitive Certificates are issued), a statement which will set forth, among other things:

        (X) With respect to Pool I and Pool IV Certificates:

               (a) the Distribution Amounts for each such Pool on such Remittance Date, in the aggregate and by component and listed separately for the portions relating to each related Class of Pool I or Pool IV Certificates;

               (b) the Pool Principal Distribution Amounts for each such Pool for such Remittance Date, in the aggregate and listed separately for the portion relating to each related Class of Pool I or Pool IV Certificates;

               (c) the Current Interest Requirements for each related Class of Pool I or Pool IV Certificates for such Remittance Date;

               (d) the total amount of any Insured Payments and Guaranteed Supplemental Payments included in the Distribution Amount for each such Pool on such Remittance Date, listed separately for each related Class of Pool I or Pool IV Certificates;

               (e) the Spread Amount and Specified Subordinated Amount for such Remittance Date, listed separately for each such Pool; and

               (f) the Class Principal Balances for each Class of Pool I or Pool IV Certificates and the Principal Factors (as defined below) after giving effect to the distributions of principal on each related Class of Pool I or Pool IV Certificates on such Remittance Date.

        (Y) With respect to Pool II and Pool III Certificates:

               (a) the amount of such distribution to Holders of each related Class of Certificates allocable to interest;

               (b) the amount of such distribution to holders of each related Class of Certificates allocable to principal;

               (c) the amount, if any, by which the applicable Formula Principal Distribution Amount for each Class exceeds the applicable Principal Distribution Amount for such Class for such Remittance Date;

               (d) the Class Principal Balance of related each Class of related Certificates after giving effect to the distribution of principal on such Remittance Date;

               (e) the applicable rate of LIBOR for such Remittance Date;

               (f) the Pass-Through Rate for each Class of Adjustable Rate Certificates or Auction Rate Certificates for such Remittance Date and if such Pass-Through Rate for any such Class was based on the applicable Net Funds Cap, what it would be if based on LIBOR plus the applicable margin or Auction Rate, as the case may be;

               (g) the Net Funds Cap for the related Pool for such Remittance Date, stated separately, when applicable, for each Class of Adjustable Rate Certificates and Auction Rate Certificates;

               (h) if the Pass-Through Rate for any Class of Adjustable Rate Certificates or Auction Rate Certificates for such Remittance Date is based on the Net Funds Cap and such Class is entitled to receive Certificateholders' Interest Carryover, the amount of any Certificateholders' Interest Carryover allocated to such Class of Certificates for such Remittance Date;

               (i) the amount of the distribution, if any, allocable to Certificateholders' Interest Carryover and the amount of any unpaid Certificateholders' Interest Carryover for all prior Remittance Dates after giving effect to such distribution for each Class of Adjustable Rate Certificates or Auction Rate Certificates entitled to receive
Certificateholders' Interest Carryover;

               (j) with respect to the FHA Loans, the dollar amounts of Claims filed, paid and denied during the related Due Period.

               (k) the related Senior Percentage and Class B Percentage for the current Remittance Date;

               (l) the Principal Factor for each related Class;

               (m) the Spread Amount and Specified Subordinated Amount for the related Pool for such Remittance Date;

               (n) the aggregate principal balance of the related Loans at the end of the preceding Due Period;

               (o) whether a Trigger Event or an S&P Trigger Event with respect to such Pool is in effect;

               (p) the amount of any Applied Realized Loss Amount, Realized Loss Amount and Unpaid Realized Loss Amount for each related Class as of the close of Business on such Remittance Date; and

               (q) the remaining Pool available Maximum Subordination Amount for the related Pool following such Remittance Date.

        (Z) With respect to all Classes of Offered Certificates:

               (a) the number and aggregate Principal Balances of Loans in each Pool delinquent (i) 31 to 59 days, (ii) 60 days to 89 days and (iii) 90 days or more as of the end of the related Due Period;

               (b) the number and aggregate Principal Balances of all Loans in each Pool in foreclosure or other similar proceedings and the number and aggregate Principal Balance of all Loans in each Pool relating to any REO Properties; and

               (c) the number and aggregate Principal Balances of Defaulted Mortgage Loans repurchased at the option of the Servicer.

        As to any Remittance Date, the "Principal Factor" for a Class of Certificates will be a fraction, expressed as a percentage, the numerator of which is the Class Principal Balance for such Class (after giving effect to the distribution of principal on such Remittance Date), and the denominator of which is the original Class Principal Balance for such Class.

        In the case of information furnished pursuant to clauses (X)(a) through
(c) and (Y)(a) through (d) above, the amounts will be expressed as a dollar amount per Certificate with a $1,000 principal denomination.

        Within 90 days after the end of each calendar year, the Trustee will be required to mail to each person who at any time was a Holder of an Offered Certificate during such year, a statement containing the information set forth in clauses (X)(a) through (c) and (Y)(a) through (d) above aggregated for such calendar year, or, in the case of each person who was a Holder of an Offered Certificate for a portion of such calendar year, setting forth such information for each month thereof.

        All reports prepared by the Trustee will be based upon statements supplied to the Trustee by the Servicer and the Claims Administrator.

BOOK-ENTRY CERTIFICATES

        The Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or Cedel Bank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York, Brussels Office, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Original Certificate Principal Balances of $1,000 and integral multiples of $1,000 in excess thereof (except for the Auction Rate Certificates, which may be held in minimum denominations representing Original Certificate Balances of $25,000 and integral multiples of $25,000 in excess thereof). Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

        The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel Bank or Euroclear, as appropriate).

        Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

        Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entr transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

        Because of time zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Bank Participants on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

        Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

        Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

        Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

        Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

        DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates, Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Bank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

        Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Offered Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates and Certificateholders under the Agreement.

        Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        None of the Seller, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                          THE MBIA POLICIES AND MBIA

        The following information has been furnished by MBIA for use herein.

        MBIA, in consideration of the payment of the premium and subject to the terms of the MBIA Policies, unconditionally and irrevocably guarantees to any Owner (as described below) that an amount equal to each full and complete Insured Payment and Guaranteed Supplemental Interest Payment will be received by the Trustee, or its successor, on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment or Guaranteed Supplemental Payment. MBIA's obligations under the MBIA Policies with respect to a particular Insured Payment or Guaranteed Supplemental Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments and Guaranteed Supplemental Payments shall be made only at the time set forth in the MBIA Policies and no accelerated Insured Payments or Guaranteed Supplemental Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of MBIA.

        THE MBIA POLICIES DO NOT COVER ANY AMOUNTS DUE ON POOL II OR POOL III CERTIFICATES. In addition, notwithstanding the foregoing paragraph, the MBIA Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the REMICs or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). Further, the MBIA Policies do not guaranty payment of any Certificateholders' Interest Carryover.

        MBIA will pay any Insured Payment or Guaranteed Supplemental Payment that is a Preference Amount on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to MBIA that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by MBIA, irrevocably assigning to MBIA all rights and claims of the Owner relating to or arising under the applicable Class of Pool I or Pool IV Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of MBIA as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to MBIA, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the applicable Class of Pool I or Pool IV Certificate to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

        MBIA will pay any other amount payable under the MBIA Policies no later than 12:00 noon New York City time on the later of the Remittance Date on which the Distribution Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for MBIA or any successor fiscal agent appointed by MBIA (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the MBIA Policies, such Notice shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and MBIA or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        Insured Payments and Guaranteed Supplemental Payments due under the MBIA Policies unless otherwise stated in the MBIA Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor and immediately available funds in the amount of the Guaranteed Supplemental Payment less, in respect of Guaranteed Supplemental Payments related to Preference Amount, any amount held by the Trustee for the payment of such Guaranteed Supplemental Payment and legally available therefor.

        The Fiscal Agent is the agent of MBIA only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of MBIA to deposit, or cause to be deposited, sufficient funds to make payments due under the MBIA Policies.

        As used in the MBIA Policies, the following terms shall have the following meanings:

        "Agreement" means the Pooling and Servicing Agreement dated as of November 30, 1997 among The Money Store Inc., as Representative, Servicer and Claims Administrator, the Originators listed therein and the Trustee, as trustee, without regard to any amendment or supplement thereto.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which MBIA and banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

        "Deficiency Amount" means with respect to any Remittance Date and with respect to the Pool I or Pool IV Certificates, (i) the excess, if any, of (a) the Current Interest Requirement for such Pool over (b) the sum of the Available Remittance Amount for such Pool (minus amounts withdrawn to pay required premiums to MBIA), and the Excess Spread and the Subordination Reduction Amount applicable to such Pool, plus (ii) the Subordination Deficit, if any, for such Pool with respect to such Remittance Date.

        "Guaranteed Supplemental Payment" means, for any Remittance Date until the Class Principal Balance of the Class AF-6 Certificates is reduced to zero, the Class AF-6 Supplemental Interest Amount, if any, for such Remittance Date; provided, however, if MBIA is not in default with regard to payment under the related MBIA Policy, the amount of the Guaranteed Supplemental Payment required to be paid by MBIA shall be reduced by the Class X Accelerated Distribution Amount.

        "Insured Payment" means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

        "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the related MBIA Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment and the Guaranteed Supplemental Payment which shall be due and owing on the applicable Remittance Date.

        "Owner" means each holder (other than the Trust) of a Pool I and Pool IV Certificate who, on the applicable Remittance Date, is entitled under the terms of the applicable Class of Pool I and Pool IV Certificates to payment thereunder.

        "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        Capitalized terms used in the MBIA Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the MBIA Policies, without giving effect to any subsequent amendment or modification to the Agreement.

        Any notice under the MBIA Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as MBIA shall specify in writing to the Trustee.

        The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

        The MBIA Policies were issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The insurance provided by the MBIA Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

        The MBIA Policies are not cancelable for any reason. The premiums on the MBIA Policies are not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Pool I or Pool IV Certificates.

        MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

        On November 14, 1997, MBIA Inc. announced the signing of a definitive agreement to merge with CapMAC Holdings Inc. ("CHI"), the parent company of Capital Markets Assurance Corporation ("CapMAC"), in a stock-for-stock transaction valued at $607 million. The announcement also stated that all outstanding policies issued by CapMAC will be backed by the full financial resources of MBIA Inc., and that the agreement is subject to regulatory approvals and approval by CHI shareholders.

        The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K for MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 1997 and for the nine month periods ended September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q for MBIA Inc. for the period ending September 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

        All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Pool Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

        The table below presents selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                           SAP                                                     GAAP
                                           ---                                                     ----
                       DECEMBER 31, 1996           SEPTEMBER 30, 1997              DECEMBER 31, 1996 SEPTEMBER 30, 1997
                       ----------------------------------------------              ------------------------------------
                         (AUDITED)                   (UNAUDITED)                     (Audited              (UNAUDITED)
                                 (IN MILLIONS)                                                  (IN MILLIONS)
Admitted Assets            $ 4,476                       $5,165  Assets                 $ 5,066               $ 5,819
Liabilities                  3,009                        3,457  Liabilities              2,262                 2,594
Capital and Surplus          1,467                        1,708  Shareholder's Equity     2,804                 3,225

        Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

        MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the MBIA Policies and MBIA set forth under the heading "The MBIA Policies and MBIA" herein. Additionally, MBIA makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates.

        Moody's rates the claims paying ability of MBIA "Aaa." S&P rates the claims paying ability of MBIA "AAA." Fitch rates the claims paying ability of MBIA "AAA." Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revisions or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Pool I and Pool IV Certificates. MBIA does not guaranty the market price of the Pool I or Pool IV Certificates nor does it guaranty that the ratings on the Pool I of Pool IV Certificates will not be revised or withdrawn.


                                 THE AGREEMENT

        In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, set forth below is a summary of certain other provisions thereof. Certain capitalized terms used in this section and not otherwise defined, have the meanings set forth in the Prospectus.

REPRESENTATIONS AND WARRANTIES

        In addition to the representations and warranties as to each Loan described under the caption "The Agreements--Representations and Warranties" in the Prospectus, (i) the Representative will represent in the Agreement that each FHA Loan is an FHA Title I loan, underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance; (ii) each Originator will represent that, assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the rules and regulations of the FHA; (iii) substantially all the proceeds of each Pool III Loan have been or will be used to acquire or to improve or protect an interest in real property that, at the origination date of such Pool III Loan, was the only security for such Pool III Loan; and (iv) for each Pool III Loan, after giving effect to all improvements to be made on the related Mortgaged Property with the proceeds of such Loan, and based upon representations of the related Obligor, the value of the related Mortgaged

Property will at least be equal to the amount of such Pool III Loan and the outstanding amount of all other loans secured by prior liens on such Mortgaged Property.

        The Servicer will also covenant that it will: (a) comply with all FHA rules and regulations and will maintain its status as an approved lender and will at all times hold a valid contract of insurance (unless such contract is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans); (b) promptly pay all insurance charges and take all action necessary to maintain insurance on the FHA Loans; (c) immediately pay, or, if the Servicer is no longer the Claims Administrator, cause the Claims Administrator to pay, in full, any FHA Payment into the Principal and Interest Account; and (d) with certain exceptions, not allow any modifications or assumptions of the FHA Loans that would vary their terms.

OBLIGATION OF THE CLAIMS ADMINISTRATOR

        If any FHA Loan becomes a 90 Day Delinquent FHA Loan, and if sufficient coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Co-Trustee and the Custodian no later than the Determination Date following such determination and shall request delivery of the related Trustee's Loan File. Upon receipt of such certification and request, the Custodian shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the Co-Trustee and the Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Co-Trustee. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Co-Trustee the related Trustee's Loan File.

        With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator as described above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Agreement with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the FHA Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Co-Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referenced to herein as "Related Payments").

        If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Co-Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property.

FHA PREMIUM ACCOUNT

        The FHA Premium Account will be established with the Trustee and will be available to reimburse the Claims Administrator for the payment to the FHA of the FHA Insurance Premium on each FHA Loan in the Trust. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of the FHA Loan. If the related Mortgagor pays the FHA Insurance Premium in addition to the monthly payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Remittance Date. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the related Mortgagor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account a specified percentage of each scheduled interest payment. Since a Mortgagor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

PRE-FUNDING ACCOUNT

        On the Closing Date, an aggregate cash amount (the "Pre-Funded Amount") will be deposited into the Pre-Funding Account in an amount not to exceed approximately $131,000,000, in the case of Pool I, approximately $40,000,000, in the case of Pool II, approximately $38,000,000, in the case of Pool III and approximately $2,000,000, in the case of Pool IV. Amounts allocated to Pool I, Pool II, Pool III and Pool IV, as the case may be, may be used only (i) to acquire Subsequent Loans for the related Pool and (ii) to make accelerated payments of principal on the Certificates of the related Pool. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $200,000,
(ii) the date on which an Event of Default occurs under the Agreement or (iii) at the close of business on March 31, 1998, amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificates of the related Pool. However, any Pre-Funded Amount remaining at the close of business on March 30, 1998 will be distributed as a principal prepayment on the Special Remittance Date to the Certificates of the related Pool. The Pre-Funding Account moneys funded from the sale of the Certificates of a given Pool, may not be used to acquire Loans relating to the other Pool.

        All funds in the Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the Certificates.

CAPITALIZED INTEREST ACCOUNT

        On the Closing Date, the Representative also will make a cash deposit in an account (the "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust. The amount deposited therein will be used by the Trustee on the Remittance Dates occurring in January, February and March 1998 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average Pass-Through Rate of the Certificates on the portion of the Certificates having principal balances exceeding the principal balances of the Loans over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to the Certificates, such Certificates also will receive on such date, from the Capitalized Interest Account, accrued interest at the applicable Pass-Through Rates on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the holders of the Class R Certificates on such Special Remittance Date.

        All funds in the Capitalized Interest Account are required to be held
(i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

PAYMENTS ON THE LOANS

        The Agreement requires the Servicer to establish and maintain one or more principal and interest accounts (each, a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

        All funds in the Principal and Interest Accounts are required to be held
(i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Servicer.

        The Servicer is required to deposit in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the Cut-Off Date on account of principal and interest on the related Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Loan, other servicing compensation payable to the Servicer as permitted by the Agreement and any amounts required to be deposited into the Servicing Accounts referred to below).

        Not later than the day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month (each such day a "Determination Date"), the Servicer is required to wire transfer to the Trustee the Available Remittance Amounts for each Pool for deposit in the segregated trust accounts maintained with the Trustee for such purpose (each a "Certificate Account").

        The "Available Remittance Amount" for each Pool is defined in the Agreement to include, with respect to any Remittance Date, without duplication:

               (i) the sum of all amounts received by the Servicer or any Subservicer on the Loans of such Pool (including amounts paid by the Servicer and the Representative and excluding (a) any Excess Spread and Subordination Reduction Amounts included in such amounts, (b) amounts paid as reimbursement to the Servicer of advances, (c) amounts retained by the Servicer with respect to the Servicing Fee and the Contingency Fee, (d) amounts deposited into the Servicing Accounts and (e) amounts recovered as voidable preferences), during the immediately preceding calendar month (the "Due Period"), plus

               (ii) the amount of any Monthly Advances and Compensating Interest payments with respect to the Loans of such Pool remitted by the Servicer for such Remittance Date, plus

               (iii) amounts to be transferred to the applicable Certificate Account from the Pre-Funding Account and the Capitalized Interest Account.

        The term Available Remittance Amount does not include Insured Payments or Guaranteed Supplemental Payments.

        The Agreement also will require the Servicer to establish and maintain, in addition to the Principal and Interest Accounts one or more accounts (each a "Servicing Account") in a depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation to the maximum extent permitted by law. The Servicer will deposit and retain therein all collections from the Obligors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Obligors and in trust as provided in the Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. All funds in the Servicing Accounts are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Servicing Accounts are for the account of the Servicer. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, to refund to any Obligors any sums as may be determined to be overages, to pay interest, if required, to Obligors on balances in the Servicing Accounts, to pay earnings not required to be paid to Obligors to the Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Agreement.

MONTHLY ADVANCES AND COMPENSATING INTEREST

        Not later than the close of business on each Determination Date, the Servicer is required to remit to the Trustee for deposit in the applicable Certificate Account an amount equal to the amount, if any, by which, for each Pool (a) the sum of (x) 30 days' interest (or, with respect to the Adjustable Rate Certificates and the Auction Rate Certificates, the actual number of days from the last Remittance Date (or, in the case of the first Remittance Date, from December 15, 1997 with respect to the Adjustable Rate Certificates and from the Closing Date with respect to the Auction Rate Certificates) up to but not including the upcoming Remittance Date) at the weighted average Adjusted Mortgage Loan Remittance Rates of such Pool on the aggregate outstanding Class Principal Balances of each Class of Certificates in such Pool immediately prior to the related Remittance Date and (y) the Excess Spread, if any, for the related Remittance Date relating to the Loans of the related Pool exceeds (b) the amount received by the Servicer in respect of interest on the Loans of the related Pool as of the related Record Date (and, with respect to the Remittance Dates in January, February and March 1998, the sum of (i) all funds to be transferred to the applicable Certificate Account from the Capitalized Interest Account for such Remittance Date and (ii) certain investment earnings on amounts in the Pre-Funding Account for the applicable Remittance Date). Such excess is defined as the "Monthly Advance." Monthly Advances will not cover any Certificateholders' Interest Carryover.

        Not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee for deposit in the applicable Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest (or, with respect to a Pool II Loan, the actual number of days since the last Remittance Date (or, in the case of the first Remittance Date, from September 15, 1997) up to but not including the upcoming Remittance Date) on the principal balance of each such Loan as of the beginning of the related Due Period at the weighted average Adjusted Mortgage Loan Remittance Rates of the related Pool applicable to the Remittance Date on which such amount will be distributed, over (b) the amount of interest actually received on the related Loan for such Due Period (such difference, "Compensating Interest").

FLOW OF FUNDS

        From that portion of the Available Remittance Amount for the applicable Pool, the Agreement requires the Servicer to pay the MBIA Premium, the FHA Premium, the Remarketing Agent Fees and the Auction Agent Fees and then to withdraw on each Determination Date that portion of the Available Remittance Amount for each Pool in the applicable Principal and Interest Account and to remit such amounts, together with any Total Monthly Excess Cashflow, Excess Spread and Subordination Reduction Amounts, for the related Remittance Date to the Trustee for deposit in the applicable Certificate Account. Upon receipt on each Determination Date of such amounts, the Trustee is required to deposit such amounts into the applicable Certificate Account.

        The Agreement provides that on each Remittance Date the Trustee is required to withdraw from the Certificate Accounts the Pool Available Amount, pay into an expense account, an amount equal to one-twelfth of the estimated annual fees and expenses of the Trustee and the Trust and make distributions of the remainder in the order of priority provided under "Description of the Certificates--Distributions on the Certificates" and "--Cross-Support Provisions and Spread Amount."

CALCULATION OF LIBOR

        The Trustee will determine the London interbank offered rate for deposits in U.S. dollars having a maturity of one month ("LIBOR") commencing on the second LIBOR Determination Date preceding each Remittance Date (the "One-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

        "LIBOR Determination Date" means the date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

        "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York, New Jersey, Maryland or Delaware are authorized or obligated by law or executive order to be closed.

        "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

        "Interest Period" means, with respect to the Adjustable Rate Certificates, (i) initially, the period commencing on December 15, 1997 and ending on the day immediately preceding the Remittance Date in January 1998 and
(ii) thereafter, the period commencing on a Remittance Date and ending on the day immediately preceding the next Remittance Date.

        "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

        "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

        The establishment of LIBOR on each Libor Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Remittance Date shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (212) 815-2793.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The Servicer is entitled to a servicing fee of 0.25% per annum of the principal balance of each Loan (the "Servicing Fee") and a contingency fee of 0.25% per annum of the principal balance of each Loan (the "Contingency Fee"). The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store Inc. is replaced as Servicer under the Agreement. However, as long as The Money Store Inc. acts as Servicer, it is entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. The Servicing Fee and Contingency Fee are each calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Servicer is entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Accounts, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

OPTIONAL REPURCHASE

        The Servicer has the right, but not the obligation, to repurchase any Defaulted Loan for the purchase price and in the manner described under "The Agreements - Sale of Mortgage Loans" in the attached Prospectus. In no event, however, may the aggregate principal balance of Defaulted Mortgage Loans purchased pursuant to this provision exceed 10% of the sum of the Original Pool Principal Balance and the original Pre-Funded Amount.

TERMINATION; PURCHASE OF LOANS

        The Trust will terminate upon distribution to the Certificateholders of amounts due them following the earlier to occur of (i) the final payment or other liquidation of the last Loan remaining in the Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer or MBIA, as described below or (iii) the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will the Trust terminate later than twenty-one years after the death of the last survivor of the person named in the Agreement.

        As set forth under "The MBIA Policies and MBIA" no accelerated Insured Payments will be made regardless of any acceleration of the Pool I or Pool IV Certificates, unless such acceleration is at the sole option of MBIA. This will not affect the Pool I or Pool IV Certificateholders since, as described below, as a condition to any optional termination of the Trust the Certificateholders will receive an amount equal to the outstanding Class Principal Balance of the related Class, plus accrued interest.

        Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, MBIA may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the Termination Price relating to the Trust.

        On and after the date on which the Pool Available Maximum Subordination Amounts for all Pools are zero, on any Remittance Date on which the Pool I and Pool IV Loans with aggregate principal balances as of the Cut-Off Date that equal or exceed 25% of the sum of (i) the Original Pool Principal Balance of the Pool I and Pool IV Loans and (ii) the original Pre-Funded Amount have become Liquidated Loans, MBIA may determine to purchase and may cause the purchase from the Trust of all Loans and REO Properties in the Pools at a price equal to the sum of the Termination Price for each Pool and the outstanding and unpaid fees and expenses of the Trustee and the Servicer.

        Following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Holders of greater than 50 percent in Percentage Interest of the Offered Certificates (the "Applicable Majority Certificateholders") may direct the Trustee on behalf of the Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to the related REMIC and (ii) MBIA may notify the Trustee of MBIA's determination to purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in such REMIC at a price equal to the aggregate Termination Price. Upon receipt of such direction by the Applicable Majority Certificateholders or of such notice from MBIA, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all the Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price of the Trust.

        If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Applicable Majority Certificateholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Loans and such other property in the related REMIC and distribute the proceeds of the liquidation of such REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of such REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Applicable Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that MBIA has given the Trustee notice of MBIA's determination to purchase the assets described in clause (ii) preceding, MBIA shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

        Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and MBIA of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Applicable Majority Certificateholders and MBIA, that the effect of the Final Determination is to increase substantially the probability that the gross income of the related REMIC will be subject to federal taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the related REMIC at a purchase price equal to the Termination Price of the Trust. The foregoing opinion shall be deemed satisfactory unless the Applicable Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

        If the Trust were to lose its qualification as a REMIC, it might be taxable as a grantor trust, a partnership, or an association taxable as a corporation. If the Trust is treated as a grantor trust or a partnership, such Trust would not be subject to a separate entity level tax, and it is not expected that the tax treatment of the investors would be materially different from the tax treatment if the REMIC election of such Trust had not been revoked. However, if the Trust were treated as an association taxable as a corporation it would be subject to Federal income taxes at corporate rates on its net income. Moreover, distributions on the Offered Certificates would probably not be deductible in computing such Trust's taxable income, and all or part of the distributions to the holders of such Offered Certificates would probably be treated as dividend income to the holders. Such an entity level tax could result in reduced distributions to the holders of the Offered Certificates and such Certificateholders could also be liable for a share of such a tax. Any such corporate level tax would be borne first by the holders of the Class R Certificates from amounts otherwise distributable to such holders. Any remaining corporate level tax would be borne by holders of all Classes of Offered Certificates pro rata in proportion to the outstanding principal balances of such Classes.

THE TRUSTEE

        The Bank of New York will be the Trustee under the Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

THE CO-TRUSTEE

        First Union Trust Company, National Association, a national banking association headquartered in, Wilmington, Delaware, will be the Co-Trustee with respect to the Home Improvement Loans.

THE CUSTODIAN

        First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, will be the Custodian with respect to the Home Improvement Loans. In such capacity, it will retain the files relating to the Home Improvement Loans. Such files will be held at the Custodian's offices in Ijamsville, Maryland.

THE AUCTION AGENT

        Bankers Trust Company, a New York banking corporation, will act as Auction Agent with respect to the Class MV-1, Class MV-2 and Class BV Certificates pursuant to an Auction Agent Agreement to be entered into among the Representative, the Trustee and the Auction Agent.

THE REMARKETING AGENT

        Morgan Stanley & Co. Inc. will act as Remarketing Agent with respect to the Class AF-6 Certificates pursuant to an Interest Rate Services Agreement to be entered into among the Representative, the Trustee and the Remarketing Agent.

                       FEDERAL INCOME TAX CONSIDERATIONS

        For federal income tax purposes, one or more elections will be made to treat certain assets of the Trust as REMICs. Each Class of Certificates (other than the Class AF-6 and Class R Certificates) will constitute "regular interests" in a REMIC. For federal income tax purposes, the Class AF-6 Certificateholders will be treated as owning (i) a regular interest in a REMIC with terms identical to the Class AF-6 Certificates except having a Pass-Through Rate equal to the Class AF-6 Pass-Through Rate, but subject to the applicable Net Funds Cap (the "Class AF-6 Regular Interest," and together with the other Classes of Certificates constituting regular interests, the "Regular Certificates"), and (ii) rights under the MBIA Policy relating to the Class AF-6 Supplemental Interest Amount. Each Class of Class R Certificates will constitute the sole "residual interest" in the related REMIC. See "Federal Income Tax Consequences" in the Prospectus.

        Because the Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on such Regular Certificates, including original issue discount with respect to any such Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Holders of Class AF-6 Certificates must allocate the purchase price of their Certificates between the Class AF-6 Regular Interest and the rights to payments of the Class AF-6 Supplemental Interest Amount based on their relative fair market values. The purchase price allocated to the Class AF-6 Regular Interest will be the issue price of such regular interest for purposes of calculating accruals of original issue discount. All holders of Class AF-6 Certificates should consult their tax advisors regarding the federal income taxation of payments of the Class AF-6 Supplemental Interest Amount.

See "Federal Income Tax Consequences--REMIC Regular Certificates--Current Income on REMIC Regular Certificates."

        The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 100% Prepayment Assumption, as 100% Prepayment Assumption is defined herein with respect to each Pool of Loans. See "Maturity, Prepayment and Yield Considerations" herein. However, no representation is made as to the rate at which prepayments actually will occur.

                             ERISA CONSIDERATIONS

        ERISA imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

        In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code and entities in which such plans or accounts are invested (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, MBIA, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the related Certificates, transactions occurring in the servicing of the Loans might constitute prohibited transactions unless an administrative exemption applies. One exemption which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Loans is noted below.

        The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

        DOL has granted administrative exemptions to a number of underwriters from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions which may be applicable to the Pool Class A Certificates if an underwriter which has been granted an exemption, or any of their respective affiliates is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent and the conditions of such exemptions have been met. Specifically, the following exemptions may be applicable to the Pool Class A Certificates, subject to certain considerations discussed below: Prohibited Transaction Exemption ("PTE") 90-32 granted to Prudential Securities Incorporated, PTE 90-24 granted to Morgan Stanley & Co. Inc., PTE 90-29 granted to Merrill Lynch & Co., PTE 89-89 granted to Salomon Brothers Inc., PTE 92-32 granted to Nomura Securities International, Inc., and PTE 91-14 granted to Lehman Brothers Inc. (collectively the "Exemption"). The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Pool Class A Certificates are the following:

               (i) The acquisition of the Pool Class A Certificates by a Plan is on terms (including the price for the Pool Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

               (ii) The rights and interest evidenced by a Class of Pool Class A Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the Trust.

               (iii) The Pool Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S&P or Fitch ("Authorized Rating Agencies") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a plan's acquisition of the Pool Class A Certificates.

               (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Pool Class A Certificates represents not more than reasonable compensation for distributing the Pool Class A Certificates. The sum of all payments made to and retained by the Representative and the Originators pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

               (v) The Trustee and Co-Trustee must not be affiliates of any member of the Restricted Group as defined below.

        In addition, it is a condition that the Plan investing in the Pool Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. Any Plan purchasing Pool Class A Certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

        The Exemption does not apply to Plans sponsored by the Originators, the Representative, MBIA, the Underwriters, the Trustee, the Co-Trustee, the Custodian, the Servicer, any other servicers or any obligor with respect to Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of a Pool Class A Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Pool Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Pool Class A Certificates and the fiduciary (or its affiliate) is an obligor on any Loan held in the Trust provided that, among other requirements, (i) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the Loans contained in the Trust, (ii) the Plan's investment in any Class of Pool Class A Certificates does not exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class of Pool Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and (iii) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Pool Class A Certificates, and at least 50% of the aggregate interest in the Trust, are acquired by persons independent of the Restricted Group.

        On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Pool Class A Certificates, the amendment generally allows a portion of the Loans supporting payments to Pool Class A Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Loans to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

        (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

        (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Authorized Rating Agency.

        (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Authorized Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

        (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

        (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Originator; or (ii) an independent accountant retained by the Originator must provide the Originator with a letter (with copies provided to the Authorized Rating Agency, the

Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement ("Pooling Agreement"). In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

        (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement.

        (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Authorized Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Authorized Rating Agency ("Permitted Instruments").

        (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.

        (9) The Pooling Agreement must describe the Permitted Instruments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

        The Pool Class A Certificates may be acquired, held and transferred by Plans as follows: the Pool I Class A Certificates pursuant to PTE 90-32 and PTE 90-24; the Pool II Class A Certificates pursuant to PTE 90-29 and PTE 89-89; the Pool III Class A Certificates pursuant to PTE 91-14 and the Pool IV Certificates pursuant to PTE 92-32.

        As the Class M and Class B Certificates are subordinated they are not eligible for prohibited transaction exemptive relief under the Exemption. Consequently, transfers of the Class M and Class B Certificates may not be made to any Plan unless such Plan is purchasing such Class B or Class M Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) relating to acquisitions by insurance company general accounts. The purchase of a Class B or Class M Certificate will be deemed a representation by the purchaser that either (i) it is not purchasing such Class B or Class M Certificate, directly or indirectly, for, or on behalf of, a "benefit plan investor" as such term is defined in the Plan Asset Regulations with respect to a Plan which is subject to Title I of ERISA or Section 4975 of the Code or (ii) the purchaser is an insurance company which is purchasing such Class B or Class M Certificate with funds contained in an "insurance company general account" as such term is defined in Section V(e) of PTCE 95-60 and that the purchase and holding of such Class B or Class M Certificate is covered under PTCE 95-60.

        Before purchasing a Certificate in reliance on the Exemption, PTCE 95-60 or any other exemption, a fiduciary of a Plan should confirm that all applicable requirements would be satisfied. Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances. See "ERISA Considerations" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

        No Class of Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the other Classes of Offered Certificates. No representation is made herein as to whether and the extent to which a Class of the Offered Certificates constitutes legal investments for any entity under any applicable statute, law, rule, regulation or order. Each prospective purchasers urged to consult with it counsel concerning the status of the Offered Certificates as legal investments for such purchaser prior to investing therein.

                                 UNDERWRITING

        Subject to the terms and conditions set forth in the Underwriting Agreement dated December 29, 1997 (the "Underwriting Agreement"), the Representative, on behalf of the Originators, has agreed to sell and each Underwriter has agreed to purchase the principal amount of each Class of Offered Certificates set forth below its name.

                                                                                                                 Nomura
                                                                  Merrill Lynch                                 Securities
                     Morgan Stanley  Prudential     First          Pierce, Fenner             Smith    Lehman    Inter-
                        & Co.        Securities   Chicago Capital     & Smith      Salomon    Barney   Brothers national
                     Incorporated   Incorporated    Markets, Inc.  Incorporated Brothers Inc.   Inc.     Inc.     Inc.    Total
                     --------------------------------------------------------------------------------------------------------------
Pool I Certificates
-------------------
 Class AF-1          $ 47,000,000   $   67,000,00  $   8,000,000        $0           $0           $0       $0       $0  $ 22,000,000

 Class AF-2          $ 31,500,000   $   46,500,00  $  10,000,000        $0           $0           $0       $0       $0  $ 88,000,000

 Class AF-3          $ 119,500,000  $  119,500,000 $  10,000,000        $0           $0           $0       $0       $0  $249,000,000

 Class AF-4          $ 26,500,000   $   36,500,00  $   5,000,000        $0           $0           $0       $0       $0  $ 68,000,000

 Class AF-5          $ 13,500,000   $   23,500,000       $0             $0           $0           $0       $0       $0  $ 37,000,000

 Class AF-6          $ 76,000,000         $0             $0             $0           $0           $0       $0       $0  $ 76,000,000

 Class AF-7          $ 26,500,000   $   48,000,00  $  10,500,000        $0           $0           $0       $0       $0  $ 85,000,000

Pool II Certificates
 Class AV-1              $0               $0             $0       $466,750,000       $0           $0       $0       $0  $466,750,000

 Class AV-2              $0               $0             $0             $0      $76,000,000       $0       $0       $0  $ 76,000,000

 Class MV-1              $0               $0             $0             $0           $0      $37,375,000   $0       $0  $ 37,375,000

 Class MV-2              $0               $0             $0             $0           $0      $37,375,000   $0       $0  $ 37,375,000

 Class BV                $0               $0             $0             $0           $0      $32,500,000   $0       $0  $ 32,500,000

Pool III
Certificates
-----------
 Class AH-1              $0               $0             $0             $0           $0           $0   $84,571,000  $0 $  84,571,000

 Class AH-2              $0               $0             $0             $0           $0           $0   $28,024,000  $0 $  28,024,000

 Class AH-3              $0               $0             $0             $0           $0           $0   $19,947,000  $0 $  19,947,000

 Class AH-4              $0               $0             $0             $0           $0           $0   $20,457,000  $0 $  20,457,000

 Class MH-1              $0               $0             $0             $0           $0           $0   $13,500,000  $0 $  13,500,000

 Class MH-2              $0               $0             $0             $0           $0           $0   $15,000,000  $0 $  15,000,000

 Class BH                $0               $0             $0             $0           $0           $0   $18,501,000  $0 $  18,501,000

Pool IV
Certificates
------------
 Class AMF               $0               $0             $0             $0            $0          $0      $0 $10,000,000 $10,000,000

              ======================================================================================================================

Total           $340,500,000   $341,000,000 $43,500,000  $466,750,000$76,000,000 $107,250,000$200,000,000 $10,000,000 $1,585,000,000

              ======================================================================================================================


        The Representative has been advised by the Underwriters that the Underwriters propose initially to offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Representative has been advised that Merrill Lynch, Pierce, Fenner & Smith Incorporated may sell some or all of the Class AV-1 Certificates to one or more trusts with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as depositor.

        The Representative has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        Each of the Underwriters may provide investment banking and other services for the Representative for which it will receive additional compensation.

                                    EXPERTS

        The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

        Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters will be passed upon for MBIA by Kutak Rock, Omaha, Nebraska. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                      RATING OF THE OFFERED CERTIFICATES

        It is a condition to the issuance of the Certificates that each Class of Offered Certificate receive the following ratings from S&P, Moody's and/or Fitch (collectively, the "Rating Agencies"):

                                   RATING

       Class                 S&P                MOODY'S               FITCH
       AF-1                  AAA                  Aaa                  --
       AF-2                  AAA                  Aaa                  --
       AF-3                  AAA                  Aaa                  --
       AF-4                  AAA                  Aaa                  --
       AF-5                  AAA                  Aaa                  --
       AF-6                  AAA                  Aaa                  --
       AF-7                  AAA                  Aaa                  --
       AF-8                  AAA                  Aaa                  --
       AV-1                  AAA                  Aaa                  --
       AV-2                  AAA                  Aaa                  --
       MV-1                  AA                   Aa2                  --
       MV-2                   A                   A2                   --
        BV                   BBB                 Baa2                  --
       AH-1                  AAA                  --                   AAA
       AH-2                  AAA                  --                   AAA
       AH-3                  AAA                  --                   AAA
       AH-4                  AAA                  --                   AAA
       MH-1                  AA                   --                   AA+
       MH-2                   A                   --                    A
        BH                   BBB                  --                   BBB
        AMF                  AAA                  Aaa                  --

        The ratings given to the Pool I and Pool IV Certificates will be based, among other things, upon the ratings assigned to the claims paying ability of MBIA. Any reduction in such rating of MBIA would most likely result in a reduction in the ratings given to the Pool I and Pool IV Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Class of Class A Certificates. In general, the ratings address credit risk and do not address the likelihood or rate of principal prepayments. The ratings of the Pool II Certificates by S&P and Moody's do not reflect the likelihood of payment of the Certificateholder's Interest Carryover since MBIA does not insure payment of such amounts.

                             FINANCIAL INFORMATION

        The Representative has determined that its financial statements are not material to the offering made hereby.

        The Trust has been formed to own the Loans and to issue the Certificates. The Trust had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                           INDEX OF PRINCIPAL TERMS


90 Day Delinquent FHA Loan................................................................S-33
Adjustable Rate Certificates...............................................................S-6
Adjusted Mortgage Loan Remittance Rate....................................................S-45
Agreement..................................................................................S-7
Applicable Majority Certificateholders...................................................S-113
Applied Realized Loss Amount..............................................................S-26
Auction Agent..............................................................................S-7
Auction Rate Certificates..................................................................S-3
Authorized Rating Agencies...............................................................S-116
Auto Loans................................................................................S-59
Available Remittance Amount..............................................................S-110
Balloon Loans.............................................................................S-38
beneficial owner.........................................................................S-100
Book-Entry Certificates..................................................................S-100
Business Day..............................................................................S-86
Capitalized Interest Account..............................................................S-10
Cede......................................................................................S-49
Cedel Bank.................................................................................S-2
Cedel Bank Participants..................................................................S-102
Certificate Account......................................................................S-110
Certificate Owners.......................................................................S-100
Certificateholder........................................................................S-101
Certificateholders.........................................................................S-3
Certificateholders' Interest Carryover....................................................S-14
Certificates...............................................................................S-1
Change Date...............................................................................S-37
Claims.....................................................................................S-6
Claims Administrator.......................................................................S-2
Class A Certificates......................................................................S-13
Class A Formula Principal Distribution Amount.............................................S-15
Class A Pool Principal Distribution Amount................................................S-16
Class AF-6 Regular Interest..............................................................S-115
Class AF-6 Supplemental Interest Amount...................................................S-12
Class AF-7 Principal Distribution Amount..................................................S-18
Class AF-7 Principal Percentage...........................................................S-18
Class AF-7 Pro Rata Principal Distribution Amount.........................................S-18
Class AV-2 Principal Distribution Amount..................................................S-19
Class B Cross-over Date...................................................................S-21
Class B Formula Principal Distribution Amount.............................................S-22
Class B Percentage........................................................................S-94
Class B Pool Principal Distribution Amount................................................S-22
Class BH Principal Distribution Amount....................................................S-22
Class Interest Shortfall Carryforward Amount..............................................S-13
Class M Formula Principal Distribution Amount.............................................S-20
Class M Pool Principal Distribution Amount................................................S-20
Class MH-1 Principal Distribution Amount..................................................S-20
Class MH-2 Principal Distribution Amount..................................................S-21
Class Principal Balance...................................................................S-86
Class R Certificates.......................................................................S-2
Class X Accelerated Distribution Amount...................................................S-14
Class X Certificates.......................................................................S-2
Closing Date...............................................................................S-5


CMT.......................................................................................S-64
Combined Loan-to-Value Ratio..............................................................S-36
Compensating Interest.....................................................................S-11
Contingency Fee...........................................................................S-46
Conventional Home Improvement Loans........................................................S-2
Cooperative..............................................................................S-102
Co-Trustee.................................................................................S-5
CPR.......................................................................................S-77
Current Interest Requirement..............................................................S-12
Curtailment...............................................................................S-46
Custodian..................................................................................S-7
Cut-off Date...............................................................................S-5
Dealer Loans..............................................................................S-56
Defaulted Mortgage Loan...................................................................S-46
Deficiency Amount........................................................................S-105
Definitive Certificates...................................................................S-50
Designated Depository Institution........................................................S-109
Detailed Description......................................................................S-63
Determination Date........................................................................S-44
Direct Loans..............................................................................S-56
Distribution Amount.......................................................................S-95
DOL......................................................................................S-116
DTC.......................................................................................S-50
Due Period................................................................................S-12
Equity Advantage Loans....................................................................S-62
ERISA.....................................................................................S-49
ERISA Considerations......................................................................S-49
Euroclear..................................................................................S-2
Euroclear Operator.......................................................................S-102
Euroclear Participant....................................................................S-102
European Depositaries....................................................................S-100
Excess Spread.............................................................................S-97
Exemption.................................................................................S-49
FHA........................................................................................S-2
FHA Insurance Premium.....................................................................S-33
FHA Loans..................................................................................S-2
FHA Payment...............................................................................S-33
FHA Premium Account.......................................................................S-33
Final Determination......................................................................S-113
Financial Intermediary...................................................................S-101
Fiscal Agent.............................................................................S-104
Fitch.....................................................................................S-46
Funding Period............................................................................S-10
GAAP.....................................................................................S-107
Gross Margin..............................................................................S-37
Guaranteed Supplemental Payment...........................................................S-29
HEP.......................................................................................S-77
Holders....................................................................................S-3
Home Equity Loans..........................................................................S-2
Home Equity Mortgage Notes................................................................S-34
Home Equity Mortgaged Properties..........................................................S-34
Home Equity Mortgages.....................................................................S-34
Home Equity Mortgagor.....................................................................S-35
Home Improvement Loans.....................................................................S-2


Home Improvement Mortgage Notes...........................................................S-39
Home Improvement Mortgaged Properties.....................................................S-39
Home Improvement Mortgages................................................................S-39
Home Improvement Mortgagor................................................................S-40
HUD........................................................................................S-2
Initial Home Equity Loans.................................................................S-34
Initial Home Improvement Loans............................................................S-34
Initial Loans.............................................................................S-34
Initial Multifamily Loans.................................................................S-34
Initial Pool I Home Equity Loans..........................................................S-34
Initial Pool II Home Equity Loans.........................................................S-34
Insurance Paying Agent....................................................................S-29
Insurance Proceeds........................................................................S-45
Insured Payment...........................................................................S-29
Interest Period..........................................................................S-112
IRS......................................................................................S-113
LIBOR.....................................................................................S-53
LIBOR Determination Date.................................................................S-112
LIBOR Index...............................................................................S-37
Lifetime Cap..............................................................................S-37
Lifetime Floor............................................................................S-37
Liquidated Loan...........................................................................S-69
Liquidation Proceeds......................................................................S-45
Loans......................................................................................S-2
London Banking Day.......................................................................S-112
MBIA......................................................................................S-29
MBIA Policies..............................................................................S-2
Monthly Advances..........................................................................S-33
Moody's...................................................................................S-46
Mortgaged Properties......................................................................S-34
Mortgages.................................................................................S-34
Mortgagor.................................................................................S-35
Multifamily Loans..........................................................................S-2
Multifamily Mortgage Interest Rate........................................................S-43
Multifamily Mortgage Notes................................................................S-41
Multifamily Mortgaged Properties..........................................................S-41
Multifamily Mortgages.....................................................................S-41
Multifamily Mortgagor.....................................................................S-42
Net Funds Cap.............................................................................S-14
Net Liquidation Proceeds..................................................................S-16
NHA Act...................................................................................S-55
Notes.....................................................................................S-34
Notice...................................................................................S-105
Obligor...................................................................................S-42
Offered Certificates.......................................................................S-2
Optional Servicer Termination Date........................................................S-47
Original Pool Principal Balance...........................................................S-47
Originators................................................................................S-2
Owner....................................................................................S-105
Pass-Through Rate..........................................................................S-5
Percentage Interest.......................................................................S-86
Periodic Rate Cap.........................................................................S-38
Permitted Instruments....................................................................S-109
Plan Asset Regulations...................................................................S-116


Plans.....................................................................................S-49
Pool Available Amount.....................................................................S-11
Pool Available Maximum Subordination Amount...............................................S-95
Pool Class A Certificates.................................................................S-13
Pool Class B Certificates.................................................................S-13
Pool Class M Certificates.................................................................S-87
Pool I.....................................................................................S-2
Pool I Certificateholders..................................................................S-9
Pool I Certificates........................................................................S-5
Pool I Class A Certificates...............................................................S-17
Pool I Home Equity Loans...................................................................S-8
Pool I Loans...............................................................................S-8
Pool I Mortgage Interest Rate.............................................................S-36
Pool I Strip Amount.......................................................................S-19
Pool II....................................................................................S-2
Pool II Accelerated Principal Distribution Amount.........................................S-95
Pool II Certificateholders.................................................................S-9
Pool II Certificates.......................................................................S-5
Pool II Class A Certificates...............................................................S-6
Pool II Class B Certificates...............................................................S-6
Pool II Class M Certificates...............................................................S-6
Pool II Home Equity Loans..................................................................S-8
Pool II Loans..............................................................................S-8
Pool II Mortgage Interest Rate............................................................S-37
Pool II Original Collateral Amount........................................................S-89
Pool II Senior Specified Enhancement Percentage...........................................S-93
Pool II Strip Amount......................................................................S-95
Pool III...................................................................................S-2
Pool III Accelerated Principal Distribution Amount........................................S-90
Pool III Certificateholders................................................................S-9
Pool III Certificates......................................................................S-5
Pool III Class A Certificates..............................................................S-6
Pool III Class A Principal Distribution Amount............................................S-17
Pool III Home Improvement Interest Rate...................................................S-41
Pool III Loans.............................................................................S-8
Pool III Original Collateral Amount.......................................................S-90
Pool III Senior Enhancement Percentage....................................................S-90
Pool III Senior Specified Enhancement Percentage..........................................S-90
Pool IV....................................................................................S-2
Pool IV Certificateholders.................................................................S-9
Pool IV Certificates.......................................................................S-5
Pool IV Class A Certificates...............................................................S-6
Pool IV Loans..............................................................................S-8
Pool Maximum Subordination Amount.........................................................S-95
Pool Principal Distribution Amount........................................................S-15
Pool Spread Amount Stepdown Date..........................................................S-90
Pools......................................................................................S-2
Preference Amount........................................................................S-105
Pre-Funded Amount.........................................................................S-10
Pre-Funding Account........................................................................S-2
Prepayment Assumption.....................................................................S-77
Principal and Interest Account...........................................................S-109
Principal Factor.........................................................................S-100
Principal Prepayment......................................................................S-46


PTE.......................................................................................S-49
PUDs......................................................................................S-34
Purchase Option Period...................................................................S-113
Rating Agencies..........................................................................S-121
Realized Loss.............................................................................S-25
Record Date...............................................................................S-11
Reference Banks..........................................................................S-112
Regular Certificates.....................................................................S-115
Related Payments..........................................................................S-32
Released Mortgaged Property Proceeds......................................................S-45
Relevant Depositary......................................................................S-100
Remarketing Agent..........................................................................S-7
REMIC......................................................................................S-3
Remittance Date............................................................................S-3
REO Property..............................................................................S-48
Representative.............................................................................S-2
Reserve Amount............................................................................S-31
Restricted Group.........................................................................S-117
Rules....................................................................................S-101
S&P.......................................................................................S-46
S&P Trigger Event.........................................................................S-90
SAP......................................................................................S-107
SBA.......................................................................................S-59
SBA Loans.................................................................................S-59
Senior Percentage.........................................................................S-15
Servicer...................................................................................S-2
Servicing Account........................................................................S-110
Servicing Fee.............................................................................S-46
Shortfall Amounts.........................................................................S-95
single family..............................................................................S-2
SMMEA.....................................................................................S-49
Special Remittance Date...................................................................S-10
Specified Subordinated Amount.............................................................S-25
Spread Account............................................................................S-28
Stepdown Date.............................................................................S-90
Student Loans.............................................................................S-59
Subordinated Deficiency Amount............................................................S-95
Subordination Deficit.....................................................................S-98
Subordination Increase Amount.............................................................S-97
Subsequent Cut-Off Date...................................................................S-35
Subsequent Loans...........................................................................S-2
Targeted Balance..........................................................................S-91
Telerate Page 3750.......................................................................S-112
Termination Notice.......................................................................S-113
Termination Price.........................................................................S-48
Terms and Conditions.....................................................................S-102
Title I....................................................................................S-2
Title I Loan Program......................................................................S-55
Title I Property Improvement Loans........................................................S-55
Total Monthly Excess Cashflow.............................................................S-97
Treasury Index............................................................................S-37
Trigger Event.........................................................................S-93, 94
Trust...................................................................................S-1, 6
Trustee....................................................................................S-8


Trustee's Loan File.......................................................................S-32
Underwriters...............................................................................S-1
Underwriting Agreement...................................................................S-120
Unrecovered Portion.......................................................................S-97
Weighted average life.....................................................................S-72

                                    ANNEX I

                GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

        Secondary, cross-market trading between Cedel Bank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

        Trading between Cedel Bank and/or Euroclear Participants. Secondary market trading between Cedel Bank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Cedel Bank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Bank Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank, or Euroclear cash debt will be valued instead as of the actual settlement date.

        Cedel Bank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Bank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Bank Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Bank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Cedel Bank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Bank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Cedel Bank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Bank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC' Participant is at least one day prior to the value date for the sale to the Cedel Bank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A beneficial owner of Global Securities holding securities through Cedel Bank, or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries. (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

(iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1998.

                                   ANNEX II

                        TARGETED BALANCE SCHEDULES FOR
                     CLASS AF-3, CLASS AF-4 AND CLASS AF-5

                                  CLASS AF-3
                                  ----------

         Per                            Date                       Balance
------------------------------------------------------------------------------
0                                     12/15/1997              $249,000,000.00
1                                     01/15/1998               249,000,000.00
2                                     02/15/1998               249,000,000.00
3                                     03/15/1998               249,000,000.00
4                                     04/15/1998               249,000,000.00
5                                     05/15/1998               249,000,000.00
6                                     06/15/1998               249,000,000.00
7                                     07/15/1998               249,000,000.00
8                                     08/15/1998               249,000,000.00
9                                     09/15/1998               249,000,000.00
10                                    10/15/1998               249,000,000.00
11                                    11/15/1998               249,000,000.00
12                                    12/15/1998               249,000,000.00
13                                    01/15/1999               249,000,000.00
14                                    02/15/1999               249,000,000.00
15                                    03/15/1999               249,000,000.00
16                                    04/15/1999               239,788,268.81
17                                    05/15/1999               227,049,684.60
18                                    06/15/1999               214,609,525.74
19                                    07/15/1999               202,460,908.46
20                                    08/15/1999               190,597,106.43
21                                    09/15/1999               179,011,547.16
22                                    10/15/1999               167,697,808.49
23                                    11/15/1999               156,649,615.22
24                                    12/15/1999               145,860,835.69
25                                    01/15/2000               135,325,478.57
26                                    02/15/2000               125,037,689.66
27                                    03/15/2000               114,991,748.72
28                                    04/15/2000               105,182,066.49
29                                    05/15/2000                95,603,181.64
30                                    06/15/2000                86,249,757.91
31                                    07/15/2000                77,116,581.22
32                                    08/15/2000                68,559,796.40
33                                    09/15/2000                60,391,833.24
34                                    10/15/2000                52,416,451.34
35                                    11/15/2000                44,629,192.89
36                                    12/15/2000                37,025,702.20
37                                    01/15/2001                30,538,829.37
38                                    02/15/2001                24,217,814.44
39                                    03/15/2001                18,058,691.97
40                                    04/15/2001                12,057,588.72
41                                    05/15/2001                 6,210,721.48
42                                    06/15/2001                   514,395.07
43                                    07/15/2001               $         0.00
TOTAL

                                  CLASS AF-4

          Per                       Date                          Balance
0                                12/15/1997                 $68,000,000.00
1                                01/15/1998                  68,000,000.00
2                                02/15/1998                  68,000,000.00
3                                03/15/1998                  68,000,000.00
4                                04/15/1998                  68,000,000.00
5                                05/15/1998                  68,000,000.00
6                                06/15/1998                  68,000,000.00
7                                07/15/1998                  68,000,000.00
8                                08/15/1998                  68,000,000.00
9                                09/15/1998                  68,000,000.00
10                               10/15/1998                  68,000,000.00
11                               11/15/1998                  68,000,000.00
12                               12/15/1998                  68,000,000.00
13                               01/15/1999                  68,000,000.00
14                               02/15/1999                  68,000,000.00
15                               03/15/1999                  68,000,000.00
16                               04/15/1999                  68,000,000.00
17                               05/15/1999                  68,000,000.00
18                               06/15/1999                  68,000,000.00
19                               07/15/1999                  68,000,000.00
20                               08/15/1999                  68,000,000.00
21                               09/15/1999                  68,000,000.00
22                               10/15/1999                  68,000,000.00
23                               11/15/1999                  68,000,000.00
24                               12/15/1999                  68,000,000.00
25                               01/15/2000                  68,000,000.00
26                               02/15/2000                  68,000,000.00
27                               03/15/2000                  68,000,000.00
28                               04/15/2000                  68,000,000.00
29                               05/15/2000                  68,000,000.00
30                               06/15/2000                  68,000,000.00
31                               07/15/2000                  68,000,000.00
32                               08/15/2000                  68,000,000.00
33                               09/15/2000                  68,000,000.00
34                               10/15/2000                  68,000,000.00
35                               11/15/2000                  68,000,000.00
36                               12/15/2000                  68,000,000.00
37                               01/15/2001                  68,000,000.00
38                               02/15/2001                  68,000,000.00
39                               03/15/2001                  68,000,000.00
40                               04/15/2001                  68,000,000.00
41                               05/15/2001                  68,000,000.00
42                               06/15/2001                  68,000,000.00
43                               07/15/2001                  62,965,000.26
44                               08/15/2001                  57,559,011.83
45                               09/15/2001                  52,292,986.67
46                               10/15/2001                  47,163,561.83
47                               11/15/2001                  42,167,452.74
48                               12/15/2001                  37,301,451.37
49                               01/15/2002                  32,562,424.50
50                               02/15/2002                  27,947,312.01
51                               03/15/2002                  23,453,125.18
52                               04/15/2002                  19,076,945.03
53                               05/15/2002                  14,815,920.78
54                               06/15/2002                  10,667,268.23
55                               07/15/2002                   6,628,268.27
56                               08/15/2002                   2,696,265.34
57                               09/15/2002                   $       0.00
    TOTAL

                                  CLASS AF-5

          Per                            Date                     Balance
0                                     12/15/1997              $37,000,000.00
1                                     01/15/1998               37,000,000.00
2                                     02/15/1998               37,000,000.00
3                                     03/15/1998               37,000,000.00
4                                     04/15/1998               37,000,000.00
5                                     05/15/1998               37,000,000.00
6                                     06/15/1998               37,000,000.00
7                                     07/15/1998               37,000,000.00
8                                     08/15/1998               37,000,000.00
9                                     09/15/1998               37,000,000.00
10                                    10/15/1998               37,000,000.00
11                                    11/15/1998               37,000,000.00
12                                    12/15/1998               37,000,000.00
13                                    01/15/1999               37,000,000.00
14                                    02/15/1999               37,000,000.00
15                                    03/15/1999               37,000,000.00
16                                    04/15/1999               37,000,000.00
17                                    05/15/1999               37,000,000.00
18                                    06/15/1999               37,000,000.00
19                                    07/15/1999               37,000,000.00
20                                    08/15/1999               37,000,000.00
21                                    09/15/1999               37,000,000.00
22                                    10/15/1999               37,000,000.00
23                                    11/15/1999               37,000,000.00
24                                    12/15/1999               37,000,000.00
25                                    01/15/2000               37,000,000.00
26                                    02/15/2000               37,000,000.00
27                                    03/15/2000               37,000,000.00
28                                    04/15/2000               37,000,000.00
29                                    05/15/2000               37,000,000.00
30                                    06/15/2000               37,000,000.00
31                                    07/15/2000               37,000,000.00
32                                    08/15/2000               37,000,000.00
33                                    09/15/2000               37,000,000.00
34                                    10/15/2000               37,000,000.00
35                                    11/15/2000               37,000,000.00
36                                    12/15/2000               37,000,000.00
37                                    01/15/2001               37,000,000.00
38                                    02/15/2001               37,000,000.00
39                                    03/15/2001               37,000,000.00
40                                    04/15/2001               37,000,000.00
41                                    05/15/2001               37,000,000.00
42                                    06/15/2001               37,000,000.00
43                                    07/15/2001               37,000,000.00
44                                    08/15/2001               37,000,000.00
45                                    09/15/2001               37,000,000.00
46                                    10/15/2001               37,000,000.00
47                                    11/15/2001               37,000,000.00
48                                    12/15/2001               37,000,000.00
49                                    01/15/2002               37,000,000.00
50                                    02/15/2002               37,000,000.00
51                                    03/15/2002               37,000,000.00
52                                    04/15/2002               37,000,000.00
53                                    05/15/2002               37,000,000.00
54                                    06/15/2002               37,000,000.00
55                                    07/15/2002               37,000,000.00
56                                    08/15/2002               37,000,000.00
57                                    09/15/2002               35,868,666.00
58                                    10/15/2002               32,142,937.52
59                                    11/15/2002               28,516,606.43
60                                    12/15/2002               24,987,257.20
61                                    01/15/2003               22,123,620.50
62                                    02/15/2003               19,335,050.78
63                                    03/15/2003               16,619,676.93
64                                    04/15/2003               13,975,673.07
65                                    05/15/2003               11,401,257.46
66                                    06/15/2003                8,894,691.50
67                                    07/15/2003                6,454,278.64
68                                    09/15/2003                4,078,363.45
69                                    09/15/2003                1,765,330.61
70                                    10/15/2003                 $      0.00
    TOTAL

                                   ANNEX III

                               AUCTION PROCEDURES

          The following description of the Auction Rate Procedures applies to the Class AF-6 Certificates. To the extent that the provisions contained herein contradict the provisions contained in Appendix I to the Prospectus, the provisions herein shall control.

     The term "Security," as used in this Annex III, refers to the Class AF-6 Certificates and the term "Securityholder" refers to Holders of Class AF-6 Certificates.

DEFINITIONS

     Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

     "All Hold Rate" means ninety percent (90%) of One-Month LIBOR or such other rate as may be set forth in the related Prospectus Supplement.

     "Auction" means the implementation of the Auction Procedures on an Auction Date.

     "Auction Date" means, with respect to the Initial Period for each Class of Securities, the date set forth in the related Prospectus Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

     (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

     (B) each Auction Period commencing after and during the continuance of an Event of Default; or

     (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the related Agreement and the related Terms Supplement, as described herein.

     "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Agreement and the related Terms Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement and the related Terms Supplement.

     "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement, as described herein.

     "Auction Procedures" means the procedures set forth and described herein by which the Auction Rate applicable to a Security is determined.

     "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the related Agreement and this Annex III.

     "Estimated Funds Rate" has the meaning as set forth in this Annex III.

                                     III-1

     "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

     "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

     "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable.

     "Interest Rate Services Agreement" means the initial Interest Rate Services Agreement unless and until a substitute Interest Rate Services Agreement is entered into, after which "Interest Rate Services Agreement" shall mean such substitute Interest Rate Services Agreement.

     "Maximum Auction Rate" generally means the lesser of (i) either (A) One-Month LIBOR plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus 1.25% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) 14.00%. For purposes of the Remarketing Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Remarketing Agent has been given notice pursuant to the Interest Rate Services Agreement.

     "Non-Payment Rate" means the then applicable Maximum Auction Rate.

     "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

     "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

     "Remarketing Agent" means the initial remarketing agent under the initial Interest Rate Services Agreement unless and until a substitute Interest Rate Services Agreement becomes effective, after which "Remarketing Agent" shall mean the substitute remarketing agent.

     "Remarketing Agent Fee" has the meaning set forth in the Interest Rate Services Agreement.

     "Security Initial Rate" means, with respect to any Security, the rate identified as such in the related Prospectus Supplement.

     "Security Initial Rate Adjustment Date" means, with respect to any Class of Certificates, the date set forth in the related Prospectus Supplement.

     "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Remarketing Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided,

                                     III-2
the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Remarketing Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

Remarketing Agent

     The Representative has appointed Morgan Stanley & Co. Incorporated as initial Remarketing Agent. The Remarketing Agent, may, with the consent of the Representative and notice to the Trustee and designation of the party authorized to direct the Trustee, enter into an agreement with one or more co-remarketing agents under which certain duties of the Remarketing Agent may be delegated to the co-remarketing agent. The Remarketing Agent and all co-remarketing agents, if any, shall be members of the National Association of Securities Dealers, Inc. having a capitalization acceptable to the Representative and the Rating Agencies and authorized by law to perform all the duties imposed upon them by the Pooling and Servicing Agreement and the Interest Rate Services Agreement. Subject to certain limitations set forth in the Interest Rate Services Agreement, the Remarketing Agent may at any time resign and be discharged of the duties and obligations created by the Pooling and Servicing Agreement and the Interest Rate Services Agreement by giving at least 60 days' written notice to the Representative, the Certificate Insurer and the Trustee. Subject to certain limitations set forth in the Interest Rate Services Agreement, the Remarketing Agent may be removed upon at least 60 days' written notice to the Remarketing Agent, at the direction of the Representative with the prior written consent of the Trustee and the Certificate Insurer, by an instrument signed by the Representative and filed with the Remarketing Agent, the Certificate Insurer and the Trustee. Any subsequent Remarketing Agent shall be selected by the Representative, with the prior written consent of the Certificate Insurer with notice to the Trustee, provided, however, that, with the Representative's consent, the co-remarketing agent (or one of them, at the Representative's discretion and the prior written consent of the Certificate Insurer) shall become the Remarketing Agent automatically if the Remarketing Agent ceases to act as Remarketing Agent for any reason.

     The Remarketing Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Remarketing Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Interest Rate Services Agreement and will not be liable for any error of judgment made in good faith unless the Remarketing Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The Trustee will pay the Remarketing Agent the Remarketing Agent Fee on the Certificate Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Remarketing Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Remarketing Agent in accordance with any provision of the Interest Rate Services Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel).

AUCTION PROCEDURES

     General

     Pursuant to the Agreement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to the Class AF-6 Certificates.

     The Remarketing Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If the

                                     III-3

Certificate Insurer is in default under the Certificate Insurance Policies has occurred under the Pooling and Servicing Agreement, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Remarketing Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Remarketing Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Remarketing Agent, the Remarketing Agent will promptly advise the Trustee of the One- Month LIBOR or the Three-Month LIBOR, as applicable.

     Determination of Auction Rate and Security Interest Rate, Notice

     Promptly after the Remarketing Agent has made the determinations described above, the Remarketing Agent is to advise the Trustee of the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the the Class AF-6 Certificates.

     Promptly after the Remarketing Agent has determined the Auction Rate, the Remarketing Agent will determine and advise the Trustee of such Auction Rate for each applicable Security, which rate will be the lesser of (a) the Maximum Auction Rate for each such Security and (b) the rate established by the Remarketing Agent for the Class AF-6 Certificates no later than 1:00 p.m., New York City time, on the Auction Date immediately preceding each Interest Period for the Class AF-6 Certificates as being the minimum rate of interest that would be necessary, in the best professional judgment of the Remarketing Agent, taking into account prevailing market conditions, to sell all of the Class AF-6 Certificates for the next succeeding Interest Period on such date in the secondary market at a price equal to the principal amount thereof for settlement on the next succeeding Remittance Date for the Class AF-6 Certificates (or, in the case of the Initial Rate Adjustment Date for the Class AF-6 Certificates, the rate announced as such for such period on or prior to delivery of the Class AF-6 Certificates).

     In the process of taking into account prevailing market conditions, the Remarketing Agent shall take, among other actions it may deem appropriate, the following actions. Not more than one Business Day before the Auction Date, the Remarketing Agent shall make available to all interested parties an estimated range of interest rates for the Class AF-6 Certificates for the next ensuing Interest Period (the "Estimated Range of Interest Rate"). The Remarketing Agent shall then inquire of owners of the Class AF-6 Certificates that communicate with the Remarketing Agent as to whether or not such owners choose to continue to hold their Class AF-6 Certificates at the Estimated Range of Interest Rate or, if not, as to the specific interest rate, if any, at which such owners would choose to continue to hold such Class AF-6 Certificates. The Remarketing Agent shall thereupon establish the Auction Rate for the Class AF-6 Certificates for the next ensuing Auction Period or Periods and communicate the same to the parties and in the manner required by the Auction Procedures. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

REMARKETING AGENT

     For each Auction Date, the Trustee shall notify the Remarketing Agent of the principal amount of Securities outstanding not later than the Business Day preceding each Auction Date. The Remarketing Agent will accept bids that satisfy the lowest possible bid for all outstanding Securities and will allocate payments accordingly. In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against

                                     III-4
delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

TRUSTEE NOT RESPONSIBLE FOR REMARKETING AGENT

     The Trustee shall not be liable or responsible for the actions of or failure to act by the Remarketing Agent under the related Agreement, the related Terms Supplement or under the Interest Rate Services Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Remarketing Agent without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

     Changes in the Auction Date

     The Remarketing Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Remarketing Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Remarketing Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Remarketing Agent, the Trust, the Certificate Insurer and the Representative.

     Subject to the prior written consent of the Certificate Insurer, the changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Remarketing Agent is to provide such further notice to such parties as is specified in the Interest Rate Services Agreement.

                                     III-5

     The description of the Auction Procedures applicable to the Class MV-1, Class MV-2 and Class BV Certificates (the "Pool II Auction Rate Certificates") shall be as set forth in Appendix I to the Prospectus, except that the following terms and conditions shall apply to the Pool II Auction Rate Certificates. To the extent that the provisions contained herein contradict the provisions contained in Appendix I to the Prospectus, the provisions herein shall control.


     "Failed Auction" means a situation in which Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), such that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate.

     "Maximum Auction Rate" means, for each Class of Pool II Auction Rate Certificates, either (i) One-Month LIBOR plus 0.70% (if the ratings assigned to such Class of Pool II Auction Rate Certificates by Moody's and S&P are "Aa3" or better and "AA-" or better, respectively); (ii) One-Month LIBOR plus 1.25% (if the rating assigned to such Class of Pool II Auction Rate Certificates by either Moody's or S&P is below "Aa3" or "AA-," respectively, but the ratings assigned to such Class of Pool II Auction Rate Certificates by both Moody's and S&P are equal to or better than "A3" and "A-," respectively); (iii) One-Month LIBOR plus 2.00% (if the rating assigned to such Class of Pool II Auction Rate Certificates by either Moody's or S&P is below "A3" or "A-," respectively, but the ratings assigned to such Class of Pool II Auction Rate Certificates by both Moody's and S&P are equal to or better than "Baa3" and "BBB-," respectively); or (iv) One-Month LIBOR plus 3.50% (if the rating assigned to such Class of Pool II Auction Rate Certificates by either Moody's or S&P is below "Baa3" or "BBB-," respectively); provided, however, that (A) in the case of the first Failed Auction, the Maximum Auction Rate for each class of Pool II Auction Rate Certificates shall be the rate calculated pursuant to clauses (i), (ii), (iii) or (iv) above, as applicable, minus 0.10% and (B) in the case of two or more consecutive Failed Auctions, the rate to be applied will be the Maximum Auction Rate for each class of Pool II Auction Rate Certificates as calculated pursuant to clauses (i), (ii), (iii) or (iv) above, as applicable. If a successful auction is completed, the rate to the next Failed Auction shall be the rate calculated pursuant to clause (A) above.

EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

     Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "-- Broker-Dealer."

     By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (v) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (vi) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.

                                     III-6

     The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

     Auction Agent

     The entity named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Trustee and the Representative will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the related Agreement and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the related Agreement by giving at least 90 days notice to the Trustee, the Trust, the Representative and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Security Guaranty Insurer, if applicable, or, with the consent of the Security Guaranty Insurer, if applicable, the Securityholders of 66b% of the aggregate principal amount of the Securities then outstanding, by an instrument signed by the Security Guaranty Insurer, if applicable, or such Securityholders or their attorneys and filed with the Auction Agent, the Representative, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or the Representative or by the Market Agent, with the Trust's and the Representative's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Trust, the Representative, the Security Guaranty Insurer, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

     If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

     The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The Trustee will pay the Auction Agent the Auction Agent Fee on the Certificate Remittance Date set forth in the Prospectus Supplement.

                                     III-7

PROSPECTUS
----------

                             THE MONEY STORE INC.

                               (REPRESENTATIVE)

                   THE MONEY STORE ASSET BACKED CERTIFICATES
                      THE MONEY STORE ASSET BACKED NOTES

                             (ISSUABLE IN SERIES)

        This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates") and The Money Store Asset Backed Notes (the "Notes" and collectively with the Certificates, the "Securities") described herein, issuable in one or more series (each a "Series"), which may be sold from time to time on terms determined at the time of sale and described in the related Supplement to this Prospectus (each a "Prospectus Supplement"), evidencing specified interests in, or rights to receive payments from, one or more trust funds (each, a "Trust"), the primary assets of which will consist of one or more pools (each, a "Pool") of certain mortgage loans and certain other mortgage-related or other similar assets more particularly described herein (the "Mortgage Assets"). The Mortgage Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates and/or Notes. Certain of the Mortgage Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative"). Certain other of the Mortgage Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies, or may consist of mortgage pass-through or mortgage-backed securities issued by government agencies or private lenders. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Mortgage Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain of the related Securities may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Mortgage Assets. Securities may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement, maturity protection or derivative instruments, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Securities will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Mortgage Assets.

        Each Series of Securities will be issued in one or more classes (each, a "Class"). Each Class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and/or interest on the related Mortgage Assets in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. The right of the holders of any Class of Notes ("Noteholders") and the right of the holders of any Class of Certificates ("Certificateholders" and collectively with the Noteholders, "Securityholders" or "Holders") to receive any distributions of principal and interest will be set forth in the related Prospectus Supplement. A Series may include two or more Classes of Certificates and/or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates and/or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series will be subordinated to prior payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Securities of each Series will represent fractional undivided ownership interests in the related Trust.

        SEE RISK FACTORS ON PAGE 21 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

                           ------------------------
               The date of this Prospectus is December 23, 1997

Distributions to Holders of Securities will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate at which any Class of Certificates (the "Pass-Through Rate") or the rate at which any Class of Notes (the "Interest Rate") bear interest or the method of calculating such Pass-Through Rate or Interest Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates and/or Notes of a Series will be made only from the assets of the related Trust and certain related property. The Pass-Through Rate for a Class of Certificates or the Interest Rate for a Class of Notes that bear interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures described herein (such Securities being referred to herein as "Auction Rate Securities"), (ii) the London interbank offered rate for U.S. dollar deposits for a specified period ("LIBOR") plus an amount set forth in the related Prospectus Supplement , (iii) the average bond equivalent rates of weekly auctions of Treasury bills for a specified period (the "T-Bill Rate") plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.

        The Securities will not represent an obligation of or interest in the Representative (except for any Guaranty (as defined herein) issued in connection with a Series), the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as otherwise specified in the related Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Mortgage Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates and/or Notes will be limited to its contractual servicing obligations. If the amount available for distribution to Holders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Holders, to the extent such deficiency is attributable to delinquent payments of principal and/or interest during the immediately preceding Due Period (as defined herein). See "Description of the Securities - Monthly Advances and Compensating Interest."

        The yield to Holders on each Class of Certificates and/or Notes of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

        If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."






THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------



             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
              PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Securities will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

        Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

        The Prospectus Supplement relating to a Series of Certificates and/or Notes to be offered hereunder, among other things, will set forth with respect to such Series of Certificates and/or Notes: (i) the aggregate principal amount, the Pass-Through Rate, Interest Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates and/or Notes; (ii) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement or maturity protection or other derivative instruments, if any, relating to the Pools or all or part of the related Certificates and/or Notes; (iii) the specified interest of each Class of Certificates and/or Notes in, and manner and priority of, the distributions on the Mortgage Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates and/or Notes, if any;
(v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates and/or Notes.

                             AVAILABLE INFORMATION

        The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

        No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                          REPORTS TO SECURITYHOLDERS

        Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates and/or Notes may be issuable in book-entry form. In such event, the related Certificates and/or Notes may be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC") or another nominee. All reports will be provided to Cede or such other nominee, which in turn will provide such reports to Participants and Indirect Participants (as defined herein) of DTC or such other entities as described in the related Prospectus Supplement. Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities - Book-Entry Registration."


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and the related Prospectus Supplement and to be a part hereof from the date of the filing of such documents. With respect to any Class of Certificates and/or Notes that is supported by a Guaranty of The Money Store (a "Guaranty"), The Money Store's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1997, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement . With respect to any Class of Securities that is supported by a Guaranty, all documents filed by The Money Store pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816, Attention:
Investor Relations, Telephone: (916) 446-5000.

                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus.


Securities
Offered.....................  The Money Store Asset Backed Certificates (the
                              "Certificates") and The Money Store Asset Backed Notes (the "Notes"). Notes are issuable from time to time in Series pursuant to an Indenture (an "Indenture"), and Certificates are issuable from time to time in Series pursuant to either a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") or a Trust Agreement (a "Trust Agreement"). As used herein, "Agreements" means, collectively, with respect to a Series of Certificates, the related Pooling and Servicing Agreement or the related Trust Agreement, with respect to a Series of Notes, the related Indenture and the related Sale and Servicing Agreement, as the context requires, and with respect to a Series of Securities, the relevant combination of Agreements for such Series. Each Certificate of a Series will evidence an interest in the Trust Fund or Trust Funds for such Series, as specified in the related Prospectus Supplement. Each Series of Securities will consist of one or more Classes, each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Issuers.....................  Certain trust funds (each, a "Trust") represented by The Money Store or its affiliates, the primary assets of which will be one or more Pools of Mortgage Loans and certain other Mortgage Assets.

Representative
and Master
Servicer....................  The Money Store Inc. ("The Money Store"), a New
                              Jersey corporation, or certain of its affiliates. The Prospectus Supplement relating to any Series of Certificates and/or Notes will name the entities (which may include The Money Store or one of its affiliates and may additionally include other unrelated entities) which will act, directly or through one or more Sub-Servicers (as defined herein), as master servicers (each, in such capacity, the "Master Servicer"), on the terms and conditions set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Sale and Servicing Agreement"). The principal offices of The Money Store are located in Sacramento, California and Union, New Jersey. See "The Representative and the Originators."

The Mortgage
Assets......................  The Securities will evidence fractional undivided ownership interests in certain Trusts further described herein. The primary assets of each Trust may consist of one or more pools (each, a "Pool") of Mortgage Loans and certain other mortgage-related assets ("Mortgage Assets") specified in the related Prospectus Supplements, which may include (i) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by one- to four-family residential properties, including low-rise condominiums, single family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans," which Single Family Loans may be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency) or loans that are insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA") as specified----in the related Prospectus Supplement), (ii) loans or participations therein secured by security interests or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings ("Cooperative Loans"),
                              (iii) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by multifamily residential or mixed-use properties, such as rental apartment buildings (including buildings owned by Cooperatives) or projects containing five or more residential units ("Multifamily Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (the "Agency Securities"), (vi) privately issued mortgage-backed securities not constituting Agency Securities ("Private Mortgage-Backed Securities" or "PMBS"), (vii) first, second and more junior home improvement mortgage loans that are either conventional loans ("Secured Conventional Home Improvement Loans") or loans originated under the Title I credit insurance program created under the National Housing Act of 1934 by the Federal Housing Administration ("FHA Loans"), and (viii) unsecured home improvement loans consisting of conventional unsecured home improvement loans and FHA insured home improvement loans (the "Unsecured Home Improvement Loans"). The Single Family Loans, Cooperative Loans, Multifamily Loans, Secured Conventional Home Improvement Loans, FHA Loans and Unsecured Home Improvement Loans are sometimes referred to herein collectively as the "Mortgage Loans." The Mortgage Loans may be closed-end or revolving as described in the related Prospectus Supplement.

A.  Mortgage
     Loans..................  The payment terms of the Mortgage Loans to be included in any Pool will be described in the related Prospectus Supplement and may include any of the following features, combinations thereof or other features described in the related Prospectus
                              Supplement:

                           (a) Interest may be payable at a fixed rate (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time in relation to an index, that may be fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that other-wise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). The specified rate of interest on a Mortgage Loan is its "Mortgage Interest Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related Mortgage Loan (the "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the Mortgage Loan.

                           (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon" payment). From time to time, principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                           (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments"), or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                           (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may adjust or decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Properties. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

                              The Mortgaged Properties relating to Mortgage Loans may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. The Mortgaged Properties generally will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by Primary Mortgage Insurance Policies to the extent provided in the related Prospectus Supplement. As set forth in the related Prospectus Supplement, certain of the Mortgage Loans underlying a given Series of Securities may have been originated by the Representative, the Originators or affiliates thereof and certain Mortgage Loans may have been purchased by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

                              Certain of the Mortgage Loans may be partially insured by the FHA, an agency of the United States Department of Housing and Urban Development ("HUD"),
                              pursuant to the Title I credit insurance program (the "Title I Loan Program") of the National Housing Act of 1934. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans, (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to certain limits. Such FHA insurance is accorded the full faith and credit of the United States of America.

                              The Prospectus Supplement for each Series of
                              Securities generally will specify with respect to all Mortgage Loans expected to be included in the related Pool as of the related closing date, among other things, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans in such Pool as of the date specified in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date specified in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected weighted average Combined Loan-to-Value Ratios at origination (viii) the expected weighted average Mortgage Rate or APR and ranges of Mortgage Rates or APRs borne by the Mortgage Loans or Contracts (as the case may be), (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates as of the date set forth in the Prospectus Supplement and maximum permitted Adjustable Rates, if any, (x) the expected aggregate outstanding principal balance, if any, of "buydown" mortgage loans (as hereinafter described) and Mortgage Loans having graduated payment provisions, as of the date set forth in the Prospectus Supplement, (xi) the amount of any Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond (each as defined herein) to be maintained with respect to such Pool, (xii) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or any Mortgage Loans or the Pool and (xiii) the expected geographic location of the Mortgaged Properties, if any.

B.  Contracts...............  Contracts will consist of conditional sales and installment sales or loan agreements secured by new or used Manufactured Homes (as defined herein). To the extent provided in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

C.  Agency
     Securities.............  The Agency Securities will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or Guarantor Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement. See "The Trusts--Agency Securities."

D.  Private Mortgage-
     Backed
     Securities.............  Private Mortgage-Backed Securities may include
                              (i) mortgage participations or pass-through certificates representing beneficial interests in certain mortgage loans or (ii) Collateralized Mortgage Obligations ("CMOs") secured by such mortgage loans. Although individual mortgage loans underlying a Private Mortgage-Backed Security (each an "Underlying Mortgage Loan") may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be, so insured or guaranteed. Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "The Trusts--Private Mortgage-Backed Securities."

                              The Prospectus Supplement for each Series of
                              Securities will specify, with respect to any Private Mortgaged-Backed Securities owned by the related Trust: (i) the aggregate approximate principal amount and type of Private Mortgage-Backed Securities; (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including
                              (A) the payment features of such mortgage loans,
                              (B) the approximate aggregate principal amount, if known, of the underlying mortgage loans which are insured or guaranteed by a governmental entity,
                              (C) the servicing fee or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the

                              Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee");
                              (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trusts."

Pre-Funding
Account.....................  If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount up to the amount of such difference (such amount, the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee for the benefit of the Holders. During the period set forth in the related Prospectus Supplement (the "Funding Period"), the Pre-Funded Amount in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements.

                              For a Trust that elects to be characterized as either a REMIC or a grantor trust under current federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Securities and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Mortgage Assets that the Representative anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.

                              Prior to the conveyance of any additional Mortgage Assets to the Trust, the Representative will be required to give notice of the additional Mortgage Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, the Trustee will release from the Pre-Funding Account the necessary funds to purchase the additional Mortgage Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates and/or Notes.

  Revolving Period and
  Amortization Period;
   Retained Interest........  If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes and/or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Mortgage Assets which satisfy the criteria described under "The Trusts--The Mortgage Loans" and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments (as defined herein), for later distribution to Securityholders, (iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

                              An "Amortization Period" is the period during which an amount of principal is payable to Holders of Securities which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes and/or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes and/or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                              Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the related Trusts. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

Description of the
Certificates................  Each Certificate will represent a fractional undivided ownership interest in the Trust created pursuant to the related Agreement. The primary assets of such Trust will be a Pool of Mortgage Loans and certain other Mortgage Assets. The Certificates of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior Certificates (collectively, "Senior Certificates") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Certificates (collectively, the "Subordinated Certificates"). In addition, a Series may include one or more Series entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments (such Certificates, "Strip Certificates"). Certain Series or Classes of Certificates may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products as described herein and in the related Prospectus Supplement.

                              Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or a floating rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.

                              The Certificates will be issuable in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination. See "Description of Securities."

                              With respect to any Series of Securities including one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

Description of the Notes....  Any Series of Securities may include one or more
                              Classes of Notes, as specified in the related Prospectus Supplement, each of which will be issued pursuant to an Indenture and will be treated as debt obligations of the related Trust.

                              Unless otherwise specified in the related
                              Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 (or such other accounts as may be set forth in a Prospectus Supplement), except that one Note of each Class may be issued in a different denomination, in book-entry form or in definitive form, as specified in the related Prospectus Supplement. See "Description of the Securities."

                              Each Class of Notes will have a stated principal amount and will bear interest at the Interest Rate or Rates as specified in the related Prospectus Supplement, which may be different for each Class of Notes and may be fixed, variable, adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes or the method for determining the Interest Rate. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. Each Note may also represent a fractional undivided interest in, or be entitled to receive payments from, monies on deposit, if any, in the Pre-Funding Account as specified in the related Prospectus Supplement and any other account established for the benefit of Noteholders, as specified in the related Prospectus Supplement.

                              A Series may include two or more Classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. In addition, a Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments (such Notes, "Strip Notes"). A Series of Notes may include one or more Classes of senior Notes (collectively, "Senior Notes") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Notes (collectively, the "Subordinated Notes"). Certain Series or Classes of Notes may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection or derivative instruments, as described herein and in the related Prospectus Supplement.

Credit
Enhancement ................  The Mortgage Assets in a Trust or the Securities
                              of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement, as described in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. Such credit enhancement may include one or more of the following types:

A.  Subordination
     and Reserve
     Accounts...............  The rights of all Certificateholders will be subordinated to the rights of all Noteholders of a Series to receive distributions to the extent described in the related Prospectus Supplement, with respect to the Mortgage Assets and other assets in the related Trust. The rights of the holders of Subordinated Certificates and/or Subordinated Notes, as the case may be (collectively, "Subordinated Securities"), of a Series to receive distributions will be subordinated to the rights of the holders of the Senior Certificates and/or Senior Notes, as the case may be (collectively, "Senior Securities"), of the same Series to receive distributions to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Securities through subordination may be accomplished by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities the amounts of principal and interest due to them on each Remittance Date out of the funds available for distribution on such date in the related Distribution Account (as defined herein) to the extent described in the related Prospectus Supplement. The protection afforded to the holders of Senior Securities through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related Subordinated Securities to the extent described in the related Prospectus Supplement .

                              If so specified in the related Prospectus
                              Supplement, the same Class of Securities may constitute Senior Certificates and/or Senior Notes, as the case may be, with respect to certain types of payments or certain losses or delinquencies and Subordinated Certificates and/or Subordinated Notes, as the case may be, with respect to other types of payments or losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy of a Mortgagor not covered by a Bankruptcy Bond. If further specified in the related Prospectus Supplement, one or more reserve accounts (each, a "Reserve Account") may be established and maintained, in whole or in part, by the deposit therein of distributions allocable to the holders of Subordinated Certificates and/or Subordinated Notes, as the case may be, for a specified time or until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates and/or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to holders of Senior Certificates and/or Senior Notes, as the case may be, or released to holders of Subordinated Certificates and/or Subordinated Notes, as the case may be, from the related Trust.

B. Guaranty
     Insurance
     Policy.................  A certificate or note guaranty insurance policy
                              (each a "Guaranty Insurance Policy") may be obtained and maintained for each Class or Series of Certificates and/or Notes. Guaranty Insurance Policies generally unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee, for distribution by the Trustee to holders of the covered Securities. Guaranty Insurance Policies may have certain limitations set forth in the related Prospectus Supplement, including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

C.  Spread
     Amount.................  If so specified in the related Prospectus
                              Supplement, certain Classes of Certificates and/or Notes may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement may provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

D.  Mortgage Pool
      Insurance
      Policy................  A mortgage pool insurance policy or policies
                              ("Mortgage Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Mortgage Loans and Contracts, limited in scope, covering defaults on the related Mortgage Loans or Contracts in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans or Contracts included in the Pool as of the Cut-off Date or such other date as is specified in the related Prospectus Supplement.

E.  Special Hazard
     Insurance
     Policy.................  In the case of Mortgage Loans or Contracts, certain physical risks that are not otherwise insured against by Standard Hazard Insurance Policies may be covered by a special hazard insurance policy or policies (a "Special Hazard Insurance Policy"). The level of coverage of each Special Hazard Insurance Policy will be specified in the related Prospectus Supplement.

F.  Bankruptcy
     Bonds..................  A mortgagor bankruptcy bond or bonds
                              ("Bankruptcy Bond") may be obtained to cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on a Mortgage Loan or Contract or a reduction by such court of the principal amount of a Mortgage Loan or Contract, and will cover certain unpaid interest on the amount of such a principal reduction. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

G.  Cross
      Support...............  If so specified in the Prospectus Supplement, the ownership interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates and/or Notes. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates and/or Notes evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates and/or Notes evidencing interests in other asset groups or Trusts. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

H.  Supplemental
      Interest
      Payments..............  If so specified in the Prospectus Supplement, one or more Classes of Certificates and/or Notes may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

I.  Maturity
    Protection..............  If so specified in the Prospectus Supplement, one or more Classes of Certificates and/or Notes may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

J.  The Guaranty............  If so specified in the Prospectus Supplement, and in order to provide additional credit enhancement, The Money Store may provide a guaranty of amounts due on certain Classes of Certificates and/or Notes. The amount and formula for calculating such guaranty shall be as set forth in the Prospectus Supplement.

K.  Other Insurance,
      Guarantees, Swaps,
      and Similar Instruments
      or Agreements.........  If so specified in the related Prospectus
                              Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.

                              If any Class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangement must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency"). Additionally, to the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, the related Prospectus Supplement will describe the features of any related credit support including, but not limited to, that provided by the FHA, if any.

  Monthly Advances..........  If so specified in the related Prospectus
                              Supplement, the Master Servicer will be required under each Agreement to remit to the Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted Mortgage Loan Remittance Rate (as defined herein under "Description of the Securities--Monthly Advances and Compensating Interest") on the then outstanding principal balance of the related Series of Certificates and/or Notes and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the related Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer in respect of interest on the Mortgage Loans as of the related Record Date. Such advances by the Master Servicer are reimbursable in the first instance from late collections of interest, including amounts received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property or REO Property ("Insurance Proceeds"), and proceeds received by the Master Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related Mortgage Loans as to which the advances were made, and any other amount that would otherwise be distributed on the Class R Certificates. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Mortgage Loans. See "Description of the Securities--Monthl Advances and Compensating Interest."

Compensating
Interest....................  If so specified in the related Prospectus
                              Supplement, with respect to each Mortgage Loan as to which the Master Servicer receives a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment") or receives a principal payment that exceeds the scheduled payment by a specified multiple, but which was not intended by the Mortgagor to satisfy the Mortgage Loan in full or to cure a delinquency (a "Curtailment"), the Master Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Master Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate over (b) the amount of interest actually received on the related Mortgage Loan during such Due Period.

Optional
Termination.................  The Master Servicer, certain insurers, the holders of certain classes of Certificates or Notes, or certain other entities specified in the related Prospectus Supplement may have the option to effect early retirement of a Series of Securities through the purchase of the related Mortgage Assets and other assets in the related Trust under the circumstances and in the manner described in "The Agreement--Termination; Purchase of Mortgage Loans."

Mandatory
Termination.................  The Trustee, the Master Servicer or certain other entities specified in the related Prospectus
                              Supplement may be required to effect early retirement of a Series of Securities under the circumstances and in the manner specified in the related Prospectus Supplement and herein under "The Agreement--Termination; Purchase of Mortgage Loans."

Trustee ....................  The trustee or trustees under any Agreement relating to a Series of Securities (each, a "Trustee") will be specified in the related Prospectus Supplement. Additionally, any Co-Trustees, Custodians or Co-Custodians will be set forth in the related Prospectus Supplement.

Federal Income Tax
Consequences................  The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), and, if such election is not made, whether the Trust is structured and intended to be treated as a grantor trust, a partnership or otherwise.

                              REMIC.  If an election is to be made to treat
                              -----
                              the Trust (or certain assets of the Trust) for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, in the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), Certificates representing an interest in the REMIC generally will be considered "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code.

                              In the opinion of Federal Tax Counsel, for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                              Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL INCOME TAX CONSEQUENCES--REMIC RESIDUAL CERTIFICATES--TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC RESIDUAL CERTIFICATES.

                              Grantor Trust. If no election is to be made to
                              -------------
                              treat the Trust for a series of Certificates
                              ("Non-REMIC Certificates") as a REMIC, the Trust may be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation or a taxable mortgage pool. In the opinion of Federal Tax Counsel, holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Assets, generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Assets, and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust.

                              To the extent provided in the related Prospectus Supplement, Non-REMIC Certificates generally will represent interests in "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "Loans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but should not be considered "residential loans" for purposes of
                              Section 593(g)(4)(B) of the Code.

                              Partnership.  If no election is to be made to
                              -----------
                              treat the Trust for a Series as a REMIC and it is so specified in the related Prospectus Supplement, the Trust generally will be treated as a partnership for federal income tax purposes, and Federal Tax Counsel will deliver its opinion generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation, or a taxable mortgage pool, for federal income tax purposes. Each Noteholder, by the acceptance of a Note of such series, will agree to treat such

                              Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such Series, generally will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes.

                              Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA
Considerations..............  Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with their legal advisors whether an investment in Securities will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Securities gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of
                              Section 4975 of the Code, unless a DOL
                              administrative exemption applies. See "ERISA
                              Considerations."

Legal
Investment..................  Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and whether they will be legal investments for certain types of institutional investors under SMMEA. See "Legal Investment" herein.

Registration of
Securities..................  Securities may be represented by global certificates and notes registered in the name of Cede, as nominee of DTC or another nominee. In such case, Securityholders will not be entitled to receive definitive certificates and/or notes representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration" herein.

                                 RISK FACTORS

LIMITED LIQUIDITY

        There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Securities.

BOOK-ENTRY REGISTRATION

        Issuance of the Certificates and/or Notes in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical Securities.

        Since transactions in Certificates and Notes will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Securityholder to pledge a Certificate or Note to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate or note representing such Securities.

        Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants or such other entities as described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration."

NATURE OF SECURITY

        Certain of the Mortgage Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

        An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. The Representative will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general. See "The Single Family Lending Program-Servicing and Collections."

        Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

        Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

        General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

        Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

        Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans which are junior mortgage loans are small relative to the size of the loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are junior mortgage loans may also be smaller as a percentage of the principal amount of such junior mortgage loans than would be the case with a typical pool of first mortgage loans.

        Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."


        Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

UNSECURED HOME IMPROVEMENT LOANS

        The obligations of the borrower under any Unsecured Home Improvement Loan included in a Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Unsecured Home Improvement Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

PRE-FUNDING ACCOUNTS

        If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Mortgage Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

        The ability of a Trust Fund to obtain subsequent Mortgage Loans during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Mortgage Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Originators to originate or acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perception of general economic conditions.

COMBINED LOAN-TO-VALUE RATIOS

        The Originators' underwriting standards allow loans to be approved with Combined Loan-to-Value Ratios (as defined below) that exceed 100%. Because the original Combined Loan-to-Value Ratios of certain of the Mortgage Loans may be high relative to that of other similar mortgage loans, recoveries on defaulted Mortgage Loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans.

LEGAL CONSIDERATIONS

        Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

        The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the NHA Act (as defined herein) with respect to FHA Loans.

        The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the borrower could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the applicable Originator's representations and warranties, and the Representative would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CONSIDERATIONS

        Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

        A number of factors suggest that the prepayment behavior of a pool including junior mortgage loans may be significantly different from that of a pool composed entirely of first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of a pool of junior mortgage loans which may result in a higher prepayment rate than that of a pool of first mortgage loans with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a junior mortgage loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a junior mortgage loan may be less than for a first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of junior mortgage loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity mortgage loans for federal income tax purposes may further increase the rate of prepayments of such junior mortgage loans. See "Maturity, Prepayment and Yield Considerations."

        Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies and, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Representative under the Agreement will have the same effect on the affected Securityholders as a prepayment of such Mortgage Loans.

Unless otherwise specified in the related Prospectus Supplement, all of the secured Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Agreement" in the related Prospectus Supplement.

        Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

        Certain of the Mortgage Loans may be "simple interest" or "date-of-payment loans." If a payment is received on such a Mortgage Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Mortgage Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on such a Mortgage Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Mortgage Loan having a shorter average life than would have been the case had the payment been made as scheduled.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF
BANKRUPTCY OF THE REPRESENTATIVE OR AN ORIGINATOR

        In the event of the bankruptcy of the Representative or an Originator at a time when it or any affiliate thereof holds a subordinated interest in a Trust Fund, a trustee in bankruptcy of the Representative or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Representative, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed to be creditors of the Representative, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Mortgage Loans, with the Securityholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Securityholders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

        Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

SECURITY RATING

        If set forth in the related Prospectus Supplement, the rating of one or more Classes of Securities may depend, to a large extent, on the creditworthiness of a third party provider of credit enhancement. In such event, any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to such Class of Securities would likely result in a reduction in the rating of such Class of Securities. See "Rating."

OTHER

        To the extent a significant portion of the Mortgage Loans underlying a given series of Securities consists of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe any additional Risk Factors related to such Mortgage Loans.

                                  THE TRUSTS

        A Trust for any Series of Securities will include the Mortgage Assets consisting of (A) one or more Pools* comprised of (i) Single Family Loans, (ii) Cooperative Loans, (iii) Multifamily Loans, (iv) Contracts, (v) FHA Loans, (vi) Secured Conventional Home Improvement Loans, (vii) Unsecured Home Improvement Loans, or (B) Agency Securities or Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. The Mortgage Loans may be closed-end or revolving as described in the related Prospectus Supplement.

        The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interest in the assets of the related Trust. The Securities will be entitled to payment only from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Mortgage Assets.

        Certain of the Mortgage Assets may have been originated by the Originators. Other Mortgage Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative. See "Mortgage Loan Program--Underwriting Criteria."

        The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE MORTGAGE LOANS--GENERAL

        The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United

----------

* Whenever the terms "Pool," "Certificates," "Notes," and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool, the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Mortgage Loans in such Pool, and the Notes shall refer to debt obligations of such Trust secured by the related Pool of Mortgage Loans. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series, the terms "Interest Rate will refer to the Interest Rate borne by the Notes of one specific Series and the term "Trust" will refer to one specifc Trust.

States. It is expected that the Mortgage Loans or Contracts will be Conventional Loans (i.e., loans that are not insured or guaranteed by any governmental agency). However, if specified in the related Prospectus Supplement, certain of the Single Family Loans may be insured by the FHA or partially guaranteed by the VA. Mortgage Loans with Combined Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. The Mortgage Loans may be covered by Standard Hazard Insurance Policies.

        All of the Mortgage Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or on such other terms as may be described in a Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

               (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its Mortgage Interest Rate. Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

               (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

               (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of some or all of the payments due during a specified period, which may be recouped as deferred interest through negative amortization or otherwise. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

               (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

        To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consist of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated. The

Prospectus Supplement for each Series of Securities will contain information with respect to all the Mortgage Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected, principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property) and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool,
(iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity,
(vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected weighted average Combined Loan-to-Value Ratios at origination (except with respect to home improvement loans), (viii) the expected Mortgage Interest Rate or APR and ranges of Mortgage Interest Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any,
(x) the expected aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions as of the date set forth in the Prospectus Supplement, (xi) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool, (xii) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or a material portion of the Mortgage Loans or the Pool and
(xiii) the expected geographic location of the Mortgaged Properties. If specific information respecting the Mortgage Loans is not known to the Representative at the time the related Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

        The Combined "Loan-to-Value Ratio" of a Single Family Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Single Family Loan (less the amount, if any, of the premium for credit life insurance) plus the then-current principal balance of the related first lien, if any, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Single Family Loan. To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement may describe the method for calculating the Combined Loan-to-Value Ratio, if deemed relevant by the Representative. In the case of Refinance Loans, the value of the related Mortgaged Property generally will be based on an appraisal or valuation obtained at the time of refinancing. For purposes of calculating the Combined Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the value of such Manufactured Home generally will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The value of a used Manufactured Home generally will be the least of the sales price, appraised value, and, if applicable, National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

        The Mortgage Loans in any Trust may include Mortgage Loans whose Combined Loan to Value Ratios exceed 100%. The related Mortgaged Properties are unlikely to provide adequate security for such Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in payments to Securityholders to the extent such shortfalls are not covered by any credit enhancement as described in the related Prospectus Supplement. In addition, liquidation expenses relating to any liquidated Mortgage Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related Mortgage Loan, any losses in connection with such Mortgage Loan will be borne by Securityholders as described in the related Prospectus Supplement to the extent that the applicable credit enhancement described in the related Prospectus Supplement is insufficient to absorb all such losses.

        No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. An overall decline in the market value of real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

        Certain of the residential mortgage loans to be included in a Trust are expected to be residential mortgage loans secured by second, third or fourth liens ("Home Equity Loans") subordinate to the rights of the mortgagee under each related senior mortgage. The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Home Equity Loans in a Pool will be available to satisfy the principal balance of such Home Equity Loans only to the extent that the claims, if any, of the related senior mortgagee, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Home Equity Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Home Equity Loans in their loan portfolios, it has been the Originators' practice to satisfy each senior mortgage at or prior to a foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the Home Equity Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans-- Foreclosure/Repossession."

        In addition, general economic conditions and other factors (which may or may not effect real property values) have an impact on the ability of mortgagors to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by mortgagors. In the event of bankruptcy of a mortgagor, it is possible that a Trust could experience a loss with respect to the related Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by such Trust with respect thereto. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

        Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the Securityholders of the related Series.

        The Representative will cause the Mortgage Loans comprising each Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

        The only obligations of the Representative or the Originators with respect to a Series of Securities will be to provide (or, where the Representative or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Securities the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Mortgage Loans." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

        If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the PreFunding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

        Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on one- to four-family residential properties. If so specified in a Prospectus Supplement, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low-rise condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings. Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

        The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in low-rise condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

MULTIFAMILY LOANS

        "Multifamily Loans" will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units.

        Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

        Substantially all of the Multifamily Loans will be secured by mixed-use properties, with no less than approximately 90% of such properties, measured by square footage, number of units and projected rent, being allocated to residential units.

CONTRACTS

        Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

        The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

        The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

FHA LOANS

        The FHA Loans will consist of home improvement loans originated under Title I (the "Title I Loan Program") of the National Housing Act of 1934 (the "NHA Act"). Under the NHA Act, the Federal Housing Administration (the "FHA"), an agency of the United States Department of Housing and Urban Development ("HUD"), is authorized and empowered to insure qualified lending institutions against losses on eligible loans. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans; (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). Property improvement loans (the "Title I Property Improvement Loans") may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily, manufactured housing and nonresidential structures.

         Title I Property Improvement Loans, in addition to improvements to protect the livability or utility of single family, multifamily or manufactured housing or nonresidential property, also include loans for the renovation or preservation of historic residential structures and loans to finance the installation of fire safety equipment in existing health care facilities. Loan processing and credit determinations are done by an approved financial institution. Each lender is required to use prudent lending standards in underwriting individual loans.

        Under the Title I Loan Program, the FHA does not review individual loans at the time of approval (as is typically the case with some other federal loan programs), except when the amount of a Title I Property Improvement

Loan would result in any borrower having a total unpaid principal obligation on such loans in excess of certain specified amounts, in which case HUD approval must be obtained.

        The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to the limits of the reserve amount discussed below. Such FHA insurance is accorded the full faith and credit of the United States of America. Thus, a lender under the program risks the loss of up to 10% of the principal balance on every loan submitted to the FHA for an insurance claim (or a greater amount if the lender's reserve amount is diminished or exhausted), plus a portion of the interest on such loans.

        At the time the FHA receives a new loan origination or transfer of note report from an approved lender, the FHA adds to the balance in the reserve amount established by the FHA for the lender originating or purchasing such loan an amount equal to 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing the loan. The balance in the reserve amount limits the amount of claims the FHA is required to pay.

        The reserve amount established by the FHA for each lender will be reduced by the amount of all insurance claims approved for payment in conjunction with losses on such loans. The lender's reserve amount will be increased based upon additions made pursuant to the origination or purchase of eligible loans registered for insurance.

        The FHA charges a fee of 0.50% per annum of the original balance for each loan it insures, on a non-declining basis. The FHA bills the lender annually (on the anniversary date of origination) for the insurance premium, unless the loan has a maturity of 25 months or less, in which case the insurance charge is payable in one lump sum. If a loan is prepaid during the year, the FHA will not rebate the insurance premium nor reduce the balance in the lender's insurance coverage reserve account. The unused insurance charge will, however, be rebated when a Title I loan is refinanced.

SECURED CONVENTIONAL HOME IMPROVEMENT LOANS

        The Secured Conventional Home Improvement Loans will consist of secured conventional loans, the proceeds of which generally will be used for purposes similar to those described under the heading "--FHA Loans." To the extent set forth in the related Prospectus Supplement, the Secured Conventional Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

UNSECURED HOME IMPROVEMENT LOANS

        The Unsecured Home Improvement Loans will consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. To the extent set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

AGENCY SECURITIES

        Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

        Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

        GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

        The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

        If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

        All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

        Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

        Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a

Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

        GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Securities may be held in book-entry form.

        GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA Project Certificates"). The Prospectus Supplement for a Series of Securities that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

        Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

        FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

        FNMA Certificates. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one-famil or two- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

        Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

        FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

        FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

        Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

        Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

        FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

        Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

        FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Security rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Securities, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

        FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

        Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

        Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

        Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

        FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

        FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). The Prospectus Supplement for a Series of Securities issued by a Trust that included FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

        Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government- sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

        Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


PRIVATE MORTGAGE-BACKED SECURITIES

        General. Private Mortgage-Backed Securities may consist of (a) mortgage participations or pass-through certificates representing beneficial interests in certain mortgage loans or (b) CMOs secured by such mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

        The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Representative. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

        Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

        Underlying Mortgage Loans. The Underlying Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Underlying Mortgage Loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement, (i) no Underlying Mortgage Loan will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each Underlying Mortgage Loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

        Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Underlying Mortgage Loans or with respect to the Private Mortgage-Backed Securities themselves.

        Additional Information. The Prospectus Supplement for a Series for which the related Trust includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Underlying Mortgage Loans including (A) the payment features of such Underlying Mortgage Loans, (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Mortgage Loans, and (D) the minimum and maximum stated maturities of the Underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Underlying Mortgage Loans or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the Underlying Mortgage Loans for such Private Mortgage-

Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and
(x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

                                USE OF PROCEEDS

        The Representative and the Originators may use the net proceeds to be received from the sale of the Securities of each Series for general corporate purposes, including repayment of debt, including but not limited to warehouse facilities, and the origination and acquisition of residential mortgage loans and other loans. The Representative expects Securities to be sold in Series from time to time.

                           THE REPRESENTATIVE AND THE ORIGINATORS

        The Mortgage Loans will have been originated or acquired by the Originators. The Money Store will act as the Master Servicer of the Mortgage Loans and other Mortgage Assets. Except for certain representations and warranties relating to the Mortgage Loans and other Mortgage Assets and certain other matters, the obligations of The Money Store with respect to the Mortgage Loans and other Mortgage Assets will be limited to its contractual servicing obligations.


        The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey.

        The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, loans partially guaranteed by the United States Small Business Administration, student loans, and automobile loans.

        Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.

                    THE SINGLE FAMILY LOAN LENDING PROGRAM

OVERVIEW

        The Money Store's and the Originators' mortgage lending activities consist primarily of originating, purchasing, selling and servicing mortgage loans that are primarily secured by one- to four-family residential properties, including low-rise condominiums, single-family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans"). It has been the Originators' policy generally not to make mortgage loans secured by high-rise condominiums, cooperative residences or other categories of properties that management believes have demonstrated relatively high levels of risk. The majority of Single Family Loans are to borrowers owning a single-family detached home. Single Family Loans are made to borrowers for, among other purposes, education, home improvements and debt consolidation. The Money Store and its subsidiaries also originate, with the intention of selling and servicing, Multifamily Loans, FHA Loans, Secured Conventional Home Improvement Loans, Unsecured Home Improvement Loans and loans partially guaranteed by the United States Small Business Administration. In addition, The Money Store and its subsidiaries from time to time purchase packages of loans from other lenders or government agencies.

        The Originators originate and purchase Single Family Loans with original terms of up to 40 years. The following is a description of the origination, underwriting, servicing and other procedures used by The Money Store and the Originators in connection with their Single Family Loan program. If a significant portion of the Mortgage

Loans underlying a given Series of Securities consists of FHA Loans, Secured Conventional Home Improvement Loans and/or Unsecured Home Improvement Loans, the related Prospectus Supplement will contain a similar description of the program relating to such Mortgage Loans.

SINGLE FAMILY LOAN ORIGINATION

        The Originators' Single Family Loan origination offices are generally located in small and medium-sized suburban communities. All Single Family Loan origination offices have a manager who reports to senior management. Each regional office supervises the operations of a group of states. The supervision of all of the Originator's underwriting and administrative functions is conducted from the Sacramento, California headquarters.

        The entire application and approval process for Single Family Loans is generally conducted by telephone. The Originators attempt to grant approvals of loans quickly to borrowers meeting their underwriting criteria. A loan officer is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower and verified with third parties. Depending on the size of the loan applied for, loan applications must be approved by an underwriter located in the Sacramento, California headquarters. Loan officers are trained to structure loans that meet the applicant's needs, while satisfying the Originators' lending criteria. If an applicant does not meet the lending criteria, the loan officer may offer to make a smaller loan, if a smaller loan would meet the lending criteria, or suggest a debt consolidation package that better suits the applicant's needs.

        The Originators also acquire Single Family Loans through an indirect lending program, from independent brokers. Such Single Family Loans are underwritten by the Originators using the same criteria applied to loans originated by such Originator. Brokers participating in this program must satisfy certain requirements established by the Originators pertaining to experience, size of business and various licenses and approvals. The Originators also acquire, from time to time, portfolios of Single Family Loans from various third parties. The Originators will not sell such acquired loans to a Trust unless the Originators determine that such loans, when originated, were underwritten using the same criteria applied to loans originated by the Originators.

        Starting in October 1995, the Originators began originating Single Family Loans under a program that will result in lower interest rates for borrowers that make timely payments during the early years of the related loan. Under this program, if a borrower remits all scheduled payments during the first year of the loan on a timely basis, the interest rate on the loan will be reduced 0.50% per annum. If the borrower remits all scheduled payments during the second year of the loan on a timely basis, the interest rate will be reduced an additional 0.50% per annum and, if all payments are made during the third year of the loan on a timely basis, the interest rate will be reduced a final 0.50% per annum. Once the interest rate on a loan is reduced, it will not be increased, regardless of the borrowers future payment record.


UNDERWRITING CRITERIA

        The following is a brief description of certain of the underwriting standards used by the Originators to underwrite Single Family Loans. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. To the extent that the relevant underwriting criteria differ from those described herein, the related Prospectus Supplement for such Series will specifically describe such criteria.

        In certain cases deemed appropriate by an Originator's underwriters, loans may be made outside of the Originator's guidelines with the prior approval of pre-designated senior officials. No information is available with respect to the portion of the Mortgage Loans which was originated outside of these guidelines.

        The Originators' objective in originating Single Family Loans is to provide loans to borrowers with satisfactory income and credit histories deemed sufficient to demonstrate the ability to repay their loan. The primary and initial origination policy is to analyze the applicant's creditworthiness (i.e., a determination of the applicant's ability to repay the loan). Creditworthiness is assessed by examination of a number of factors, which may include calculating a debt-to-income ratio obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income. Fixed monthly debt generally includes (i) the monthly payment under the related prior mortgages (which generally includes an escrow for real estate taxes) based, in the case of an adjustable-rate first mortgage, on the assumption that the then-current rate is the rate at which interest will accrue on such loan, (ii) the monthly payment on the loan applied for and (iii) other installment debt, including, for revolving debt, the required monthly payment thereon or if no such payment is specified, 5% of the balance as of the date of calculation. Fixed monthly debt does not include any debt (other than revolving credit debt) described above that matures within less than 10 months of the date of calculation. Except as otherwise set forth in the related Prospectus Supplement, the debt-to-income ratio of any borrower will not have exceeded 50% as of origination of the related loan. Creditworthiness is also assessed by examining the applicant's credit history through standard credit reporting bureaus, and by checking the applicant's payment history with respect to the first mortgage, if any, on the property.

        The second origination policy for Single Family Loans is a determination of the Combined Loan-to-Value Ratio. Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. For each Single Family Loan, the Originator confirms the value of the property to be mortgaged by appraisals (which in certain cases may be drive-by appraisals) performed by independent appraisers. Drive-by appraisals involve a visual observation of the exterior of the characteristics and condition of the property and the neighborhood. Because the interior dimensions, improvements and conditions are not inspected, a drive-by appraisal produces only a general approximation of value for the particular property. If the Originator has previously originated a loan to the same borrower secured by the same property within one year, the Originator may rely on the prior appraisal in conjunction with a new drive-by appraisal. If an appraisal is not required to be obtained for a Single Family Loan, the value of the related mortgaged property, as represented by the borrower, may be evaluated through other methods such as a drive-by appraisal, a review of comparable sales or tax assessments or reliance upon a recent sales price for such mortgaged property. Such methods do not constitute an appraisal of the related mortgaged property. All Combined Loan-to-Value Ratios are determined prior to approval of the loans.

        The Originators have several procedures which they use to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. If the senior mortgage lender cannot be reached by telephone to verify this information, the Originator may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus.

        In order to verify an applicant's employment status, the Originators may obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or may telephone the applicant's employer or obtain written verification from the employer. As in the case of the senior mortgage lender verification procedures, if the employer will not verify employment history over the telephone, the Originator may rely solely on the other information provided by the applicant.

        The Originators will not close a Single Family Loan prior to receiving evidence that the property securing the loan is insured. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming the Originator as a loss payee under the insurance policy, which the Originator will thereafter mail to the insurer. Accordingly, the Originator normally will not be named as a loss payee with respect to the property securing the Single Family Loan at the time the loan is closed.

        A title search is ordered to verify the vesting of title to the Mortgaged Property, along with the existence of any mortgages, tax or other liens that have been levied on the property, to assure that the lien priority will be as represented by the borrower.

        Most Single Family Loans originated or purchased by the Originators generally are scheduled to amortize over their terms and provide for equal monthly payments over their terms. The Originators also offer a "balloon" mortgage on a limited basis. The Originators collect nonrefundable points, late charges and various fees in certain states in connection with their mortgage loans. Other fees charged, where allowable, include those related to credit reports, lien searches, title insurance and recordings, prepayment fees and appraisal fees. From time-to-time, the Originators may originate or purchase Single Family Loans containing other features. To the extent that a substantial portion of a Trust Fund consists of such Single Family Loans such features will be described in the related Prospectus Supplement.

        Although the Originators have no maximum dollar amount for Single Family Loans, the actual maximum amount that they will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the real estate's appraised value.

        Commencing in 1997, the Originators began originating Single Family Loans with Combined Loan-to-Value Ratios exceeding 100%. Such Single Family Loans are originated to borrowers believed by the Originators to have the income capacity and credit history to offset the lack of equity in the related Mortgaged Property. Such Single Family Loans generally bear a higher rate of interest than Single Family Loans with lower Combined Loan-to-Value Ratios.


QUALITY CONTROL

        Quality control is exercised in two areas: lending and documentation standards. In the case of Single Family Loans, a centralized quality control staff checks to confirm that lending and documentation standards are met. Every month, at least one office is audited and every loan type originated during the prior month by such office is reviewed for compliance with lending and documentation standards. Five percent of all Single Family Loans originated by the Originators are audited at random on a monthly basis for compliance with lending and documentation standards. Additional offices receive audits on a random, monthly basis. In order to confirm the validity of appraisals obtained at the time loans are made, reappraisals are obtained for the property securing the loans in approximately two percent to five percent of the transactions.


REFINANCING POLICY

        Where the Originators believe that borrowers having existing loans with them are likely to refinance such loans due to interest rate changes or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee and servicing income for the Originators. Since the solicited borrowers may refinance their existing loans in any case, the Representative believes that this practice will be unlikely to affect the prepayment experience of the Single Family Loans in a material respect. The Originators also have solicited their borrowers who are in good standing to apply for additional loans, consistent with their origination standards, where deemed appropriate.


SERVICING AND COLLECTIONS

        The Money Store or one of its affiliates, as Master Servicer, will be required under the related Agreement to master service the Mortgage Loans and other Mortgage Assets underlying a particular Series of Securities with the same degree of skill and care that it exercises with respect to all comparable loans and assets that it master services for its own account. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

        Borrowers are sent payment coupon books or monthly statements that specify the fixed payment due and the late payment amount, if any. Due dates for payments occur throughout the calendar month. If payment is not received within fifteen working days of the due date, an initial collection effort is made by telephone in an attempt to bring the delinquent account current. The various stages of delinquency are monitored and evaluated on a monthly basis.

        Means of contacting delinquent accounts include, but are not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, the Servicer may modify the payment schedule (as permitted by the Agreement) but will not remove the loan from a delinquency status.

        The course of action taken by the Servicer is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related Mortgaged Property and the reason for the current inability to make timely payments.

        When a loan is 90 days past due, the related Mortgaged Property is required to be reappraised and the results evaluated by the Company to determine a course of action. Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if: (i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received or (iii) the servicer discovers circumstances indicating potential loss exposure. During the foreclosure process, any expenses incurred by the Servicer may be added to the amount owed by the borrower, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer proceeds to liquidate the asset.

        The Servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the related senior mortgages. In such cases, the Servicer generally will pay the amount due on the senior mortgages to the senior mortgagees, if the Servicer considers it to be in the best interest of the related Securityholders to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Servicer's foreclosure action, the Servicer will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. The Servicer retains "in-house" counsel in part to help assist with problem accounts. Such counsel may be utilized by all levels of management to help avoid legal problems, including those associated with consumer lending.

        Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in its real-estate loan portfolio and applicable laws and regulations, as well as other items.

        Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. Only if a delinquency cannot otherwise be cured will the servicer decide that liquidation is the appropriate course of action. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.




                         DESCRIPTION OF THE SECURITIES

        Each Series of Certificates will be issued, from time to time, pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, and each Series of Notes will be issued, from time to time, pursuant to an Indenture, each to be dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-off Date"), among The Money Store, the applicable Originators and/or certain affiliates thereof and the Trustee for the benefit of the related Certificateholders or Noteholders, as the case may be, of such Series. A Series may contain either Certificates or Notes or a combination thereof. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. A form of a Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement and an Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to The Money Store, 2840 Morris Avenue, Union, New Jersey 07083,
Attention: Corporate Counsel.

GENERAL

        The Securities of each Series will represent debt obligations of, in the case of Notes, or fractional undivided ownership interests in, in the case of Certificates, a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Securities will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate or Note of each Class may be issued in a different denomination.

        Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Security Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a security administrator may perform certain duties in connection with the administration of the Securities.

        The Securities will not represent obligations of the Representative (except with respect to a Guaranty issued in connection with a Series), the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement,
(a) the Mortgage Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Distribution Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, guaranties of The Money Store or other credit enhancement or maturity protection or other derivative instrument covering any Securities, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

        Each Series of Securities will be issued in one or more Classes. Each Class of Securities of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Securities may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

        A Series may include two or more Classes of Certificates, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Pass-Through Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment, specified in the related Prospectus Supplement, with respect to one or more Classes of Subordinated Certificates of such Series. Certain Series or Classes of Certificates within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of the following:
(i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or
(iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Certificates entitled to
(a) principal payments with disproportionate, nominal or no interest payments or
(b) interest payments with disproportionate, nominal or no principal payments (Strip Certificates).

        A Series may include two or more Classes of Notes, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. A Series of Notes may include one or more Classes of Senior Notes which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of Subordinated Notes of such Series. Certain Series or Classes of Notes within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Notes entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Notes).

        With respect to any Series of Securities that includes one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

        Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement unless Definitive Securities have been issued, the registered holder of all Securities will be Cede or such other nominee specified in the related Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.


DISTRIBUTIONS ON SECURITIES

        Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

        Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds available in the related Distribution Account and other accounts to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Distribution Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Securityholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Distribution Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate or Interest Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Distribution Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case, for (i) all payments on the Mortgage Loans that were due on or before the Cut-off Date; (ii) all Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received after the period specified in the related Prospectus Supplement (the "Principal Prepayment Period"); (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Determination Date; (iv) amounts representing reimbursement for Advances, as specified in the related Prospectus Supplement; (v) amounts representing reimbursement for any unpaid Servicing Fee or Contingency Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Mortgage Loans; (vi) all income from any Permitted Investments held in the Distribution Account for the benefit of the Master Servicer; and (vii) any Advances deposited in the Distribution Account prior to the applicable Remittance Date.

        The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Securityholders will have the effect of accelerating the amortization of Senior Notes or Senior Certificates, as the case may be, while increasing the interests evidenced by the Subordinated Notes or Senior Certificates, as the case may be, in the related Trust. Distributions to any Class of Certificates or Notes will be made pro rata to all Securityholders of that Class, or as otherwise described in a Prospectus Supplement.


SUMMARY OF AUCTION PROCEDURES

        The following summarizes certain procedures that will be used in determining the interest rates on any Notes or Certificates that are Auction Rate Securities. Appendix I hereto contains a more detailed description of these procedures. Prospective investors in the Auction Rate Securities should read carefully the following summary, along with the more detailed description in Appendix I.

        The interest rate on each Class of Auction Rate Securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Securities such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Securities.

        In the auction procedures, the following types of orders may be submitted:

               (i) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its Auction Rate
                                  ----
                      Securities for the upcoming interest period;

               (ii)   Sell Orders - an order by a current investor to sell a
                                                                      ----
                      specified principal amount of Auction Rate Securities, regardless of the upcoming interest rate; and

               (iii) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Securities) is willing to accept in order to buy a specified principal amount of
                                         ---
                      Auction Rate Securities.

        If an existing investor does not submit orders with respect to all its Auction Rate Securities of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Securities for which no order was received.

        In connection with each auction, Auction Rate Securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest.
                                          ----
The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Securities.

               (a)    Assumptions:

               1. Denominations (Units) = $100,000

               2. Interest Period = 28 Days

               3. Principal Amount Outstanding   = $50 Million (500 Units)

               (b)    Summary of All Orders Received For The Auction

               Bid/Hold Orders        Sell Orders         Potential Bid Orders
               ---------------        -----------         --------------------

               10 Units at 2.90%      50 Units Sell       20 Units at 2.95%
               30 Units at 3.02%      50 Units Sell       30 Units at 3.00%
               60 Units at 3.05%      100 Units Sell      50 Units at 3.05%
                                      --------------
               100 Units at 3.10%       200 Units         50 Units at 3.10%
               100 Units at 3.12%                         50 Units at 3.11%
               ------------------
                    300 Units                             50 Units at 3.14%
                                                          100 Units at 3.15%
                                                          ------------------
                                                               350 Units

        Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).

               (c)    Auction Agent Organizes Orders In Ascending Order

Order    Number     Cumulative      Order   Number   Cumulative   Total
Number   of Units   Total (Units)     %     Number    of Units    (Units)   %
------   --------   -------------   -----   ------   ----------   -------   -

  1       10(W)          10          2.90%     7        100(W)      300    3.10%
  2       20(W)          30          2.95%     8         50(W)      350    3.10%
  3       30(W)          60          3.00%     9         50(W)      400    3.11%
  4       30(W)          90          3.02%    10        100(W)      500    3.12%
  5       50(W)         140          3.05%    11         50(L)             3.14%
  6       60(W)         200          3.05%    12        100(L)             3.15%

               (W) Winning Order (L) Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue (each an "Interest Period"), when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described in Appendix I).

        The above example assumes that a successful auction has occurred (i.e.,
                                                                          ----
all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Securities offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Securities are subject to Hold Orders (i.e., each holder of
                                                    ----
Auction Rate Securities wishes to continue holding its Auction Rate Securities, regardless of the interest rate) the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate (as defined below).

        As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in Appendix I.


MONTHLY ADVANCES AND COMPENSATING INTEREST

        In order to maintain a regular flow of scheduled interest payments to Securityholders (rather than to guarantee or insure against losses) if provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted Mortgage Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Securities and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Mortgage Loans as of the related Record Date (such excess, the "Monthly Advance"). For each Class of Securities, the "Adjusted Mortgage Loan Remittance Rate" will equal the sum of the related Pass Through Rate or Interest Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Mortgage Loans.

        If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Distribution Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate, over (b) the amount of interest actually received on the related Mortgage Loan for such Due Period (such difference, "Compensating Interest").


REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

        If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Mortgage Assets which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments for later distribution to Securityholders,
(iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

        An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

        Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Representative. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.


BOOK-ENTRY REGISTRATION

        If so specified in the related Prospectus Supplement, the Certificates and/or Notes of a Series initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

        Under a book-entry format, Certificateholders and/or Noteholders, as applicable, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates and/or Notes of a Series registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities and reports relating to the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments and reports relating to the Securities after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Agreement. The beneficial holders of such Certificates and/or Notes of a Series will only be permitted to exercise the rights of Certificateholders and/or Noteholders, as applicable, under the applicable Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit reports and payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and reports and will be able to transfer their interests.

        Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of

Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

        Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

        DTC in general advises that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

        Any Notes and/or Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Definitive Securities"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates and/or notes representing the Securities and instruction for re-registration, the Trustee will issue the Notes and/or Certificates in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Remittance Date at such office or agency as is specified in the notice of final payment to Securityholders.

                             CREDIT ENHANCEMENT

GENERAL

        Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Notes and/or Certificates of such Series, (ii) the use of a Guaranty Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, a Guaranty of The Money Store, other third party guarantees or maturity protection, derivative instruments, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Securities, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

        All Classes of Certificates are Subordinated in right of payment to any Class of Notes in a given Series to the extent described in the related Prospectus Supplement. To enhance the likelihood of regular receipt by holders of Senior Certificates or Senior Notes, as the case may be, of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates or Subordinated Notes, as the case may be, of a Series will instead be payable to holders of one or more Classes of Senior Certificates or Senior Notes, as the case may be, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates or Senior Notes, as the case may be, will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Distribution Account, prior to any such distribution being made to holders of the related Subordinated Certificates or Subordinated Notes, a the case may be, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates or Senior Notes, as the case may be, through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates or Subordinated Notes, as the case may be, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or Subordinated Notes, as the case may be, or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates or Senior Notes, as the case may be, would experience losses on the Securities.

        In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates or Subordinated Notes, as the case may be, on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or Senior Notes, as the case may be, or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Securities specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

        If so specified in the related Prospectus Supplement, the same Class of Securities may be Senior Certificates or Senior Notes, as the case may be, with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates or Subordinated Notes, as the case may be, with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates or Senior Notes, as the case may be, and Subordinated Certificates or Subordinated Notes, as the case may be, may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates or Subordinated Notes, as the case may be, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates or Senior Notes, as the case may be, and as between Classes of Subordinated Certificates or Subordinated Notes, as the case may be, distributions may be allocated among such Classes (i) in the order of their scheduled final Remittance Dates, (ii) in accordance with a schedule or formula,
(iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Holders of Senior Certificates or Senior Notes, as the case may be, or released to Holder of Subordinated Certificates or Subordinated Notes, as the case may be, from the related Trust.

GUARANTY INSURANCE POLICIES

        If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates and/or Notes. The issuer of any Guaranty Insurance Policy (a "Security Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

        If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

        The specific terms of any Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

        Subject to the terms of the related Agreement, the Security Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payments by such Security Guaranty Insurer under the related Guaranty Insurance Policy.

SPREAD AMOUNT

        If so specified in the related Prospectus Supplement, certain Classes of Securities may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

MORTGAGE POOL INSURANCE POLICIES

        If specified in the Prospectus Supplement related to any Pool of Mortgage Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Mortgage Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below or in the related Prospectus Supplement, cover loss by reason of default in payment on the related Mortgage Loans in the Pool in an amount initially equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Pool as of the Cut-off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Mortgage Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

        A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

        The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

        The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

        If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement--Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

        Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

        The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

        If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

        The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

RESERVE ACCOUNTS

        If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

        The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

        Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Securityholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

        If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.


MATURITY PROTECTION

        If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES, SWAPS, AND SIMILAR INSTRUMENTS OR AGREEMENTS

        If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, a Guaranty of The Money Store, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.

        If any Class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency"). Additionally, to the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, the related Prospectus Supplement will describe the features of any related credit support including, but not limited to, that provided by the FHA, if any.

CROSS SUPPORT

        If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

        The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trusts, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

        The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Single Family Loans, Cooperative Loans and Contracts generally may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

        In general, prepayment of Mortgage Loans is likely to increase when the level of prevailing interest rates declines significantly, although the prepayment rate is influenced by a number of other factors, some of which are described below. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Mortgage Loans will actually experience.

        Generally, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of the Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Mortgage Loans.

        The secured conventional Mortgage Loans and Contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

        Greater than anticipated prepayments of principal will increase the yield on Securities purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Securities purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Securities may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

        The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Securities faster than otherwise scheduled.

        When a full prepayment or Curtailment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), as described under "Certain Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act" herein. If so specified in the related

Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Securities could be adversely affected.

        Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities. See "The Agreement--Termination; Purchase of Mortgage Loans."

        If so specified in the related Prospectus Supplement, the effective yield to certain Securityholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

        In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities.

        The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities.



                                THE AGREEMENTS

        Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF MORTGAGE LOANS

        Pursuant to each related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be, at the time of issuance of Securities of a Series the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Mortgage Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-off Date with respect to such Mortgage Assets.

        In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Mortgage Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Mortgage Assets identified in a schedule attached to a supplemental conveyance relating to such additional Mortgage Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Mortgage Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional

Mortgage Asset as of its related Cut-off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Mortgage Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Mortgage Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

        Any conveyance of additional Mortgage Assets will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (i) each such additional Mortgage Asset must satisfy the eligibility criteria specified in the preceding paragraph as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Mortgage Assets to the related Trust;
(iii) neither the Originator nor The Money Store will have selected such additional Mortgage Assets in a manner that either believes is adverse to the interests of Securityholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Mortgage Assets.

        In connection with such sales of the Mortgage Loans, the Representative will be required to deliver to the Trustee certain specified items (collectively with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, each Trustee's Mortgage File will be required to include the following, together with certain other specified items: (a) The original Mortgage Note; (b) either: (i) the original Mortgage, with evidence of recording thereon or (ii) a certified copy of the Mortgage where the original has been transmitted for recording or has been lost; and (c) an assignment of the Mortgage Loan from the applicable Originator to either the related Trustee or Initial Co-Trustee under the Agreement with evidence of recording thereon (unless opinions of counsel are delivered satisfactory to the Rating Agencies and the Security Guaranty Insurer, if any, to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Mortgage Loans).

        The Trustee will be required to review each such Trustee's Mortgage File to ascertain that all required documents have been executed and received. If the Security Guaranty Insurer, if any, or the Trustee finds any document constituting a part of a Trustee's Mortgage File which is not properly executed, has not been received, is unrelated to the Mortgage Loans of the related Trust or does not conform in a material respect to the description thereof provided on behalf of the Representative, the Securities Guaranties Insurer, if any, or the Trustee is required promptly to notify the Master Servicer, The Money Store, and the Trustee or the Security Guaranty Insurer, if any, respectively. The Money Store is required to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified. If, however, within 60 days after the Trustee's notice to it respecting such defect The Money Store has not remedied the defect and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan or the interests of the Security Guaranty Insurer, if any, The Money Store is required to (i) substitute in lieu of such Mortgage Loan a substitute Mortgage Loan which qualifies for substitution under the Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution, deposit in the related Principal and Interest Account (as defined herein under "--Payments on the Mortgage Loans") the amount of such shortfall in principal balance arising from such substitution (the "Substitution Adjustment") or (ii) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase, plus 30 days' interest on such principal balance, computed at the Adjusted Mortgage Loan Remittance Rate (as defined in the related Prospectus Supplement) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees and Contingency Fees (each as defined herein under "--Servicing and Other Compensation and Payment of Expenses") and certain other amounts advanced by and reimbursable to the Master Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Security Guaranty Insurer, if any, related to such Mortgage Loan, which purchase price will be deposited in the Principal and Interest Account and delivered to the Trustee on the next succeeding Determination Date, except for the amount described above relating to unreimbursed Insured Payments, if any, which shall be paid directly to the Security Guaranty Insurer; provided, however, that, if a REMIC election has been made for the related Trust, The Money Store may not take any such action unless it has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters (an "Opinion of Counsel") which states that such a purchase or substitution would not constitute a "prohibited transaction," as defined in Section 860F of the Code (a "Prohibited Transaction").

REPRESENTATIONS AND WARRANTIES

        The Representative will represent, among other things, that as of the related Cut-off Date as to each Mortgage Loan sold to the related Trust, the information provided with respect to such Mortgage Loan was true and correct; all of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee or a custodian on its behalf (the "Custodian"); each Mortgage was a valid and subsisting lien of record on the Mortgaged Property; immediately prior to such transfer and assignment, the Originators were the sole owners of each Mortgage Loan conveyed by them; and as of the related Cut-off Date, no Mortgage Loan will be more than 59 days delinquent in payment, no Mortgage Loan originated within 12 months of the related Cut-off Date will be delinquent more than 59 days as measured at the end of any month during the 12 months immediately preceding such Cut-off Date, and with respect to Mortgage Loans originated more than 12 months before such Cut-off Date, no more than the percentage of Mortgage Loans specified in the related Prospectus Supplement (measured by outstanding principal balance as of such Cut-off Date) will have been on up to two occasions more than 59 days delinquent as measured at the end of any month since the inception of each such Mortgage Loan.

        Pursuant to the Agreement, upon the discovery by The Money Store, the Servicer, any Subservicer, the Custodian, the Security Guaranty Insurer, if any, or the Trustee that any of the representations and warranties contained in the Agreement have been breached in any material respect as of the related Cut-off Date, with the result that the interests of the related Trust in the related Mortgage Loan or the interests of the Security Guaranty Insurer, if any, were materially and adversely affected, notwithstanding that such representation and warranty was made to The Money Store's best knowledge, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of The Money Store's discovery or its receipt of notice of any such breach, The Money Store will be required to cure promptly such breach in all material respects, or (i) remove such Mortgage Loan and substitute one or more Qualified Substitute Mortgage Loans or (ii) purchase such Mortgage Loan, in each case on the same terms and on the same conditions as described above under "Sale of Mortgage Loans." The obligation of The Money Store to so substitute or purchase any Mortgage Loan will constitute the sole remedy respecting a material breach of any such representation or warranty available to the Securityholders or the Trustee.

PAYMENTS ON THE MORTGAGE LOANS

        The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

        All funds in the Principal and Interest Accounts will be required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

        The Master Servicer will be required to deposit or cause to be deposited in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the related Cut-off Date on account of principal and interest on the related Mortgage Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Mortgage Loan and other servicing compensation payable to the Master Servicer as permitted by the Agreement).

        Not later than the day of each month preceding a Remittance Date that is set forth in a Prospectus Supplement (each such day a "Determination Date"), the Master Servicer will be required to wire transfer to the Trustee the Available Remittance Amount for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a "Distribution Account").

        Unless otherwise specified in the related Prospectus Supplement, the "Available Remittance Amount" will be defined in the Agreement to include, with respect to any Remittance Date, without duplication:

               (i) the sum of all amounts received by the Master Servicer or any Sub-Servicer on the Mortgage Loans (including amounts paid by the Master Servicer and the Representative and excluding amounts required to be deposited into any related Reserve Account, amounts paid as reimbursement to the Master Servicer of advances and amounts recovered as voidable preferences) during the immediately preceding calendar month (the "Due Period"), plus

               (ii) the amount of any Monthly Advance and Compensating Interest payments with respect to the Mortgage Loans remitted by the Master Servicer for such Remittance Date.

        The term Available Remittance Amounts will not include Insured Payments, if any.

GENERAL SERVICING STANDARDS

        The Master Servicer will agree to master service the Mortgage Loans in accordance with the related Agreement and, where applicable, prudent mortgage servicing standards. "Prudent mortgage servicing standards" generally will require the Master Servicer to exercise collection and foreclosure procedures with respect to the Mortgage Loans with the same degree of care and skill that it would use in master servicing mortgage loans for its own account. Pursuant to each Agreement, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Mortgage Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and a contingency fee (the "Contingency Fee") equal to the percentage per annum specified in the related Prospectus Supplement of the principal balance of each Mortgage Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store is replaced as Master Servicer under the related Agreement. However, as long as The Money Store acts as Master Servicer, it will be entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

        The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a loan is 90 days past due, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

        The Master Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (ii) the full insurable value of the premises securing the Mortgage Loan, and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the senior lien, if any, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer or any Sub-Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited in the Principal and Interest Account.

        In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without individual fire and hazard insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

ENFORCEMENT OF DUE ON SALE CLAUSES

        When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Security Guaranty Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, with respect to Mortgage Loans with Combined Loan-to-Value Ratios exceeding 100%, the Master Servicer may, but will be under no obligation to, permit a borrower who is selling his principal residence to substitute the new mortgaged property as collateral for the related Mortgage Loan. In such event, the Master Servicer may require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE

        The Master Servicer generally will foreclose upon or otherwise comparably convert the ownership in the name of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. However, the Master Servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.


WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

        The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

        The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.


REMOVAL AND RESIGNATION OF MASTER SERVICER

        With respect to each Series of Securities, the Security Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Securities of the related Series, other than the holders of residual interests (the "Majority Securityholders"), by notice in writing to the Master Servicer and with the prior written consent of the Security Guaranty Insurer, if any, which consent may not be unreasonably withheld, generally may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

               (i) (A) an Event of Nonpayment (as defined below) if the Series of Securities has the benefit of a Guaranty Insurance Policy; (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Security Guaranty Insurer, if any, or the Securityholders; (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i)(A), (i)(B), (i)(D) and (i)(E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

               (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

        An "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

        The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, the Trustee and the Majority Securityholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

        Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority Securityholders or the Security Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Security Guaranty Insurer, if any, having a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

        The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF MORTGAGE LOANS

        Pooling and Servicing Agreement; Trust Agreement. The Trust established under a Pooling and Servicing Agreement or a Trust Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last Mortgage Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Master Servicer or the Security Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, and all Securityholders in writing, or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

        Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Mortgage Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Security Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the Termination Price. If so provided in the related Prospectus Supplement, the

Master Servicer or another entity may purchase some or all of the Mortgage Assets under the circumstances described in such Prospectus Supplement.

        On any Remittance Date on or after the Cross-Over Date on which Mortgage Loans with an aggregate principal balance as of the Cut-off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Mortgage Loans, the Security Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Mortgage Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

        Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

        In addition to such discharge with certain limitations, the Indenture may provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the final scheduled Remittance Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

        REMIC Considerations. If a REMIC election is made for a Series of Securities, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Securityholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Security Guaranty Insurer, if any, may notify the Trustee of the Security Guaranty Insurer's determination to purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of
(x) 100% of the aggregate principal balances of such Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Distribution Account representing collections of principal on such Mortgage Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Mortgage Loan Remittance Rates, and (z) the interest portion of any unreimbursed insured payment made by the Security Guaranty Insurer, if any. Upon receipt of such direction by the Majority Securityholders or of such notice from the Security Guaranty Insurer, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

        If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Securityholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Mortgage Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Securityholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Security Guaranty Insurer has given the Trustee notice of the Security Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Security Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

        Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Security Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Securityholders and the Security Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Securityholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

        Each Agreement will provide that the Majority Securityholders may exercise any trust or power conferred on the Trustee with respect to the Securities or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Securities, only Holders of such Class or Classes may exercise such trust or power.

EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS OF NOTEHOLDERS

        Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Representative or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Representative or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Representative or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

        If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

        If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a

Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Note of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.


AMENDMENT

     Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the Security Guaranty Insurer, if any, without the notice to, or consent of, the Securityholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Mortgage File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Securityholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Security without the consent of the Holder of such Security, or change the rights or obligations of any other party thereto without the consent of such party.

     Each Agreement may be amended from time to time by The Money Store, the Master Servicer and the Trustee with the consent of the Security Guaranty Insurer, if any, and the Holders of the majority of the percentage interest in each Class of Securities affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holders of 100% of each Class of Securities affected thereby.

     Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the Security Guaranty Insurer, if any, without the notice to or consent of the Securityholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

     It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.


THE TRUSTEE

     Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or, if the Trustee enters into certain business combinations. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Mortgage Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.


NATURE OF THE MORTGAGE ASSETS

     Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. The Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Representative will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition, the Representative will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Representative.

     The Representative will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Representative, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Representative or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related Certificate of title and the new secured party succeeds to the Representative's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Representative or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Representative and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Representative will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.


FORECLOSURE/REPOSSESSION

     Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sales take place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action.
The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.


RIGHTS OF REDEMPTION

     Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.


FORECLOSURE IN CALIFORNIA

     It is expected that a significant portion of the Mortgage Assets (by principal balance) will be secured by properties located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

     Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. However, in the case of certain purchase money mortgage loans, a lender may be prohibited by statute from obtaining a deficiency judgment. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws (including California law) affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the seller of such Contract had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the seller to repurchase the Contract because of a breach of such seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner


DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan may contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured
Home), the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.


PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Securityholders would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Representative or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against a Trust.


ENVIRONMENTAL CONSIDERATIONS

     Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                        FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel, ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates or Notes offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates or Notes. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.


REMIC ELECTIONS

     Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. In addition, if the related Prospectus Supplement so provides, the transaction documents for a Trust may provide that an election will be made to qualify such trust as a Financial Asset Securitization Investment Trust ("FASIT") pursuant to recently enacted provisions of the Code. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a Series with respect to which a REMIC election will, or will not, be made.


REMIC CERTIFICATES

     With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

     To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

     Status of REMIC Certificates. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets (but yield supplements will not be qualifying assets). Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the REMIC's assets will include payments on Mortgage Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Assets generally will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. However, Mortgage Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Asset exceeds the value of the property securing the Mortgage Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets under any of those provisions. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for the purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.


TIERED REMIC STRUCTURES

     For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


REMIC REGULAR CERTIFICATES

     Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

     Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

     The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

     The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Remittance Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Remittance Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment remote.

     Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

     Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Remittance Dates but ends prior to each Remittance Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A

Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).
An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

     If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation, since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

     Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass Through Rate or Interest Rate).

     In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

     Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates-Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

     Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Mortgage Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.


TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

     Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.


REMIC RESIDUAL CERTIFICATES

     Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

     The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

     A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

     As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

     If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

     There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

     Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

     In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

     The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Mortgage Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Mortgage Loans or to sell defective Mortgage Loans in accordance with the Agreement.

     A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

     Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificateholders, unless otherwise specified in the Prospectus Supplement.

     Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

     If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

     The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

     Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

     A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

     The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

     For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.


DEDUCTIBILITY OF TRUST EXPENSES

     A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.


FOREIGN INVESTORS

     REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (d) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (d), above, unless the trust elects to have its United States status determined under the criteria set forth in (d) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

     The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

     Gain on Transfers of Certificates. A Certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of a REMIC Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificateholder in the United States,
(ii) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
(iii) in the case of gain representing accrued interest, the Certificateholder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such holder.


BACKUP WITHHOLDING

     Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.


REMIC ADMINISTRATIVE MATTERS

     The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

     Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.


NON-REMIC CERTIFICATES ISSUED BY A GRANTOR TRUST

     The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made and for which the Trust is classified as a grantor trust for federal income tax purposes.

     Tax Status of the Trust. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

     A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, a holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

     Status of the Non-REMIC Certificates. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-REMIC Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

     Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the

"stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

     Section 1272(a)(6) of the Code provides for use of a prepayment assumption in determining original issue discount for any pool of debt instruments the yield on which may be affected by reason of prepayments. Therefore, if there is original issue discount, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Assets will prepay at that rate or at any other rate.

     In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

     Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates."

     If discount other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Asset, to the amount of principal on such Mortgage Asset received by the Trust in that month. Because the Mortgage Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method.
Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Mortgage Assets remaining at the time of purchase of the Non-REMIC Certificate.

     If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

     If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

     Sales of Non-REMIC Certificates. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

     Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-United States holder may claim exemption from United States federal income tax withholding. All Non-United States holders should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.


TAXABLE MORTGAGE POOLS

     Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC or a FASIT (or an interest in either) (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations (or interests therein) consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities.
If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

NON-REMIC CERTIFICATES AND NOTES OF A TRUST INTENDED TO BE CHARACTERIZED AS A PARTNERSHIP OR DIVISION

     The discussion under this heading applies only to a series of Certificates and Notes with respect to which a REMIC election is not made and for which the Trust is intended to be classified as a partnership or a division for federal income tax purposes.

     Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, such that an election has not been and will not be made to treat the Trust as an association taxable as a corporation, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Trust, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation, assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ("Corporation Election")). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporation Election is made.

     Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC or a FASIT (or an interest in either), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations (or interests therein) consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement
(iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued be the Trust, or the nature of the assets held by the Trust, will exempt the Trust from treatment as a taxable mortgage pool.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In additions, all distributions to the Certificateholders would be taxable as dividends.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

     Treatment Of The Notes As Indebtedness. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Representative that in its opinion the Notes will be classified as debt for federal income tax purposes.

     Possible Alternative Treatments Of The Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

     Interest Income On The Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

     Sale Or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any original issue discount (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

     Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Representative (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Representative is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent.
However, in that case, the signed statement must be accompanies by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-United States holder may claim exemption from United States federal income tax withholding. All Non-United States holders should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998.

     Information Reporting And Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS, as a credit against the holder's federal income tax liability.


TAX CONSEQUENCES TO HOLDERS OF  CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment Of The Issuer As A Partnership. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Representative will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided the Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Representative. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount And Premium. It is believed that the Mortgage Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition Of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Representative And Transferees.   In general, the
Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Representative will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences To Foreign Certificateholders. It is not clear and federal tax counsel is unable to opine whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust, and for that reason or because of the nature of the assets of the Trust probably will not be considered "portfolio interest." As a result, even if the Trust was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                             ERISA CONSIDERATIONS

     ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons").
Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Security Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the U.S. Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Securities, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Security Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Securities or to the servicing of the Mortgage Loans are noted below.

     Regardless of whether the Securities are treated as debt or equity for purposes of ERISA, the acquisition or holding of Securities which are Notes by or behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan or in the event that a subsequent transfer of a
Note is made between a Plan and such party in interest or disqualified person. However, one or more Investor Based Exemptions referred to below may be applicable to exempt such prohibited transaction.

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.
A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying Certificateholders (except holders of the Class R Certificates) against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

     In addition, PTCE 83-1 exempts the initial sale of Securities to a Plan with respect to which the Representative, the Security Guaranty Insurer, the Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Securities and the rights and interests evidenced by such Securities are not subordinated to the rights and interests evidenced by other Securities of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Representative, the Servicer, the Security Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Securities is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Securities; (ii) the Plan pays no more for the Securities than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Securities to the Plan; (iv) the total value of the Securities purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Securities is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Security Guaranty Insurer.

     Before purchasing Securities, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Securities constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities on behalf of a Plan.

     In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions (each an "Underwriter Exemption") which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Securities. The conditions of Underwriter Exemption, if applicable, will be set forth in "ERISA
Considerations" in the Prospectus Supplement.

     One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities, depending in part upon the type of Plan fiduciary making the decision to acquire a Security and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding investments effectuated by "qualified plan asset managers", PTCE 96-23, regarding investments effectuated by "in-house asset managers" and PTCE 95-60, regarding investments by insurance company general accounts ("Investor Based Exemptions"). However, even if the conditions specified in an Underwriter Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS


     Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Class of Securities.


                             PLAN OF DISTRIBUTION

     The Securities offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

     The Securities in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased. If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

     The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                 LEGAL MATTERS

     Certain legal matters relating to the validly of the issuance of the Securities of each Series will be passed upon for the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative and certain legal matters relating to the validity of the issuance of the Securities of each Series will be passed upon for the Underwriters of the Securities of each Series by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                                    EXPERTS

     The consolidated financial statements of The Money Store Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.


                             FINANCIAL INFORMATION

     A new Trust will be formed to own the Mortgage Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.


                                    RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

     A rating of a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                           INDEX OF PRINCIPAL TERMS

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


Adjustable Rate.............................................           6
Adjusted Mortgage Loan Remittance Rate......................          48
Agency Securities...........................................           6
Agreement...................................................           5
APR.........................................................           8
ARM.........................................................          93
Auction Rate Securities.....................................           2
Available Remittance Amount.................................          60
Balloon Loans...............................................          21
Bankruptcy Bond.............................................          15
Basis Risk Shortfall........................................          76
Buydown Funds...............................................          77
Cede........................................................           4
Certificate.................................................           1
Certificateholders..........................................           1
Class.......................................................           1
Cleanup Costs...............................................          76
CMOs........................................................           9
Code........................................................          18
Commission..................................................           3
Compensating Interest.......................................          18
Contingency Fee.............................................          60
Contracts...................................................           6
Conventional Loans..........................................           6
Cooperative Loans...........................................           6
Cooperatives................................................           6
Curtailment.................................................          18
Custodian...................................................          59
Cut-off Date................................................          43
Designated Depository Institution...........................          59
Detailed Description........................................          26
Determination Date..........................................          17
Distribution Account........................................          59
DTC.........................................................           4
Due Period..................................................          60
ERISA.......................................................          20
Event of Nonpayment.........................................          63
Federal Tax Counsel.........................................          18
FHA.........................................................           6
FHA Loans...................................................           6
FHLMC.......................................................           9
FHLMC Act...................................................           9
FHLMC Certificate Group.....................................          35
FHLMC Certificates..........................................           9
FHLMC Project Certificates..................................          37
Final Determination.........................................          64
Fixed Rate..................................................           6
FNMA........................................................           6
FTC Rule....................................................          73

Funding Period..............................................          10
Garn-St. Germain Act........................................          74
GNMA........................................................           6
Guaranty Insurance Policy...................................          14
Home Equity Loans...........................................          29
HUD.........................................................           7
Indirect Participant........................................          49
Insurance Proceeds..........................................          17
Insurance Paying Agent......................................          52
Insured Payment.............................................          52
Interest Period.............................................          47
Interest Rate...............................................           2
IRS.........................................................          64
LIBOR.......................................................           2
Liquidation Proceeds........................................          17
Loan-to-Value Ratio.........................................          28
Lockout Periods.............................................           7
Lower Tier REMIC............................................          85
Majority Securityholders....................................          62
Manufactured Homes..........................................          31
Manufacturer's Invoice Price................................          28
Master Servicer.............................................           1
Monthly Advance.............................................          17
Mortgage Asset Schedule.....................................          26
Mortgage Assets.............................................           1
Mortgage Interest Rate......................................           6
Mortgage Loans..............................................           6
Mortgage Pool Insurance Policy..............................          15
Mortgaged Properties........................................           7
Multifamily Loans...........................................           6
NHA Act.....................................................          31
1933 Act....................................................           3
Non-REMIC Certificates......................................          19
Noteholders.................................................           1
Notes.......................................................           1
Opinion of Counsel..........................................          58
Originators.................................................           1
Participants................................................          49
Pass-Through Rate...........................................           2
Permitted Instruments.......................................          59
Permitted Investments.......................................          54
Plan........................................................         100
PMBS........................................................           6
PMBS Agreement..............................................          37
PMBS Issuer.................................................           9
PMBS Servicer...............................................          10
PMBS Trustee................................................          10
Pool........................................................           1
Pool Insurer................................................          52
Pre-Funding Account.........................................          10
Prepayment Assumption.......................................          79
Principal and Interest Account..............................          59
Principal Prepayment Period.................................          46
Principal Prepayment........................................          17

Qualified Substitute Mortgage Loan..........................           58
Rating Agency...............................................           17
REIT........................................................           86
Relief Act..................................................           25
REMIC.......................................................            2
REMIC Certificates..........................................           76
REMIC Regular Certificates..................................           18
REMIC Residual Certificates.................................           18
REMIC Regulations...........................................           77
Remittance Date.............................................            2
Representative..............................................            1
Reserve Account.............................................           14
Secured Conventional Home Improvement Loans.................            6
Security Guaranty Insurer...................................           52
Security Register...........................................           45
Senior Certificates.........................................           11
Senior Notes................................................           13
Servicing Advance...........................................           60
Servicing Fee...............................................           60
Single Family Loans.........................................            6
Single Variable Rate REMIC Regular Certificate..............           81
SMMEA.......................................................           20
Special Hazard Insurance Policy.............................           15
Special Hazard Insurer......................................           53
Spread Amount...............................................           15
Standard Hazard Insurance Policies..........................            7
Subordinated Certificates...................................           11
Subordinated Notes..........................................           13
Sub-Servicer................................................           62
Substitution Adjustment.....................................           58
Successor Servicer..........................................           63
Superlien...................................................           76
Supplemental Interest Payments..............................           54
T-Bill Rate.................................................            2
Termination Notice..........................................           64
Termination Price...........................................           64
Tiered REMICs...............................................           77
Title I Loan Program........................................            8
Title I Property Improvement Loans..........................           31
Title V.....................................................           74
Trust.......................................................            1
Trustee.....................................................           18
Trustee's Mortgage File.....................................           58
UCC.........................................................           49
Underwriter Exemption.......................................          102
Underwriters................................................          102
United States person........................................           89
Unsecured Home Improvement Loans............................            6
VA..........................................................            6
Variable Rate Non-REMIC Certificates........................           92
Variable Rate REMIC Regular Certificate.....................           81
Yield Supplement Agreement..................................           76

                                                                      Appendix I

                              AUCTION PROCEDURES


     The following description of the Auction Procedures applies to each Class of Auction Rate Securities (and may be different if otherwise set forth in a related Prospectus Supplement). The term "Security," as used in this Appendix, refers to each Class of Auction Rate Securities that are either Notes or Certificates and the term "Securityholder" refers to Holders of Auction Rate Securities.

DEFINITIONS


     Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

     "All Hold Rate" means ninety percent (90%) of One-Month LIBOR or such other rate as may be set forth in the related Prospectus Supplement.

     "Auction" means the implementation of the Auction Procedures on an Auction Date.

     "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

     "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

     "Auction Agent Fee" has the meaning set forth in the Auction Agent
Agreement.

     "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

     "Auction Date" means, with respect to the Initial Period for each Class of Securities, the date set forth in the related Prospectus Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

     (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

     (B) each Auction Period commencing after and during the continuance of an Event of Default; or

     (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the related Agreement and the related Terms Supplement, as described herein.

     "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Agreement and the related Terms Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement and the related Terms Supplement.

     "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement, as described herein.

     "Auction Procedures" means the procedures set forth in the related Terms Supplement and described herein by which the Auction Rate applicable to a Security is determined.

     "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the related Agreement and the related Terms Supplement and this Appendix I.

     "Authorized Denominations" means, the dollar amount set forth in the related Prospectus Supplement and any integral multiple in excess thereof.

     "Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Representative and the Trustee pursuant to the related Agreement and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

     "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by Representative and the Trust, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

     "Broker-Dealer Fee" has the meaning set forth in the Auction Agent
Agreement.

     "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

     "Effective Interest Rate" means, for any Mortgage Loan and any collection period, the per annum rate at which such Mortgage Loan accrues interest during such collection period.

     "Existing Securityholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Securityholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Security.

     "Existing Securityholder Registry" means the registry of Persons who are owners of the Securities, maintained by the Auction Agent as provided in the Auction Agent Agreement.

     "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

     "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

     "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable.

     "Market Agent" means the entity named as market agent under the related Agreement, or any successor to it in such capacity thereunder.

     "Maximum Auction Rate" generally means (i) for Auction Periods of 34 days or less, either (A) the greater of (1) One-Month LIBOR plus 0.60% or (2) the Federal Funds Rate plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) for Auction Periods of greater than or equal to 35 days, either (A) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 0.60% (if both of the ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 1.50% (if any one of the ratings assigned by the Rating Agencies to the applicable Security is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

     "Net Loan Rate" for any Interest Period will equal the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less the amount set forth in the related Prospectus Supplement.

     "Non-Payment Rate" means One-Month LIBOR plus 1.50%, as the same may be adjusted pursuant to a Terms Supplement or such other rate as may be set forth in the related Prospectus Supplement.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Potential Securityholder" means any Person (including an Existing Securityholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Securities (or, in the case of an Existing Securityholder thereof, an additional principal amount of Securities).

     "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

     "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

     "Security Initial Rate" means, with respect to any Class of Notes or Certificates, the rate identified as such in the related Prospectus Supplement.

     "Security Initial Rate Adjustment Date" means, with respect to any Class of Notes, the date identified as such in the related Prospectus Supplement and, with respect to any Class of Certificates, the date set forth in the related Agreement or the related Terms Supplement.

     "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.


EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

     Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "-- Broker-Dealer."

     By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (v) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (vi) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.

     The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

     Auction Agent

     The entity named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Trustee and the Representative will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the related Agreement and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the related Agreement by giving at least 90 days notice to the Trustee, the Trust, the Representative and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Security Guaranty Insurer, if applicable, or, with the consent of the Security Guaranty Insurer, if applicable, the Securityholders of 66(% of the aggregate principal amount of the Securities then outstanding, by an instrument signed by the Security Guaranty Insurer, if applicable, or such Securityholders or their attorneys and filed with the Auction Agent, the Representative, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or the Representative or by the Market Agent, with the Trust's and the Representative's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Trust, the Representative, the Security Guaranty Insurer, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

     If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

     The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The Trustee will pay the Auction Agent the Auction Agent Fee on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

     Broker-Dealer

     Existing Securityholders and Potential Securityholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Trust and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

     The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Trustee, on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement.

     Market Agent

     In connection with each Series of Notes and the Certificates, the "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Securityholders.


AUCTION PROCEDURES

     General

     Pursuant to the related Agreement and the related Terms Supplement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Class of Notes and each Class of Certificates.

     The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Loan Rate. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred, under the Indenture or the Pooling and Servicing Agreement, as applicable, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for
(i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Trustee of the One- Month LIBOR or the Three-Month LIBOR, as applicable.

     Submission of Orders

     So long as the ownership of the Securities is maintained in Book-Entry Form, an Existing Securityholder may sell, transfer or otherwise dispose of Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Securityholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Class of Notes and each Class of Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of Notes and each Class of Certificates).

     Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a Security:

     (a) each Existing Securityholder of the applicable Security may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder desires to continue to hold without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount and Class of outstanding Securities, if any, which such Existing Securityholder offers to sell if the Security Interest Rate for such Securities for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Securityholder (a "Bid"); and/or (iii) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder offers to sell without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Sell Order"); and

     (b) one or more Broker-Dealers may contact Potential Securityholders to determine the principal amount and Class of Securities which each such Potential Securityholder offers to purchase, if the Security Interest Rate for such Securities for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Securityholder (also a "Bid").

     Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Securityholder and each Potential Securityholder placing an Order is referred to as a "Bidder."

     Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount and Class of the outstanding Securities specified in such Bid if the Security Interest Rate for such Securities will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount and Class of the outstanding Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate for such Securities will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Security Interest Rate for such Securities and Sufficient Bids (as defined below) have not been made.

     Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount of the Security specified in such Sell Order or
(ii) such principal amount or a lesser principal amount of outstanding Securities of the specified Security as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

     Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Securityholder will constitute an irrevocable offer to purchase:
(i) the principal amount of the Security specified in such Bid if the Security Interest Rate for such Securities will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Securities as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate is equal to the rate specified in such Bid.

     Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount and Class of Security that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Securityholder: (a) the principal amount and Class of Securities, if any, subject to any Hold Order placed by such Existing Securityholder; (b) the principal amount, and Class of Securities, if any, subject to any Bid placed by such Existing Securityholder and the rate specified in such Bid; and (c) the principal amount, and Class of Securities, if any, subject to any Sell Order placed by such Existing Securityholder, and (iv) to the extent such Bidder is a Potential Securityholder, the rate specified in such Potential Securityholder's Bid.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

     If an Order or Orders covering all Securities of the applicable Class held by any Existing Securityholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Securityholder covering the principal amount of Securities held by such Existing Securityholder and not subject to an Order submitted to the Auction Agent.

     Neither the Trust, the Representative, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Securityholder or Potential Securityholder.

     An Existing Securityholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Securities then held by such Existing Securityholder. An Existing Securityholder that offers to purchase additional Securities is, for purposes of such offer, treated as a Potential Securityholder.

     Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Securityholder and (ii) not be accepted if submitted by a Potential Securityholder.

     Validity of Orders

     If any Existing Securityholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class of Securities held by such Existing
Securityholder, such Orders will be considered valid as follows and in the order of priority described below.

     Hold Orders. All Hold Orders will be considered valid, but only up to the
     -----------
aggregate principal amount of the Class of Securities held by such Existing Securityholder, and if the aggregate principal amount of the Class of Securities subject to such Hold Orders exceeds the aggregate principal amount of the Class of Securities held by such Existing Securityholder, the aggregate principal amount of the Class of Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the Class of Securities subject to all such Hold Orders equals the aggregate principal amount of the Class of Securities held by such Existing Securityholder.

     Bids.  Any Bid will be considered valid up to an amount equal to the excess
     ----
of the principal amount of the Class of Securities held by such Existing Securityholder over the aggregate principal amount of such Security, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Securityholder and the aggregate principal amount of Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Securityholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Securityholder at the rate therein specified.

     Sell Orders.  All Sell Orders will be considered valid up to an amount
     -----------
equal to the excess of the principal amount of Securities of the Class held by such Existing Securityholder over the aggregate principal amount of Securities subject to valid Hold Orders and valid Bids as referred to above.

     If more than one Bid for a Class of Security is submitted on behalf of any Potential Securityholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

     A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

     Determination of Sufficient Bid and Bid Auction Rate

     Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

     (a) for the applicable Security, the excess of the total principal amount of such Securities over the sum of the aggregate principal amount of such Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Securities"); and

     (b) from such Submitted Orders whether the aggregate principal amount of Securities of such Class subject to Submitted Bids by Potential Securityholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Securities of such Class subject to Submitted Bids by Existing Securityholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Securities of such Class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Securityholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

     (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

             (i) each such Submitted Bid from Existing Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Existing Securityholders of such Security specifying lower rates were rejected (thus entitling such Existing Securityholders to continue to hold the principal amount of Securities subject to such Submitted Bids); and

             (ii) each such Submitted Bid from Potential Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Potential Securityholders specifying lower rates, were accepted, the result would be that such Existing Securityholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Securities which, when added to the aggregate principal amount of Securities to be purchased by such Potential Securityholders described in this subparagraph (ii) would equal not less than the Available Securities.

     Determination of Auction Rate and Security Interest Rate, Notice

     Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the applicable Security as follows:

     (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

     (b) if Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

     (c) if all Securities of the applicable Security are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

     Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Security Interest Rate for each applicable Security, which rate will be the lesser of (a) the Auction Rate for each such Security and (b) the Net Loan Rate. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

     Acceptance and Rejection of Orders

     Existing Securityholders of the applicable Security will continue to hold the principal amount of Securities of such Class that are subject to Submitted Hold Orders. If, with respect to a Security, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Security Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the related Agreement and described below under "Sufficient Bids."

     If the Net Loan Rate is less than the Auction Rate, the Security Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Security Interest Rate Limitation, the Security Interest Rate for each series shall be equal to the Security Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Securities are subject to Submitted Holds Orders), the Security Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

     Sufficient Bids.  If Sufficient Bids have been made with a respect to a
     ---------------
Security and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

     (a) Existing Securityholders' Submitted Bids specifying any rate that is higher than the Security Interest Rate will be accepted, thus requiring each such Existing Securityholder to sell the aggregate principal amount of Securities subject to such Submitted Bids;

     (b) Existing Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be rejected, thus entitling each such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

     (c) Potential Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be accepted;

     (d) Each Existing Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be rejected, thus entitling such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bid, unless the aggregate principal amount of Securities subject to such Submitted Bids will be greater than the principal amount of Securities (the "remaining principal amount") equal to the excess of the Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Securityholder will be rejected in part and such Existing Securityholder will be entitled to continue to hold the principal amount of Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to such Submitted Bids made by all such Existing Securityholders that specified a rate equal to the Security Interest Rate; and

     (e) Each Potential Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be accepted, but only in an amount equal to the principal amount of Securities obtained by multiplying the excess of the aggregate principal amount of Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to Submitted Bids made by all such Potential Securityholders that specified a rate equal to the Security Interest Rate.

     Insufficient Bids. If Sufficient Bids have not been made with respect to a
     -----------------
Security (other than because all of the Securities of such Class are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction

Rate (in which case the Security Interest Rate shall be the Net Loan Rate) or if the Security Interest Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

     (a) Existing Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be rejected, thus entitling such Existing Securityholders to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

     (b) Potential Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be accepted, and specifying any rate that is higher than the Security Interest Rate will be rejected; and

     (c) Each Existing Securityholder's Submitted Bid specifying any rate that is higher than the Security Interest Rate and the Submitted Sell Order of each Existing Securityholder will be accepted, thus entitling each Existing Securityholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the aggregate principal amount of Securities subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Securities subject to all such Submitted Bids and Submitted Sell Orders.

     All Hold Orders.  If all Securities of a Class are subject to Submitted
     ---------------
Hold Orders, all Submitted Bids will be rejected.

     Authorized Denominations Requirement.  If, as a result of the procedures
     ------------------------------------
described above regarding Sufficient Bids and Insufficient Bids, any Existing Securityholder would be entitled or required to sell, or any Potential Securityholder would be entitled or required to purchase, a principal amount of Securities that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Securities to be purchased or sold by any Existing Securityholder or Potential Securityholder so that the principal amount of Securities purchased or sold by each Existing Securityholder or Potential Securityholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Securityholder would be entitled or required to purchase less than a principal amount of Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Securities for purchase among Potential Securityholders so that only Securities in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Securityholder, even if such allocation results in one or more of such Potential Securityholders not purchasing any Securities.

     Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Securities of each Class to be purchased and the aggregate principal amount of Securities of each Class to be sold by Potential Securityholders and Existing Securityholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Securities to be sold differs from such aggregate principal amount of Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Securities.

     Any calculation by the Auction Agent (or the Trustee, if applicable) of the Security Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

     Notwithstanding anything in any related Agreement or, a related Terms Supplement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient monies held by the Trustee under the related

Agreement and available to pay the principal of and interest due on the applicable Security on the Note Remittance Date or Certificate Remittance Date immediately following such Auction Date.

     Settlement Procedures

     The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Security Interest Rate for a Security for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Interest Rate is the Auction Rate and not later than 4:00 p.m. eastern time on the Auction Date if the Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Security Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Securities as a result of the Auction and advise each Bidder purchasing or selling Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Securities or to deliver such Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Securities on the Existing Securityholders Registry to be maintained by the Auction Agent.

     In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

     If any Existing Securityholder selling Securities in an Auction fails to deliver such Securities, the Broker-Dealer of any person that was to have purchased Securities in such Auction may deliver to such person a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Securities will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their respective Broker-Dealer or Participant to deliver the principal amount of Securities or to pay for the Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES."


TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

     The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the related Agreement, the related Terms Supplement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.


CHANGES IN AUCTION TERMS

     Changes in Auction Period or Periods

     While any of the Securities are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Securities (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Trustee, the Auction Agent, the Market Agent, the Security Guaranty Insurer and DTC in substantially the form of, or containing substantially the information contained in, the related Agreement at least 10 days prior to the Auction Date for such Auction Period.

     Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and DTC to the effect that they are capable of performing their duties, if any, under the related Agreement, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

     An Auction Period Adjustment will take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Representative authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Trustee, the Auction Agent DTC described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) is not met, the Security Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Security Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

     Changes in the Auction Date

     The Market Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Trust, the Representative, and DTC.

     The changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                                                     Appendix II

                             SETTLEMENT PROCEDURES

These Settlement Procedures apply separately to each Class of Securities and may be different if specified in the related Prospectus Supplement.

     (a) Not later than (1) 3:00 p.m. if the Security Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Security Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Securityholder or Potential Securityholder of:

             (i)  the Security Interest Rate fixed for the next Interest Period;

             (ii)  whether there were Sufficient Bids in such Auction;

             (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Securityholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be sold by such Existing Securityholder;

             (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Securityholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be purchased by such Potential Securityholder;

             (v) if the aggregate amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (a "Participant") acting for one or more purchasers of such excess principal amount of Securities and the principal amount of Securities to be purchased from one or more Existing Securityholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Securityholders on whose behalf each of such Buyer's Broker-Dealers acted;

             (vi) if the principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Securities and the principal amount of Securities to be sold to one or more Potential Securityholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Securityholder on whose behalf each of such Seller's Broker-Dealers acted; and

             (vii)  the Auction Date for the next succeeding Auction.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Securityholder or Potential Securityholder is to:

             (i) advise each Existing Securityholder and Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

             (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Securityholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Securityholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of the Securities to be purchased pursuant to such Bid against receipt of such Securities together with accrued interest;

             (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Securityholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Securityholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Securities to be sold pursuant to such Order against payment therefor;

             (iv) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order and each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid of the Security Interest Rate for the next Interest Period;

             (v) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

             (vi) advise each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

     (c)  On the basis of the information provided to it pursuant to paragraph
(a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Securities received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Securityholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Securityholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

     (d)  On each Auction Date:

             (i) each Potential Securityholder and Existing Securityholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

             (ii) each Seller's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to deliver such Securities through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

             (iii) each Buyer's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Securities to be purchased pursuant to (b)(ii) above against receipt of such Securities.

     (e)  On the Business Day following each Auction Date;

             (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct DTC to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC will execute such transactions;

             (ii) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(ii) above for such Auction, and DTC will execute such transactions; and

            (iii) each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(iii) above for such Auction, and DTC will execute such transactions.

     (f) If an Existing Securityholder selling Securities in an Auction fails to deliver such Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Securityholder on behalf of which it submitted a Bid that was accepted a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such Potential Securityholder. In such event, the principal amount of Securities to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Securities purchased or sold pursuant to an Auction or otherwise.

 No dealer, salesperson or other individual has been authorized to give any in-formation or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer made by this Prospectus Supplement and the accompanying Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Representative or the Underwriters. This Pro-spectus Supplement and the accompanying Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the Offered Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           -----
                             PROSPECTUS SUPPLEMENT
Summary of Terms..........................................................   S-4
Risk Factors..............................................................  S-51
Lending Programs..........................................................  S-55
The Representative and the Originators....................................  S-59
The Loan Pools............................................................  S-63
Maturity, Prepayment and Yield Considerations.............................  S-68
Description of the Certificates...........................................  S-85
The MBIA Policies and MBIA................................................ S-104
The Agreement............................................................. S-107
Federal Income Tax Considerations......................................... S-115
ERISA Considerations...................................................... S-115
Legal Investment Considerations........................................... S-119
Underwriting.............................................................. S-120
Experts................................................................... S-121
Legal Matters............................................................. S-121
Rating of the Offered Certificates........................................ S-121
Financial Information..................................................... S-122
Index of Principal Terms.................................................. S-123
Annex I--Global Clearance, Settlement and Tax
Documentation Procedures..................................................   I-1
Annex II-Targeted Balance Schedules.......................................  II-1
Annex III-Auction Procedures.............................................. III-1

                                   PROSPECTUS

Prospectus Supplement......................................................    3
Available Information......................................................    3
Reports to Certificateholders..............................................    4
Incorporation of Certain Documents by Reference............................    4
Summary of Terms...........................................................    5
Risk Factors...............................................................   21
The Trusts.................................................................   26
Use of Proceeds............................................................   39
The Representative and the Originators.....................................   39
The Single Family Loan Lending Program.....................................   39
Description of the Certificates............................................   43
Credit Enhancement.........................................................   50
Maturity, Prepayment and Yield Considerations..............................   55
The Agreements.............................................................   57
Certain Legal Aspects of the Mortgage Loans................................   67
Federal Income Tax Consequences............................................   76
ERISA Considerations.......................................................  101
Legal Investment Considerations............................................  103
Plan of Distribution.......................................................  103
Legal Matters..............................................................  103
Financial Information......................................................  103
Rating.....................................................................  104
Index of Principal Terms...................................................  105
Appendix I Auction Procedures..............................................  I-1
Appendix II Settlement Procedures.......................................... II-1


                                 $1,585,000,000

                                      LOGO

                          THE MONEY STORE TRUST 1997-D

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              Pool I Certificates

                           MORGAN STANLEY DEAN WITTER

                       PRUDENTIAL SECURITIES INCORPORATED
                   (Joint Book Lead for Pool I Certificates)

                       FIRST CHICAGO CAPITAL MARKETS INC.

                              Pool II Certificates

                              MERRILL LYNCH & CO.

                              SALOMON SMITH BARNEY

                             Pool III Certificates

                                LEHMAN BROTHERS

                              Pool IV Certificates

                     NOMURA SECURITIES INTERNATIONAL, INC.

                               December 29, 1997